IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: ROSEHILL RESOURCES INC., et al.,[1] Debtors.	Chapter 11 Case No. 20-33695 (DRJ) (Joint Administration Requested)

DISCLOSURE STATEMENT FOR JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF ROSEHILL RESOURCES INC., ET AL.

GIBSON, DUNN & CRUTCHER LLP
David M. Feldman (pro hac vice pending)
Matthew K. Kelsey (pro hac vice pending)
200 Park Avenue
New York, New York 10166-0193
Tel: (212) 351-4000
Fax: (212) 351-4035

-and-

Hillary H. Holmes (pro hac vice pending)
Shalla Prichard (pro hac vice pending)
811 Main Street, Suite 3000
Houston, Texas 77002
Tel: (346) 718-6600
Fax: (346) 718-6620

HAYNES AND BOONE, LLP
Kelli S. Norfleet (TX Bar No. 24070678)
Arsalan Muhammad (TX Bar No. 24074771)
1221 McKinney Street
Suite 4000
Houston, Texas 77010
Tel: (713) 547-2000
Fax: (713) 547-2600

Proposed Co-Counsel to the
Debtors and Debtors in Possession

Dated: July 24, 2020

[1] The Debtors, along with the last four digits of each Debtor's tax identification number, are: Rosehill Resources Inc. (4262), and Rosehill Operating Company, LLC (1818). The Debtors' corporate headquarters and the mailing address for each Debtor is 16200 Park Row, Suite 300, Houston, TX 77084.

4814-1657-6707

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126. THIS SOLICITATION IS BEING CONDUCTED PRIOR TO THE FILING OF VOLUNTARY PETITIONS FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE BY ROSEHILL RESOURCES INC. AND ROSEHILL OPERATING COMPANY, LLC TO OBTAIN SUFFICIENT ACCEPTANCES OF A JOINT PREPACKAGED CHAPTER 11 PLAN. BECAUSE NO CHAPTER 11 CASES HAVE BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS BEEN NEITHER FILED WITH ANY UNITED STATES BANKRUPTCY COURT NOR APPROVED BY ANY UNITED STATES BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125(A) OF THE BANKRUPTCY CODE. FOLLOWING COMMENCEMENT OF CHAPTER 11 CASES, THE DEBTORS EXPECT TO PROMPTLY SEEK ENTRY OF AN ORDER OF THE BANKRUPTCY COURT (I) APPROVING THIS DISCLOSURE STATEMENT AS CONTAINING ADEQUATE INFORMATION, (II) APPROVING THE SOLICITATION OF VOTES ON THE PLAN AS HAVING BEEN IN COMPLIANCE WITH SECTION 1126(B) OF THE BANKRUPTCY CODE AND (III) CONFIRMING THE PLAN. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES. THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS AND INTERESTS FOR THE PURPOSE OF SOLICITING VOTES TO ACCEPT OR REJECT THE JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF ROSEHILL RESOURCES INC., ET AL. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE. EACH HOLDER ENTITLED TO VOTE SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT BEFORE DECIDING WHETHER TO VOTE FOR OR AGAINST THE PLAN. THE DEBTORS AND THE CONSENTING CREDITORS SUPPORT THE PLAN. THE CONSENTING CREDITORS CONSIST OF 100% OF THE LENDERS UNDER THE ROC REVOLVING CREDIT AGREEMENT, (B) 100% OF THE NOTEHOLDERS UNDER THE SECOND LIEN NOTE PURCHASE AGREEMENT AND HOLDERS OF 100% OF THE SERIES B PREFERRED STOCK, AND (C) TEMA, AS THE HOLDER OF 100% OF THE TRA CLAIMS UNDER THE TRA AND THE HOLDER OF APPROXIMATELY 66.8% OF THE VOTING EQUITY INTERESTS IN RRI AND 35.2% OF THE EQUITY INTERESTS IN ROC. THE DEBTORS URGE HOLDERS OF CLAIMS AND INTERESTS THAT ARE BEING SOLICITED TO VOTE TO ACCEPT THE PLAN. THE DEBTORS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS 4814-1657-6707

DISCLOSURE STATEMENT, THE PLAN, AND THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY. THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, AND CERTAIN ANTICIPATED EVENTS IN THE DEBTORS’ CHAPTER 11 CASES. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH ANTICIPATED EVENTS. IF THERE IS ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS IN THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN. THE DEBTORS’ MANAGEMENT HAS PROVIDED THE FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT EXCEPT WHERE OTHERWISE NOTED SPECIFICALLY. THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION. THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(b) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES. THE DEBTORS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE DEBTORS’ FINANCIAL CONDITION AS OF THE DATE HEREOF AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT THEIR REASONABLE BUSINESS JUDGMENTS, BUT NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES AND THEIR FUTURE RESULTS AND OPERATIONS. THE DEBTORS HAVE SOUGHT TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT; HOWEVER, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN AND WILL NOT BE AUDITED OR REVIEWED BY THE DEBTORS’ AUDITORS UNLESS EXPLICITLY PROVIDED OTHERWISE HEREIN. THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AND MAY NOT BE CONSTRUED AS AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER. THE DEBTORS MAY SEEK TO INVESTIGATE, FILE, AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR 4814-1657-6707

EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS. THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO AND EXPRESSLY DISCLAIM ANY DUTY TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. HOLDERS OF CLAIMS AND INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS FILED. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE PLAN. THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. IF THE BANKRUPTCY COURT CONFIRMS THE PLAN AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AND INTERESTS (INCLUDING THOSE HOLDERS OF CLAIMS AND INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE RESTRUCTURING TRANSACTIONS CONTEMPLATED THEREBY. 4814-1657-6707

SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS NEITHER THIS DISCLOSURE STATEMENT NOR THE PLAN HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN REGULATORY AUTHORITY. THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR THE MERITS OF THE PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES TO BE ISSUED ON OR AFTER THE EFFECTIVE DATE WILL NOT HAVE BEEN THE SUBJECT OF A REGISTRATION STATEMENT FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER ANY STATE SECURITIES LAW (COLLECTIVELY, THE “BLUE SKY LAWS”). THE DEBTORS ARE RELYING ON SECTION 4(A)(2) OF THE SECURITIES ACT AND SIMILAR BLUE SKY LAWS PROVISIONS TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND BLUE SKY LAWS THE OFFERING OF THE NEW EQUITY INTERESTS PRIOR TO THE PETITION DATE, INCLUDING IN CONNECTION WITH THE SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN (THE “SOLICITATION”). THE SECURITIES MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF UNITED STATES PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE LAWS OF OTHER JURISDICTIONS. ON AND AFTER THE EFFECTIVE DATE, THE DEBTORS INTEND TO RELY ON SECTION 1145(A) OF THE BANKRUPTCY CODE OR SECTION 4(A)(2) OF THE SECURITIES ACT TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND BLUE SKY LAWS THE OFFER, ISSUANCE, AND DISTRIBUTION, IF APPLICABLE, OF THE NEW EQUITY INTERESTS UNDER THE PLAN. NEITHER THE SOLICITATION NOR THIS DISCLOSURE STATEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED. THIS DISCLOSURE STATEMENT CONTAINS “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE INDICATED BY PHRASES SUCH AS “EXPECT,” BELIEVE,” “WILL,” “PROJECT,” “ASSUME” AND “COULD.” READERS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS IN THIS DISCLOSURE STATEMENT ARE BASED ON ASSUMPTIONS THAT ARE BELIEVED TO BE REASONABLE BUT ARE SUBJECT 4814-1657-6707

TO A WIDE RANGE OF RISKS, INCLUDING RISKS ASSOCIATED WITH THE FOLLOWING: (A) FUTURE FINANCIAL RESULTS AND LIQUIDITY, INCLUDING THE ABILITY TO FINANCE OPERATIONS IN THE ORDINARY COURSE OF BUSINESS; (B) THE RELATIONSHIPS WITH AND PAYMENT TERMS PROVIDED BY TRADE CREDITORS; (C) ADDITIONAL POST-RESTRUCTURING FINANCING REQUIREMENTS; (D) FUTURE DISPOSITIONS AND ACQUISITIONS; (E) THE EFFECT OF COMPETITIVE PRODUCTS, SERVICES, OR PROCURING BY COMPETITORS; (F) CHANGES TO THE PRICES OF COMMODITIES AND COSTS OF SERVICES; (G) THE PROPOSED RESTRUCTURING AND COSTS ASSOCIATED THEREWITH; (H) THE EFFECT OF CONDITIONS IN THE LOCAL, NATIONAL, AND GLOBAL ECONOMY ON THE DEBTORS; (I) THE ABILITY TO OBTAIN RELIEF FROM THE BANKRUPTCY COURT TO FACILITATE THE SMOOTH OPERATION OF THE DEBTORS’ BUSINESSES UNDER CHAPTER 11; (J) THE CONFIRMATION AND CONSUMMATION OF THE PLAN; (K) THE TERMS AND CONDITIONS OF THE EXIT FINANCING AND THE NEW EQUITY INTERESTS TO BE ENTERED INTO OR ISSUED, AS THE CASE MAY BE, PURSUANT TO THE PLAN; (L) THE COSTS AND IMPACT OF LITIGATION AND REGULATORY ACTION; (M) THE IMPACT OF PANDEMICS AND OUTBREAKS (INCLUDING COVID-19); (N) DEMAND FOR OIL AND GAS; AND (O) EACH OF THE OTHER RISKS IDENTIFIED OR IMPLIED IN THIS DISCLOSURE STATEMENT. DUE TO THESE UNCERTAINTIES, READERS CANNOT BE ASSURED THAT ANY FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT. ACTUAL RESULTS MAY VARY MATERIALLY FROM SUCH STATEMENTS. THE DEBTORS ARE UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIM ANY OBLIGATION TO) UPDATE OR ALTER ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE UNLESS INSTRUCTED TO DO SO BY THE BANKRUPTCY COURT. YOU ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE, AND THERE ARE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE REFERRED TO IN SUCH FORWARD- LOOKING STATEMENTS. THE LIQUIDATION ANALYSIS, FINANCIAL PROJECTIONS, AND OTHER PROJECTIONS AND FORWARD-LOOKING INFORMATION CONTAINED HEREIN AND ATTACHED HERETO ARE ONLY ESTIMATES, AND MANY FACTORS THAT CANNOT BE PREDICTED MAY AFFECT THE TIMING AND AMOUNT OF ACTUAL DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS AND INTERESTS, AMONG OTHER THINGS. ANY ANALYSES, ESTIMATES, OR RECOVERY PROJECTIONS MAY OR MAY NOT TURN OUT TO BE ACCURATE. EXCEPT TO THE EXTENT PUBLICLY AVAILABLE, THIS DISCLOSURE STATEMENT, THE PLAN, AND THE INFORMATION SET FORTH HEREIN AND THEREIN ARE CONFIDENTIAL. THIS DISCLOSURE STATEMENT AND THE PLAN MAY CONTAIN MATERIAL NONPUBLIC INFORMATION CONCERNING THE DEBTORS, THEIR SUBSIDIARIES, AND THEIR RESPECTIVE DEBT AND SECURITIES. EACH RECIPIENT HEREBY AGREES THROUGH RECEIPT OF THIS 4814-1657-6707

DOCUMENT THAT IT WILL MAINTAIN THE STRICT CONFIDENTIALITY OF THE DISCLOSURE STATEMENT, THE PLAN AND THE INFORMATION SET FORTH HEREIN AND THEREIN, UNLESS SUCH INFORMATION IS OTHERWISE MADE PUBLICLY AVAILABLE BY THE DEBTORS. EACH RECIPIENT HEREBY ACKNOWLEDGES THAT IT (A) IS AWARE OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES RELATING TO TRADING IN SECURITIES OF A COMPANY WHILE IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION ABOUT SUCH COMPANY, INCLUDING THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “SECURITIES EXCHANGE ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (INCLUDING RULE 10B-5) AND (B) AGREES THAT IT WILL NOT VIOLATE THE FEDERAL SECURITIES LAWS IN CONNECTION WITH ITS RECEIPT OF THE DISCLOSURE STATEMENT, THE PLAN AND THE INFORMATION PROVIDED HEREIN AND THEREIN. 4814-1657-6707

TABLE OF CONTENTS Page I. INTRODUCTION AND OVERVIEW ............................................................................1 II. ROSEHILL’S BACKGROUND, OPERATIONS, AND CAPITAL STRUCTURE .....................................................................................................................9 A. An Overview of Rosehill .........................................................................................9 B. Prepetition Capital Structure ..................................................................................13 III. EVENTS LEADING TO THE CHAPTER 11 FILINGS .............................................16 A. Challenges Facing the Debtors’ Business ..............................................................16 B. Prepetition Restructuring Efforts ...........................................................................17 IV. ANTICIPATED EVENTS DURING THE CHAPTER 11 CASES ............................20 A. Overview of Chapter 11 .........................................................................................20 B. First Day Relief ......................................................................................................21 C. Exit RBL Credit Agreement ..................................................................................24 V. KEY TERMS OF THE PLAN ........................................................................................24 A. Unclassified Claims ...............................................................................................24 B. Classification and Treatment of Claims and Interests ...........................................28 C. Means for Implementation of the Plan ...................................................................40 D. Settlement, Release, Injunction, and Related Provisions .......................................50 E. Conditions Precedent to Consummation of the Plan .............................................57 VI. PROJECTED FINANCIAL INFORMATION .............................................................59 VII. RISK FACTORS ..............................................................................................................60 A. Bankruptcy Law Considerations ............................................................................60 B. Risks Related to Recoveries under the Plan ..........................................................64 C. Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses .............67 VIII. SOLICITATION AND VOTING PROCEDURES ......................................................74 A. Voting Agent ..........................................................................................................75 B. Solicitation and Voting Package ............................................................................75 C. Holders of Claims and Interests Entitled to Vote on the Plan ...............................75 D. Voting Record Date ...............................................................................................75 E. Voting on the Plan .................................................................................................75 F. Ballots Not Counted ...............................................................................................76 G. Objections ..............................................................................................................77 IX. CONFIRMATION OF THE PLAN ...............................................................................77 4814-1657-6707 i

A. Requirements for Confirmation of the Plan ...........................................................77 B. Best Interests of Creditors/Liquidation Analysis ...................................................77 C. Feasibility ...............................................................................................................78 D. Acceptance by Impaired Classes ...........................................................................78 E. Confirmation Without Acceptance by All Impaired Classes .................................78 F. Valuation of the Debtors ........................................................................................79 G. Substantive Consolidation .....................................................................................80 X. CERTAIN SECURITIES LAW MATTERS.................................................................80 A. New Equity Interests ..............................................................................................80 B. Issuance and Resale of New Equity Interests Under the Plan ...............................80 XI. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN .................................................................................................................................84 A. Introduction ............................................................................................................84 B. Partnership Status...................................................................................................85 C. Certain U.S. Federal Income Tax Consequences to the Debtors and Tema ..........86 D. Certain U.S. Federal Income Tax Consequences to Certain U.S. Holders of Claims ....................................................................................................................87 E. Certain U.S. Federal Income Tax Consequences of Ownership of New Rosehill IntermediateCo Units and Reorganized ROC Units ................................93 F. U.S. Federal Income Tax Consequences to Holders of Owning and Disposing of Reorganized RRI Shares ..................................................................98 G. Certain U.S. Federal Income Tax Consequences to Certain Non- U.S. Holders of Claims ..........................................................................................98 H. U.S. Information Reporting and Back-Up Withholding ......................................103 XII. RECOMMENDATION .................................................................................................104 4814-1657-6707 ii

EXHIBITS EXHIBIT A Plan of Reorganization EXHIBIT B Restructuring Support Agreement EXHIBIT C Financial Projections EXHIBIT D Valuation Analysis EXHIBIT E Liquidation Analysis EXHIBIT F Post-Effective Date Organizational Chart 4814-1657-6707 iii

I. INTRODUCTION AND OVERVIEW Rosehill Resources Inc. (“RRI”) and Rosehill Operating Company, LLC (“ROC” and, together with RRI, the “Debtors” or “Rosehill”) submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code to Holders of Claims against and Interests in the Debtors in connection with the solicitation of acceptances with respect to the Joint Prepackaged Chapter 11 Plan of Reorganization of Rosehill Resources Inc., et al. (the “Plan”), dated July 24, 2020.2 A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference. Only Holders of TRA Claims (Class 4A), RRI Preferred Equity Interests (Class 6A), and ROC Revolving Credit Agreement Claims (Class 3B), and ROC Secured Note Claims (Class 4B) (collectively, the “Voting Classes”) are entitled to vote on the Plan. This Disclosure Statement is part of the “Solicitation Package” distributed to all Holders of Claims and Interests in the Voting Classes, and contains the following:  the transmittal letter,  this Disclosure Statement,  the Plan (as Exhibit A to this Disclosure Statement),  the Restructuring Support Agreement (as Exhibit B to this Disclosure Statement),3  the Financial Projections (as defined below) (as Exhibit C to this Disclosure Statement),  the Valuation Analysis (as defined below) (as Exhibit D to this Disclosure Statement),  the Liquidation Analysis (as defined below) (as Exhibit E to this Disclosure Statement),  an organizational chart for the Reorganized Debtors upon the Effective Date (as Exhibit F to this Disclosure Statement), and 2 Capitalized terms used but not otherwise defined in this Article I shall have the meanings ascribed to such terms in the remainder of this Disclosure Statement. Capitalized terms used but not otherwise defined in this Disclosure Statement will have the meaning ascribed to such terms in the Plan. The summary of the Plan provided herein is qualified in its entirety by reference to the Plan. If there is any inconsistency between this Disclosure Statement and the Plan, the Plan will govern. 3 The signature pages to the Restructuring Support Agreement have been redacted in accordance with the terms and conditions thereof. 4814-1657-6707

 one or more ballots (the “Ballots”), as applicable, which shall include instructions describing the two acceptable methods to submit the Ballot(s) (via email or via first class mail, overnight courier, or hand delivery). If you are a Holder of a Claim or Interest entitled to vote on the Plan and you did not receive a Ballot, received a damaged Ballot, or lost your Ballot, please contact Epiq Corporate Restructuring, LLC (“Epiq” or the “Voting Agent”) by email at tabulation@epiqglobal.com (with a reference to Rosehill Resources in the subject line) or by phone at 1-866-897-6433 (Domestic) or 1-646-282-2500 (International). For your vote to be counted, your Ballot(s) reflecting your vote must be actually received by the Voting Agent (a) for Holders of Claims or Interests in Classes 4A, 6A, 3B, and 4B that are Consenting Creditors, no later than July 27, 2020, at 4:00 p.m. (prevailing Central Time) (the “Consenting Creditor Voting Deadline”), and (b) for Holders of Interests in Class 6A that are not Consenting Creditors, no later than August 21, 2020, at 4:00 p.m. (prevailing Central Time) (the “Non-Consenting Creditor Voting Deadline” and, together with the Consenting Creditor Voting Deadline, the “Voting Deadlines”). To be counted as votes to accept or reject the Plan, each Ballot must be properly executed, completed, and delivered to the Voting Agent in accordance with the instructions set forth on the applicable Ballot such that it is actually received by the Voting Agent by the applicable Voting Deadline. Copies and faxes will not be accepted or counted as votes. Each Ballot has been coded to reflect the Class of the Claim(s) or Interest(s) it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot(s) sent to you with this Disclosure Statement. If you are a Holder of a Claim or Interest that is conclusively presumed or deemed to accept or reject the Plan, and therefore not entitled to vote on the Plan, including but not limited to Holders of Interests in Class 7A (RRI Common Equity Interests), you are receiving a notice providing you the opportunity to opt out of the releases provided under Article VIII.D the Plan (a “Non-Voting Status Notice and Opt-Out Form”) which states that a copy of this Disclosure Statement is available (i) for free on the Debtors’ restructuring website https://dm.epiq11.com/rosehill, (ii) for a fee on the Court’s website at www.txs.uscourts.gov, (iii) on file with the Clerk of the Bankruptcy Court located on 4th Floor of 515 Rusk Street, Houston, Texas 77002, where they will be available for review between 8:00 a.m. to 4:00 p.m., prevailing Central Time or (iv) upon request to the Debtors’ proposed counsel, Gibson, Dunn & Crutcher LLP. In order to validly opt out of the releases under Article VIII.D of the Plan, any Holder that is not entitled to vote on the Plan must complete and return an opt-out form so that it is actually received by the Voting Agent no later than August 21, 2020, at 4:00 p.m. (prevailing Central Time) in accordance with the instructions set forth in the Non-Voting Status Notice and Opt-Out Form. The Debtors anticipate commencing a case under chapter 11 of the Bankruptcy Code for each Debtor entity, to be jointly administered under the Bankruptcy Code (collectively, the “Chapter 11 Cases”), and following the filing of the Chapter 11 Cases, seeking confirmation of the Plan by the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). 4814-1657-6707 2

THE DEBTORS BELIEVE THAT THE TRANSACTIONS CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTORS’ ESTATES, AND PROVIDE THE BEST RECOVERY TO HOLDERS OF CLAIMS AND INTERESTS. THE DEBTORS BELIEVE THAT THE TRANSACTIONS CONTEMPLATED BY THE PLAN ARE THE BEST AVAILABLE ALTERNATIVE FOR COMPLETING THE CHAPTER 11 CASES. THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN. The Plan incorporates the terms of a comprehensive restructuring of the Debtors’ balance sheet, which are reflected in the Restructuring Support Agreement, entered into with each of (a) 100% of the lenders under the ROC Revolving Credit Agreement (the “Consenting Revolving Credit Agreement Lenders”), (b) 100% of the noteholders under the second lien Note Purchase Agreement and Holders of 100% of the Series B Preferred Stock (the “Consenting Secured Noteholders”) and (c) Tema Oil and Gas Company (“Tema,” and together with the Consenting Revolving Credit Agreement Lenders and the Consenting Secured Noteholders, the “Consenting Creditors”) as the Holder of Claims (the “TRA Claims”) under that certain Tax Receivable Agreement dated as of April 27, 2017 (as amended, restated, modified, or otherwise supplemented from time to time, the “TRA”), and the Holder of approximately 66.8% of the voting equity interests in RRI and 35.2% of the equity interests in ROC. A copy of the Restructuring Support Agreement is attached hereto as Exhibit B. The terms of the transaction developed in connection with the Restructuring Support Agreement contemplate (i) a junior convertible debtor-in-possession financing facility in the principal amount of $17.5 million (the “DIP Facility”), $15 million of which will be backstopped by the Secured Noteholders (the “EIG DIP Lenders”) and $2.5 million of which will be backstopped by Tema (the “Tema DIP Lender” and, together with the EIG DIP Lenders, the “DIP Lenders” or, with the DIP Agent, the “DIP Secured Parties”) and (ii) restructuring and/or eliminating Rosehill’s funded debt and equity interests in order to right-size Rosehill’s balance sheet pursuant to the Plan. Specifically, the key terms of the Plan, which implement the terms of the Restructuring Support Agreement, include the following:  Revolving Credit Facility. As of the date hereof, the principal balance of the ROC Revolving Credit Agreement is approximately $226.4 million. This reflects a reduction in principal between the date of the Restructuring Support Agreement and the date hereof resulting from the monetization of the Debtors’ prepetition commodity hedging and derivative instruments, with the proceeds of such monetization used to pay a portion of the outstanding principal and interest under the ROC Revolving Credit Facility (as defined below). Upon the Effective Date, the ROC Revolving Credit Agreement will be amended and modified as described below, including so that the maturity date of the Revolving Credit Agreement shall be extended to the fourth anniversary of the Effective Date, and the borrowing base of the ROC Revolving Credit Facility shall be reduced to $235 million, consisting of a $200 million conforming borrowing base loan and a $35 million non-conforming borrowing base loan.  Reorganized ROC, Reorganized RRI and New Rosehill IntermediateCo. Upon the Effective Date, all property of the Debtors’ Estates, except RRI’s equity 4814-1657-6707 3 interests in ROC, shall vest, subject to the Restructuring Transactions, in ROC as reorganized pursuant to and under the Plan (“Reorganized ROC”). A newly created entity (“New Rosehill IntermediateCo”) shall be formed upon the Effective Date of the Plan, and shall own the limited liability membership interests in Reorganized ROC (the “Reorganized ROC Units”) that are distributed pursuant to the Plan on account of (i) the TRA Claims, (ii) Tema’s Allowed DIP Claims, and (iii) the Preferred Stock Allocated Recovery (as defined below). If the Holders of RRI Preferred Equity Interests receive the Preferred Stock Allocated Recovery pursuant to the terms of the Plan, then, on the Effective Date, RRI shall reorganize pursuant to and under the Plan (“Reorganized RRI,” and together with Reorganized ROC and New Rosehill IntermediateCo, the “Reorganized Debtors”), and shall own 9.16% of the limited liability membership interests in New Rosehill IntermediateCo (the “New Rosehill IntermediateCo Units”). If the Holders of RRI Preferred Equity Interests do not receive the Preferred Stock Allocated Recovery, then a distribution on account of the Preferred Stock Allocated Recovery will be made to Tema and RRI will be dissolved in accordance with Delaware law only if Tema does not receive such distribution through an interest in Reorganized RRI, which shall be determined by the Debtors, Tema and the Secured Noteholders in their reasonable discretion. The Reorganized Debtors will be privately-owned on the Effective Date. An organizational chart reflecting the ownership structure of the Reorganized Debtors is attached hereto as Exhibit F.  DIP Facility. On the Effective Date, the principal amount of the DIP Facility shall be converted into 24.15% of the limited liability company interests of Reorganized ROC, provided, that any Pro Rata share distributed to the Tema DIP Lender shall be distributed to New Rosehill IntermediateCo and the Tema DIP Lender shall be distributed New Rosehill IntermediateCo Units. As described in more detail in the Plan, the DIP Facility provides for payment of 8% DIP Interest which is paid-in-kind monthly and a 100 bps upfront fee (the “DIP Upfront Fee”) which may only be paid upon the Effective Date, provided that the DIP Interest and DIP Upfront Fee shall be paid in Cash on the Effective Date only if (x) the Secured Notes Interest Payment (as defined below) has been made in full in Cash and (y) the Minimum Liquidity Condition4 is satisfied after giving effect to the Secured Notes Interest Payment and any portion of the DIP Interest and DIP Upfront Fee that is to be paid. The DIP Facility also provides for a 7% DIP 4 “Minimum Liquidity Condition” means the requirement under the Exit RBL Credit Agreement that, on the Effective Date, after giving pro forma effect to the Restructuring Transactions (other than payments of any amounts that are subordinated to the payment of the Minimum Liquidity Condition at issue), the Reorganized Debtors have not less than $20,000,000 of liquidity (with “liquidity” being the sum of unrestricted Cash (which shall include Cash subject to a Lien in favor of the Exit RBL Credit Agreement Agent) and unused availability under the conforming borrowing base under the tranche of revolving loans under the Exit RBL Credit Agreement); provided that, unused availability for purposes of calculating the Minimum Liquidity Condition on the Effective Date shall be Required Exit Availability. 4814-1657-6707 4

Backstop Fee, which will be paid on the Effective Date as 1.69% of the Reorganized ROC Units, with the allocation of such DIP Backstop Fee being as set forth in the DIP Documents, provided, that any Pro Rata share distributed to the Tema DIP Lender shall be distributed to New Rosehill IntermediateCo and the Tema DIP Lender shall be distributed New Rosehill IntermediateCo Units. The Reorganized ROC Units issued in exchange for the DIP Facility are subject to dilution from equity (the “MIP Equity”) granted pursuant to a management incentive plan (the “Management Incentive Plan”) to be adopted by the board of directors of Reorganized ROC (the “Reorganized ROC Board”).  Secured Noteholders. On the Effective Date, each Secured Noteholder will receive its pro rata share of 68.60% of the Reorganized ROC Units, subject to dilution from the MIP Equity, in exchange for all of the ROC Secured Note Claims. To the extent the Minimum Liquidity Condition is satisfied on the Effective Date, as adequate protection, the Debtors shall pay to the Secured Noteholders the interest payment that was due under the Note Purchase Agreement on June 30, 2020 (and no subsequent accrued or unpaid interest) at the non-default rate (the “Secured Notes Interest Payment”) that was not timely paid prior to the Petition Date. The Secured Notes Interest Payment is approximately $2.5 million.  Tema. On the Effective Date, Tema will receive 4.08% of the Reorganized ROC Units, subject to dilution from the MIP Equity, in exchange for all of the TRA Claims; provided that, if the Preferred Stock Allocated Recovery is not distributed to the Holders of RRI Series A Preferred Stock as set forth below and in the Plan, then the Preferred Allocated Stock Recovery shall be indirectly distributed to Tema on account of the TRA Claims in the form of either New Rosehill IntermediateCo Units or Reorganized RRI Units pursuant to the terms of the Plan; provided, further, that, any distribution to Tema as the Holder of the Allowed TRA Claims or the Tema DIP Lender (including the Tema DIP Lender’s portion of the DIP Backstop Fee), shall be indirectly distributed to Tema in the form of New Rosehill IntermediateCo Units and, exclusive of the Preferred Stock Allocated Recovery, Tema shall be distributed approximately 90.84% of the New Rosehill IntermediateCo Units.  RRI Series A Preferred Stock and RRI Series B Preferred Stock. The RRI Preferred Equity Interests—the RRI Series A Preferred Stock and the RRI Series B Preferred Stock—are classified under the Plan as Class 6A. On the Effective Date, if (a) the class of RRI Preferred Equity Interests votes to accept the Plan and no Holder of RRI Preferred Equity Interests objects to the Plan, including the allowance or priority of the TRA Claims, as described in more detail herein and in the Plan, then (b) Holders of the RRI Preferred Equity Interests will receive their pro rata shares of 1.48% of the Reorganized ROC Units, subject to dilution from the MIP Equity (the “Preferred Stock Allocated Recovery”), in exchange for their RRI Preferred Equity Interests, with Holders of RRI Series B Preferred Stock waiving any right to distribution of such Reorganized ROC Units and such units being distributed solely to the Holders of RRI Series A Preferred Stock, provided, 4814-1657-6707 5 that any distribution to Holders of RRI Preferred Equity Interests shall be indirectly distributed in the form of common stock of Reorganized RRI (the “Reorganized RRI Shares”, and, together with the Reorganized ROC Units and the New Rosehill IntermediateCo Units, the “New Equity Interests”); and provided, further, that, upon the Effective Date, Holders of RRI Preferred Equity Interests shall own 100% of the Reorganized RRI Shares, and Reorganized RRI shall own approximately 9.16% of the New Rosehill IntermediateCo Units. In the absence of satisfying this condition, the Preferred Stock Allocated Recovery will be distributed to Tema on account of the TRA Claims as set forth above. If (a) the class of RRI Preferred Equity Interests does not vote to accept the Plan or any Holder of RRI Preferred Equity Interests objects to the Plan, including the allowance or priority of the TRA Claims, then (b) Holders of RRI Preferred Equity Interests shall receive no portion of the Preferred Allocated Stock Recovery as set forth in the immediately preceding paragraph and the Preferred Allocated Stock Recovery will be distributed to Tema on account of the TRA Claims as set forth above and in the Plan.  General Unsecured Claims Against the Debtors. On the Effective Date, each Holder of a General Unsecured Claim against the Debtors will, in the Debtors’ discretion, receive payment in full in cash or will be reinstated, but for the avoidance of doubt, no General Unsecured Claim against the Debtors will receive payment prior to the applicable amount becoming due and payable against the Debtors.  Other RRI and ROC Equity Interests. Holders of Interests in ROC and Holders of the RRI Common Equity Interests will not receive any distribution on account of such Interests and such Interests will be cancelled, released and extinguished on the Effective Date and will be of no further force and effect. In addition, the Debtors and the Consenting Creditors have agreed to meet the following milestones in the Restructuring Support Agreement to ensure timely confirmation of the Plan and emergence from chapter 11: (a) the Debtors must have filed the Plan, Disclosure Statement and a motion seeking entry of an order scheduling a combined hearing with respect to Plan confirmation and Disclosure Statement approval (the “Prepack Scheduling Order”) with the Bankruptcy Court no later than one day from the Petition Date; (b) the Bankruptcy Court must have entered the Prepack Scheduling Order no later than 7 days from the Petition Date; (c) the Bankruptcy Court must have entered the interim order authorizing the Debtors to enter into the DIP Facility and to use cash collateral (the “Interim DIP Order”) on or before the date that is 3 business days from the Petition Date; (d) the Bankruptcy Court must have entered the final order authorizing the Debtors to enter into the DIP Facility and to use cash collateral (the “Final DIP Order”) on or before the date that is 45 days from the Petition Date; (e) the Bankruptcy Court must have entered an order confirming the Plan (the “Confirmation Order”) no later than 60 days after the Petition Date; and (f) the Effective Date must have occurred no later than 75 days after the Petition Date (collectively (a) through (f), the “RSA Milestones”). The Debtors believe the RSA Milestones are appropriate under the circumstances, and will allow the Debtors to emerge from chapter 11 on an expedited basis. The Debtors believe that any longer chapter 11 case may 4814-1657-6707 6 significantly impair their ability to satisfy the conditions to the Effective Date under the Plan, and ultimately to reorganize under chapter 11. The following chart provides a summary of the anticipated recovery to Holders of Claims and Interests under the Plan. Any estimates of Claims and Interests in this Disclosure Statement may vary from the final amounts that the Bankruptcy Court may allow in the Chapter 11 Cases. Your ability to receive distributions under the Plan depends upon the Debtors’ ability to confirm the Plan and meet the conditions necessary to cause the effective date to occur. THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND, THEREFORE, ARE SUBJECT TO CHANGE. PLEASE REFERENCE THE PLAN FOR A COMPLETE DESCRIPTION OF THE DEBTORS’ CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.5 SUMMARY OF EXPECTED RECOVERIES6 Projected Projected Claim/Equity Class Treatment Status Amount of Recovery Under Interest Claims the Plan Claims and Interests in RRI 1A RRI Other Priority Claims Unimpaired $0 100% 2A RRI Other Secured Claims Unimpaired $0 100% RRI General Unsecured 3A Unimpaired $0 100% Claims 4A TRA Claims Impaired $89.3 million 4.8% 5A RRI Intercompany Claims Impaired $0 0% 6A RRI Preferred Equity Interests Impaired N/A 0.5% 7A RRI Common Equity Interests Impaired N/A 0% Claims and Interests in ROC 1B ROC Other Priority Claims Unimpaired $0 100% 2B ROC Other Secured Claims Unimpaired $11.8 million 100% 5 The recoveries set forth below may change based upon changes in the amount of Claims that are “Allowed” as well as other factors related to the Debtors’ business operations and general economic conditions. “Allowed” means with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest that either is not Disputed or has been allowed by a Final Order; (b) a Claim or Interest that is allowed (i) pursuant to the terms of the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; (c) a Claim relating to a rejected Executory Contract or Unexpired Lease that either (i) is not Disputed or (ii) has been allowed by a Final Order; or (d) in the case of an Administrative Claim, such Administrative Claim (i) to the extent that it is based on liabilities incurred by a Debtor in the ordinary course of its business after the Petition Date and is payable by such Debtor in the ordinary course of business without the necessity of Bankruptcy Court approval, or (ii) if it is for fees payable pursuant to section 1930(a) of the Judicial Code; provided that the Prepetition Secured Claims, the TRA Claims, and the DIP Claims shall be deemed Allowed in the absence of the filing of Proofs of Claim. “Allow,” “Allowing,” and “Allowance” shall have correlative meanings. 6 Estimated recoveries presented are before potential dilution from the Management Incentive Plan. Estimated recoveries are rounded to the nearest percent. Estimated recoveries for Classes 4A, 6A and 4B are based on the midpoint of the valuation range of the Equity Value (as defined in the Valuation Analysis attached hereto as Exhibit D) of the Reorganized Debtors, which, as described in more detail in the Valuation Analysis, is projected as $105 million. 4814-1657-6707 7

SUMMARY OF EXPECTED RECOVERIES[6]				
3B	ROC Revolving Credit Agreement Claims	Impaired	$226.4 million	100%
4B	ROC Secured Note Claims	Impaired	$106.1 million	67.8%
5B	ROC General Unsecured Claims	Impaired	$24.5 million	100%
6B	ROC Intercompany Claims	Impaired	$0[7]	0%
7B	ROC Preferred Equity Interests	Impaired	N/A	0%
8B	ROC Common Equity Interests	Impaired	N/A	0%

On the Petition Date, the Debtors intend to file the Plan, this Disclosure Statement, and a motion to approve the Prepack Scheduling Order. The following table sets forth the timeline the Debtors propose to achieve an expeditious resolution to their Chapter 11 Cases and ensure compliance with the Restructuring Support Agreement. These dates have not yet been approved by the Bankruptcy Court.

EVENT	DATE
Voting Record Date	July 16, 2020
Solicitation Commencement Date	July 24, 2020
Petition Date	July 26, 2020
Consenting Creditor Voting Deadline	July 27, 2020, at 4:00 p.m. CT
Cure Notice Filing Deadline	August 7, 2020
Plan Supplement Filing Deadline	August 14, 2020
Non-Consenting Creditor Voting Deadline	August 21, 2020, at 4:00 p.m. CT
Release Opt-Out Deadline	August 21, 2020, at 4:00 p.m. CT
Objection Deadline	August 21, 2020, at 4:00 p.m. CT
Reply Deadline	August 25, 2020
Combined Hearing Date	August 28, 2020

As stated above, the Debtors will have access to $17.5 million of new cash under their DIP Facility while in chapter 11, which is a new-money delayed draw term loan facility. The DIP Facility shall be junior to the ROC Revolving Credit Agreement Claims and the ROC Secured Note Claims but senior to all other Claims and Interests. The DIP Facility will be drawn in two different borrowings, with 50% of the DIP Facility being drawn within three business days of entry of the Interim DIP Order and the remaining 50% of the DIP Facility being drawn

[7] This does not account for the ROC Intercompany Claim held by RRI under the ROC LLC Agreement with respect to the TRA Claims, which is being satisfied pursuant to Article III.B.4 of the Plan. See infra Article V.B.2.d, m.

4814-1657-6707

8

within three business days of entry of the Final DIP Order. The Debtors and their advisors conducted a reasonable marketing process for alternative financing, and did not receive any indications of interest or other proposals with respect to any financing or investment that would permit the Debtors to fund these Chapter 11 Cases and reorganize. Therefore, the Debtors were unable to find an alternative source of financing with equal or better terms. The Restructuring Support Agreement, Plan, and DIP Facility are a significant achievement for the Debtors in the face of historic commodity price declines, a depressed operating environment, and the effects of the COVID-19 pandemic on the world economy and the oil and gas industry. In the absence of the Restructuring Transactions implemented through the Plan, the Debtors believe they would likely face a potentially significant borrowing base redetermination under the ROC Revolving Credit Agreement, which would likely create a deficiency that could not be timely repaid in full in light of the Debtors’ diminished revenue resulting from depressed commodity prices and other market turmoil. The Debtors strongly believe that the Restructuring Transactions implemented through the Plan are in the best interests of their stakeholders, allows for emergence from chapter 11 on an expeditious timeline, and represents the best available alternative in light of the volatility in the commodity markets. Given the Debtors’ core strengths—including their experienced management team and the strategic location of their assets—the Debtors are confident that they can implement the Plan’s balance sheet restructuring to ensure the long-term viability of their businesses. II. ROSEHILL’S BACKGROUND, OPERATIONS, AND CAPITAL STRUCTURE A. An Overview of Rosehill Rosehill is an independent oil and natural gas company that focuses on the acquisition, exploration, development, and production of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. Its revenue derives from selling natural gas and unconventional oil produced from wells in the Delaware Basin, a sub-basin of the Permian Basin, located in West Texas. Approximately 95% of Rosehill’s commodity revenues in 2019 came from oil sales, with 4% from natural gas liquid (“NGL”) sales, and the remaining 1% from natural gas sales. The majority of its crude oil production is sold at or near the oil and natural gas lease location as it enters third-party gathering pipelines. Rosehill earned approximately $302.3 million in natural gas, oil, and other sales in fiscal year 2019, compared to approximately $301.9 million in 2018. This increase in revenue was due to an increase in sales volume, but was partially offset by a decrease in average sales price. Further, in 2019, Rosehill’s total operating expenses were $239 million, compared to $235.6 million in 2018. Through May 2020, Rosehill has realized $70.7 million in revenue, with total operating expenses of $98.6 million (excluding impairment expense). The ultimate decline in Rosehill’s revenue, operations, profit, and liquidity stems from depressed oil prices resulting from a “price war” between OPEC and Russia in the spring of 2020 and the macroeconomic effects of the COVID-19 pandemic, including a global decline in demand for oil, in the spring of 2020. As discussed below, the Debtors have suffered several other challenges, including (a) an overleveraged balance sheet with quarterly payments due on the ROC Revolving Credit Facility, Secured Notes, RRI Series A Preferred Stock (which may be paid in cash or in kind), and RRI Series B Preferred Stock, and (b) events of default asserted by 4814-1657-6707 9 prepetition lenders under ROC’s prepetition secured loan documents. Over the last few months, as a result of the decrease in demand for oil and gas, Rosehill has shut in approximately 47 wells,8 which are intended to be shut in for a period of time due to market pricing, or are shut in with the intention or option to perform additional work and bring them back online. Further, on March 19, 2020, Rosehill halted all drilling and completion activity for 2020. This has resulted in a reduction in anticipated production and cash flow. 1. Rosehill’s History RRI was originally incorporated in 2015 as a special purchase acquisition company under the name KLR Energy Acquisition Corporation (“KLRE”). KLRE changed its name to Rosehill Resources Inc. in April 2017, when it acquired a portion of the equity of ROC, which was then a wholly-owned subsidiary of Tema. This transaction was completed through a business combination (the “Business Combination”), pursuant to which, among other things, (a) Tema contributed and transferred to ROC a portion of its assets and liabilities, (b) RRI contributed to ROC $35 million in cash and issued to ROC 29,807,962 shares of newly created Class B common stock, both of which were immediately distributed to Tema, (c) ROC assumed $55 million in Tema indebtedness (the “Tema Liabilities”), (d) RRI contributed to ROC the remaining proceeds of RRI’s initial public offering in March 2016, and (e) RRI issued to ROC 4 million warrants exercisable for shares of RRI Class A common stock (the “Tema Warrants”) in exchange for 4 million warrants exercisable for ROC’s common units, with the Tema Warrants immediately distributed to Tema. The Business Combination was financed in part through the private placement of RRI Series A Preferred Stock (as described below). As a result of the Business Combination, RRI acquired common units in ROC and continues to own approximately 64.7% of the common units in ROC, with Tema currently owning the remaining approximately 35.3% of such common units. RRI further owns 100% of the Series A and Series B Preferred Units issued by ROC. Tema further acquired 100% of the Class B Common Stock issued by RRI, which represents 35.3% of the voting stock in RRI. Tema further owns approximately 49% of the Class A Common Stock issued by RRI, and 100% of the Class B Common Stock, for a total of approximately 67% of the total voting equity in RRI, as well as approximately 19.3% of the RRI Series A Preferred Stock. The Business Combination made use of an Up-C structure. In an Up-C structure, the public corporation (RRI) only owns equity in a pass-through entity (ROC), while the remaining equity in the pass-through entity is owned, (directly or indirectly) by the historic owners of the prior operation business or assets (Tema). Tema is entitled to have each of its ROC Common Units redeemed for Class A Common Stock in RRI. Any redemption of ROC Common Units results in a corresponding termination of Tema’s Class B Common Stock in RRI. In connection with the Business Combination, Tema and RRI also entered into the TRA (as discussed below). 8 Shut in wells are those well that have had their production halted. While the wells that have been shut in are capable of being brought back online, they are currently not producing and are therefore not counted as producing wells. 4814-1657-6707 10

2. Rosehill’s Sales Rosehill transports and sells its oil, gas, and NGL production through gathering, processing, transportation, and sale agreements with a relatively small number of customers. For instance, in the year ending December 31, 2019, approximately 94% of Rosehill’s sales were to only three customers. In June 2020, approximately 90% of Rosehill’s sales were to four customers. Therefore, the loss of any one or all of its significant customers as a purchaser would materially and adversely affect Rosehill’s revenues. Rosehill’s gathering, processing, and transportation agreements generally provide for specific rates per volume of commodity transferred and/or processed through the counterparties’ gathering system. Rosehill’s sales agreements contain customary terms and conditions for the oil and natural gas industry, and which generally provide for sales based on prevailing market prices in the area, less certain fees. Rosehill sells natural gas and NGLs under contracts with terms generally greater than twelve months, and all of its oil is sold under contracts with terms less than twelve months. ROC receives gas gathering and other services for a portion of ROC’s gas production from Gateway Gathering and Marketing Company (“Gateway”), an affiliate of Tema. Prior to the Petition Date, as part of the Restructuring Transactions, ROC entered into an amended and restated gas gathering agreement to govern the terms and pricing with respect to Gateway’s gas gathering services (the “Amended Gateway Agreement”). Rosehill does not believe that this amendment will have a material impact on its operations or ability to satisfy its ongoing debts and liabilities. Pursuant to the Restructuring Support Agreement, the Amended Gateway Agreement is to be assumed under the Plan. 3. Rosehill’s Operations a. RRI Operations RRI has no direct operations and no significant assets other than its ownership interest in ROC. As ROC’s sole managing member,9 RRI, through its officers (who are also officers of ROC) and directors, is responsible for all operational, management, and administrative decisions relating to ROC’s business without the approval of any other member, unless otherwise specified in the Second Amended and Restated Limited Liability Company Agreement of ROC (the “ROC LLC Agreement”). Under its governing documents, RRI is managed by a seven-member board of directors (the “RRI Board”) composed of: (a) three directors affiliated with Tema; (b) one director affiliated with KLR Energy Sponsor, LLC (“KLR Sponsor”); and (c) three independent directors. A majority of the members of the RRI Board have significant experience in the oil and gas industry. 9 Prior to the Petition Date, ROC owned 100% of the equity interests of three non-Debtor entities, (a) Rosehill Intermediate Holdco, LLC, (b) Rosehill Holdco, LLC, and (c) Rosehill Mergerco, LLC (collectively, the “Non- Debtor Subsidiaries”). The Non-Debtor Subsidiaries never owned any assets and had no liabilities, and never conducted any business. On April 28, 2020, the Non-Debtor Subsidiaries were dissolved. 4814-1657-6707 11

b. ROC Operations

ROC operates in a single industry segment—the exploration, development, and production of oil and natural gas. ROC's upstream business involves the development and production of oil and natural gas from its working interests, which consisted of approximately 15,785 gross acres as of December 31, 2019 in the Delaware Basin, located in West Texas. ROC divides its operations into two core areas: the Northern Delaware Basin (4,625 gross acres) and the Southern Delaware Basin (11,160 gross acres). Since 2012, Rosehill (including its predecessors) has drilled 89 gross horizontal wells in the Northern Delaware Basin and 17 gross horizontal wells in the Southern Delaware Basin.

In 2019, ROC produced 5,411 MBbls of oil, 6,352 MMcf of natural gas, and 1,117 MBoe of NGLs, with a total average daily net production of 20,786 Boe/d. Through May 2020, ROC's average daily net production for 2020 was approximately 16,268 Boe/d.

ROC currently operates or owns working interests in 133 oil and gas wells. Of these wells, ROC operates 128 completed oil and gas wells that are producing or capable of production. Of these wells, 74 wells are currently producing. Over the last several months, as a result of unprecedented declines in oil prices and demand for oil and natural gas related to the COVID-19 pandemic and OPEC price war, ROC has shut in approximately 47 wells, which are intended to be shut in for a period of time due to market pricing, or are shut in with the intention or option to perform additional work and bring them back online. ROC also operates 5 drilled uncompleted wells. All of ROC's wells are all located in Loving County and Pecos County, Texas. ROC also owns working interests in 3 oil and gas wells in Loving County, Texas, and 1 oil and gas well in Eddy County, New Mexico, which ROC does not operate. As of December 31, 2019, ROC had an average working interest of 95.7% in its productive wells

ROC has halted all drilling and completion activity for 2020. This has resulted, and is expected to continue to result, in a reduction in anticipated production and cash flow, because ROC will only realize revenue from existing productive wells, which production will decline over time, and from any settlements associated with its commodity hedging agreements.

ROC's estimated net proved oil, natural gas, and NGLs reserves as of December 31, 2019, is set forth below.

Reserve Estimates as of December 31, 2019			
Product	Provided Developed Reserves	Provided Undeveloped Reserves	Proved Reserves
Oil (MBbls)	23,967	16,749	40,716
Natural Gas (MMcf)	36,643	27,517	64,160
NGLs (MBbls)	6,301	5,053	11,354
Total (MBoe)	36,375	26,388	62,763

c. Rosehill's Hedging Arrangements

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The Debtors have historically hedged a significant portion of their production with certain of the ROC Revolving Credit Agreement Lenders or their affiliates (collectively, the “Hedge Counterparties”). As of June 30, 2020, the Debtors had open commodity derivative contracts covering a total of 8.5 million barrels of oil and 3.9 million MMBtus of natural gas (the “Commodity Derivatives”). The Debtors also had crude oil basis swaps covering a total of 7.9 million barrels of oil, crude oil roll swaps covering a total of 1.1 million barrels of oil, and natural gas basis swaps covering a total of 1.1 million MMBtus of natural gas (the “Commodity Swaps” and, together with the Commodity Derivatives, the “Prepetition Commodity Hedging Arrangements”). In addition, as of June 30, 2020, the Debtors had interest rate swaps covering a total of $150 million of their outstanding borrowings under the RBL Revolving Credit Facility at a fixed rate of 1.721% (the “Prepetition Interest Rate Swaps”). As of July 9, 2020, the Debtors had a net current liability of approximately $2.3 million and a net non-current liability of approximately $2.6 million with respect to the Prepetition Interest Rate Swaps. Pursuant to the Restructuring Support Agreement, subsequent to the entry thereof, the Debtors monetized all of their Prepetition Commodity Hedging Arrangements, resulting in approximately $87.6 million in net proceeds, excluding normal course settlements. These proceeds were used to pay down a portion of the outstanding principal and interest owing under the ROC Revolving Credit Agreement. As set forth in the Restructuring Support Agreement, the Prepetition Interest Rate Swaps have not been monetized, and will remain in existence through the Chapter 11 Cases. The Restructuring Support Agreement requires the Debtors to enter into new Commodity Derivatives and Commodity Swaps within ten Business Days of the Petition Date as set forth in greater detail in the Restructuring Support Agreement. B. Prepetition Capital Structure As of the date hereof, the Debtors had approximately $28.6 million of cash, approximately $326.4 million in total principal amount outstanding under their funded secured debt obligations, approximately $11.8 million in royalty obligations and approximately $24.5 million in total outstanding unsecured debt obligations. The following table summarizes the Debtors’ prepetition capital structure (excluding the TRA Claims): Outstanding Principal Funded Debt Maturity Amount as of the Petition Date Secured Debt ROC Revolving Credit August 31, 2022 $226.4 million Facility Secured Notes January 31, 2023 $100.0 million Royalty Obligations $11.8 million Total Secured Debt $338.2 million Unsecured Debt Operating Debt and $24.5 million Similar Obligations Total Unsecured Debt $24.5 million 4814-1657-6707 13

Total Debt $362.7 million 1. ROC Revolving Credit Facility ROC is a borrower under that certain Amended and Restated Credit Agreement dated as of March 28, 2018 (as amended, restated, modified, or otherwise supplemented from time to time, the “ROC Revolving Credit Agreement”) by and among ROC, RRI, JPMorgan Chase Bank, N.A., as administrative agent and issuing bank (the “ROC Revolving Credit Agreement Agent”), and the lenders thereunder (the “ROC Revolving Credit Agreement Lenders”), which provides for the Debtors’ first lien RBL credit facility (the “ROC Revolving Credit Facility”). The maximum commitment amount under the ROC Revolving Credit Agreement is $500 million, although this amount is limited by the terms of the ROC Revolving Credit Agreement to the applicable borrowing base. Substantially all of the Debtors’ assets are subject to first priority liens that secure obligations arising under the ROC Revolving Credit Facility, as set forth in the Second Amended and Restated Security Agreement, dated as of March 28, 2018. The borrowing base under the ROC Revolving Credit Facility is subject to redeterminations from time to time. As of the date hereof, the borrowing base is $340 million. As of the date hereof, there is approximately $226.4 million in aggregate principal amount is outstanding under the ROC Revolving Credit Facility. The ROC Revolving Credit Facility is set to mature on August 31, 2022, subject to automatic extension to March 28, 2023 upon the satisfaction of certain conditions. 2. Second Lien Secured Notes ROC is an issuer under that certain Note Purchase Agreement, dated as of December 8, 2017 (as amended, restated, modified, or otherwise supplemented from time to time, the “Note Purchase Agreement”), pursuant to which ROC, as issuer, RRI, U.S. Bank National Association (the “Note Agent”), as agent, and the noteholders party thereto (the “Secured Noteholders”) agreed to the terms pursuant to which ROC would issue $100 million in second lien notes (the “Secured Notes”) to the Secured Noteholders. All of the Secured Noteholders Claims under the Note Purchase Agreement shall be referred to as the “ROC Secured Note Claims” (as defined in more detail in the Plan). The liens securing the ROC Secured Note Claims are subordinated to the liens securing the ROC Revolving Credit Facility pursuant to that certain Intercreditor Agreement, dated as of December 8, 2017 (the “Intercreditor Agreement”), by and between PNC Bank, National Association, the predecessor to the ROC Revolving Credit Agreement Agent, and the Note Agent. The Secured Notes have a maturity date of January 31, 2023. On June 30, 2020, the Debtors missed the Secured Notes Interest Payment under the Note Purchase Agreement in the aggregate amount of approximately $2.5 million. The Secured Notes Interest Payment will be paid in Cash on the Effective Date only if there is available Cash after satisfying the Minimum Liquidity Condition under the Plan. 3. Operating Debt and Similar Obligations As is customary in the oil and gas industry, and in the ordinary course of business, the Debtors accrue certain goods and services on credit. As of the Petition Date, the total 4814-1657-6707 14 outstanding secured and unsecured obligations due and owing to royalty owners, vendors, suppliers, and other creditors are approximately $36.3 million. 4. Preferred Equity RRI has issued two classes of preferred stock: the RRI Series A Preferred Stock and the RRI Series B Preferred Stock. As of July 2, 2020 there are 107,658 shares of RRI Series A Preferred Stock outstanding. Holders of RRI Series A Preferred Stock are entitled to quarterly dividends at an annual rate of 8% on the $1,000 liquidation preference per share of the Series A Preferred Stock, payable in cash or in kind, at RRI’s sole discretion. As of July 2, 2020, RRI has issued 156,746 shares of RRI Series B Preferred Stock, all of which are outstanding. Holders of RRI Series B Preferred Stock are entitled to quarterly cash dividends, at a rate of 10.00% per annum on the $1,000 liquidation preference per share of RRI Series B Preferred Stock. The dividend rate of the RRI Series B Preferred Stock was increased to 12.0% as of April 15, 2020. Holders of the RRI Series A Preferred Stock and RRI Series B Preferred Stock are not entitled to voting rights, but Holders of the RRI Series B Preferred Stock do hold a consent right with respect to certain transactions. 5. Common Equity RRI is a publicly-held company which has issued two classes of common stock: Class A Common Stock and Class B Common Stock (both as described below). As of July 2, 2020 RRI has issued 27,006,726 shares of Class A Common Stock, 23,656,854 outstanding warrants that are exercisable for Class A Common Stock at a price of $11.50 (the “Class A Warrants”), and 1,937,305 outstanding units comprising Class A Common Stock and Class A Warrants (the “Class A Units”). The Class A Common Stock, certain Class A Warrants, and certain Class A Units are listed on The Nasdaq Capital Market under the ticker symbols “ROSE”, “ROSEW”, and “ROSEU”, respectively. As of March 23, 2020, RRI was informed that the Class A Common Stock had closed below the $1.00 per share minimum bid price required for continued listing on The Nasdaq Capital Market. RRI has until December 3, 2020, to regain compliance. If RRI has not regained compliance by that date, the Class A Common Stock may face delisting. At the time of filing for bankruptcy, RRI plans to commence the process to voluntarily delist the Class A Common Stock, the Class A Warrants and the Class A Units from Nasdaq and to deregister such securities under the Exchange Act. As of July 2, 2020, RRI has issued 15,707,692 shares of Class B Common Stock. By its nature, the Class B Common Stock may only be issued to Tema and Tema’s permitted transferees. Holders of Class A Common Stock and Class B Common Stock vote together as a single class, with each share of common stock entitled to one vote. 6. Tax Receivable Agreement The TRA generally provides that, in the event of an exchange by Tema of its interests in ROC for shares of RRI stock, RRI is required to pay Tema an amount equal to 90% of any net 4814-1657-6707 15 tax benefits actually realized by RRI as a result of the exchange. No payments have been made under the Tax Receivable Agreement. In the event of a “Change of Control” of RRI or upon the rejection of the TRA in bankruptcy, the TRA provides for payment by RRI to Tema an amount equal to 90% of a deemed tax benefit, regardless of whether any actual tax benefits exist or are expected to arise. The TRA defines “Change of Control” to include, among other things, a disposition by RRI of all or substantially all of its assets. The Restructuring Transaction under the Plan is expected to constitute a Change of Control, and the TRA is being rejected under the Plan in order to prevent any obligation of the Reorganized Debtors under the TRA upon the Effective Date. For purposes of the Plan and the settlements contained therein, the Debtors calculate the TRA Claims to be in the amount of $89,258,411. This claim amount was determined using a $0.41 stock price and a LIBOR + 150 discount rate. III. EVENTS LEADING TO THE CHAPTER 11 FILINGS A. Challenges Facing the Debtors’ Business 1. Market Conditions It is common for oil and gas commodity prices to fluctuate in response to changes in supply and demand, geopolitical events, and other macroeconomic conditions. For example, since 2014, the WTI (as defined below) spot price for oil declined from a high of $107.95 per barrel in June 2014 to a low of $26.19 per barrel in February 2016 and was $61.14 per barrel on December 31, 2019 and $21.84 per barrel on March 27, 2020. The NYMEX Henry Hub spot price for natural gas declined from a high of $8.15 per MMBtu in February 2014 to a low of $1.49 per MMBtu in March 2016 and ended at $2.09 per MMBtu on December 31, 2019. However, oil and gas prices experienced unprecedented levels of volatility in the first several months of 2020. The first main geopolitical event to impact such prices was the dispute between OPEC and Russia. In March 2020, members of OPEC and Russia considered extending and potentially increasing previously agreed upon oil production cuts that were set to expire. Negotiations around these issues were unsuccessful, resulting in Saudi Arabia announcing an immediate reduction in export prices. As a result, Russia announced that all previously agreed oil production cuts would expire on April 1, 2020. This led to an immediate and steep decrease in oil prices. In April 2020, Russia and OPEC reached a tentative agreement to reduce global output in April 2020. But prices in the oil and gas market have still remained depressed, as there is still an oversupply and lack of demand in the market. Consequently, the uncertainty around the future of oil prices and the impact that it will have on Rosehill’s revenue adds to its needs to address its current financial situation. On March 9, 2020, the West Texas Intermediate (“WTI”) index—the benchmark for U.S.-based oil exploration and production companies—declined 24.59% in a single day. Since mid-March, major oil indexes have experienced numerous subsequent drops and U.S. indexes have staggered between approximately $11 per barrel and $40 per barrel. The price for WTI currently sits at approximately $40 per barrel. As 95% of Rosehill’s commodity revenues come 4814-1657-6707 16 from oil sales based on WTI pricing, these price reductions have substantially undermined Rosehill’s ability to generate sufficient cash flow to service its debt and preferred equity obligations, to repay any borrowing base deficiency under the ROC Revolving Credit Facility resulting from a scheduled redetermination, and also to fund capital expenditures to drill and complete new wells on Rosehill’s properties. 2. COVID-19 Global or national health concerns can affect the natural gas and oil market negatively. In March 2020, the World Health Organization declared the COVID-19 outbreak to be a pandemic. This resulted in many governments around the world implementing restrictive measures in an attempt to control the spread of the virus. As a result, global economies have come to a near standstill, resulting in financial hardships for many companies operating in the oil and gas industry. Such stagnation in economic activity has led to a decrease in demand for and an oversupply of oil and natural gas products. This has further increased pressure on commodity prices, as storage-related issues become a top concern for companies. There remains many uncertainties about the nature, duration, and extent of COVID-19’s impact on the world economy. Rosehill, like many other E&P companies, has continued to monitor the COVID-19 situation, as the current economic conditions will affect revenue and future business plans. 3. Shut Down of Drilling and Completion Activity As a result of the turmoil in both the energy markets and financial systems as a whole, in March 2020, Rosehill was forced to halt its drilling and completion activity. Since December 31, 2019, Rosehill has reduced its full-time work force from 82 employees to 31 employees. Further, as a result of the unprecedented price decline for oil, and depressed demand for oil during the COVID-19 pandemic which has prevented downstream customers from being able to accept delivery of new oil, Rosehill, over the last several months, has shut in approximately 47 wells. Rosehill continues to service its remaining active and producing wells, but until further notice, is not anticipated to continue exploration or development of new reserves or wells, and further declines in demand and/or commodity prices could cause the Debtors to shut in additional wells. The lack of production on the Debtors’ working interests could result in the loss of working interests. Certain of the Debtors’ undeveloped leasehold acreage is subject to leases that will expire over the next several years unless production or operations are resumed or those leases are modified or renewed. As of December 31, 2019, the Debtors held approximately 15,785 gross acres (13,219 net acres). However, in the first and second quarters of 2020, due to the cessation of drilling and completion activity, the Debtors lost 2,226 net acres, and will lose approximately 1,076 net acres the rest of 2020. B. Prepetition Restructuring Efforts 1. Attempt to Restructure Out-of-Court Rosehill has been pursuing restructuring efforts through a potential out-of-court transaction since late 2019. In November 2019, Rosehill began working with Jefferies as its investment banker to explore a potential merger or a sale of all or a portion of Rosehill’s assets. 4814-1657-6707 17

At the direction of Rosehill, Jefferies began discussions with potential counterparties in December 2019. Through this process, Jefferies contacted approximately twelve potential strategic buyers and merger partners. In January 2020, Rosehill submitted a merger proposal to a strategic counterparty. In February 2020, Rosehill received two merger proposals from strategic merger parties. Rosehill and Jefferies continued discussions and negotiations with these potential merger parties through May 2020. However, all proposals required varying levels of equitizing Rosehill’s capital structure in order for any merger transaction to be possible. As a result, in late-February 2020, Rosehill expanded Jefferies’ mandate to include advising the company on a comprehensive restructuring of Rosehill’s balance sheet. While Rosehill has continued discussions with potential counterparties, it has been unable to come to agreement with any counterparty on terms of any potential merger or business combination. As part of ongoing merger discussions and in the event that an out-of-court merger or sale transaction could not be completed, in late-March 2020, the RRI Board directed Jefferies to begin negotiations with the key stakeholders at both RRI and ROC to negotiate a global restructuring of Rosehill’s capital structure. Based on this direction, Jefferies immediately began discussions with (a) the Revolving Credit Agreement Agent, (b) EIG, as the Holder of the ROC Secured Note Claims and Series B Preferred Stock, and (c) Tema as Rosehill’s majority stockholder and TRA claimant. The Debtors and their advisors were not ultimately able to complete an out-of-court restructuring transaction. 2. Appointment of the Restructuring Special Committee On April 4, 2020, the RRI Board approved the formation of a special restructuring committee (the “Restructuring Special Committee”), consisting of independent directors of the RRI Board. The Restructuring Special Committee was given authority to, among other things, investigate, evaluate, and negotiate a restructuring or sale involving Rosehill’s assets, liabilities, and/or corporate structure, recommend to the RRI Board whether to pursue any restructuring transaction, and to complete definitive documentation of any such restructuring transaction. As described further below, Rosehill, through the Restructuring Special Committee, and their respective advisors have spent substantial time and effort attempting to negotiate and broker a consensual restructuring transaction among the ROC Revolving Credit Agreement Agent, the ROC Revolving Credit Agreement Lenders, EIG, and Tema, which is in the best interests of all stakeholders. 3. Events of Default The timeline for Rosehill to complete a restructuring transaction was shortened by alleged events of default under the ROC Revolving Credit Facility and the Note Purchase Agreement. Under the ROC Revolving Credit Agreement and the Note Purchase Agreement, ROC was obligated to provide to the ROC Revolving Credit Agreement Lenders and the Note Agent, respectively, audited financial statements for the fiscal year ended December 31, 2019, on or before March 30, 2020. ROC did not timely deliver its audited financial statements, and on 4814-1657-6707 18

April 1 and 2, 2020, respectively, the Note Agent and the ROC Revolving Credit Agreement Agent delivered to RRI notices of default and reservations of right. On April 14, 2020, RRI filed with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which included the audited financial statements of RRI. These financial statements included a qualification as to RRI’s ability to continue operating as a going concern. The Debtors believe that, under the terms of the ROC Revolving Credit Agreement and the Note Purchase Agreement, the filing of RRI’s financial statements with its 10-K and concomitant delivery of related certifications cured the defaults under the ROC Revolving Credit Agreement and the Note Purchase Agreement. The ROC Revolving Credit Agreement Agent and the Note Agent, however, have not conceded that the delivery of RRI’s audited financial statements with a going concern qualification cured any defaults. Further, ROC did not provide the lenders under the Amended and Restated Credit Agreement and the Note Purchase Agreement with unaudited financial statements and other required certificates and operating reports within 45 days after March 31, 2020, which constituted a default under the ROC Revolving Credit Agreement and the Note Purchase Agreement. The ROC Revolving Credit Agreement and the Note Purchase Agreement each give ROC a 30-day cure period before it becomes an event of default under the respective agreement. However, ROC was unable to satisfy these requirements within the cure period. As such, this represents an event of default under the ROC Revolving Credit Agreement and Note Purchase Agreement. In the absence of forbearance or agreement on a restructuring transaction, these defaults and events of defaults could have permitted the ROC Revolving Credit Agreement Agent or the Note Agent to exercise certain remedies against the Debtors. 4. Forbearance Agreement and Extensions On May 4, 2020, Rosehill entered into that Forbearance Agreement, dated as of May 4, 2020 (the “Forbearance Agreement”), by and among Rosehill, the ROC Revolving Credit Agreement Agent, and the Consenting Lenders (as defined under the Forbearance Agreement) (collectively, the “Forbearance Agreement Parties”). Pursuant to the Forbearance Agreement, the ROC Revolving Credit Agreement Agent and the Consenting Lenders agreed to forbear on exercising any remedies under the ROC Revolving Credit Agreement for specified events of default alleged by the ROC Revolving Credit Agreement Agent, including an alleged default arising out of a going concern qualification on RRI’s audited financial statements, through July 3, 2020. Pursuant to the terms of the Forbearance Agreement, the Debtors were required to enter into a term sheet with certain of their principal stakeholders with respect to the terms of a consensual restructuring (a “Restructuring Term Sheet”) on or before May 29, 2020. The Forbearance Agreement Parties subsequently entered into three extensions of the Forbearance Agreement on May 29, 2020, June 5, 2020 and June 12, 2020 (the “Forbearance Agreement Extensions”) to allow sufficient time to finalize a fully consensual Restructuring Term Sheet. The final Forbearance Agreement Extension extended the deadline to enter into a Restructuring 4814-1657-6707 19

Term Sheet until June 24, 2020. The Debtors did not satisfy the milestones under the Forbearance Agreement, which expired by its own terms on June 25, 2020. 5. Restructuring Support Agreement During the period the Forbearance Agreement was in effect, the Debtors negotiated the terms of a consensual restructuring with the Consenting Creditors. Those discussions were conducted at arm’s-length and in good faith between the Debtors and the Consenting Creditors. On June 30, 2020, the Debtors and the Consenting Creditors entered into the Restructuring Support Agreement, which sets forth the terms and conditions with respect to the Restructuring Transactions implemented through the Plan. The terms of the transaction developed in connection with the Restructuring Support Agreement contemplates (i) the DIP Facility, a convertible debtor-in-possession financing facility in the principal amount of $17.5 million, $15 million of which will be backstopped by the EIG DIP Lenders and $2.5 million of which will be backstopped by the Tema DIP Lender and (ii) converting the DIP Facility, the ROC Secured Note Claims, the TRA Claims, and the RRI Preferred Equity Interests into direct or indirect equity ownership interests in Reorganized ROC. The terms of the Restructuring Support Agreement are described in more detail in Article I hereof. The Debtors believe that the Restructuring Transactions contemplated by the Restructuring Support Agreement and set forth in the Plan are in the best interest of all stakeholders and the Debtors’ estates. IV. ANTICIPATED EVENTS DURING THE CHAPTER 11 CASES A. Overview of Chapter 11 Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and estates. In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote the equality of treatment of similarly-situated creditors and equity interest holders with respect to the distribution of a debtor’s assets. In furtherance of these two goals, section 362 of the Bankruptcy Code generally provides for, upon the filing of a petition for relief under chapter 11, an automatic stay of substantially all acts and proceedings against a debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor’s chapter 11 case. The commencement of a case under chapter 11 creates an estate comprising all of the debtor’s legal and equitable interests as of the petition date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor-in-possession.” The consummation of a plan is the principal objective of a chapter 11 case. A chapter 11 plan sets forth the means for satisfying claims against and interests in the debtor. Confirmation of a plan by the bankruptcy court makes the plan binding, subject to the occurrence of an effective date, upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan, and any creditor or equity interest holder of a debtor. Subject to certain 4814-1657-6707 20 limited exceptions and the terms of the plan, the order approving confirmation of a plan discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes the obligations specified under the confirmed plan. The Bankruptcy Code expressly authorizes a debtor to solicit votes for the acceptance of a plan prior to the filing by the debtor of a chapter 11 case. Certain holders of claims against, or interests in, a debtor are permitted to vote to accept or reject the plan. Prior to soliciting acceptances of the proposed plan, sections 1125(a) and 1126(b) of the Bankruptcy Code require a plan proponent to prepare and distribute a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment whether to accept or reject the plan. Because no chapter 11 cases have yet been commenced, this Disclosure Statement has not yet been approved by any bankruptcy court with respect to whether it contains adequate information within the meaning of section 1125(a) of the Bankruptcy Code. If the Chapter 11 Cases are subsequently commenced as currently contemplated, Rosehill expects to promptly seek entry of an order of the Bankruptcy Court approving this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code and determining that the solicitation of votes on the Plan by means of this Disclosure Statement was in compliance with section 1125 of the Bankruptcy Code. B. First Day Relief To minimize disruption of the Debtors’ operations and effectuate the terms of the Plan, the Debtors intend to file certain motions seeking various interim and final relief. A brief summary of the relief the Debtors intend to seek on the first day of the Chapter 11 Cases is set forth below. 1. Joint Administration Motion The Debtors intend to seek an order authorizing joint administration of the Chapter 11 Cases for procedural purposes only. Joint administration will provide significant administrative convenience without harming the rights of any party in interest. 2. Application to Appoint Epiq as Claims, Noticing, and Solicitation Agent These Chapter 11 Cases will, in all likelihood, involve thousands of notice parties and claimants. Accordingly, the Debtors will seek to retain Epiq as claims, noticing, and solicitation agent, with full responsibility for distribution of notices and the maintenance, processing, and docketing of proofs of claim, as well as balloting-related services. 3. Consolidated Creditors Motion The Debtors will seek authority to file a consolidated creditor matrix, waive the requirement to file a list of and provide notice directly to equity security holders and redact certain personal identification information. This relief will promote administrative efficiency and preserve the value of the Debtors’ Estates, thereby benefiting all parties in interest. 4814-1657-6707 21

4. Cash Management Motion The Debtors will seek entry of an order authorizing them to continue using their existing cash management system, bank accounts, business forms, and to continue conducting intercompany transactions in the ordinary course. Such relief will be vital to ensuring a smooth transition into bankruptcy and to allowing the Debtors to operate with minimal disruption. 5. Employee Wage Motion The Debtors employ employees and independent contractors, whose responsibilities include among many other things, well maintenance, engineering, accounting, legal, finance, management, supervisory, and administrative functions. The Debtors will request authority to pay and/or remit, as applicable, certain unpaid employee wages obligations and related unpaid obligations and continue certain health and benefit plans for the benefit of the employees during these Chapter 11 Cases. This relief is necessary to allow the Debtors to maintain the morale of their workforce, continue to maintain their business and maximize value through the administration of these Chapter 11 Cases. 6. Utilities Motion In the ordinary course of business, the Debtors contract with a number of utilities providers for, among other things, electricity, telecommunications, steam, water, gas, and sewer and other similar services. The Debtors will request an order (i) prohibiting the utility providers from (a) altering, refusing, or discontinuing utility services to, or discriminating against, the Debtors on account of any outstanding amounts for services rendered prepetition or (b) drawing upon any existing security deposit, surety bond, or other form of security to secure future payment for utility services, (ii) determining that adequate assurance of payment for postpetition utility services has been furnished to the utility providers providing services to the Debtors, and (iii) establishing procedures for resolving future requests by any utility provider for additional adequate assurance of payment. 7. Tax Motion In the ordinary course of business, the Debtors incur, and pay, certain tax liabilities, including, but not limited to, sales and use taxes, franchise taxes, margin taxes, production taxes, royalty withholding taxes, property taxes, and regulatory assessments and taxes. The timely payment of these taxes is required by law, and any failure to do so risks precipitous action on the part of the relevant authorities. The Debtors will seek authority to pay those taxes, if any, that remain outstanding as of the Petition Date, and future taxes that accrue in the ordinary course of business as and when such obligations become due and owing. 8. Insurance Motion In the ordinary course of business, the Debtors maintain certain insurance policies, including, but not limited to, auto liability, workers’ compensation liability, general liability, control of well liability, directors and officers liability, employment practices liability, fiduciary liability, and crime liability. The Debtors also provide surety bonds to certain third parties securing the payment of certain obligations. The Debtors will request entry of an order 4814-1657-6707 22 authorizing, but not directing, the Debtors to continue to perform under their existing insurance policies and surety bonds, and enter into or renew such policies or bonds. 9. Hedging Arrangements Motion As is customary in the Debtors’ industry, in the ordinary course of business, the Debtors enter into financial derivative contracts with certain of the ROC Revolving Credit Agreement Lenders or their affiliates (collectively, the “Hedge Counterparties”) to hedge the Debtors’ exposure to pricing risk in oil, natural gas, NGL production, and interest rates (collectively, the “Hedging Arrangements”). Pursuant to the terms of the Restructuring Support Agreement, the Debtors have monetized all of their prepetition commodity Hedging Arrangements, but have left in place interest rate swaps covering a total of $150 million of their outstanding borrowings under the ROC Revolving Credit Agreement (the “Prepetition Interest Rate Swaps”). As of July 9, 2020, the Debtors had a net current liability of approximately $2.3 million and a net non- current liability of approximately $2.6 million with respect to the Prepetition Interest Rate Swaps. Further, under the Restructuring Support Agreement, the Debtors are required to enter into new commodity Hedging Arrangements at specific levels within 10 business days of the Petition Date (the “Postpetition Hedging Arrangements” and the claims arising from the Postpetition Hedging Arrangements, the “Hedge Claims”). The Debtors will seek authority to continue performance under the Prepetition Interest Rate Swaps, and to enter into new Postpetition Hedging Arrangements and related ISDA agreements, and to grant certain priority claims and liens to the Hedge Counterparties to secure the Debtors’ obligations under the applicable Hedging Arrangements. 10. E&P Interests Motion The Debtors are typically obligated, pursuant to their oil and gas leases and certain other agreements, to provide to the mineral owner and holders of certain other interests, claims, or rights to payment (collectively, the “Mineral and Other Interests”) the amounts to which such parties may be entitled under the oil and gas lease or other operative documents (the “Royalties”). The Debtors also hold “Non-Op Working Interests” in certain wells under various JOAs to which the Debtors are party, by which they receive payments representing their share of production revenues and then reimburse the operators for their share of capital expenditures and production costs through payment of joint-interest billings. Further, in their capacity as operator, the Debtors are obligated to market oil and gas production on behalf of certain owners of non- operating working interests, and to remit certain payments to the same, and to make certain vender payments for goods and services necessary to operate their wells (together, the “Lienable E&P Operating Expenses”). Both such arrangements are customary in the Debtors’ industry, and any failure to honor them could result in significant liability to the Debtors, including the termination of vital lease agreements. The Debtors will seek authority to pay in the ordinary course of business any and all the Mineral Obligations and Lienable E&P Operating Expenses. 11. DIP Financing and Cash Collateral Motion Both the Note Purchase Agreement and the ROC Revolving Credit Agreement are secured by liens on substantially all of the Debtors’ assets. The Debtors’ total cash on hand as of the date hereof, approximately $28.6 million, is subject to the liens arising out of the Note 4814-1657-6707 23

Purchase Agreement and the ROC Revolving Credit Agreement, and thus constitutes cash collateral. In order to maintain necessary liquidity and to ensure the Debtors have sufficient liquidity to satisfy their obligations under the Plan (including the $20 million Minimum Liquidity Condition under the Exit RBL Credit Agreement), it is necessary that the Debtors (i) make use of the cash collateral and (ii) obtain access to additional liquidity in the amount of up to $17.5 million pursuant to the DIP Facility. The DIP Facility shall be junior to the ROC Revolving Credit Agreement Claims, Hedge Claims and the ROC Secured Note Claims, but senior to all other Claims and Interests, and shall provide the DIP Secured Parties with the 7% DIP Backstop Fee. The DIP Facility will be drawn in two different borrowings, with 50% of the DIP Facility being drawn within three business days of entry of the Interim DIP Order and the remaining 50% of the DIP Facility being drawn within three business days of entry of the Final DIP Order. The DIP Facility provides for interest at the rate of 8% per annum, paid in kind monthly (“DIP Interest”) and a 100 bps upfront fee (the “DIP Upfront Fee”), both of which will only be paid in Cash on the Effective Date if (x) the Secured Notes Interest Payment has been made in full in Cash and (y) the Minimum Liquidity Condition is satisfied after giving effect to the Secured Notes Interest Payment and any portion of the DIP Interest and DIP Upfront Fee that is to be paid under the Plan. The Debtors will seek approval of an order authorizing the Debtors to (a) use cash collateral with the consent of the ROC Revolving Credit Agreement Agent and the Note Agent on the terms set forth in such order, (b) grant adequate protection to the ROC Revolving Credit Agreement Agent and the Note Agent and (c) approve the DIP Facility. C. Exit RBL Credit Agreement In connection with the Restructuring Support Agreement, the Consenting Revolving Credit Agreement Lenders have agreed to amend and restate the ROC Revolving Credit Agreement, pursuant to the terms set forth in the Exit RBL Term Sheet, attached to the Plan as Exhibit B. The Exit RBL Credit Agreement will provide for a $500 million senior secured revolving credit facility governed by an initial borrowing base of $235 million comprised of a $200 million conforming tranche and a $35 million non-conforming tranche. The maturity date for the Exit RBL Credit Agreement will be four years after the Effective Date. The Debtors will enter into the Exit RBL Credit Agreement contemporaneous with the Effective Date of the Plan. Entry into the Exit RBL Credit Agreement is subject to several conditions precedent, including satisfaction of the $20 million Minimum Liquidity Condition, which shall include $10 million of availability under the conforming borrowing base for the Exit RBL Credit Agreement. V. KEY TERMS OF THE PLAN A. Unclassified Claims 1. Administrative Claims Except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment of its Allowed Claim, each Holder of an Allowed Administrative Claim will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim either: (1) if Allowed on or prior to the Effective Date, on the Effective Date, or as soon as practicable thereafter, (2) if the Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which such 4814-1657-6707 24

Administrative Claim is Allowed by Reorganized ROC or a Final Order, or as soon as reasonably practicable thereafter, or (3) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims, without any further action by the Holders of such Allowed Administrative Claims. 2. Professional Compensation a. Final Fee Applications and Payment of Professional Fee Claims. All final requests for the allowance and payment of Professional Fee Claims incurred during the period from the Petition Date through the Effective Date shall be Filed no later than forty-five (45) days after the Effective Date, unless Reorganized ROC agrees otherwise in writing. Objections to Professional Fee Claims must be filed with the Bankruptcy Court and served on the Reorganized Debtors and the applicable Professional within thirty (30) days after the filing of the final fee application with respect to the applicable Professional Fee Claims. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and any prior orders of the Bankruptcy Court in the Chapter 11 Cases, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court and, once approved by the Bankruptcy Court, shall be immediately paid in full in Cash from the Professional Fees Escrow Account; provided, however, that if the funds in the Professional Fees Escrow Account are insufficient to pay the full Allowed amounts of the Professional Fee Claims, Reorganized ROC shall promptly pay any remaining Allowed amounts from their Cash on hand. For the avoidance of doubt, the immediately preceding paragraph shall not affect any professional-service Entity that is permitted to receive, and the Debtors are permitted to pay without seeking further authority from the Bankruptcy Court, compensation for services and reimbursement of expenses in the ordinary course of the Debtors’ businesses (and in accordance with any relevant prior order of the Bankruptcy Court), which payments may continue notwithstanding the occurrence of Confirmation and the Effective Date. b. Professional Fees Escrow Account. On the Effective Date, Reorganized ROC shall fund the Professional Fees Escrow Account in an amount equal to all asserted Professional Fee Claims outstanding as of the Effective Date (including, for the avoidance of doubt, any reasonable estimates for unbilled amounts provided prior to or as of the Effective Date payable by the Debtors or Reorganized ROC). The Professional Fees Escrow Account may be an interest-bearing account. Amounts held in the Professional Fees Escrow Account shall not constitute property of the Reorganized Debtors. After the Effective Date, in the event there is a remaining balance in the Professional Fees Escrow Account following payment to all Holders of Professional Fee Claims under the Plan as provided in Article II.B.1 of the Plan, any such amounts shall be promptly (but in any event no less than two (2) Business Days after the occurrence of the Effective Date) returned to, and constitute property of, the Reorganized Debtors. 4814-1657-6707 25

Professionals shall estimate their unpaid Professional Fee Claims incurred in rendering services to the Debtors, their Estates, or the Committee (if any), as applicable, before and as of each of the Effective Date and shall deliver such estimate to counsel for the Debtors no later than five (5) Business Days before the Effective Date; provided, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors shall estimate the unpaid and unbilled fees and expenses of such Professional in order for such Professional to be entitled to payment from the Professional Fees Escrow Account. The total amount proposed to be allocated to the Professional Fees Escrow Account and pursuant to this Section shall be provided to the attorneys for the Debtors and the Consenting Creditors no later than three (3) Business Days before the Effective Date. c. Post-Effective Date Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation and Consummation of the Plan incurred by the Reorganized Debtors. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking compensation for services rendered after such date shall terminate, and the Reorganized Debtors may pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Priority Tax Claims Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment of its Allowed Claim, each Holder of an Allowed Priority Tax Claim will receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Claim on the Effective Date or as soon as practicable thereafter or such other treatment consistent with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code. Notwithstanding anything herein to the contrary, and regardless of whether any such Claim constitutes a Priority Tax Claim, if (x) any income tax liability (and any interest, penalties or additions to tax with respect thereto) of RRI or Reorganized RRI that arises from any taxable period (or portion thereof) ending on or prior to December 31, 2020 becomes due and payable (the “2020 Tax Liability”) and (y) Reorganized RRI has insufficient cash available to pay the full amount of the 2020 Tax Liability, Tema shall contribute an amount equal to such shortfall to Reorganized RRI at least 10 Business Days prior to the due date thereof (or, in the case of any proceedings by RRI contesting such income tax liability that stays assessment of the relevant tax, at least 10 Business Days prior to the date on which such tax is permitted to be assessed); provided that Tema shall be entitled to any portion of a refund relating to the 2020 Tax Liability paid to Reorganized RRI to the extent such refund relates to such contribution; provided that to the extent a portion of the 2020 Tax Liability is attributable to an increase in applicable commodity prices after July 22, 2020 and Reorganized RRI has insufficient cash available to pay the portion of the 2020 Tax Liability attributable to such increase, Reorganized ROC shall in good faith consult with Tema to consider making a Cash distribution to Reorganized ROC’s 4814-1657-6707 26 equity holders to the extent necessary to enable Reorganized RRI to pay such portion; provided further that under no circumstances shall Reorganized ROC be required to make any Cash distribution to Reorganized RRI or New Rosehill IntermediateCo relating to or on account of the 2020 Tax Liability. 4. Claims in Connection with Debtor in Possession Financing On the Effective Date, the DIP Claims shall be Allowed and deemed to be Allowed Claims in the full amount outstanding under the DIP Credit Agreement and the DIP Orders, including all principal, accrued and unpaid interest on account of the DIP Claims, and all accrued and unpaid fees, expenses, and noncontingent indemnity payable under the DIP Credit Agreement or the DIP Orders. Except to the extent that a Holder of an Allowed DIP Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, release, and discharge of, and in exchange for, each Allowed DIP Claim, each Holder or, in the case of the DIP Upfront Fee, any affiliate thereof identified on Schedule I of the Fee Letter (as defined in the DIP Credit Agreement) shall receive its Pro Rata share of (i) payment in full in Cash of any accrued and unpaid interest, fees, and expenses, provided that the DIP Interest and the DIP Upfront Fee shall only be paid in Cash if (x) the Secured Notes Interest Payment has been paid in full in Cash and (y) the Minimum Liquidity Condition is satisfied after giving effect to the Secured Notes Interest Payment and any portion of the DIP Interest and DIP Upfront Fee that is to be paid hereunder, (ii) its allocated share under the DIP Documents of 1.69% of the Reorganized ROC Units on account of the DIP Backstop Fee, subject to dilution by the MIP Equity, and (iii) 24.15% of the Reorganized ROC Units on account of the outstanding principal amount of DIP Claims (excluding the DIP Backstop Fee), subject to dilution by the MIP Equity; provided, that any Pro Rata share distributed on account of Tema’s Allowed DIP Claim shall be indirectly distributed to Tema in the form of New Rosehill IntermediateCo Units; provided, further that, upon the Effective Date, exclusive of the Preferred Stock Allocated Recovery, Tema shall own 90.84% of the New Rosehill IntermediateCo Units. As a condition to the treatment provided in this Article II.D of the Plan, the full loan amount available under the DIP Credit Agreement shall be loaned to ROC pursuant to the DIP Credit Agreement with 50% being loaned within three (3) Business Days of the entry of the Interim Order and the remaining 50% being loaned within three (3) Business Days of the entry of the Final Order. Upon receiving the treatment set forth in this paragraph, on the Effective Date, all Liens and security interests granted to secure the DIP Claims shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Notwithstanding anything in Article II.D of the Plan to the contrary, Tema’s fees and expenses as a Holder of an Allowed DIP Claim shall constitute Consenting Tema Restructuring Expenses and receive the treatment provided under Article II.E of the Plan Any portion of the DIP Interest or DIP Upfront Fee that is not permitted to be paid in Cash on the Effective Date pursuant to Article II.D of the Plan shall be deemed discharged or otherwise extinguished on the Effective Date. 5. Consenting Creditor Expenses On the Effective Date, the Debtors or Reorganized ROC shall pay in Cash in full the Consenting Creditor Expenses to the extent not already paid; provided that the Consenting Tema 4814-1657-6707 27

Restructuring Expenses shall only be paid on the Effective Date if (i) the Secured Notes Interest Payment has been paid in full in Cash, (ii) the DIP Interest and DIP Upfront Fee have each been paid in full in Cash, and (iii) the Minimum Liquidity Condition is satisfied after giving effect to (i) and (ii) and any portion of the Consenting Tema Restructuring Expenses to be paid hereunder, and any outstanding amount of the Consenting Tema Restructuring Expenses not paid on the Effective Date shall remain an obligation of Reorganized ROC until paid in full in Cash and shall be paid upon the date of the earlier to occur of either the Minimum Liquidity Condition being satisfied or the payment of such Consenting Tema Restructuring Expenses is not prohibited under the Exit RBL Credit Agreement. Any unpaid Claim relating to the Consenting Creditor Expenses shall constitute Allowed Administrative Claims and, subject to the proviso in the immediately preceding paragraph, shall be paid on a current basis in full in Cash on the Effective Date. Nothing herein shall require the Consenting Creditors or their respective professionals to file applications, a Proof of Claim or otherwise seek approval of the Bankruptcy Court as a condition to the payment of such Allowed Administrative Claims. B. Classification and Treatment of Claims and Interests 1. Classification of Claims and Interests. Claims and Interests, except for Administrative Claims, Priority Tax Claims, and Professional Fee Claims, are classified in the Classes set forth in Article III of the Plan. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows: Class Claims and Interests Status Voting Rights Claims and Interests in RRI Not Entitled to Vote (Presumed to Class 1A RRI Other Priority Claims Unimpaired Accept) Not Entitled to Vote (Presumed to Class 2A RRI Other Secured Claims Unimpaired Accept) Not Entitled to Vote (Presumed to Class 3A RRI General Unsecured Claims Unimpaired Accept) Class 4A TRA Claims Impaired Entitled to Vote Not Entitled to Vote (Presumed to Accept Class 5A RRI Intercompany Claims Impaired or Deemed to Reject) 4814-1657-6707 28

Class Claims and Interests Status Voting Rights Class 6A RRI Preferred Equity Interests Impaired Entitled to Vote Class 7A RRI Common Equity Interests Impaired Not Entitled to Vote (Deemed to Reject) Claims and Interests in ROC Not Entitled to Vote (Presumed to Class 1B ROC Other Priority Claims Unimpaired Accept) Not Entitled to Vote (Presumed to Class 2B ROC Other Secured Claims Unimpaired Accept) ROC Revolving Credit Agreement Class 3B Impaired Entitled to Vote Claims Class 4B ROC Secured Note Claims Impaired Entitled to Vote Not Entitled to Vote (Presumed to Class 5B ROC General Unsecured Claim Unimpaired Accept) Not Entitled to Vote (Presumed to Accept Class 6B ROC Intercompany Claims Unimpaired or Deemed to Reject) Not Entitled to Vote (Presumed to Accept Class 7B ROC Preferred Equity Interests Impaired or Deemed to Reject) Not Entitled to Vote (Presumed to Accept Class 8B ROC Common Equity Interests Impaired or Deemed to Reject) 2. Treatment of Claims and Interests. a. Class 1A—RRI Other Priority Claims. (i) Classification: Class 1A consists of all RRI Other Priority Claims. (ii) Treatment: Except to the extent that a Holder of an Allowed RRI Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed RRI Other Priority Claim, each Holder of an Allowed RRI Other Priority Claim will, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), (i) be paid in full in Cash or (ii) otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on 4814-1657-6707 29 which such RRI Other Priority Claim becomes an Allowed RRI Other Priority Claim, in each case, or as soon as reasonably practicable thereafter. (iii) Voting: Class 1A is Unimpaired under the Plan. Holders of Claims in Class 1A are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. b. Class 2A—RRI Other Secured Claims. (i) Classification: Class 2A consists of all RRI Other Secured Claims. (ii) Treatment: Except to the extent that a Holder of an Allowed RRI Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed RRI Other Secured Claim, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), (i) each such Holder will receive payment in full in Cash, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such RRI Other Secured Claim becomes an Allowed RRI Other Secured Claim, in each case, or as soon as reasonably practicable thereafter, (ii) such Holder’s Allowed RRI Other Secured Claim will be Reinstated, or (iii) such Holder will receive such other treatment so as to render such Holder’s Allowed RRI Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code. (iii) Voting: Class 2A is Unimpaired under the Plan. Holders of Claims in Class 2A are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. c. Class 3A—RRI General Unsecured Claims. (i) Classification: Class 3A consists of all RRI General Unsecured Claims. (ii) Treatment: Except to the extent that a Holder of an Allowed RRI General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction of such 4814-1657-6707 30

Allowed RRI General Unsecured Claim, at the option of the Debtors or the Reorganized Debtors, (i) each such Holder will receive payment in full in Cash, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such RRI General Unsecured Claim becomes an Allowed RRI General Unsecured Claim, in each case, or as soon as reasonably practicable thereafter, or (ii) such Holder’s Allowed RRI General Unsecured Claim will be Reinstated, in which case any payment in satisfaction of such Allowed ROC General Unsecured Claim shall be paid no earlier than the date it becomes due and payable against ROC. (iii) Class 3A is Unimpaired under the Plan. Holders of Claims in Class 3A are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. d. Class 4A—TRA Claims (i) Classification: Class 4A consists of all TRA Claims. (ii) Treatment: In conjunction with Article III.B.13 of the Plan, on the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for the TRA Claims, the Holder of the TRA Claims shall receive (a) 4.08% of the Reorganized ROC Units, subject to dilution by the MIP Equity, and (b) solely to the extent the Preferred Stock Allocated Recovery is not distributed to Holders of RRI Preferred Equity Interests as set forth in Article III.B.6 of the Plan, the Preferred Stock Allocated Recovery; provided, that any distribution to Tema as the Holder of the Allowed TRA Claims shall be indirectly distributed to Tema in the form of New Rosehill IntermediateCo Units; provided, further that, upon the Effective Date, exclusive of the Preferred Stock Allocated Recovery, Tema shall own 90.84% of the New Rosehill IntermediateCo Units. (iii) Voting: Class 4A is Impaired under the Plan. Holders of the TRA Claims in Class 4A are entitled to vote to accept or reject the Plan. e. Class 5A—RRI Intercompany Claims 4814-1657-6707 31

(i) Classification: Class 5A consists of all RRI Intercompany Claims. (ii) Treatment: On the Effective Date, all RRI Intercompany Claims shall, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), either be (i) Reinstated (provided that such Reinstatement does not result in any right to ongoing distributions or Claims against the Reorganized Debtors), (ii) cancelled, released, and extinguished, and will be of no further force or effect, or (iii) otherwise addressed at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders) such that Holders of RRI Intercompany Claims, upon the Effective Date or on a go-forward basis, will not receive any distribution on account of such RRI Intercompany Claims. (iii) Voting: Class 5A is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Claims in Class 5A are not entitled to vote to accept or reject the Plan. f. Class 6A—RRI Preferred Equity Interests (i) Classification: Class 6A consists of all RRI Preferred Equity Interests (ii) Treatment: On the Effective Date, if (i) Class 6A votes to accept the Plan pursuant to Bankruptcy Code section 1126 and (ii) no Holder of RRI Preferred Equity Interests objects to the Plan, including the allowance or priority of the TRA Claims, then (A) on the Effective Date, each Holder of RRI Preferred Equity Interests will receive, in full and final satisfaction of such Interests, its Pro Rata share of 1.48% of the Reorganized ROC Units subject to dilution by the MIP Equity (the “Preferred Stock Allocated Recovery”), and (B) Holders of RRI Series B Preferred Stock shall waive and release any right to any recovery on account of such RRI Series B Preferred Stock (the “Series B Allocated Recovery”), with all such Series B Allocated Recovery being distributed to the Holders of RRI Series A Preferred 4814-1657-6707 32

Stock; provided, that any distribution to Holders of RRI Preferred Equity Interests shall be indirectly distributed in the form of Reorganized RRI Shares; and provided, further that, upon the Effective Date, Holders of RRI Preferred Equity Interests shall own 100% of the Reorganized RRI Shares, which shall own 9.16% of the New Rosehill IntermediateCo Units. If (x) Class 6A does not vote to accept the Plan pursuant to Bankruptcy Code section 1126, or (y) any Holder of RRI Preferred Equity Interests objects to the Plan, including the allowance or priority of the TRA Claims, then (a) the Holders of RRI Preferred Equity Interests shall not (directly or indirectly) receive any portion of the Preferred Stock Allocated Recovery, and (b) the Preferred Stock Allocated Recovery shall be distributed (directly or indirectly) to Class 4A on account of the TRA Claims. On the Effective Date, all RRI Preferred Equity Interests shall be cancelled and extinguished. (iii) Voting: Class 6A is Impaired under the Plan. Holders of Interests in Class 6A are entitled to vote to accept or reject the Plan. g. Class 7A—RRI Common Equity Interests (i) Classification: Class 7A consists of all RRI Common Equity Interests (ii) Treatment: On the Effective Date, all RRI Common Equity Interests shall be cancelled and extinguished. Holders of RRI Common Equity Interests shall not receive any distribution or retain any property pursuant to the Plan. (iii) Voting: Class 7A is Impaired under the Plan. Holders of Interests in Class 7A are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan. h. Class 1B—ROC Other Priority Claims. (i) Classification: Class 1B consists of all ROC Other Priority Claims. (ii) Treatment: Except to the extent that a Holder of an Allowed ROC Other Priority Claim agrees to a less 4814-1657-6707 33 favorable treatment, in full and final satisfaction of such Allowed ROC Other Priority Claim, each Holder of an Allowed ROC Other Priority Claim will, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), (i) be paid in full in Cash or (ii) otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such ROC Other Priority Claim becomes an Allowed ROC Other Priority Claim, in each case, or as soon as reasonably practicable thereafter. (iii) Voting: Class 1B is Unimpaired under the Plan. Holders of Claims in Class 1B are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. i. Class 2B—ROC Other Secured Claims. (i) Classification: Class 2B consists of all ROC Other Secured Claims. (ii) Treatment: Except to the extent that a Holder of an Allowed ROC Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed ROC Other Secured Claim, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), (i) each such Holder will receive payment in full in Cash, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such ROC Other Secured Claim becomes an Allowed ROC Other Secured Claim, in each case, or as soon as reasonably practicable thereafter, (ii) such Holder’s Allowed ROC Other Secured Claim will be Reinstated, or (iii) such Holder will receive such other treatment so as to render such Holder’s Allowed ROC Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code. (iii) Voting: Class 2B is Unimpaired under the Plan. Holders of Claims in Class 2B are conclusively presumed to have 4814-1657-6707 34 accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. j. Class 3B—ROC Revolving Credit Agreement Claims. (i) Classification: Class 3B consists of all ROC Revolving Credit Agreement Claims. (ii) Treatment: On the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for the ROC Revolving Credit Agreement Claims (other than Claims in respect of (i) Prepetition Interest Rate Swaps and (ii) prepetition Secured Cash Management Agreements (as defined in the ROC Revolving Credit Agreement)), each Holder of an ROC Revolving Credit Agreement Claim shall receive issuance of the principal amount owing under the Exit RBL Credit Agreement in the amount of its Pro Rata share of such Holder’s ROC Revolving Credit Claim Principal Amount. On the Effective Date, Claims in respect of Prepetition Interest Rate Swaps shall not be discharged and shall remain an obligation of the Reorganized Debtors pursuant to the secured swap agreements entered into in connection with the Exit RBL Credit Agreement. On the Effective Date, Claims in respect of prepetition Secured Cash Management Agreements (as defined in the ROC Revolving Credit Agreement) shall not be discharged and shall remain an obligation of the Reorganized Debtors pursuant to the secured cash management agreements entered into in connection with the Exit RBL Credit Agreement. (iii) Voting: Class 3B is Impaired under the Plan. Holders of Claims in Class 3B are entitled to vote to accept or reject the Plan. k. Class 4B—ROC Secured Note Claims. (i) Classification: Class 4B consists of all ROC Secured Note Claims. (ii) Treatment: On the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for the ROC Secured Note Claims, each Holder of the ROC Secured Note Claims shall receive its Pro Rata share of (a) 68.60% of the Reorganized ROC Units, subject to dilution by the MIP Equity, and (b) to the extent the 4814-1657-6707 35

Minimum Liquidity Condition is satisfied, the Secured Notes Interest Payment (or any portion thereof) that may be paid while still satisfying the Minimum Liquidity Condition. In the event any portion of the Secured Notes Interest Payment is not permitted to be paid on the Effective Date because the Minimum Liquidity Condition is not satisfied, then such portion shall be deemed discharged or otherwise extinguished on the Effective Date. (iii) Voting: Class 4B is Impaired under the Plan. Holders of Claims in Class 4B are entitled to vote to accept or reject the Plan. l. Class 5B—ROC General Unsecured Claims. (i) Classification: Class 5B consists of all ROC General Unsecured Claims. (ii) Treatment: Except to the extent that a Holder of an Allowed ROC General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed ROC General Unsecured Claim, at the option of the Debtors or the Reorganized Debtors, (i) each such Holder will receive payment in full in Cash, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such ROC General Unsecured Claim becomes an Allowed ROC General Unsecured Claim, in each case, or as soon as reasonably practicable thereafter, or (ii) such Holder’s Allowed ROC General Unsecured Claim will be Reinstated, in which case any payment in satisfaction of such Allowed ROC General Unsecured Claim shall be paid no earlier than the date it becomes due and payable against ROC. (iii) Voting: Class 5B is Unimpaired under the Plan. Holders of Claims in Class 5B are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. m. Class 6B—ROC Intercompany Claims (i) Classification: Class 6B consists of all ROC Intercompany Claims. (ii) Treatment: 4814-1657-6707 36

I. On the Effective Date, RRI, in full and final satisfaction of its claims, rights, and interests against ROC under the ROC LLC Agreement with respect to the TRA Claims, shall receive for the sole and exclusive benefit of the Holder of the TRA Claims, the treatment provided under the Plan for the Holder of the TRA Claims under Article III.B.4, of the Plan which shall be paid directly to the Holder of the TRA Claims. II. On the Effective Date, any other ROC Intercompany Claims shall, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), either be (i) Reinstated (provided that such Reinstatement does not result in any right to ongoing distributions or Claims against the Reorganized Debtors), (ii) cancelled, released, and extinguished, and will be of no further force or effect, or (iii) otherwise addressed at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders) such that Holders of ROC Intercompany Claims, upon the Effective Date or on a go-forward basis, will not receive any distribution on account of such ROC Intercompany Claims. (iii) Voting: Class 6B is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Claims in Class 6B are not entitled to vote to accept or reject the Plan. n. Class 7B—ROC Preferred Equity Interests (i) Classification: Class 7B consists of all ROC Preferred Equity Interests (ii) Treatment: On the Effective Date, all ROC Preferred Equity Interests shall, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), either 4814-1657-6707 37 be (i) Reinstated (provided that such Reinstatement does not result in any right to ongoing distributions or Claims against the Reorganized Debtors), (ii) cancelled, released, and extinguished, and will be of no further force or effect, or (iii) otherwise addressed at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders) such that Holders of ROC Preferred Equity Interests, upon the Effective Date or on a go-forward basis, will not receive any distribution on account of such ROC Preferred Equity Interests. (iii) Voting: Class 7B is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Interests in Class 7B are not entitled to vote to accept or reject the Plan. o. Class 8B—ROC Common Equity Interests (i) Classification: Class 8B consists of all ROC Common Equity Interests (ii) Treatment: On the Effective Date, all ROC Common Equity Interests shall, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), either be (i) Reinstated, (ii) cancelled, released, and extinguished, and will be of no further force or effect, or (iii) otherwise addressed at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders) such that Holders of ROC Common Equity Interests will not receive any distribution on account of such ROC Common Equity Interests. (iii) Voting: Class 8B is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Interests in Class 8B are not entitled to vote to accept or reject the Plan. 4814-1657-6707 38

3. Special Provision Governing Unimpaired Claims. Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims. 4. Acceptance or Rejection of the Plan. a. Voting Classes. Classes 4A, 6A, 3B, and 4B are Impaired under the Plan. The Holders of Claims in such Classes are entitled to vote to accept or reject the Plan. b. Presumed Acceptance of the Plan. Classes 1A, 2A, 3A, 1B, 2B, 5B, and 6B are or may be Unimpaired under the Plan. The Holders of Claims in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan. c. Deemed Rejection of the Plan. Classes 5A, 7A, 7B, and 8B are or may be Impaired under the Plan and are receiving no recovery under the Plan. The Holders of Claims and Interests in such Classes are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan. 5. Elimination of Vacant Classes. Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class. 6. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. Provided Classes 4A, 3B and/or 4B votes to accept the Plan, the Debtors request Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any Class that does not vote to accept the Plan. 7. Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy at or before the hearing conducted by the Bankruptcy Court to consider confirmation 4814-1657-6707 39 of the Plan. Any dispute with respect to impairment that is not raised in sufficient time to enable the Bankruptcy Court to determine such dispute on or prior to the Confirmation Date shall be deemed waived. 8. Subordinated Claims. The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors and Reorganized Debtors, as applicable, reserve the right to reclassify any Allowed Claim or Allowed Interest, other than the Prepetition Secured Claims or the TRA Claims, in accordance with any contractual, legal, or equitable subordination relating thereto. C. Means for Implementation of the Plan 1. No Substantive Consolidation. The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan. To the extent any individual Debtor’s chapter 11 plan is not confirmable, the Debtors reserve the right to sever such Debtor from the Plan. 2. Formation of New Entities; Issuance of New Equity Interests. On or after the Confirmation Date and prior to the Effective Date, New Rosehill IntermediateCo will be formed as a new Delaware limited liability company by filing the New Rosehill IntermediateCo Certificate with the Secretary of State of the State of Delaware. As of the Effective Date, the New Equity Interests will be issued and distributed to Holders of Claims and Interests against the Debtors as set forth in Article II.D and III.B.4, 6, 11, and Article IV.H.3 and P of the Plan, pursuant to and in accordance with the Plan, in each case, as provided in the Implementation Memorandum. Each such issuance and distribution of the New Equity Interests shall be authorized without the need for any further corporate or limited liability company action and without the need for any further consent, approval or action by any Holders of Claims or Interests or any other Entity. Each issuance and distribution of the New Equity Interests, respectively, under the Plan shall be governed by the applicable terms and conditions set forth in the Plan, the Implementation Memorandum, and by the terms and conditions of the, respective New Organizational Documents, which terms and conditions shall bind each such recipient of the New Equity Interests. 4814-1657-6707 40

On the Effective Date, the Reorganized Debtors will each be authorized to and shall issue or execute and deliver, as applicable, in accordance with the Implementation Memorandum, New Equity Interests and New Organizational Documents, as applicable, in each case, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. 3. Dissolution of RRI. On or immediately after the Effective Date and in accordance with Article III of the Plan, the Debtors shall effectuate the cancellation of all Claims or Interests in or against the Debtors. If, pursuant to Article III.B.6 of the Plan, the Holders of RRI Preferred Equity Interests receive the Preferred Stock Allocated Recovery on account of the RRI Preferred Equity Interests, RRI shall remain in existence pursuant to the terms of the Plan. If, pursuant to Article III.B.6 of the Plan, the Holders of RRI Preferred Equity Interests do not receive the Preferred Stock Allocated Recovery on account of the RRI Preferred Equity Interests, RRI shall be dissolved in accordance with applicable Delaware law only if Tema does not receive any distribution on account of the Preferred Stock Allocated Recovery through an interest in Reorganized RRI, which shall be determined by the Debtors, Tema, and the Secured Noteholders in their reasonable discretion. 4. Continued Organizational Existence and Vesting of Assets in the Reorganized Debtors; Continued Operations. Except as otherwise provided herein, as of the Effective Date: (1) Reorganized ROC shall exist as a separate legal entity, with all powers in accordance with the laws of the state of Delaware and the Reorganized ROC LLC Agreement; (2) Reorganized RRI shall exist as a separate legal entity, with all powers in accordance with the laws of the state of Delaware and the Reorganized RRI Bylaws; and (3) New Rosehill IntermediateCo shall exist as a separate legal entity, with all powers in accordance with the laws of the state of Delaware and the New Rosehill IntermediateCo LLC Agreement. On the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor under the Plan other than the New Rosehill IntermediateCo Units, shall vest, subject to the Restructuring Transactions, in Reorganized ROC, and the New Equity Interests shall vest in the recipient provided under the Plan, in each case free and clear of all Claims, Liens, charges, other encumbrances, Interests and other interests other than those relating to the Exit RBL Debt Documents. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each of the Reorganized Debtors may pay the respective charges that they incur on or after the Effective Date for appropriate Professionals’ fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Bankruptcy Court. 4814-1657-6707 41

5. Restructuring Transactions. On or before the Effective Date, or as soon thereafter as reasonably practicable, the applicable Debtors or the Reorganized Debtors shall enter into and shall take any actions as may be necessary or appropriate to effect the Restructuring Transactions. The actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Restructuring Support Agreement and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities and the Required Consenting Creditors may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Restructuring Support Agreement and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law, each of which shall be on terms acceptable to the Required Consenting Creditors; and (4) all other actions that the applicable Entities, with the consent of the Required Consenting Creditors (it being understood that the Required Consenting Creditors’ consent may not be unreasonably withheld), determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan. On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors, as applicable, shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring Transactions. 6. New Debt Documents. On the Effective Date: Reorganized ROC shall be authorized to incur or issue the indebtedness under the Exit RBL Credit Agreement and any related agreements or filings (including secured swap agreements entered into in connection with the Exit RBL Credit Agreement evidencing the Prepetition Interest Rate Swaps and Postpetition Hedging Arrangements and secured cash management agreements entered into in connection with the Exit RBL Credit Agreement evidencing Claims in respect of prepetition Secured Cash Management Agreements (as defined in the ROC Revolving Credit Agreement)) without the need for any further corporate, limited liability company or partnership action and without further action by or approval of the Bankruptcy Court, and the Exit RBL Debt Documents and any related agreements or filings shall be executed, or deemed executed, as applicable, and delivered. 7. Sources of Cash for Plan Distributions. The Debtors or Reorganized Debtors, as applicable, are authorized to execute and deliver any documents necessary or appropriate to obtain Cash for funding the Plan, including by borrowing funds pursuant to the DIP Credit Agreement. All consideration necessary for the Reorganized Debtors to make payments or distributions pursuant hereto (including payments to 4814-1657-6707 42 effect the Required Exit Availability) shall be obtained through a combination of one or more of the following: (a) Cash on hand of the Debtors and their Estates, including Cash from business operations; (b) proceeds of the DIP Facility; (c) the proceeds of any tax refunds; (d) the proceeds of any Causes of Action; and (e) any other means of financing or funding that the Debtors or the Reorganized Debtors determine is necessary or appropriate, subject to the Consenting Creditor Consent Right and the terms of the Exit RBL Debt Documents and New Organizational Documents. 8. Governance, Directors and Officers; Employment-Related Agreements and Compensation Programs; Other Agreements. a. The New LLC Agreements and Other New Organizational Documents Forms of the New Organizational Documents will be included in the Plan Supplement and shall be subject to the Consenting Creditor Consent Right. The New Organizational Documents, the certificate of incorporation or organization and bylaws, and such other comparable constituent documents of the Reorganized Debtors shall, among other things, prohibit the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. On the Effective Date, the limited liability company agreement of ROC will be amended and restated as the Reorganized ROC LLC Agreement and will be executed by New Rosehill IntermediateCo and EIG as the sole members of Reorganized ROC. In addition, New Rosehill IntermediateCo and all recipients of New Rosehill IntermediateCo Units issued pursuant to the Plan shall be deemed to be parties to and bound by the New Rosehill LLC Agreement, without the need for execution by any such Entity other than New Rosehill IntermediateCo. On the Effective Date, the bylaws of RRI will be amended and restated as the Reorganized RRI Bylaws, and all recipients of Reorganized RRI Shares shall be deemed to be bound by the Reorganized Bylaws, without further corporate action. The respective New Organizational Documents shall be binding on all transferees and other holders of the New Equity Interests issued pursuant to such New Organizational Documents, regardless of whether they execute the New Organizational Documents. Notwithstanding the foregoing, a Holder of an Allowed DIP Claim, Allowed ROC Secured Note Claim, or Allowed TRA Claim will not be entitled to receive their respective distribution of Reorganized ROC Units or New Rosehill IntermediateCo Units pursuant to the Plan unless and until such Holder delivers to a duly executed counterpart signature page to the Reorganized ROC LLC Agreement or New Rosehill LLC Agreement, as applicable. At any time after the Effective Date, any one or more of the Reorganized Debtors may amend its respective certificate of formation or limited liability company agreement to the extent permitted by applicable non-bankruptcy law and subject to the terms and conditions set forth in the applicable constituent documents. Subject to the Implementation Memorandum, on or prior to the Effective Date, or as soon thereafter as is practicable, each Reorganized Debtor shall file any such certificate of formation or certificate of incorporation (or comparable constituent documents) with the secretary of state or jurisdiction or similar office of the state or jurisdiction in which such Reorganized Debtor is incorporated or organized, to the extent required by and in 4814-1657-6707 43 accordance with the applicable corporate, limited liability company or partnership law, as applicable, of such state or jurisdiction. b. Directors and Officers of the Reorganized Debtors In accordance with section 1129(a)(5) of the Bankruptcy Code, to the extent known, the initial members of the Reorganized ROC Board and the other directors, managers, and officers of Reorganized ROC, as of the Effective Date, shall be identified in a disclosure to be included in the Plan Supplement. c. Management Incentive Plan Within sixty (60) days after the Effective Date, the Reorganized ROC Board shall adopt a post-emergence management incentive plan (the “Management Incentive Plan”) that provides for the issuance of equity, options and/or other equity-based awards (collectively, “Awards”) to employees and directors of the Reorganized Debtors in the form of restricted units, options, Reorganized ROC Units, or other rights exercisable, exchangeable, or convertible into Reorganized ROC Units representing up to 10% of the Reorganized ROC Units on a fully diluted, as-converted, and fully distributed basis (the “MIP Equity”). The other terms and conditions of the Management Incentive Plan (including, but not limited to, participants, timing and amount of awards, vesting, exercise prices, etc.) shall be determined by the Reorganized ROC Board no later than sixty (60) days after the Effective Date. The form of the Awards, the participants in the Management Incentive Plan, the allocations of the Awards to such participants (including the amount of allocations and the timing of the grant of the Awards), and the terms and conditions of the Awards (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined by the Reorganized ROC Board in its sole discretion. d. Employee and Retiree Benefits Unless otherwise provided herein, and subject to Article V of the Plan, all employee wages, compensation, and benefit programs in place as of the Effective Date with the Debtors shall be assumed by the Debtors, and shall be assigned to or revest in Reorganized ROC and shall remain in place as of the Effective Date, and Reorganized ROC will continue to honor such agreements, arrangements, programs, and plans. For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. With respect to all existing employment agreements and retention and incentive programs for the Debtors’ senior management ((i) President and Chief Executive Officer, (ii) Senior Vice President and Chief Financial Officer, (iii) Vice President- Commercial and Reserves, and (iv) Vice President, General Counsel, Corporate Secretary and Compliance Officer (each, a “Senior Employee”)), on the Effective Date, (a) such employment agreements and retention and incentive programs shall be assumed by the Debtors, and shall be assigned to or revest in Reorganized ROC, to the extent such agreements are amended to include terms and conditions that must be agreed by the applicable Senior Employee, the Debtors, and the Required Secured Noteholders, or (b) such employment agreements and retention and incentive programs will be rejected on the Effective Date pursuant to the terms of the Senior 4814-1657-6707 44

Employee Termination Term Sheet, with the Claims set forth in the Senior Employee Termination Term Sheet being Allowed as of the Effective Date and paid pursuant to the terms of the Senior Employee Termination Term Sheet, and on the Effective Date, each Senior Employee shall enter into the Senior Employee Consulting Agreements. e. Other Matters Notwithstanding anything to the contrary in the Plan, no provision in any contract, agreement or other document with the Debtors that is rendered unenforceable against the Debtors or the Reorganized Debtors pursuant to sections 541(c), 363(l) or 365(e)(1) of the Bankruptcy Code, or any analogous decisional law, shall be enforceable against the Debtors or Reorganized Debtors as a result of the Plan. f. Transactions Effective as of the Effective Date Pursuant to section 1142 of the Bankruptcy Code, the following shall occur and be effective as of the Effective Date, if no such other date is specified in such other documents, including the Implementation Memorandum, and shall be authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders, members, managers or directors of the Debtors or any of the Reorganized Debtors: (a) the Restructuring Transactions; (b) the adoption of the New Organizational Documents; (c) the election or appointment, as applicable, of the initial members of the Reorganized ROC Board and the other directors, managers, and officers of the Reorganized Debtors as of the Effective Date; (d) the distribution of Cash and other property pursuant to the Plan, subject to Article VI of the Plan; (e) the authorization and issuance of the indebtedness under the Exit RBL Credit Agreement and entry into the Exit RBL Debt Documents; (f) the authorization and issuance of the New Equity Interests pursuant to the Plan; (g) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; (h) the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; and (i) any other matters provided for under the Plan or described in the Implementation Memorandum involving the corporate structure of the Debtors or Reorganized Debtors or any corporate, limited liability company or partnership action to be taken by or required of a Debtor or Reorganized Debtor. 9. Section 1145 Exemption. To the maximum extent provided by section 1145(a) of the Bankruptcy Code, the offering, issuance and distribution under the Plan of the New Equity Interests and indebtedness under that Exit RBL Credit Agreement (collectively, the “New Securities”) are intended to be exempt from the registration requirements of Section 5 of the Securities Act and any other applicable federal, state or local law requiring the registration of any offering, issuance, distribution or sale of securities. The exemptions provided for in section 1145 of the Bankruptcy Code do not apply to an entity that is deemed an “underwriter” as such term is defined in section 1145(b) of the Bankruptcy Code. To the extent that such exemption under section 1145(a) is not available with respect to the offering, issuance and distribution of any of the New Securities, the offering, issuance and/or distribution, as applicable, of such New Securities are intended to be 4814-1657-6707 45 made pursuant to the exemption set forth in section 4(a)(2) of the Securities Act or another exemption thereunder. The New Securities issued and distributed under the Plan shall be authorized without the need for further corporate or limited liability company action with respect to any of the Reorganized Debtors or without any further action by any Entity, and once issued, all such New Securities shall be duly authorized and validly issued. Resales of the New Securities issued and distributed under the Plan will be subject to, among other things: (i) the contractual restrictions on transfer contained in the Organizational Documents; (ii) the Exit RBL Credit Agreement, in the case of any indebtedness thereunder; (iii) applicable regulatory approval, if any; and (iv) compliance with applicable securities laws (e.g., restrictions on resale of “control securities” under Rule 144 under the Securities Act). In addition, to the extent that any New Securities distributed under the Plan are not covered by section 1145(a), such New Securities will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom. 10. General Settlement of Claims and Interests. As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including (1) any challenge to the amount, validity, perfection, enforceability, priority or extent of the DIP Claims, Prepetition Secured Claims, or the TRA Claims, and (2) any claim to avoid, subordinate, or disallow the DIP Claims, Prepetition Secured Claims, or the TRA Claims, whether under any provision of chapter 5 of the Bankruptcy Code, on any equitable theory (including equitable subordination, equitable disallowance, or unjust enrichment) or otherwise. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final. 11. Cancellation of Existing Securities and Agreements. On the Effective Date, except to the extent otherwise provided in the Plan or the Implementation Memorandum (including with respect to Prepetition Interest Rate Swaps), prepetition Secured Cash Management Agreements (as defined in the ROC Revolving Credit Agreement)), all notes, instruments, certificates, and other documents evidencing Claims or Interests, including the Prepetition Secured Claims and the Existing Equity Interests, shall be deemed cancelled and surrendered without any need for a Holder to take further action with respect thereto and the obligations of the Debtors or Reorganized Debtors, as applicable, 4814-1657-6707 46 thereunder or in any way related thereto shall be deemed satisfied in full and discharged; provided, however, that notwithstanding Confirmation or Consummation, any such agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of allowing Holders to receive distributions under the Plan; provided further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtor, as applicable. Notwithstanding anything to the contrary in the Plan, including this paragraph, the Liens of the ROC Revolving Credit Agreement Agent pursuant to the ROC Revolving Credit Agreement Documents shall be deemed to become Liens under the Exit RBL Debt Documents, and shall not be discharged hereby. 12. Corporate, Limited Liability Company and Partnership Action. Upon the Effective Date, all actions contemplated under the Plan, in accordance with the Implementation Memorandum, shall be deemed authorized and approved in all respects, including: (1) selection of the Reorganized ROC Board and the other directors, managers, and officers of the Reorganized Debtors; (2) implementation of the Restructuring Transactions; (3) the entry by the applicable Reorganized Debtor into the Exit RBL Debt Documents and the New Organizational Documents; (4) the issuance of the New Equity Interests; (5) only if applicable pursuant to the Plan, the dissolution of RRI; (6) with respect to all intercompany obligations among the Debtors, the Debtors, with the consent of the Majority DIP Lenders and in consultation in good faith with the Consenting Revolving Credit Agreement Lenders, shall either: (a) extinguish, (b) compromise by distribution, contribution or otherwise, or (c) Reinstate such intercompany obligations; and (7) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date), without the need for any further corporate, limited liability company or partnership action and without the need for any further consent, approval or action by any Holders of Claims or Interests or any other Entity. All matters provided for in the Plan involving the organizational structure of the Debtors and the Reorganized Debtors, as applicable, and any corporate, limited liability company or partnership action required by the Debtors and the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors and the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute (or deemed to have executed), and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the Exit RBL Debt Documents and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.L of the Plan shall be effective notwithstanding any requirements that would otherwise apply under applicable non-bankruptcy law. 13. Effectuating Documents; Further Transactions. From and after the Effective Date, the Debtors and the Reorganized Debtors and the officers and members of the boards of managers thereof, as applicable, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other 4814-1657-6707 47 agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan in the name of and on behalf of the Debtors and the Reorganized Debtors, as applicable, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan. 14. Section 1146 Exemption. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property or interests pursuant to the Plan, including the recording of any amendments to such transfers, or any new mortgages or liens placed on the property in connection with such transfers, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. 15. Preservation of Causes of Action; Release of Avoidance Actions. In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Debtors and the Reorganized Debtors, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the rights of the Debtors and Reorganized Debtors, as applicable, to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the following Causes of Action, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date: all Causes of Action that arise under (a) sections 544, 547, and 548 of the Bankruptcy Code and (b) state fraudulent conveyance law, in each case, solely related to payments made in the 90 days prior to the Petition Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including under Article VIII of the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled pursuant to the Plan or a Final Order, the Debtors and Reorganized Debtors, as applicable, expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Debtors and the Reorganized Debtors, as applicable, reserve and shall retain the Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease 4814-1657-6707 48

during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3)(B) of the Bankruptcy Code, any Causes of Action that a Debtor or its Estate may hold against any Entity shall vest in the Debtors or the Reorganized Debtors, as applicable. The applicable Debtors or the Reorganized Debtors through their respective authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. On or after the Effective Date, the Debtors and the Reorganized Debtors, as applicable, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. Notwithstanding anything to the contrary contained in the foregoing, on the Effective Date, the Debtors, on behalf of themselves and their Estates, shall be deemed to have released any and all Avoidance Actions. The Debtors and the Reorganized Debtors, any of their successors or assigns, and any Entity acting on behalf of the Debtors or the Reorganized Debtors, shall each be deemed to have waived the right to pursue any and all Avoidance Actions, except for Avoidance Actions brought as counterclaims or defenses to claims asserted against the Debtors. 16. Implementation The corporate actions implementing the Restructuring Transactions pursuant to this Plan shall be set forth in the Implementation Memorandum filed with the Plan Supplement. Notwithstanding anything herein to the contrary, the Restructuring Transactions involving DIP Claims, TRA Claims, ROC Secured Note Claims, and the RRI Preferred Equity Interests (assuming the Holders of RRI Series A Preferred Stock receive the Preferred Stock Allocated Recovery pursuant to Article III.B.6.b of the Plan) will be implemented (or deemed to be or treated as being implemented) as follows (and in the following order): a. Each of Tema and RRI contributes its Interests in ROC to New Rosehill IntermediateCo. b. Tema contributes the TRA Claims to New Rosehill IntermediateCo in exchange for New Rosehill IntermediateCo Units. Simultaneously, New Rosehill IntermediateCo assumes RRI’s obligations under the TRA. c. EIG contributes its DIP Claims (excluding any DIP Interest that is paid in Cash pursuant to the terms of the Plan) to ROC (which becomes Reorganized ROC) in exchange for Reorganized ROC Units. d. Tema contributes its DIP Claims (excluding any DIP Interest that is paid in Cash pursuant to the terms of the Plan) to New Rosehill IntermediateCo in exchange for New Rosehill IntermediateCo Units, and such DIP Claims shall be deemed satisfied in full as set 4814-1657-6707 49 forth in Article II.D. of the Plan. New Rosehill IntermediateCo is recapitalized in connection therewith. e. EIG contributes its ROC Secured Note Claims to Reorganized ROC in exchange for Reorganized ROC Units. Following these transactions, EIG and New Rosehill IntermediateCo will own 83.84% and 16.16%, respectively, of all of the Reorganized ROC Units. f. RRI undertakes a recapitalization (and becomes Reorganized RRI), with Holders of RRI Series A Preferred Stock receiving 100% of the Reorganized RRI Shares and all other Equity Interests in RRI being cancelled and extinguished. D. Settlement, Release, Injunction, and Related Provisions 1. Discharge of Claims and Termination of Interests. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the Exit RBL Debt Documents or in any other contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, or whether asserted or unasserted, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date. 2. Release of Liens. Except for Liens granted pursuant to the Exit RBL Debt Documents or as otherwise provided in the Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable distributions made to Secured Claims pursuant to the Plan, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with the Plan, all 4814-1657-6707 50 mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Except for Liens granted pursuant to the Exit RBL Debt Documents, any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors or Exit RBL Credit Agreement Agent to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. Except for Liens granted pursuant to the Exit RBL Debt Documents, to the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors, or Exit RBL Credit Agreement Agent that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. 3. Releases by the Debtors. Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed hereby to be, fully, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, their Estates, and any person seeking to exercise the rights of the Debtors or their Estates, including any successors to the Debtors or any Estates representatives appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative claims asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, contingent or noncontingent, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors, or their Estates, including any successors to the Debtors or any Estates representative appointed or selected pursuant to section 1123(b) of the Bankruptcy Code, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, 4814-1657-6707 51 a Debtor or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part: a. the Debtors (including the capital structure, management, ownership, or operation thereof), the business or contractual arrangement between the Debtors and any Released Party, any Securities issued by the Debtors and the ownership thereof, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among the Debtors, the ROC Revolving Credit Agreement, the Note Purchase Agreement, the TRA, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement, the Exit RBL Debt Documents, or the Plan (including, for the avoidance of doubt, the Plan Supplement); b. any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement, the Exit RBL Debt Documents, the Plan, or the Plan Supplement, before or during the Chapter 11 Cases; c. the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Disclosure Statement or the Plan, the solicitation of votes with respect to the Plan, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement; or d. any related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, including all Avoidance Actions or other relief obtained by the Debtors in the Chapter 11 Cases. 4814-1657-6707 52

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any other document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit RBL Debt Documents, or any Claim or obligation arising under the Plan, or (ii) the rights of any Holder of Allowed Claims or Allowed Interests to receive distributions under the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the foregoing releases by the Debtors, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the foregoing releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the foregoing Debtor release; (c) in the best interests of the Debtors and their Estates and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the foregoing releases. 4. Releases by the Releasing Parties. Except as otherwise expressly set forth in the Plan or the Confirmation Order, on and after the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed hereby to be, fully, conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each Releasing Party, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, contingent or non-contingent, in law, equity, contract, tort, or otherwise, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part: a. the Debtors (including the capital structure, management, ownership, or operation thereof), the business or contractual arrangement between the Debtors and any Released Party, any Securities issued by the Debtors and the ownership thereof, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions 4814-1657-6707 53 brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among the Debtors, the ROC Revolving Credit Agreement, the Note Purchase Agreement, the TRA, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement, the Exit RBL Debt Documents, or the Plan (including, for the avoidance of doubt, the Plan Supplement); b. any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement, the Exit RBL Debt Documents, the Plan, or the Plan Supplement, before or during the Chapter 11 Cases; c. the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Disclosure Statement or the Plan, the solicitation of votes with respect to the Plan, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement; or d. any related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, including all Avoidance Actions or other relief obtained by the Debtors in the Chapter 11 Cases. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any party of any obligations related to customary banking products, banking services or other financial accommodations not related to the Restructuring Transactions (except as may be expressly amended or modified by the Plan and the Exit RBL Debt Documents, or any other financing document under and as defined therein), (ii) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or any agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit RBL Debt Documents, or any Claim or obligation arising under the Plan, or (iii) the rights of Holders of Allowed Claims or Allowed Interests to receive distributions under the Plan. 4814-1657-6707 54

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the foregoing third-party release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the foregoing third-party release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for a substantial contribution and for the good and valuable consideration provided by the Released Parties that is important to the success of the Plan; (d) a good faith settlement and compromise of the Claims released by the foregoing third-party release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the foregoing third- party release. 5. Exculpation. Except as otherwise specifically provided in the Plan or the Confirmation Order, no Exculpated Party shall have or incur liability for, and each Exculpated Party shall be released and exculpated from any Claims and Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the Restructuring Support Agreement and related prepetition transactions (including the ROC Revolving Credit Agreement, the Note Purchase Agreement, and the TRA), the Disclosure Statement, the Plan, the DIP Facility, the Exit RBL Debt Documents, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), including any document created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties and other parties set forth above have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. 4814-1657-6707 55

6. Injunction Except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations or distributions issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold the Released Claims are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Released Claims; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any Released Claims; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property of such Entities on account of or in connection with or with respect to any Released Claims; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or the Estates of such Entities on account of or in connection with or with respect to any Released Claims unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Released Claims released or settled pursuant to the Plan. Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in Article VIII.F of the Plan. 7. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. 4814-1657-6707 56

8. Setoffs. Except as otherwise expressly provided for in the Plan, each Reorganized Debtor pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtors, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtors of any such claims, rights, and Causes of Action that such Debtor or Reorganized Debtors may possess against such Holder. 9. Recoupment. In no event shall any Holder of a Claim be entitled to recoup any Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless (1) such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date or (2) such Claim is Reinstated under the Plan. 10. Subordination Rights. The classification and treatment of all Claims and Interests under the Plan shall conform to and with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and, subject to the provisions of Article III.H of the Plan, any such subordination rights shall be settled, compromised, and released pursuant to the Plan. 11. Document Retention. On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors. E. Conditions Precedent to Consummation of the Plan 1. Conditions Precedent to the Confirmation Date. It shall be a condition to the Confirmation Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.C of the Plan: a. The Disclosure Statement shall have been approved by the Bankruptcy Court as containing adequate information under section 1125 of the Bankruptcy Code; b. All documents to be provided in the Plan Supplement have been filed with the Bankruptcy Court and the Consenting Creditor 4814-1657-6707 57

Consent Right has been satisfied with respect to such documents; and c. The Bankruptcy Court shall have entered the Confirmation Order, and the Consenting Creditor Consent Right has been satisfied with respect to the Confirmation Order. 2. Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.C of the Plan: a. the Consenting Creditor Consent Right shall have been satisfied with respect to all Restructuring Documents; b. the Confirmation Order shall have been entered by the Bankruptcy Court, is in full force and effect, and not be subject to any stay or injunction, and the Consenting Creditor Consent Right shall have been satisfied with respect to the Confirmation Order; c. all actions, documents, Certificates, and agreements necessary or appropriate to implement the Plan, including documents contained in the Plan Supplement, shall have been effected or executed or deemed executed and delivered, and all applicable waiting periods will have expired, as the case may be, to the required parties and, to the extent required, Filed with the applicable Governmental Units in accordance with applicable laws; d. the Debtors shall have obtained all material authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and the Restructuring Transactions; e. all conditions precedent to the issuance of the New Equity Interests, other than any conditions related to the occurrence of the Effective Date, shall have occurred and the New Equity Interests shall have been issued; f. the Exit RBL Debt Documents shall have been executed and delivered by all of the Entities that are party thereto, all conditions precedent to the effectiveness of the Exit RBL Credit Agreement (other than any conditions related to the occurrence of the Effective Date) shall have been satisfied or waived in accordance with the terms thereof, and the Consenting Creditor Consent Right shall have been satisfied with respect to the Exit RBL Debt Documents; 4814-1657-6707 58

g. the Restructuring Support Agreement shall not have validly terminated as to all parties thereto and shall be in full force and effect and shall not be the subject of a pending motion to reject; h. all unpaid Consenting Creditor Expenses (except any Consenting Tema Restructuring Expenses if there is not sufficient Cash pursuant to Article II.E of the Plan) have been paid in full; i. there shall be no ruling, judgment or order issued by any Governmental Unit making illegal, enjoining, or otherwise preventing or prohibiting the consummation of the Restructuring Transactions, unless such ruling, judgment or order has been stayed, reversed or vacated within three (3) Business Days after such issuance; and j. the Debtors shall have otherwise substantially consummated the applicable Restructuring Transactions, and all transactions contemplated herein, in a manner consistent in all respects with the Restructuring Support Agreement and Plan. 3. Waiver of Conditions. The conditions set forth in Article X.A and X.B of the Plan may be waived only by written consent of the Debtors and the Required Consenting Creditors. Such waiver may be effectuated without notice to or entry of an order of the Bankruptcy Court and without notice to any other parties in interest. 4. Effect of Failure of Conditions. If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement with respect to all parties thereto, then: (a) the Plan will be null and void in all respects; (b) nothing contained in the Plan, the Disclosure Statement, or the Restructuring Support Agreement shall: (i) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity; (ii) prejudice in any manner the rights of any Debtor or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity. VI. PROJECTED FINANCIAL INFORMATION Attached hereto as Exhibit C is a projected consolidated income statement, which includes consolidated, projected, unaudited, financial statement information of the Reorganized Debtors (collectively, the “Financial Projections”) for the period beginning September 1, 2020 and continuing through December 31, 2024. The Financial Projections are based on an assumed Effective Date of August __, 2020. Holders of Claims and Interests and other interested parties should see the below “Risk Factors” for a discussion of certain factors that may affect the future financial or operational performance of the Reorganized Debtors. 4814-1657-6707 59

VII. RISK FACTORS Holders of Claims and Interests should read and consider carefully the risk factors set forth below before voting to accept or reject the Plan. Although there are many risk factors discussed below, these factors should not be regarded as constituting the only risks present in connection with the Debtors’ businesses or the Plan and its implementation. A. Bankruptcy Law Considerations The occurrence or non-occurrence of any the following contingencies or any others could affect distributions available to Holders of Allowed Claims under the Plan but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan or necessarily require a re-solicitation of the votes of Holders of Claims in such Impaired Classes. 1. Parties in Interest May Object to the Plan’s Classification of Claims and Interests Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. Here, it is possible that parties may object to confirmation of the Debtors’ Plan on grounds related to how the Claims and Interests are classified in the Plan. In that case, the cost of the chapter 11 cases and time needed to confirm could increase. This is particularly the case if the Bankruptcy Court concludes that the classification of Claims and/or Interests under the Plan do not comply with the Bankruptcy Code’s requirements. Under such circumstances, the Plan might need to be modified. Such modification could require the Debtors to re-solicit votes on the Plan before the Plan can be confirmed. The Debtors reserve the right to modify the Plan in accordance with Article XI of the Plan to the extent that Confirmation requires modification of any provision of the Plan, including by (a) modifying the treatment applicable to a class of Claims or Interests to the extent the Bankruptcy Court indicates it will not confirm the Plan on account of such treatment, or (b) reclassifying any Claim or Interest to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules to the extent the Bankruptcy Court indicates it will not confirm the Plan absent such reclassification. Nevertheless, the Debtors believe that each of the 15 classes under the Plan comply with the requirements in section 1122 of the Bankruptcy Code, as each Claim or Interest in a particular class are substantially similar to other Claims or Interests in that class. But there are no guarantees that the Bankruptcy Court will agree with the Debtors’ position on classification. 2. The Conditions Precedent to the DIP Facility and the Exit RBL Credit Agreement May Not Occur The DIP Facility includes certain conditions precedent that must be satisfied in order for the Debtors to borrow under the terms of the DIP Credit Agreement. Further, the Exit RBL Credit Agreement includes certain conditions precedent that must be satisfied in order for the Revolving Credit Agreement to be amended and restated pursuant to the Exit RBL Credit Agreement, including that the Debtors have $20 million in Liquidity (as defined in the Exit RBL 4814-1657-6707 60

Term Sheet), including $10 million of availability under the conforming borrowing base, after giving effect to the Restructuring Transactions. If such conditions are not met or waived, the Effective Date will not take place. 3. The Conditions Precedent to the Effective Date of the Plan May Not Occur As more fully set forth in Article X of the Plan, the Effective Date is subject to a number of conditions precedent. If such conditions precedent are not met or waived, the Effective Date will not take place. 4. The Debtors May Fail to Satisfy Vote Requirements If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek as promptly as practicable Confirmation of the Plan, including pursuant to section 1129(b) of the Bankruptcy Code to the extent necessary. If sufficient votes are not received, the Debtors may seek to confirm an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the Holders of Allowed Claims as those proposed in the Plan. 5. The Debtors May Not Be Able to Secure Confirmation of the Plan Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan and requires, among other things, the Bankruptcy Court to find that (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes, (b) a liquidation or a need for further financial reorganization is not likely to follow confirmation of such plan unless such liquidation or reorganization is contemplated in the plan, and (c) the value of distributions to non-accepting Holders of claims and equity interests within a particular class under such plan will not be less than the value of distributions such Holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting Holder of an Allowed Claim or Allowed Interest might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. If the Bankruptcy Court disagrees with those challenges, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. It is unclear whether the Debtors will be able to reorganize their business and what, if anything, Holders of Allowed Claims and Allowed Interests against them would ultimately receive on account of such Allowed Claims and Allowed Interests if the Bankruptcy Court does not confirm the Plan. Confirmation of the Plan is also subject to certain conditions as described in Article X of the Plan. If the Plan is not confirmed, it is unclear what distributions, if any, Holders of Allowed Claims and Allowed Interests will receive on account of such Allowed Claims and Allowed Interests. 4814-1657-6707 61

The Debtors, subject to the terms in the Plan and Restructuring Support Agreement, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in less favorable treatment of any non-accepting Allowed Claims than the treatment currently provided in the Plan. A less favorable treatment could include a distribution of property with a lesser value than currently provided in the Plan or no distribution whatsoever under the Plan. 6. Nonconsensual Confirmation If any impaired class of claims or interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm a plan at the proponents’ request if at least one impaired class (as defined under section 1124 of the Bankruptcy Code) has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired class(es). The Debtors believe that the Plan satisfies these requirements, and the Debtors may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code. But there can be no assurance that the Bankruptcy Court will reach this conclusion. In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased administrative costs and professional fees and expenses. 7. Continued Risk Upon Confirmation Even if a chapter 11 plan of reorganization is consummated, the Debtors will continue to face a number of risks, including certain risks that are beyond their control, such as further deterioration or other changes in economic conditions, changes in the industry, potential revaluing of their assets due to chapter 11 proceedings, changes in consumer demand for and acceptance of their oil and gas, and increasing expenses. Some of these concerns and effects typically become more acute when a case under the Bankruptcy Code continues for a protracted period without indication of how or when the case may be completed. As a result of these risks and others, there is no guarantee that a chapter 11 plan of reorganization reflecting the Plan will achieve the Debtors’ stated goals. In addition, the Bankruptcy Code will give the Debtors the exclusive right to propose the Plan and will prohibit creditors and others from proposing a plan during the first 120 days of the chapter 11 cases, which could be extended additional days pursuant to a court order. The Debtors will have retained the exclusive right to propose the Plan upon filing their petitions for chapter 11 relief. If the Bankruptcy Court terminates that right, however, or the exclusivity period expires, there could be a material adverse effect on the Debtors’ ability to achieve confirmation of the Plan to achieve the Debtors’ stated goals. Furthermore, even if the Debtors’ debts are reduced and/or discharged through the Plan, the Debtors may need to raise additional funds through public or private debt or equity financing or other various means to fund the Debtors’ business after the completion of the proceedings related to the chapter 11 cases. Adequate funds may not be available when needed or may not be available on favorable terms. 4814-1657-6707 62

8. The Chapter 11 Cases May Be Converted to Cases under Chapter 7 of the Bankruptcy Code If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 case to a case under chapter 7 of the Bankruptcy Code. In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtor’s assets for distribution in accordance with the priorities in the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in the Plan because of (a) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time rather than reorganizing or selling in a controlled manner, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation, including Claims resulting from the rejection of Unexpired Leases and other Executory Contracts in connection with ceasing operations. 9. The Debtors May Object to the Amount or Classification of a Claim The Debtors reserve the right to object to the amount or classification of any Claim or Interest under the Plan except as otherwise provided therein or in the Restructuring Support Agreement. Any Holder of a Claim that is subject to an objection cannot rely on the estimates set forth in this Disclosure Statement, as such Holder might not receive its expected share of the estimated distributions. 10. Risk of Non-Occurrence of the Effective Date Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur. As more fully set forth in Article X of the Plan, the Effective Date of the Plan is subject to a number of conditions precedent. If such conditions precedent are not met or waived, the Effective Date will not take place. 11. Contingencies Could Affect Votes of Impaired Classes to Accept or Reject the Plan A variety of contingencies can affect the distributions available to Holders of Allowed Claims and Interests under the Plan, including whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any such contingency will not affect the validity of the Impaired Classes’ vote to accept or reject the Plan or require the Impaired Classes to revote on the Plan. The estimated Claims and Interests and creditor recoveries and equity Holder treatments in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims and Interests may differ significantly from the estimates. If one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims in this Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time the number or amount of Claims that will be allowed 4814-1657-6707 63 ultimately. Any differences could materially and adversely affect, among other things, the recovery percentages to Holders of Allowed Claims under the Plan. 12. Releases, Injunctions, and Exculpations Provisions May Not Be Approved Article VIII of the Plan contains releases, injunctions, and exculpations, including a release of liens and third-party releases for claims against the Released Parties. Parties in interest might object to such releases, injunctions, and exculpations, and such objection might be granted. If the releases are not approved, certain Released Parties may withdraw their support for the Plan. 13. There is a Risk of Termination of the Restructuring Support Agreement If certain events occur that give rise to termination of the Restructuring Support Agreement, the Restructuring Support Agreement may terminate prior to the Confirmation or Consummation of the Plan, which could result in the loss of support for the Plan from important creditor constituencies and could result in the Debtors’ inability to use cash collateral during the chapter 11 cases under certain circumstances. Any such loss of support could adversely affect the Debtors’ ability to confirm and consummate the Plan. B. Risks Related to Recoveries under the Plan 1. The Debtors May Not Be Able to Achieve Their Projected Financial Results The Financial Projections set forth in this Disclosure Statement represent the Debtors’ management team’s best estimate of the Debtors’ future financial performance, which is based on certain assumptions regarding the Reorganized Debtors’ anticipated future performance as well as the United States and world economies in general and the industry segments in which the Debtors operate in particular. The Debtors believe that the Financial Projections in this Disclosure Statement are reasonable, but there can be no assurance that they will be realized. If the Debtors do not achieve their projected financial results, (a) the value of the New Equity Interests may be negatively affected, (b) the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date, and (c) the Reorganized Debtors may be unable to service their debt obligations as they come due. Moreover, the Reorganized Debtors’ financial condition and operational performance after the Effective Date may not be comparable to what is in the historical financial statements. 2. There Is No Established Market for the New Equity Interests The New Equity Interests will be new issuances of Securities and there is no established trading market for those Securities. The Debtors do not intend to list the Units on any securities exchange or to arrange for quotation on any automated dealer quotation system. The New Equity Interests may not be sold at a particular time or at favorable prices. The New Equity Interests will be subject to restrictions on trading on U.S. securities laws and a market is not likely to develop. As a result, the Debtors cannot assure the liquidity of any trading market for the New Equity Interests. Accordingly, financial risk of ownership of the New Equity Interests may be required to be born indefinitely. If a trading market were to develop, future trading 4814-1657-6707 64 prices of the New Equity Interests may be volatile and will depend on many factors, including (a) the Debtors’ operating performance and financial condition, (b) the interest of securities dealers in making a market for them, and (c) the market for similar Securities. 3. Potential for Dilution The ownership percentage represented by the New Equity Interests distributed on the Effective Date under the Plan will be subject to dilution from the equity issued in connection with the Management Incentive Plan, any other shares that may be issued in connection with the Plan or post-emergence, and the conversion of any options, warrants, convertible securities, exercisable securities, or other securities that may be issued post-emergence. 4. The Trading Price for the New Equity Interests May Be Depressed After the Effective Date Assuming that the Effective Date occurs, the New Equity Interests will be issued to Holders of Claims and Interests in certain Classes. Following the Effective Date of the Plan, New Equity Interests may be sold to satisfy withholding tax requirements to the extent necessary to fund such requirements. In addition, Holders of Claims or Interests that receive New Equity Interests may seek to sell such securities in an effort to obtain liquidity. These sales and the volume of New Equity Interests available for trading could cause the trading price for the New Equity Interests to be depressed, particularly in the absence of an established trading market for the New Equity Interests. 5. Certain Holders of New Equity Interests May Be Restricted in Their Ability to Transfer or Sell their Securities If the New Equity Interests issued under the Plan are covered pursuant to section 1145(a)(1) of the Bankruptcy Code, such securities may be resold by the Holders thereof without registration under the Securities Act unless the Holder is an “underwriter,” as defined in section 1145(b) of the Bankruptcy Code with respect to such securities. The Debtors will seek to include a conclusion of law in the Confirmation Order that the issuance of the New Equity Interests is covered pursuant to section 1145(a)(1) of the Bankruptcy Code except (a) if the Holder is an “underwriter” or (b) with respect to the New Equity Interests to be distributed on account of the Management Incentive Plan. Holders of Claims or Interests who receive the New Equity Interests pursuant to the Plan and resell such interests and are deemed to be “underwriters” would not be exempted pursuant to section 1145 of the Bankruptcy Code from registration under the Securities Act or applicable law. Such Holders would only be permitted to sell such securities without registration if they are able to comply with an applicable exemption from registration, including Rule 144 under the Securities Act. In addition, Holders who are affiliates of the issuer of applicable New Equity Interests, even if such interests are covered pursuant to section 1145 of the Bankruptcy Code, will hold “control securities” for purposes of Rule 144 and resale will be restricted thereunder. The New Equity Interests will not initially be registered under the Securities Act or any state securities laws, and the Debtors make no representation regarding the right of any Holder of New Equity Interests to freely resell the New Equity Interests. The Reorganized Debtors may 4814-1657-6707 65

agree to take certain steps to register the New Equity Interests after the Effective Date. See Article XI to this Disclosure Statement, entitled “Certain Securities Law Matters.” 6. Restricted Securities Issued under the Plan May Not Be Resold or Otherwise Transferred Unless They Are Registered Under the Securities Act or an Exemption from Registration Applies If the securities issued pursuant to the Plan are not covered under section 1145(a)(1) of the Bankruptcy Code, such securities shall be issued pursuant to section 4(a)(2) under the Securities Act and will be deemed “restricted securities” that may not be sold, exchanged, assigned, or otherwise transferred unless such transfer is registered or an exemption from registration applies under the Securities Act. Holders of such restricted securities will not be entitled to have their restricted securities registered and will be required to agree not to resell them except in accordance with an available exemption from registration under the Securities Act. Under Rule 144 of the Securities Act, the public resale of restricted securities is permitted only if certain conditions are met, and these conditions vary depending on whether the issuer is a reporting issuer and whether the Holder of the restricted securities is an “affiliate” of the issuer, as defined in Rule 144. This may impose limitations on the ability to sell or the ability for liquidity in the securities to develop. Holders of New Equity Interests who are deemed to be “underwriters” under Section 1145(b) of the Bankruptcy Code will also be subject to restrictions under the Securities Act on their ability to resell those securities. Resale restrictions are discussed in more detail in Article XII to this Disclosure Statement, entitled “Certain Securities Law Matters.” 7. The Debtors May Not Be Able to Accurately Report Their Financial Results The Debtors have established internal controls over financial reporting. However, internal controls over financial reporting may not prevent or detect misstatements or omissions in the Debtors’ financial statements because of their inherent limitations, including the possibility of human error, and the circumvention or overriding of controls or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to preparing and presenting reliable financial statements. Although the Debtors do not anticipate this condition occurring, if the Debtors fail to maintain the adequacy of their internal controls, the Debtors may be unable to provide financial information in a timely and reliable manner within the time periods required for financial reporting under SEC rules and regulations and the terms of the agreements governing the Debtors’ indebtedness. Any such difficulties or failure could materially adversely affect the Debtors’ business, results of operations, and financial condition. 8. Certain Significant Holders of New Equity Interests May Have Substantial Influence over the Reorganized Debtors Following the Effective Date Assuming that the Effective Date occurs, Holders of Claims who receive distributions representing a substantial percentage of the outstanding shares of the New Equity Interests may be in a position to influence matters requiring approval by the Holders of New Equity Interests, including, among other things, the election of directors and the approval of a change of control of 4814-1657-6707 66

New Rosehill IntermediateCo, Reorganized ROC or Reorganized RRI, as applicable. For example, the Reorganized ROC Board will initially consist of directors selected only by the Secured Noteholders and Tema, and the Secured Noteholders will select a majority of the directors of the Reorganized ROC Board. 9. The U.S. Federal Income Tax Consequences of the Plan are Complex The U.S. federal income tax consequences of the Plan are complex. Accordingly, Holders of claims should review the section entitled “Certain U.S. Federal Income Tax Consequences of the Plan” in Article XII of this Disclosure Statement. Each Holder of Claims should also consult its own tax advisor regarding the U.S. federal, state, local and foreign tax consequences of the consummation of the Plan to such Holder. C. Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses 1. The Debtors May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness The Debtors’ ability to make scheduled payments on or refinance their debt obligations depends on the Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Debtors’ control. The Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Debtors to pay the principal, premium, if any, and interest on their indebtedness. 2. The Debtors Will Be Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases For the duration of the Chapter 11 Cases, the Debtors’ ability to operate, develop, and execute a business plan, and continue as a going concern will be subject to the risks and uncertainties associated with bankruptcy. These risks include the following: (a) ability to develop, confirm, and consummate the restructuring transactions specified in the Plan or an alternative restructuring transaction; (b) ability to obtain court approval with respect to motions filed in the Chapter 11 Cases from time to time; (c) ability to maintain relationships with suppliers, service providers, customers, employees, royalty interest Holders, working interest Holders, and other third parties; (d) ability to maintain contracts that are critical to the Debtors’ operations; (e) ability of third parties to seek and obtain court approval to terminate contracts and other agreements with the Debtors; (f) ability of third parties to seek and obtain court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm a chapter 11 plan, to appoint a chapter 11 trustee, or to convert the Chapter 11 Cases to chapter 7 proceedings; and (g) the actions and decisions of the Debtors’ creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtors’ plans. These risks and uncertainties could affect the Debtors’ businesses and operations in various ways. For example, negative events associated with the chapter 11 cases could adversely affect the Debtors’ relationships with suppliers, service providers, customers, employees, and other third parties, which in turn could adversely affect the Debtors’ operations and financial condition. Also, the Debtors will need the prior approval of the Bankruptcy Court for 4814-1657-6707 67 transactions outside the ordinary course of business, which may limit the Debtors’ ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the Chapter 11 Cases, the Debtors cannot accurately predict or quantify the ultimate impact of events that occur during the Chapter 11 Cases that may be inconsistent with the Debtors’ plans. 3. Operating in Bankruptcy for a Long Period of Time May Harm the Debtors’ Businesses The Debtors’ future results will be dependent upon the successful confirmation and implementation of the Plan or alternative restructuring transaction. A long period in chapter 11 could have a material adverse effect on the Debtors’ businesses, financial condition, results of operations, and liquidity. For example, senior management will be required to spend a significant amount of resources on the Debtors’ reorganization efforts instead of exclusively on operations if the cases continue for a prolonged period. In addition, the longer the Chapter 11 Cases, the more likely it is that customers and suppliers will lose confidence in the Debtors’ ability to reorganize successfully and will seek to establish alternative commercial relationships. Moreover, a longer case means that the Debtors will be required to incur additional professional and administrative fees and expenses, which could require additional debtor-in-possession financing to fund those costs as well as operations. If the Debtors are unable to obtain such financing on favorable terms or at all, the chances of successfully reorganizing may be seriously jeopardized, the likelihood that the Debtors will need to liquidate may be enhanced. This could impair creditor recoveries significantly. Ultimately, the Debtors cannot predict the outcome of their restructuring process but believe that their proposed path forward is the most efficient way to reorganize their business. 4. Financial Results May Be Volatile and May Not Reflect Historical Trends During the Chapter 11 Cases, the Debtors expect that their financial results will continue to be volatile as asset impairments, asset dispositions, restructuring activities and expenses, contract terminations and rejections, and claims assessments may significantly impact the Debtors’ consolidated financial statements. In addition, in late March 2020, the Debtors suspended all development activity and, in connection with the Plan, the Debtors will monetize historical hedges and replace them with hedges negotiated under current conditions. As a result, the Debtors’ historical financial performance likely will not be indicative of their financial performance after the Petition Date. In addition, if the Debtors emerge from chapter 11, the amounts reported in subsequent consolidated financial statements may materially change relative to historical consolidated financial statements, including as a result of revisions to the Debtors’ operating plans pursuant to a plan of reorganization. The Debtors also may be required to adopt fresh start accounting, in which case their assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtors’ consolidated balance sheets. The Debtors’ financial results after the application of fresh start accounting also may be different from historical trends. 4814-1657-6707 68

5. The Debtors Will Need Adequate Liquidity to Execute Their Business Plan The Debtors expect to fund their capital expenditures with cash flows from operations, the ROC Revolving Credit Facility and cash on hand. They have reduced their capital budget and have planned for minimal capital investments in 2020. This was made possible in part because the majority of the Debtors’ capital expenditures are discretionary and uncommitted, which allows them the flexibility to adjust their capital spending to match their operational cash flow and market dynamics. Also, the majority of their acreage is held by production, which means that the Debtors are not obligated to drill wells to hold acreage. This factor, along with their role as operator of such a significant portion of their acreage, allows the Debtors almost complete control of their capital allocation. The Debtors’ liquidity and ability to meet ongoing operational obligations will be dependent upon, among other things (a) ability to maintain adequate cash on hand, (b) ability to generate cash flow from operations, and (c) ability to develop, confirm, and consummate a chapter 11 plan or other alternative restructuring. If cash on hand and cash flow from operations are not sufficient to meet the Debtors’ liquidity needs, the Debtors may be required to seek additional financing. However, there is no assurance that additional financing would be available or, if available, offered to the Debtors on acceptable terms. 6. Oil, Natural Gas, and Natural Gas Liquids Prices Are Volatile, and Continued Low Oil, Natural Gas, or Natural Gas Liquids Prices Could Materially Adversely Affect the Debtors’ Businesses, Results of Operations, and Financial Condition The Debtors’ revenues, profitability, and the value of the Debtors’ properties substantially depend on the willingness of their operator customer base to make operating and capital expenditures to explore and drill for, develop, produce, and extract oil, natural gas, and NGLs. Whether an operator is willing to conduct such activities are dependent on prevailing oil, natural gas, and NGLs prices, which can experience high-volatility in the commodities pricing environment. Historically, oil, natural gas, and NGLs prices have been volatile and are likely to continue to be volatile in the future, especially given current economic and geopolitical conditions. The prices for oil, natural gas, and NGLs are volatile due to a variety of factors that include the following: worldwide and regional economic conditions that impact domestic and foreign supply and demand for oil and natural gas; the actions of OPEC; social unrest and political instability, particularly in major oil and natural gas producing regions outside the United States, such as the Middle East, and armed conflict or terrorist attacks, whether or not in oil or natural gas producing regions; the level and growth of consumer product demand; labor unrest in oil and natural gas producing regions; 4814-1657-6707 69 weather conditions, including hurricanes and other natural occurrences that affect the supply and/or demand of oil and natural gas; the price and availability of alternative fuels and renewable energy sources; the impact of the U.S. dollar exchange rates on commodity prices; the price of foreign imports; technological advances affecting energy consumption; worldwide economic conditions; and the availability of liquid natural gas imports and exports. In addition, global or national health concerns can negatively impact the global economy and, therefore, demand and pricing for oil and natural gas products. In March 2020, the World Health Organization declared a global pandemic with respect to COVID-19. This outbreak has led to a decline in factory output and transportation demand, causing oil and gas prices to suffer. Moreover, the breakdown in dialogue between OPEC and Russia over proposed oil production cuts in the midst of the COVID-19 pandemic caused oil and gas prices to fall to their lowest levels in nearly twenty years. There can be no assurance that OPEC members and other oil exporting nations will agree to future production cuts or other actions to support and stabilize oil prices, nor can there be any assurance that they will not further reduce oil prices or increase production. Uncertainty regarding future actions that OPEC members may take or other oil exporting countries could lead to increased volatility in the price of oil, which could cause the Debtors to incur future impairment charges that adversely affect the Debtors’ business, financial condition and results of operations. For example, as a result of the decrease in commodity price forecasts at the end of the first quarter of 2020, specifically decreases in oil and NGL prices, the Debtors recorded impairment expense of $333.8 million to its proved oil and gas properties. Further, it is impossible to tell with how long, the extent, or to what degree the COVID-19 pandemic will affect the macroeconomic conditions and commodity prices. Continued volatility or weakness in oil, natural gas, and NGLs prices (or the perception that oil, natural gas, and NGLs prices will remain depressed) generally leads to decreased upstream spending, which in turn negatively affects demand for the Debtors’ services. As a result, there can be no assurances as to the future oil, natural gas, or NGLs prices and such prices impact on the Debtors’ future business, financial condition, results of operations, liquidity, or ability to finance planned capital expenditures. 7. Drilling For and Producing Natural Gas and Crude Oil Are High Risk Activities with Many Uncertainties That Could Adversely Affect the Debtors’ Business, Financial Condition, or Results of Operation The Debtors’ oil and natural gas operations are subject to all sorts of risks and hazards. These risks include blowouts, fire, explosion, pipe failure, casing collapse, abnormally pressured formations, and environmental hazards such as oil spills, natural gas leaks, discharges of toxic gases, underground migration and surface spills, or mishandling of fracture fluids, including 4814-1657-6707 70 chemical additives. Severe weather, natural disasters, or drilling restrictions also pose potential risks that could also interrupt the Debtors’ operations. Moreover, there is also risk associated with spending money to identify and acquire properties for drilling and completing wells and the uncertainty associated with marketing any production that is obtained. Failures and losses incurred in connection with such activities may occur before any deposits of oil or natural gas are found and produced. If oil or natural gas is encountered, there can be no assurance that it can be produced in quantities sufficient to justify the cost of continuing such operations or that it can be marketed satisfactorily. Therefore, the occurrence of any or several of these events with respect to any property the Debtors own or operate could have a material adverse impact on the Debtors. However, the Debtors and the operators of their properties maintain insurance in accordance with customary industry practices and in amounts that the Debtors’ management believes to be reasonable. But the insurance coverage is not always economically feasible and is not obtained to cover all types of operational risks. Consequently, the occurrence of a significant event that is not fully insured could have a material adverse effect on the Debtors’ financial condition. 8. The Debtors Cash Flows and Production Will Decrease Over Time if they Are Unable to Replace Reserves They Have Produced The Debtors’ future success depends on their ability to find, acquire, develop, and produce additional oil and gas reserves that are economically recoverable. If the Debtors do not have successful exploration, development, or acquisition activities, their reserves and production will decline. The Debtors’ success depends upon their ability to fund capital expenditures for such activities. Continued periods of depressed commodity prices or further commodity price decreases could have a material adverse effect on the Debtors’ ability to fund such capital expenditures. If the Debtors cannot fund capital expenditures, they will be unable to replace reserves and production. There can also be no assurance that the Debtors will be able to fund the capital expenditures to allow further exploration and development of their properties. 9. The Debtors’ Reserve Estimates May Be Incorrect If the Assumptions Upon Which These Estimates Are Based Are Inaccurate Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. The reserve data and standardized measures set forth herein represent only estimates. As a result, the production data acquired subsequent to the date of an estimate may justify revising such estimates. Accordingly, reserve estimates are often different from the quantities of oil, natural gas, and NGLs that are ultimately recovered. Furthermore, the present value of net proved reserves included in any of the Debtors’ reserve reports should not be considered as the market value of the reserves attributable to the Debtors’ properties because the Debtors use the full cost method of accounting for E&P activities to perform a ceiling test calculation. In addition, the 10 percent discount factor that the SEC requires as part of this test may not be the most appropriate discount factor based on the Debtors’ cost of capital from time to time and/or the risks associated with the Debtors business. 4814-1657-6707 71

Therefore, actual current and future commodity prices and costs may be materially higher or lower, and higher future costs and/or lower future commodity prices may impact whether development of the Debtors’ reserves in the future occurs as scheduled or at all. 10. Contracted Revenues May Not Be Fully Realized and May Reduce Significantly in the Future, Which May Have a Material Adverse Effect on the Debtors’ Financial Position, Results of Operations, or Cash Flows The Debtors’ expected revenues under existing contracts may not be fully realized due to a number of factors, including rig or equipment downtime or suspensions of operations, work stoppages, the occurrence or threat of epidemic or pandemic diseases, including the COVID-19 pandemic, the ability and willingness of members of OPEC along with non-OPEC oil-producing countries to agree to and maintain oil price and production controls, and force majeure events. Furthermore, liquidity issues could lead the Debtors’ customers to file for bankruptcy and/or could encourage the Debtors’ customers to seek to repudiate, cancel, or renegotiate their contracts for various reasons. Some of the Debtors’ contracts permit early termination of the contract by the customer for convenience (without cause) while others permit termination upon paying an early termination fee. Customers might also seek to re-negotiate existing contract terms, while other customers may let their contracts expire without entering into a new agreement with the Debtors. In such circumstances the Debtors could be unable to secure a replacement contract. Although the Debtors have been proactively engaging with their customers regarding this and other issues, there can be no assurance that the Debtors’ customers will be able or willing to fulfill their contractual commitments. Therefore, revenues recorded in future periods could differ materially from current contracted revenues, which could have a material adverse effect on the Debtors’ financial position, results of operations or cash flows. 11. COVID-19 Could Impact the Debtors’ Operations or Ability to Emerge from Bankruptcy The continued spread of COVID-19 could have a significant impact on the Debtors’ business, both in the context of consumer demand and production capacity. If global growth continues to slow and governments maintain lockdowns, the demand for oil, natural gas, and NGLs will continue to decline. Such declines could be impacted further if the Debtors’ employees cannot continue to extract and transport their hydrocarbon production. This diminished production capacity and continued decline in the market would negatively affect the Debtors’ financial performance. 12. Competitive Industry Conditions May Negatively Affect the Debtors’ Ability to Conduct Operations and to Execute Their Business Plan The Debtors compete with numerous other companies in virtually all facets of their business, including for materials, equipment, and services to operate their properties. Their competitors in development, exploration, acquisitions and production include major integrated oil and natural gas companies as well as numerous independents, including many that have significantly greater resources. Therefore, competitors may be able to pay more for desirable leases and evaluate and bid for and purchase a greater number of properties or prospects than the Debtors’ financial or personnel resources permit. The Debtors’ ability to increase reserves in the 4814-1657-6707 72 future will be dependent on their ability to select and acquire suitable prospects for future exploration and development. 13. Compliance with Legislation and Regulatory Actions, Including Environmental and Other Government Regulations, Could Be Costly and Could Negatively Impact the Debtors’ Financial Condition and Operations The Debtors’ operations are subject to numerous laws and regulations, including laws and regulations relating to environmental protection and other governmental regulations. These laws and regulations may require that the Debtors obtain permits before developing their properties, restrict substances that can be released into the environment in connection with the Debtors’ drilling, completion, and/or production activities, limit or prohibit the Debtors’ drilling activities on protected areas such as wetlands or wilderness areas, and require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells. Compliance with these laws and regulations could adversely affect the Debtors’ ability to complete their drilling programs at the costs and in the time periods anticipated. The Debtors could also face more stringent laws and regulations in the future. Failure to adhere to these laws as well as already enacted laws could result in the Debtors being liable for personal injury and clean-up costs and other environmental, natural resource and property damages as well as administrative, civil, and criminal penalties. Although the Debtors maintain limited insurance coverage for sudden and accidental environmental damages, they do not maintain insurance coverage for the full potential liability that could be caused by accidental environmental damages. Accordingly, the Debtors may be subject to liability in excess of their insurance coverage or may be required to cease production from properties in the event of environmental damages. 14. The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising out of the Chapter 11 Cases The Debtors are currently subject to or interested in certain legal proceedings, some of which may adversely affect the Debtors. In the future, the Reorganized Debtors may become party to litigation. In general, litigation can be expensive and time consuming to bring or defend against. Such litigation could result in settlements or damages that could significantly affect the Reorganized Debtors’ financial results. It is also possible that certain parties will commence litigation with respect to the treatment of their Claims and Interests under the Plan. It is not possible to predict the potential litigation that the Reorganized Debtors may become party to, nor the final resolution of such litigation. The impact of any such litigation on the Reorganized Debtors’ businesses and financial stability, however, could be material. 15. The Loss of Key Personnel Could Adversely Affect the Debtors’ Operations There is continuous competition for experienced personnel in the oil and gas industry can be significant. The Debtors’ operations are dependent on a relatively small group of key management personnel, including the Debtors’ executive officers. If the Debtors are unable to retain this core group of personnel during this restructuring process, the Debtors may be unable to find acceptable replacements with comparable skills and experience and the loss of such key 4814-1657-6707 73 management personnel could adversely affect the Debtors’ ability to operate their businesses and impact other employee morale. 16. Certain Claims May Not Be Discharged and Could Have a Material Adverse Effect on the Debtors’ Financial Condition and Results of Operations The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges a debtor from substantially all debts arising prior to confirmation. With few exceptions, all claims that arise prior to the Debtors’ filing a petition for reorganization under the Bankruptcy Code or before confirmation of the plan of reorganization (a) would be subject to compromise and/or treatment under the plan of reorganization and/or (b) would be discharged in accordance with the terms of the plan of reorganization. Any claims not ultimately discharged through a plan of reorganization could be asserted against the reorganized entity and may have an adverse effect on the Reorganized Debtors’ financial condition and results of operations on a post-reorganization basis. 17. Hedging Transactions May Limit Debtors’ Potential Gains and Increase Their Potential Losses In order to manage their exposure to price risks in the marketing of their oil, natural gas and natural gas liquids production, the Debtors have entered into oil, natural gas, and natural gas liquids price hedging arrangements with respect to a portion of the Debtors’ anticipated production. The Debtors may enter into additional hedging transactions in the future. While intended to reduce the effects of volatile commodity prices, such transactions may limit the Debtors’ potential gains and increase their potential losses if commodity prices were to rise substantially over the price established by the hedge. In addition, such transactions may expose the Debtors to the risk of loss in certain circumstances, including instances in which: (a) the Debtors’ production is less than expected; (b) there is a widening of price differentials between delivery points for our production; or (c) the counterparties to the Debtors’ hedging agreements fail to perform under the contracts. 18. Reorganized RRI’s Ability to Pay Its Taxes Depends on Distributions from New Rosehill IntermediateCo and/or Alternative Sources of Cash Reorganized RRI’s U.S. federal income tax liability will be determined by reference to its distributive share, if any, of New Rosehill IntermediateCo’s taxable income, without regard to whether Reorganized RRI receives any distribution of money or property from New Rosehill IntermediateCo. As a result, Reorganized RRI may recognize taxable income without having sufficient cash to pay all of its income taxes and may require alternative sources of cash flow to fund such income tax obligations. VIII. SOLICITATION AND VOTING PROCEDURES This Disclosure Statement is being distributed to the Holders of Claims and Interests in those Classes that are entitled to vote to accept or reject the Plan. 4814-1657-6707 74

A. Voting Agent The Debtors intend to propose to retain Epiq Corporate Restructuring, LLC to act, among other things, as the Voting Agent in connection with the solicitation of votes to accept or reject the Plan. The Voting Agent will process and tabulate Ballots for each Class entitled to vote to accept or reject the Plan and will file the Voting Report as soon as practicable after each Voting Deadline. B. Solicitation and Voting Package The following materials constitute the solicitation and voting package distributed to Holders of Claims and Interests in the Voting Classes: the Debtors’ cover letter in support of the Plan; the appropriate Ballots and applicable voting instructions, together with a pre- addressed, postage pre-paid return envelope; and this Disclosure Statement and all exhibits hereto. C. Holders of Claims and Interests Entitled to Vote on the Plan Under the provisions of the Bankruptcy Code, not all Holders of Claims against or interests in a debtor are entitled to vote on a chapter 11 plan. The Debtors are soliciting votes from only the Holders of Claims in Classes 4A, 3B, and 4B and the Holders of Interests in Class 6A (collectively, the “Voting Classes”). The Debtors are not soliciting votes from Holders of Claims and Interests in Classes 1A, 2A, 3A, 5A, 7A, 1B, 2B, 5B, 6B, 7B and 8B. Holders of Claims and Interests in the Voting Classes are Impaired under the Plan and have the right to vote to accept or reject the Plan. But note that certain Holders of Claims and Interests in the Voting Classes, such as those Holders that have Claims or Interests that have been disallowed or are subject to a pending objection, are not entitled to vote to accept or reject the Plan. D. Voting Record Date The voting record date is July 16, 2020. The voting record date is the date that determines when certain entities or persons were Holders of Claims or Interests for the purpose of voting on the Plan. The Petition Date is the record date for purposes of determining when certain entities or persons were Holders of Claims or Interests for purposes of receiving a Non-Voting Status Notice and Opt-Out Form. E. Voting on the Plan The deadline to vote on the Plan is (a) for Holders of Claims in Classes 4A, 6A, 3B, and 4B that are Consenting Creditors, no later than July 27, 2020, at 4:00 p.m. (prevailing Central Time), and (b) for Holders of Interests in Class 6A that are not Consenting Creditors, no later than August 21, 2020, at 4:00 p.m. (prevailing Central Time). Holders of 4814-1657-6707 75

Claims and Interests in the Voting Classes are able to return their Ballots in hard copy or submit it electronically by email to the Voting Agent. If the Holder wants to have its hard copy Ballot counted, such Holder’s Ballot must be (1) properly completed, executed, and delivered timely via (a) the enclosed pre-paid, pre-addressed return envelope, or (b) first class mail, overnight courier, or hand delivery to the Voting Agent at Rosehill Resources – Ballot Processing, c/o Epiq Corporate Restructuring LLC, 10300 SW Allen Boulevard, Beaverton, OR 97005, or (2) submitted timely by electronic mail to tabulation@epiqglobal.com with a reference to “Rosehill Resources” in the subject line. Ballots submitted via facsimile or other means not expressly provided in the immediately preceding sentence will not be counted. The Debtors reserve the right, at any time or from time to time, to extend the period of time (on a daily basis, if necessary) during which Ballots will be accepted for any reason, including determining whether or not the requisite number of acceptances have been received, by making a public announcement of such extension no later than the first Business Day next succeeding the previously announced Voting Deadline. The Debtors will give notice of any such extension in a manner deemed reasonable to the Debtors in their discretion. There can be no assurance that the Debtors will exercise its right to extend the Voting Deadline. F. Ballots Not Counted No ballot will be counted toward Confirmation if, among other things, (1) it partially rejects and partially accepts the Plan, (2) it both accepts and rejects the Plan, (3) it is sent to the Debtors, the Debtors’ agents (other than the Voting Agent), any indenture trustee, or the Debtors’ financial or legal advisors, (4) it is sent via facsimile other than by email pursuant to the directions set forth herein, (5) it is illegible or contains insufficient information to permit the identification of the Holder of the Claim, (6) it is cast by an Entity that does not hold a Claim in the Class indicated in Item 1 of the Ballot, (7) submitted by a Holder not entitled to vote pursuant to the Plan, (8) it is unsigned, (9) it is a non-original Ballot (excluding those Ballots submitted via email), and (10) not marked to accept or reject the Plan. IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED UNLESS THE DEBTORS DETERMINE OTHERWISE. ANY BALLOT THAT IS PROPERLY EXECUTED BY THE HOLDER OF A CLAIM OR INTEREST BUT THAT DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR ANY BALLOT THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN. EACH HOLDER OF A CLAIM OR INTEREST MUST VOTE ALL OF SUCH HOLDER’S CLAIMS WITHIN A PARTICULAR CLASS EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT SUCH VOTES. BY SIGNING AND RETURNING A BALLOT, EACH HOLDER OF A CLAIM OR INTEREST WILL CERTIFY TO THE BANKRUPTCY COURT AND THE DEBTORS THAT NO OTHER BALLOTS WITH RESPECT TO SUCH CLAIM OR INTEREST HAVE BEEN CAST OR, IF ANY OTHER BALLOTS HAVE BEEN CAST WITH RESPECT TO SUCH CLASS OF CLAIMS OR INTERESTS, SUCH OTHER BALLOTS INDICATED THE 4814-1657-6707 76

SAME VOTE TO ACCEPT OR REJECT THE PLAN. IF A HOLDER CASTS MULTIPLE BALLOTS WITH RESPECT TO THE SAME CLASS OF CLAIMS OR INTERESTS AND THOSE BALLOTS ARE IN CONFLICT WITH EACH OTHER, SUCH BALLOTS WILL NOT BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN. IT IS IMPORTANT THAT THE HOLDER OF A CLAIM OR INTEREST IN ANY VOTING CLASS FOLLOWS THE SPECIFIC INSTRUCTIONS PROVIDED ON SUCH HOLDER’S BALLOT. G. Objections The Prepack Scheduling Order will set forth the timing and requirements with respect to objecting to confirmation of the Plan. Under the Debtors’ proposed Prepack Scheduling Order, any objections (each, an “Objection”) to the Plan or this Disclosure Statement must (1) be in writing, (2) comply with the Federal Rules of Bankruptcy Procedure and the Bankruptcy Local Rules for the Southern District of Texas, (3) state the name and address of the objecting party and the amount and nature of the objecting party’s Claim or Interest beneficially owned, (4) state with particularity the legal and factual basis for such Objections, and, if practicable, a proposed modification to the Plan that would resolve such Objections, and (5) be filed with the Bankruptcy Court and served on parties entitled to notice so that such parties actually receive the Objection no later than August 21, 2020, at 4:00 p.m., prevailing Central Time, (the “Objection Deadline”). IX. CONFIRMATION OF THE PLAN A. Requirements for Confirmation of the Plan Among the requirements for Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code are (1) all Impaired Classes of Claims or Interests voted to accept the Plan or, if an Impaired Class rejected the Plan, the Plan “does not discriminate unfairly” and is “fair and equitable” as to the rejecting Impaired Class, (2) the Plan is feasible, (3) the Plan is proposed in good faith, and (4) the Plan is in the “best interests” of Holders of Claims and Interests. At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies all of the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that (1) the Plan satisfies or will satisfy all of the necessary statutory requirements of chapter 11, (2) the Debtors have complied or will have complied with all of the necessary requirements of chapter 11, and (3) the Plan has been proposed in good faith. B. Best Interests of Creditors/Liquidation Analysis Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each impaired class, that each Holder of a claim or an equity interest in such impaired class either (1) has accepted the plan or (2) will receive or retain under the plan property of a value that is not less than the amount that the non-accepting Holder would receive or retain if the Debtors liquidated under chapter 7 of the Bankruptcy Code. Attached hereto as Exhibit E and 4814-1657-6707 77 incorporated herein by reference is a liquidation analysis (the “Liquidation Analysis”). As reflected in the Liquidation Analysis, the Debtors believe that liquidation of the Debtors’ businesses under chapter 7 of the Bankruptcy Code would result in substantial diminution in the value to be realized by Holders of Claims and Interests as compared to distributions contemplated under the Plan. Consequently, the Debtors and their management believe that Confirmation of the Plan will provide a substantially greater return to Holders of Claims and Interests than would a liquidation under chapter 7 of the Bankruptcy Code. C. Feasibility Section 1129(a)(11) of the Bankruptcy Code requires that liquidation or the need for further financial reorganization of the debtor or any successor to the debtor is not likely to follow confirmation of a plan of reorganization (unless such liquidation or reorganization is proposed in such plan of reorganization). The Debtors have analyzed their ability to meet their respective obligations under the Plan to determine whether the Plan meets this feasibility requirement. As part of this analysis, the Debtors have prepared the Financial Projections. Based upon the Financial Projections, the Debtors believe that they will be a viable operation following their emergence from chapter 11 and that the Plan will meet the feasibility requirements of the Bankruptcy Code. The Financial Projections are attached hereto as Exhibit C and incorporated herein by reference. D. Acceptance by Impaired Classes The Bankruptcy Code requires, as a condition to confirmation, except as described in the following section, that each class of claims or equity interests impaired under a plan, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such a class is not required.10 Section 1126(c) of the Bankruptcy Code provides that a plan has been accepted when Holders in an impaired claim hold at least two-thirds in a dollar amount of claims and more than one-half in a number of allowed claims vote to accept the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually cast their ballots in favor of acceptance. Pursuant to section 1126(d) of the Bankruptcy Code, a class of interests will be deemed to accept a plan if Holders of at least two-third in amount of the allowed interests of such class have voted to accept the plan. E. Confirmation Without Acceptance by All Impaired Classes Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it; provided that the plan has been accepted by at 10 A class of claims is “impaired” within the meaning of section 1124 of the Bankruptcy Code unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the claim or equity interest entitles the Holder of such claim or equity interest or (b) cures any default, reinstates the original terms of such obligation, compensates the Holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the Holder of such claim or equity interest. 4814-1657-6707 78 least one impaired class. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as a “cramdown” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan. If any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code. If any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right, subject to the Restructuring Support Agreement, to alter, amend, modify, revoke, or withdraw the Plan or any Plan Supplement document, including the right to amend or modify the Plan or any Plan Supplement document to satisfy the requirements of section 1129(b) of the Bankruptcy Code. 1. No Unfair Discrimination The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan. The test does not require that the treatment be the same or equivalent, but that treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims and interests of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. A plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class. 2. Fair and Equitable Test The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100 percent of the amount of the allowed claims in the class. As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in the class. The Debtors submit that if the Debtors “cramdown” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. The Debtors believe that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan. F. Valuation of the Debtors In conjunction with formulating the Plan and satisfying their obligations under section 1129 of the Bankruptcy Code, the Debtors determined that it was necessary to estimate the post- Confirmation going concern value of the Debtors. Accordingly, the Debtors, with the assistance of their advisors, produced the valuation analysis that is set forth in Exhibit D attached hereto and incorporated herein by reference (the “Valuation Analysis”). The Debtors are prepared to 4814-1657-6707 79 meet their evidentiary burden (if any) with respect to support for their valuation analysis at the Confirmation Hearing. The rights of all parties are fully preserved with respect to such matters. G. Substantive Consolidation The Debtors are not currently proposing the substantive consolidation of their respective Estates pursuant to the Plan. But the Plan provides for the option to substantively consolidate the Debtors to the extent necessary for Confirmation. X. CERTAIN SECURITIES LAW MATTERS A. New Equity Interests As discussed herein, the Plan provides for the distribution of New Equity Interests (1) to Holders of the ROC Secured Note Claims on account of their Allowed Claims, (2) to the DIP Secured Parties, (3) to Tema (4) to Holders of the RRI Preferred Equity Interests, and (5) pursuant to the Management Incentive Plan. The Debtors believe that the New Equity Interests will each be a “security,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and any applicable Blue Sky Law. The Debtors further believe that the offer and sale of the New Equity Interests pursuant to the Plan to the Holders thereof that are not “underwriters” (as defined in section 2(a)(11) of the Securities Act and in the Bankruptcy Code) will be exempt from federal and state securities registration requirements under various provisions of the Securities Act, the Bankruptcy Code, and any applicable state Blue Sky Law as described in more detail below. The Reorganized ROC Units underlying the Management Incentive Plan will be issued pursuant to an available exemption from registration under the Securities Act and other applicable law. RECIPIENTS OF NEW EQUITY INTERESTS ARE URGED TO CONSULT WITH THEIR OWN LEGAL ADVISORS AS TO THE AVAILABILITY OF ANY EXEMPTION FROM REGISTRATION, ANY OTHER APPLICABLE RESTRICTION, UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE BLUE SKY LAW. B. Issuance and Resale of New Equity Interests Under the Plan 1. Issuance under Section 1145 of the Bankruptcy Code, Private Placement Exemptions Except as expressly provided herein, all shares of New Equity Interests issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon either (A) section 1145 of the Bankruptcy Code or (B) section 4(a)(2) of the Securities Act. All shares of New Equity Interests issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom. Persons who purchase the New Equity Interests pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or will hold “restricted securities.” 4814-1657-6707 80

Resales of such restricted securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Holders of restricted securities would, however, be permitted to resell New Equity Interests without registration if they are able to comply with the applicable provisions of Rule 144 or Rule 144A (to the extent applicable) or any other registration exemption under the Securities Act, or if resales of such securities are registered with the Securities and Exchange Commission. RECIPIENTS OF THE NEW EQUITY INTERESTS ARE URGED TO CONSULT WITH THEIR OWN LEGAL ADVISORS AS TO THE AVAILABILITY OF ANY EXEMPTION FROM REGISTRATION, AND ANY OTHER APPLICABLE RESTRICTION, UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE BLUE SKY LAW. 2. Resale of New Equity Interests; Definition of Underwriter Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (b) offers to sell securities offered or sold under a plan for the Holders of such securities; (c) offers to buy securities offered or sold under a plan from the Holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act. The definition of an “issuer” for purposes of whether a person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “Controlling Persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “Controlling Person” of the debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent or more of a class of securities of a reorganized debtor may be presumed to be a “Controlling Person” and, therefore, an underwriter. Resales of the New Equity Interests, by entities deemed to be “underwriters” (which definition includes “Controlling Persons”) are not exempted by section 1145 of the Bankruptcy 4814-1657-6707 81

Code from registration under the Securities Act or other applicable law. Under certain circumstances, Holders of New Equity Interests who are deemed to be “underwriters” may be entitled to resell their New Equity Interests pursuant to the limited safe harbor resale provisions of Rule 144 promulgated under the Securities Act. Generally, Rule 144 promulgated under the Securities Act would permit the public sale of securities received by such Person if the required holding period has been met and, under certain circumstances, current information regarding the issuer is publicly available and volume limitations, manner of sale requirements and certain other conditions are met. Whether any particular Person would be deemed to be an “underwriter” (including whether the Person is a “Controlling Person”) with respect to the New Equity Interests would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to the Rosehill Units and, in turn, whether any Person may freely resell New Equity Interests. In addition, Holders who are affiliates of the issuer of applicable New Equity Interests, even if such interests are covered pursuant to section 1145 of the Bankruptcy Code, will hold “control securities” for purposes of Rule 144 and resale will be restricted thereunder. Unlike the securities that will be issued pursuant to section 1145(a)(1) of the Bankruptcy Code, any shares of New Equity Interests issued in reliance upon section 4(a)(2) of the Securities Act will be deemed “restricted securities” that may not be offered, sold, exchanged, assigned or otherwise transferred unless they are registered under the Securities Act or an exemption from registration under the Securities Act is available, including under Rule 144 or Rule 144A promulgated under the Securities Act. Rule 144 provides an exemption for the public resale of “restricted securities” if certain conditions are met. These conditions vary depending on whether the Holder of the restricted securities is an affiliate of the issuer. An affiliate is defined as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.” A non-affiliate who has not been an affiliate of the issuer during the preceding three months may resell restricted securities after a six-month holding period if at the time of the sale there is available certain current public information regarding the issuer, and may sell the securities after a one-year holding period whether or not there is current public information regarding the issuer. Adequate current public information is available for a reporting issuer if the issuer has filed all periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, during the twelve months preceding the sale of the restricted securities. If the issuer is a non-reporting issuer, adequate current public information is available if certain information about the issuer is made publicly available. An affiliate may resell restricted securities after the six-month holding period if at the time of the sale certain current public information regarding the issuer is available. As noted above, the Debtors currently expect that this information requirement will be satisfied. The affiliate must also comply with the volume, manner of sale and notice requirements of Rule 144. First, the rule limits the number of restricted securities (plus any unrestricted securities) sold for the account of an affiliate (and related persons) in any three-month period to the greater of one 4814-1657-6707 82 percent of the outstanding securities of the same class being sold, or, if the class is listed on a stock exchange, the greater of one percent of the average weekly reported volume of trading in such restricted securities during the four weeks preceding the filing of a notice of proposed sale on Form 144. Second, the manner of sale requirement provides that the restricted securities must be sold in a broker’s transaction, which generally means they must be sold through a broker and handled as a routine trading transaction. The broker must receive no more than the usual commission and cannot solicit orders for the sale of the restricted securities except in certain situations. Third, if the sale exceeds 5,000 restricted securities or has an aggregate sale price greater than $50,000, an affiliate must file with the SEC three copies of a notice of proposed sale on Form 144. The sale must occur within three months of filing the notice unless an amended notice is filed. The Debtors believe that the Rule 144 exemption will not be available with respect to any New Equity Interests issued in reliance upon section 4(a)(2) of the Securities Act (whether held by non-affiliates or affiliates) until the applicable holding period has expired. Accordingly, Holders of such New Equity Interests will be required to hold such New Equity Interests for at least six months and possibly one year and, thereafter, to sell New Equity Interests only in accordance with the applicable requirements of Rule 144, unless such New Equity Interests are registered under the Securities Act or are otherwise exempt. ANY PERSONS RECEIVING “RESTRICTED SECURITIES” UNDER THE PLAN ARE URGED TO CONSULT WITH THEIR OWN COUNSEL CONCERNING THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION FOR RESALE OF THESE SECURITIES UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAW. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE AND THE HIGHLY FACT-SPECIFIC NATURE OF THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTIONS AVAILABLE UNDER SECTION 1145 OF THE BANKRUPTCY CODE AND RULE 144 UNDER THE SECURITIES ACT, NONE OF THE DEBTORS OR THE REORGANIZED DEBTORS MAKE ANY REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN. POTENTIAL RECIPIENTS OF THE SECURITIES TO BE ISSUED UNDER THE PLAN ARE URGED TO CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES. POTENTIAL RECIPIENTS OF NEW EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN COUNSEL CONCERNING THEIR ABILITY TO FREELY TRADE SUCH SECURITIES WITHOUT COMPLIANCE WITH THE FEDERAL LAW AND ANY APPLICABLE STATE BLUE SKY LAW. 3. Reorganized ROC Units and the Management Incentive Plan The Confirmation Order shall authorize the Reorganized ROC Board to adopt the Management Incentive Plan, on the terms set forth in Article IV of the Plan and the Plan 4814-1657-6707 83

Supplement. The issuance of Reorganized ROC Units under the Management Incentive Plan would dilute all of the other Reorganized ROC Units, thereby also diluting Holders of New Equity Interests other than Reorganized ROC Units indirect ownership interest in Reorganized ROC through New Rosehill IntermediateCo’s ownership of Reorganized ROC Units. XI. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN A. Introduction The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to the Debtors, the Reorganized Debtors, and certain Holders of Claims and Interests entitled to vote on the Plan. With respect to the U.S. federal income tax consequences discussed below, this summary is based on the U.S. Tax Code, the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and published administrative rules, pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof (collectively, “Applicable U.S. Tax Law”). Changes in the rules or new interpretations of the rules may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below. The Debtors have not requested, and do not intend to request, any ruling or determination from the IRS or any other taxing authority with respect to the tax consequences discussed herein, and the discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS or any other taxing authority would not assert, or that a court would not sustain, a different position than any position discussed herein. This summary does not address foreign, state, or local tax consequences of the Plan, nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of its individual circumstances or to a Holder that may be subject to special tax rules (such as Persons who are related to the Debtors within the meaning of the U.S. Tax Code, an accrual-method U.S. Holder (as defined below) that prepares an “applicable financial statement” (as defined in Section 451 of the U.S. Tax Code), a Holder that actually or constructively owns or will own shares representing 10 percent or more of ROC’s or RRI’s voting power or value, U.S. expatriates, persons subject to the alternative minimum tax, broker- dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax exempt organizations, pass-through entities, beneficial owners of pass-through entities, subchapter S corporations, persons who hold Claims or who will hold any New Equity Interests as part of a straddle, hedge, conversion transaction, or other integrated investment, persons using a mark-to-market method of accounting, and Holders of Claims who are themselves in bankruptcy). Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds a Claim, only as a “capital asset” (within the meaning of section 1221 of the U.S. Tax Code) for purposes of Applicable U.S. Tax Law. This summary also assumes that the various debt and other arrangements to which any of the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form, and that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of section 897 of the U.S. Tax Code. This summary 4814-1657-6707 84 does not discuss differences in tax consequences to Holders of Claims that act as backstop parties or otherwise act or receive consideration in a capacity other than any other Holder of a Claim of the same Class or Classes, and the tax consequences for such Holders may differ materially from that described below. For purposes of this discussion, a “U.S. Holder” is a Holder of a Claim that is: (1) an individual citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. For purposes of this discussion, a “non-U.S. Holder” is any Holder of a Claim that is not a U.S. Holder or a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes). If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the entity and such partner (or other beneficial owner). Partners (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders of Claims are urged to consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan. ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR INTEREST. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE, AND OTHER TAX CONSEQUENCES OF THE PLAN. B. Partnership Status For U.S. federal income tax purposes, each of ROC, Reorganized ROC and New Rosehill IntermediateCo is (or will be, as applicable) classified as a partnership and RRI is (and Reorganized RRI will be) classified as a C corporation; provided that (i) New Rosehill IntermediateCo will be treated for U.S. federal income tax purposes as a continuation or successor partnership of ROC and (ii) following the contribution by RRI and Tema of their ROC Units to IntermediateCo, and prior to EIG’s conversion of its DIP Claims in exchange for Reorganized ROC Units (as described above), Reorganized ROC will be an entity disregarded as separate from New Rosehill IntermediateCo for U.S. federal income tax purposes. 4814-1657-6707 85

As a partnership, ROC generally is not itself subject to U.S. federal income tax. Instead, each of RRI and Tema (or, as the case may be, Tema’s direct or indirect owners) is required to report on its U.S. federal income tax return, and is subject to tax in respect of, its distributive share of each item of income, gain, loss, deduction, and credit of ROC. Accordingly, the U.S. federal income tax consequences of the Restructuring Transactions by the Plan generally will not be borne by ROC, but instead will be borne by RRI, and Tema. C. Certain U.S. Federal Income Tax Consequences to the Debtors and Tema 1. Cancellation of Debt and Reduction of Tax Attributes In general, absent an exception, a corporate debtor (or, in the case of a debtor that is a pass-through entity for U.S. federal income tax purposes, the Holders of Interests in such entity) will realize and recognize cancellation of debt income (“COD Income”) upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (i) the amount of cash paid, (ii) the issue price of any new indebtedness of the taxpayer issued in satisfaction of such indebtedness, and (iii) the fair market value of any other consideration (including stock of the debtor or another entity) given in satisfaction of such indebtedness at the time of the exchange. In connection with the implementation of the Plan, ROC is expected to recognize COD Income. COD Income and any other income recognized by ROC upon implementation of the Plan will be allocated to RRI and Tema in accordance with the ROC LLC Agreement and the Treasury Regulations under section 108 of the U.S. Tax Code and Applicable U.S. Tax Law. Certain statutory or judicial exceptions potentially can apply to limit the amount of COD Income required to be included in income by RRI and Tema, depending on their circumstances (some of which are discussed above). In particular, exceptions are available that would allow COD Income to be excluded from gross income if the COD Income is taken into account by a taxpayer that is insolvent (but only to the extent of insolvency) or in bankruptcy. These exceptions apply at the “partner” level and thus depend on whether the partner is itself insolvent or in bankruptcy. The fact that ROC is insolvent and in bankruptcy is not relevant for this purpose. For purposes of determining RRI’s and/or Tema’s insolvency (measured immediately prior to the Effective Date), the applicable Holder of Interests in ROC would be treated as if it were individually liable for an amount of partnership debt equal to the allocated amount of the COD Income. To the extent any amount of COD Income is excludable by RRI or Tema by reason of the insolvency or bankruptcy exception, RRI or Tema (as applicable) generally would be required to reduce certain tax attributes (such as net operating losses, tax credits, possibly tax basis in assets and passive losses) after the determination of its tax liability for the taxable year. Under section 108 of the U.S. Tax Code, a corporate debtor such as RRI is not required to include COD Income in gross income if it is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, RRI must reduce its tax attributes by the amount of COD Income that it excluded from gross income pursuant to the rule discussed in the preceding sentence. In general, tax attributes will be reduced in the following order: (a) NOLs and NOL carryforwards; (b) general business credit carryovers; (c) minimum tax credit carryovers; (d) 4814-1657-6707 86 capital loss carryovers; (e) tax basis in assets; (f) passive activity loss and credit carryovers; and (g) foreign tax credit carryovers. Alternatively, RRI may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the U.S. Tax Code. The reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined. Any excess COD Income over the amount of available tax attributes is not subject to U.S. federal income tax and has no other U.S. federal income tax impact. Each of RRI’s and Tema’s adjusted tax basis in its Interest in ROC will be increased to the extent of any income or gain allocated to such Holder and decreased (but not below zero) to the extent of any loss or deduction allocated to such Holder, whether or not such loss is disallowed and thus not deductible. To the extent RRI or Tema was allocated losses in taxable years ending prior to the Effective Date, such losses may have been suspended by reason of certain provisions of the U.S. Tax Code (in particular, those relating to so-called “passive activity losses” or the “at risk” rules). As a result of the transaction, all or part of such losses may become deductible. For U.S. federal income tax purposes, the discharge of ROC’s indebtedness pursuant to the Plan will result in a deemed cash distribution to each of RRI and Tema based on the amount of the indebtedness allocable to such Holder’s Interests in ROC. To the extent that any such deemed cash distribution exceeds its adjusted tax basis in its Interests in ROC (after adjustment for net gain or loss allocable to such Holder, as described above), such Holder will recognize capital gain. Any such capital gain generally should be long-term if the Holder’s holding period in its Interests is more than one year and otherwise should be short-term. A Holder’s adjusted tax basis in its Interests in ROC will be decreased (but not below zero) to the extent of any such deemed cash distribution. D. Certain U.S. Federal Income Tax Consequences to Certain U.S. Holders of Claims As discussed below, the tax consequences of the Plan to U.S. Holders of Allowed Claims entitled to vote on the Plan will depend upon a variety of factors. The character of any recognized gain as capital gain or ordinary income will be determined by a number of factors, including the tax status of the U.S. Holder, the nature of the Claim in such U.S. Holder’s hands (including whether the Claim constitutes a capital asset), whether the Claim was purchased at a discount, whether and to what extent the U.S. Holder has previously claimed a bad debt deduction with respect to its Claim, and whether any part of the U.S. Holder’s recovery is treated as being on account of accrued but untaxed interest. Accrued interest and market discount are discussed below. 1. Consequences to U.S. Holders of ROC Revolving Credit Agreement Claims Pursuant to the Plan, in exchange for full and final satisfaction, settlement, release and discharge of the Allowed ROC Revolving Credit Agreement Claims, the Holders of such Claims shall receive issuance of the principal amount owing under the Exit RBL Credit Agreement 4814-1657-6707 87

(each, a “New Loan”) in the amount of its Pro Rata share of such Holder’s ROC Revolving Credit Claim Principal Amount. An exchange of a ROC Revolving Credit Agreement Claim (each, an “Old Loan”) for a New Loan will be treated as an exchange, rather than as a continuation of the Old Loan, for U.S. federal income tax purposes if the differences between the Old Loan and the New Loan constitutes a “significant modification” of the Old Loan under applicable Treasury Regulations. A “significant modification” occurs if, based on all the facts and circumstances and taking into account all modifications of the Old Loan collectively, the legal rights or obligations that are altered and the degree to which they are altered is “economically significant.” The remainder of this discussion assumes that an exchange of an Old Loan for a New Loan (the “Debt Exchange”) is a significant modification. a. Recognition of Gain or Loss on Debt Exchange A U.S. Holder of Old Loans should recognize gain or loss on the Debt Exchange. The amount of such gain or loss will equal the difference between the “issue price” of the New Loans (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Old Loans exchanged pursuant to the Debt Exchange (generally equal to the amount the U.S. Holder paid for the Old Loans, reduced by any payments on such Old Loans, other than payments of qualified stated interest). Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Old Loans for more than one year at the time of the Debt Exchange. Otherwise, such gain or loss will be short-term capital gain or loss. The U.S. Holder’s initial tax basis in the New Loans should be equal to their “issue price” on the Effective Date. The U.S. Holder’s holding period in the New Loans should begin on the day after the Effective Date. b. Issue Price The issue price of a debt instrument issued in exchange for another debt instrument depends on whether either debt instrument is considered “traded on an established market” (“publicly traded”). We believe that the Old Loans are not treated as publicly traded. If the New Loans are treated as publicly traded for U.S. federal income tax purposes, the “issue price” of the New Loans will be the fair market value of the New Loans as of their issue date. If, however, the New Loans are also not treated as publicly traded, then the issue price of the New Loans issued in the Debt Exchange will be the principal amount of such New Loans. The New Loans will be considered to be publicly traded if, at any time during the 31-day period ending 15 days after their issue date, the New Loans are traded on an “established market.” The New Loans will be considered to trade on an established market if (i) there is a price for an executed purchase or sale of the New Loans that is reasonably available within a reasonable period of time after the sale, (ii) there is at least one price quote for the New Loans from at least one reasonably identifiable broker, dealer or pricing service, which price quote is substantially the same as the price for which the person receiving the quoted price could purchase or sell the New Loans (a “firm quote”), or (iii) there is at least one price quote for the 4814-1657-6707 88

New Loans other than a firm quote, available from at least one such broker, dealer, or pricing service. The Treasury Regulations require Reorganized ROC to make a determination as to whether the New Loans are publicly traded, and if Reorganized ROC determines that the New Loans are publicly traded, to determine the fair market value of the New Loans on their issue date. The Treasury Regulations require Reorganized ROC to make such determinations available to U.S. Holders in a commercially reasonable fashion, including by electronic publication, within 90 days of the issue date of the New Loans. The Treasury Regulations provide that each of these determinations is binding on a holder unless the holder satisfies certain conditions. Certain rules apply as to whether a sales price or quote may establish the fair market value of the New Loans and under what conditions Reorganized ROC may otherwise establish the fair market value of the New Loans Because the relevant trading period for determining whether the New Loans are publicly traded and the issue price of the New Loans has not yet occurred, we are unable to determine the issue price of the New Loans at this time. c. Payments of Qualified Stated Interest Payments of “qualified stated interest” on a New Loan generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. “Qualified stated interest” generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or a single qualified floating rate. d. Original Issue Discount The New Loans will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes if the “stated redemption price at maturity” exceeds their “issue price” (see “—Consequences to U.S. Holders of ROC Revolving Credit Agreement Claims— Issue Price” above) by an amount equal to or more than a statutorily defined de minimis amount (generally, 0.25% multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity). The “stated redemption price at maturity” of a New Loan is the total of all payments to be made under the New Loan other than qualified stated interest. If a New Loan were treated as having OID, a U.S. Holder would be required to include the OID in ordinary income on an annual basis under a constant yield accrual method regardless of such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. A U.S. Holder would be required to include in income in each taxable year the sum of the daily portions of OID for each day on which it held a New Loan during the taxable year. To determine the daily portions of OID, the amount of OID allocable to an accrual period is determined, and a ratable portion of such OID is allocated to each day in the accrual period. An accrual period may be of any length and the length of the accrual periods may vary over the life of the New Loan, provided that no accrual period may be longer than one year and each scheduled payment of interest or principal on the New Loan must occur on either the first day or last day of an accrual period. The amount of OID allocable to an accrual period will equal (i) the product of (A) the New Loan’s adjusted issue price at the beginning of the accrual period and (B) the New Loan’s yield to maturity (adjusted to reflect the length of the accrual period), less (ii) any qualified 4814-1657-6707 89 stated interest allocable to the accrual period. A New Loan’s adjusted issue price at any time generally will be its original issue price, increased by the amount of OID on such New Loan accrued for each prior accrual period and decreased by the amount of payments on such New Loan other than payments of qualified stated interest. A New Loan’s yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the New Loan, produces an amount equal to the New Loan’s original issue price. e. Sale, Retirement or Other Taxable Disposition A U.S. Holder of a New Loan will recognize gain or loss upon the sale, redemption, retirement or other taxable disposition of the New Loan equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued interest that has not yet been included in income by the U.S. Holder, which generally will be taxable as ordinary income) and the U.S. Holder’s adjusted tax basis in the New Loan. A U.S. Holder’s tax basis in a New Loan should be its “issue price” unless the New Loan was issued with OID, in which case its tax basis would be its “adjusted issue price” at the time of the disposition. Any gain or loss on the sale, redemption, retirement or other taxable disposition of the New Loan generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the New Loan for more than one year as of the date of disposition. The deductibility of capital losses is subject to limitations. 2. Consequences to U.S. Holders of ROC Secured Note Claims Pursuant to the Plan, in exchange for full and final satisfaction, settlement, release and discharge of the Allowed ROC Secured Note Claims, the Holders of such Claims shall receive a Pro Rata share of 68.60% of the Reorganized ROC Units, subject to the terms of Article III.B.9 of the Plan (the “Formation Exchange”). The Formation Exchange is intended to be treated as if the Holders of Allowed ROC Secured Note Claims contributed an amount of cash equal to the fair market value of 68.60% the Reorganized ROC Units to Reorganized ROC and New Rosehill IntermediateCo contributed all of its assets to Reorganized ROC, in each case, in exchange for Reorganized ROC Units, pursuant to IRS Revenue Ruling 99-5 (Situation 2), 1999-1 C.B. 434.11 A U.S. Holder of a ROC Secured Note Claim should not recognize gain or loss on the Formation Exchange, except to the extent that Reorganized ROC Units are received in exchange for accrued but unpaid interest (which will be taxable as interest to the extent not previously included in income, as described in further detail below). The U.S. Holder’s initial tax basis in the Reorganized ROC Units received in exchange for a ROC Secured Note Claim should be equal to the U.S. Holder’s adjusted tax basis in the applicable Note purchased pursuant to the Note Purchase Agreement, to the extent exchanged pursuant to the Formation Exchange. The U.S. Holder’s holding period in the Reorganized ROC Units should include the U.S. Holder’s holding period for the applicable Note exchanged for such Reorganized ROC Units. 11 Any gain recognized by New Rosehill IntermediateCo in connection with the contribution transactions will be allocated to RRI and Tema in accordance with the New Rosehill IntermediateCo LLC Agreement and the Treasury Regulations under section 704 of the U.S. Tax Code. 4814-1657-6707 90

The U.S. federal income tax consequences to a U.S. Holder of ownership and disposition of Reorganized ROC Units received in the Formation Exchange are described below in “Certain U.S. Federal Income Tax Consequences of Ownership of Reorganized ROC Units and New Rosehill IntermediateCo Units.” 3. Consequences to U.S. Holders of TRA Claims Pursuant to the Plan, in exchange for full and final satisfaction, settlement, release and discharge of the Allowed TRA Claims, the Holder of such Claims shall receive 91.1% of the New Rosehill IntermediateCo Units and, subject to the terms of Article III.B.4 of the Plan, the Preferred Stock Allocated Recovery (collectively, clauses (i) and (ii), the “TRA Exchange”). The TRA Exchange is intended to qualify as an exchange subject to Section 721 of the U.S. Tax Code. The U.S. Holder of TRA Claims should not recognize gain or loss on the TRA Exchange, except to the extent that New Rosehill IntermediateCo Units are received in exchange for accrued but unpaid interest (which will be taxable as interest to the extent not previously included in income, as described in further detail below). The U.S. Holder’s initial tax basis in the New Rosehill IntermediateCo Units received in exchange for a TRA Claim should be equal to the U.S. Holder’s adjusted tax basis in its interest in the TRA, to the extent exchanged pursuant to the TRA Exchange. The U.S. Holder’s holding period in the New Rosehill IntermediateCo Units should include the U.S. Holder’s holding period for its Interest in the TRA exchanged for such New Rosehill IntermediateCo Units. The U.S. federal income tax consequences to a U.S. Holder of ownership and disposition of New Rosehill IntermediateCo Units received in the TRA Exchange are described below in “Certain U.S. Federal Income Tax Consequences of Ownership of Reorganized ROC Units and New Rosehill IntermediateCo Units.” 4. RRI Preferred Equity Interests Holders of the RRI Series A Preferred Stock will receive their pro rata share of 100% of the Reorganized RRI Shares (and will indirectly own (through Reorganized RRI and New Rosehill IntermediateCo) 1.48% of the Reorganized ROC Units, subject to dilution from the MIP Equity), in exchange for their RRI Preferred Equity Interests, provided that the class of RRI Preferred Equity Interests votes to accept the Plan and no Holder of RRI Preferred Equity Interests objects to the Plan, including the allowance or priority of the TRA Claims, as described in more detail herein and in the Plan (the “Preferred Exchange”). For U.S. federal income tax purposes, the Preferred Exchange will be a tax-free transaction. Each U.S. Holder’s initial tax basis in its Reorganized RRI Shares should be equal to the U.S. Holder’s adjusted tax basis in its RRI Series A Preferred Stock, to the extent exchanged pursuant to the Preferred Exchange. The U.S. Holder’s holding period in the Reorganized RRI Shares should include the U.S. Holder’s holding period for its Interest in the TRA exchanged for such New Rosehill IntermediateCo Units. 4814-1657-6707 91

The U.S. federal income tax consequences to a U.S. Holder of ownership and disposition of Reorganized RRI Shares received in the Preferred Exchange are described below in “Certain U.S. Federal Income Tax Consequences of Ownership of Reorganized RRI Shares.” 5. Accrued Interest To the extent that any amount received by a U.S. Holder of a Claim is attributable to accrued but unpaid interest on the debt instruments constituting the surrendered Claim, the receipt of such amount should be taxable to the U.S. Holder as ordinary interest income (to the extent not already taken into income by the U.S. Holder). Conversely, a U.S. Holder of a Claim may be able to recognize a deductible loss (or, possibly, a write off against a reserve for worthless debts) to the extent that any accrued interest previously was included in the U.S. Holder’s gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point. If the fair value of the consideration is not sufficient to fully satisfy all principal and interest on Allowed Claims, the extent to which such consideration will be attributable to accrued interest is unclear. Under the Plan, the aggregate consideration to be distributed to U.S. Holders of Allowed Claims in each Class will be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on these Claims, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but unpaid interest. The IRS could take the position that the consideration received by the U.S. Holder should be allocated in some way other than as provided in the Plan. U.S. Holders of Claims are urged to consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE ALLOCATION OF CONSIDERATION RECEIVED IN SATISFACTION OF THEIR CLAIMS AND THE U.S. FEDERAL INCOME TAX TREATMENT OF ACCRUED BUT UNPAID INTEREST. 6. Market Discount Under the “market discount” provisions of the U.S. Tax Code, some or all of any gain realized by a U.S. Holder of a Claim who exchanges the Claim for an amount on the Effective Date may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt instruments constituting the exchanged Claim. In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if its U.S. Holder’s adjusted tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (b) in the case of a debt instrument issued with OID, its adjusted issue price, by at least a de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity). 4814-1657-6707 92

Any gain recognized by a U.S. Holder on the taxable disposition of a Claim that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Claim was considered to be held by the U.S. Holder (unless the U.S. Holder elected to include market discount in income as it accrued). HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE MARKET DISCOUNT RULES TO THEIR CLAIMS. E. Certain U.S. Federal Income Tax Consequences of Ownership of New Rosehill IntermediateCo Units and Reorganized ROC Units 1. Partner Status Holders of New Rosehill IntermediateCo Units and Reorganized ROC Units (“New Unitholders”) generally will be treated as partners of New Rosehill IntermediateCo and Reorganized ROC, respectively for U.S. federal income tax purposes. 2. Tax Consequences of Ownership of New Rosehill IntermediateCo Units and Reorganized ROC Units a. Flow-Through of Taxable Income Subject to the discussion below under “—Administrative Matters,” neither New Rosehill IntermediateCo nor Reorganized ROC (each, a “New Rosehill LLC”) are expected to pay any U.S. federal income tax. Instead, each New Unitholder (or, as the case may be, its direct or indirect owners) will be required to report on its income tax return its share of the applicable New Rosehill LLC’s income, gains, losses, and deductions without regard to whether such New Rosehill LLC makes cash distributions to it. Consequently, a New Rosehill LLC may allocate income to a New Unitholder even if it has not received a cash distribution. Each New Unitholder will be required to include in income its allocable share of the applicable New Rosehill LLC’s income, gains, losses, and deductions for such New Rosehill LLC’s taxable year ending with or within the New Unitholder’s taxable year. b. Allocations In general, each New Rosehill LLC’s items of income, gain, loss, and deduction will be allocated among the applicable New Unitholders as set forth in the New Rosehill LLC Agreement or Reorganized ROC LLC Agreement (as applicable). While the allocations set forth in the New Rosehill LLC Agreement and Reorganized ROC LLC Agreement should be respected for U.S. federal income tax purposes, the IRS could challenge such allocations, possibly resulting in less favorable allocations to a particular New Unitholder for U.S. federal income tax purposes. We have made the election permitted by Section 754 of the U.S. Tax Code (a “Section 754 Election”) with respect to each New Rosehill LLC. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a New Unitholder’s tax basis in the applicable New Rosehill LLC’s assets (“inside basis”) under Section 743(b) of the U.S. Tax 4814-1657-6707 93

Code to reflect his purchase price. This election does not apply with respect to a person who purchases Interests in a New Rosehill LLC directly from such New Rosehill LLC. The Section 743(b) adjustment belongs to the purchaser and not to other Holders of Interests in such New Rosehill LLC (in each case, “New Rosehill LLC Units”). For purposes of this discussion, the inside basis with respect to a Holder of New Rosehill LLC Units will be considered to have two components: (i) its share of the applicable New Rosehill LLC’s tax basis in its assets (“common basis”) and (ii) its Section 743(b) adjustment to that basis. A Section 754 Election is advantageous if the transferee’s tax basis in his New Rosehill LLC Units is higher than the share of the aggregate tax basis of the applicable New Rosehill LLC’s assets immediately prior to the transfer attributable to the applicable New Rosehill LLC Units. Conversely, a Section 754 Election is disadvantageous if the transferee’s tax basis in his New Rosehill LLC Units is lower than the share of the aggregate tax basis of the applicable New Rosehill LLC’s assets immediately prior to the transfer attributable to the applicable New Rosehill LLC Units. Thus, the fair market value of the New Rosehill LLC Units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 Election is made in the case of a transfer of New Rosehill LLC Units if the applicable New Rosehill LLC has a substantial built-in loss immediately after the transfer. Generally, a built-in loss is substantial if (i) it exceeds $250,000 or (ii) the transferee would be allocated a net loss in excess of $250,000 on a hypothetical sale of the applicable New Rosehill LLC’s assets for their fair market value immediately after a transfer of the interests at issue. In addition, a basis adjustment is required regardless of whether a Section 754 Election is made if a New Rosehill LLC distributes property and has a “substantial basis reduction.” A “substantial basis reduction” exists if, on a liquidating distribution of property to a Holder of New Rosehill LLC Units, there would be a negative basis adjustment to the applicable New Rosehill LLC’s assets in excess of $250,000 if a Section 754 Election were in place. The calculations involved in the Section 754 Election are complex and will be made on the basis of assumptions as to the value of each New Rosehill LLC’s assets and other matters. For example, the allocation of the Section 743(b) adjustment among a New Rosehill LLC’s assets must be made in accordance with the U.S. Tax Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by the applicable New Rosehill LLC to its tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than the applicable New Rosehill LLC’s tangible assets. Neither of the New Rosehill LLCs can assure a Holder of New Rosehill LLC Units that the determinations made by such New Rosehill LLC will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in the applicable New Rosehill LLC’s opinion, the expense of compliance exceed the benefit of the election, such New Rosehill LLC may seek permission from the IRS to revoke its Section 754 Election. If permission is granted, a subsequent purchaser of New Rosehill LLC Units related to such New Rosehill LLC may be allocated more income than he would have been allocated had the election not been revoked. c. Limitations on the Deductibility of Losses and Expenses 4814-1657-6707 94

Various limitations may apply to restrict the deductibility of losses realized, and expenses incurred, by the New Rosehill LLCs. The principal limitations include the limitation on the deductibility of interest under Section 163(j) of the U.S. Tax Code, the limitations on the deductibility of “investment interest” under Section 163(d) of the U.S. Tax Code, the limitations under Section 469 of the U.S. Tax Code on the deductibility of losses from “passive activities”, the “excess business loss” limitation, the limitations under the “at risk” rules, limitations on the deductibility of capital losses, and capitalization requirements. However, it is possible that other limitations will apply. U.S. Holders should consult their tax advisors concerning the application of these and other limitations on the deductibility of losses and expenses. d. Passthrough Deduction For taxable years before January 1, 2026, a non-corporate New Unitholder may claim a deduction equal to a portion of the net business income it derives from “qualified trades or businesses” conducted in the United States. Prospective New Unitholders should consult their tax advisors regarding the application of this deduction. e. Treatment of Distributions In general, a New Unitholder will not recognize taxable income as a consequence of receiving a distribution (whether in cash or in kind) from the applicable New Rosehill LLC, except to the extent that any cash distributed exceeds the New Unitholder’s adjusted tax basis in its New Rosehill LLC Units. Any such excess will be treated as gain from the sale of the New Unitholder’s New Rosehill LLC Units and generally will result in capital gain or loss, except to the extent attributable to assets described in Section 751 of the U.S. Tax Code. See “— Disposition of New Rosehill LLC Units” below. Because the basis of a New Unitholder’s New Rosehill LLC Units will be increased by the New Unitholder’s share of the applicable New Rosehill LLC’s net income, a distribution corresponding to the New Unitholder’s share of the applicable New Rosehill LLC’s net income will generally not be taxable. A New Unitholder generally will not recognize a loss for U.S. federal income tax purposes as a consequence of receiving a distribution from us, except that if a New Unitholder receives a distribution solely of cash in complete liquidation of its interest, the New Unitholder will recognize a loss equal to the excess, if any, of its adjusted tax basis in its New Rosehill LLC Units over the amount of such cash. 3. Disposition of New Rosehill LLC Units Upon a sale or other taxable disposition of all or any portion of a New Unitholder’s New Rosehill LLC Units, a New Unitholder will generally recognize gain or loss in an amount equal to the difference between the amount realized and the adjusted tax basis of the New Rosehill LLC Units or the transferred portion thereof. The amount realized will be equal to the amount of cash and the fair market value of other property received by the New Unitholder, plus the portion of the New Unitholder’s share (if any) of the applicable New Rosehill LLC’s liabilities that is attributable to the transferred New Rosehill LLC Units. In general, gain or loss recognized by a New Unitholder on the disposition of all or any portion of its New Rosehill LLC Units will be capital gain or loss, but a New Unitholder may 4814-1657-6707 95 recognize ordinary income or loss on the disposition in respect of its share of assets that are described in Section 751 of the U.S. Tax Code. Under certain circumstances, a New Unitholder could recognize ordinary income in respect of such assets on the disposition of all or any portion of its New Rosehill LLC Units even though the New Unitholder recognizes an overall loss on the disposition. If a New Unitholder transfers less than all of its New Rosehill LLC Units, the New Unitholder will take into account the percentage of its adjusted tax basis in its New Rosehill LLC Units that is equal to the percentage of the New Rosehill LLC Units that are transferred, determined by comparing the relative fair market values of the portion of the New Rosehill LLC Units that are transferred and the portion of the New Rosehill LLC Units that are retained. 4. Administrative Matters a. Information Returns and Audit Procedures Each New Rosehill LLC intends to furnish to each of its New Unitholders, after the close of each calendar year, specific tax information, including a Schedule K-1, which describes such New Unitholder’s share of the applicable New Rosehill LLC’s income, gain, loss and deduction for such New Rosehill LLC’s preceding taxable year. In preparing this information, which will not be reviewed by counsel, each New Rosehill LLC will take various accounting and reporting positions to determine each of its New Unitholder’s allocable shares of income, gain, loss, and deduction. Neither New Rosehill LLC can provide assurances that those positions will yield a result that conforms to the requirements of the U.S. Tax Code, Treasury Regulations, or administrative interpretations of the IRS. Furthermore, neither New Rosehill LLC can provide assurances that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the applicable New Rosehill LLC Units. b. Partnership Representative A partnership that files a U.S. federal income tax return is required to designate a “partnership representative” with a substantial presence in the United States to act on its behalf in tax-related proceedings. If the partnership representative is an entity, the partnership must appoint an individual with a substantial presence in the United States to act on behalf of the partnership representative. The partnership representative (and such individual, if any) will have the authority to make all decisions with respect to any tax audit of, or other tax-related administrative or judicial proceeding with respect to, the partnership. Actions taken, and decisions made, by the partnership representative (and such individual) will be binding on the partnership and its partners. Each New Rosehill LLC will designate its partnership representative and, if the partnership representative is an entity, such New Rosehill LLC will designate an individual who will act on behalf of the partnership representative. c. Partnership Audits Audits of the U.S. federal income tax treatment of a New Rosehill LLC’s income, gains, losses, deductions and credits generally will be conducted at the entity level in a single proceeding, which the partnership representative of the relevant entity will control, rather than by individual audits of the partners’ tax returns. The legal and accounting costs incurred by a New 4814-1657-6707 96

Rosehill LLC in connection with any audit of its tax returns will be borne by such New Rosehill LLC, but the applicable New Unitholders will bear the cost of audits of their own returns. Under the rules applicable to U.S. federal tax audits of partnership tax returns, the partners in a partnership are not required to receive notice of, and are not entitled to participate in, any such audit, and any adjustment made in any such audit will be binding on all of the partners. Any tax arising from an audit of a partnership tax return, as well as any resulting interest and penalties, will generally be payable by the partnership in the year in which the determination becomes final unless the partnership elects to send statements (“Adjustment Statements”) to its partners for the audited year informing them of their shares of the adjustments made on audit. If a partnership sends Adjustment Statements, the partners will generally be required to pay any tax, interest (at a rate that is two percentage points higher than the interest rate generally applicable for tax underpayments) and penalties arising from such adjustments as if the adjustments were made in the audited year and any other affected year, as applicable, but will not be required to amend their tax returns for any prior year. In general, if a partnership pays the tax resulting from an audit adjustment, the amount will be determined by applying the highest rate of tax in effect for the audited year to the net adjustment amount. The net adjustment amount may be reduced, with the approval of the IRS, (i) to account for certain types of income and for the status of certain partners, such as corporations or tax-exempt partners, and (ii) by the portion of such net adjustment amount that is taken into account by partners that file amended returns for the reviewed year (and any intervening year for which their tax attributes are adjusted) or that participate in a “pull-in” procedure pursuant to which a partner may pay tax in the same amount, and adjust its tax attributes, as if it had filed all applicable amended returns. Although it is possible that either New Rosehill LLC will elect to send Adjustment Statements in the event of an adjustment arising out of an audit, there can be no assurance in this regard. If a New Rosehill LLC pays any tax, interest and/or penalties arising from an audit of a tax return, each current and former New Unitholder of the applicable New Rosehill LLC may be required to indemnify such New Rosehill LLC for the portion, if any, of the payment that is attributable to such current or former New Unitholder. It is possible that the amount of any such entity-level payment that is borne by a current New Unitholder or former New Unitholder will exceed the amount of additional tax that would have been payable by such current or former New Unitholder if the applicable New Rosehill LLC had elected to send Adjustment Statements. If a current or former New Unitholder fails to indemnify the applicable New Rosehill LLC for the payment of any tax, interest and/or penalties attributable to such current or former New Unitholder, a portion of the economic burden of such payment will be borne by each then- current New Unitholder of such New Rosehill LLC. Thus, there can be no assurance that the economic burden of any such payment will not be borne by New Unitholders that would not have owed additional tax, or would have owed additional tax in a lesser amount than their shares of such payment, if we had elected to send Adjustment Statements to the New Unitholders. The partnership audit rules described above are new and partnerships do not yet have any significant experience with them. New Unitholders should consult with their tax advisors concerning the application of these rules. 4814-1657-6707 97

F. U.S. Federal Income Tax Consequences to Holders of Owning and Disposing of Reorganized RRI Shares 1. Dividends on Reorganized RRI Shares Any distributions made on account of Reorganized RRI Shares will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of Reorganized RRI as determined under U.S. federal income tax principles. To the extent that a U.S. Holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the U.S. Holder’s basis in its shares. Any such distributions in excess of the Holder’s basis in its shares (determined on a share-by-share basis) generally should be treated as capital gain. Dividends paid to U.S. Holders that are corporations generally should be eligible for the dividends-received deduction so long as there are sufficient earnings and profits. However, the dividends-received deduction is only available if certain holding period requirements are satisfied. The length of time that a U.S. Holder has held its stock is reduced for any period during which the Holder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions. In addition, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends received deduction may be disallowed. 2. Sale, Redemption, or Repurchase of Reorganized RRI Shares Unless a non-recognition provision applies, U.S. Holders generally will recognize capital gain or loss upon the sale, redemption, or other taxable disposition of Reorganized RRI Shares. Such capital gain will be long-term capital gain if at the time of the sale, exchange, retirement, or other taxable disposition, the U.S. Holder held the stock for more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations. 3. Medicare Tax Certain U.S. Holders that are individuals, estates, or trusts are currently required to pay an additional 3.8 percent tax on, among other things, dividends and gains from the sale or other disposition of capital assets. U.S. Holders that are individuals, estates, or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of Reorganized RRI Shares. G. Certain U.S. Federal Income Tax Consequences to Certain Non-U.S. Holders of Claims The following discussion assumes that the Debtors will undertake the restructuring transactions currently contemplated by the Plan and includes only certain U.S. federal income tax consequences of the Restructuring Transactions to non-U.S. Holders. The discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax 4814-1657-6707 98 consequences to non-U.S. Holders are complex. Each non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state, and local and the non-U.S. tax consequences of the consummation of the restructuring transactions to such non-U.S. Holders. 1. Gain Recognition With Respect to Claims Subject to the discussion below under “—Accrued Interest,” any gain realized by a non- U.S. Holder on the Note Exchange, Equity Exchange or Preferred Exchange generally will not be subject to U.S. federal income taxation unless (a) the non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the restructuring transactions occur and certain other conditions are met or (b) such gain is effectively connected with the conduct by such non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such non-U.S. Holder in the United States). If the first exception applies, to the extent that any gain is taxable, the non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such non- U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the non- U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange in the same manner as a U.S. Holder. In order to claim an exemption from withholding tax, such non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates). In addition, if such a non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. 2. Accrued Interest Payments to a non-U.S. Holder that are attributable to accrued interest generally will not be subject to U.S. federal income tax or withholding pursuant to the portfolio interest exemption, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the non- U.S. Holder is not a U.S. person, unless:  the non-U.S. Holder actually or constructively owns 10 percent or more of the total combined voting power of all classes of the Reorganized Debtor’s stock entitled to vote;  the non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to the Reorganized Debtor (each, within the meaning of the U.S. Tax Code);  the non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the U.S. Tax Code; or 4814-1657-6707 99

 such interest (or OID) is effectively connected with the conduct by the non- U.S. Holder of a trade or business within the United States (in which case, provided the non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued interest at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty)). A non-U.S. Holder that does not qualify for the portfolio interest exemption generally will be subject to withholding of U.S. federal income tax at a 30 percent rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on any payments that are attributable to accrued interest. For purposes of providing a properly executed IRS Form W- 8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business. 3. Ownership of New Rosehill LLC Units Non-U.S. Holders treated as engaged in a U.S. trade or business are subject to U.S. federal income tax at the graduated rates applicable to U.S. persons on their net income that is considered to be effectively connected with such U.S. trade or business (“ECI”). Non-U.S. Holders that are corporations may also be subject to a 30 percent branch profits tax on ECI. The 30 percent rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is organized. It is expected that each New Rosehill LLC’s method of operation will result in a determination that such New Rosehill LLC is engaged in a U.S. trade or business with the result that some portion of such New Rosehill LLC’s income is properly treated as ECI with respect to non-U.S. Holders of New Rosehill LLC Units. If a non-U.S. Holder were treated as being engaged in a U.S. trade or business in any year because of its ownership of New Rosehill LLC Units in such year, (i) the non-U.S. Holder’s share of the applicable New Rosehill LLC’s ECI will be subject to tax at regular U.S. federal income tax rates and, if the non-U.S. Holder is a corporation for U.S. federal income tax purposes, may also be subject to U.S. branch profits tax, (ii) the gain on a disposition of the New Rosehill LLC Units would be treated as ECI to the extent such gain is attributable to assets of the applicable New Rosehill LLC that generate ECI (and the acquiror in such disposition would be required to withhold 10 percent of the amount realized by such non-U.S. Holder on such disposition), (iii) the non-U.S. Holder generally would be required to file a U.S. federal income tax return (even if no income allocated to the non-U.S. Holder is ECI), and (iv) the applicable New Rosehill LLC would be required to withhold U.S. federal income tax with respect to the non-U.S. Holder’s share of such New Rosehill LLC’s income that is ECI. 4814-1657-6707 100

Furthermore, all or a portion of a non-U.S. Holder’s New Rosehill LLC Units may be attributable to U.S. real property, in which case gain on sale or exchange of such Units could be treated for U.S federal income tax purposes as effectively connected income under the FIRPTA rules described below, even if the New Rosehill LLCs were not otherwise treated as engaged in a U.S. trade or business, in which case such gains would be subject to U.S. federal income tax at regular rates applicable to U.S. persons and FIRPTA withholding (at a rate of 15 percent, as described below) by the transferee may apply to the total amount realized. Non-U.S. Holders of New Rosehill LLC Units may have to supply certain beneficial ownership statements to the applicable New Rosehill LLC (which would be available to the IRS) to obtain reductions in U.S. federal withholding tax on interest and to obtain benefits under U.S. income tax treaties, to the extent applicable. In general, different rules from those described above apply in the case of non-U.S. Holder of New Rosehill LLC Units subject to special treatment under U.S. federal income tax law, including a non-U.S. Holder (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a “tax home” in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.” 4. Dividends on Reorganized RRI Shares Any distributions made with respect to Reorganized RRI Shares will constitute dividends for U.S. federal income tax purposes to the extent of Reorganized RRI’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that a non-U.S. Holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the Holder’s basis in its shares. Any such distributions in excess of a non-U.S. Holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain from a sale or exchange, and will be subject to the FIRPTA rules (as defined and discussed below). Except as described below, dividends paid with respect to stock held by a non-U.S. Holder that are not effectively connected with a non-U.S. Holder’s conduct of a U.S. trade or business (or if an income tax treaty applies, are not attributable to a permanent establishment maintained by such non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30 percent (or lower treaty rate or exemption from tax, if applicable). A non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-BEN-E (or a successor form) upon which the non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to stock held by a non-U.S. Holder that are effectively connected with a non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such non-U.S. Holder’s effectively connected earnings and profits that are attributable 4814-1657-6707 101 to the dividends at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty). In general, and subject to the discussion immediately below regarding FIRPTA, non- U.S. Holders of Reorganized RRI Shares should not be subject to U.S. federal income tax or U.S. federal withholding tax with respect to the Reorganized RRI Shares unless (a) in the case of gain only, such non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or (b) any gain is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by any applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States). A non-U.S. Holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain taxes. Non-U.S. Holders are urged to consult their tax advisors regarding any applicable tax treaties that may provide for different rules. 5. FIRPTA Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gain on the disposition of certain investments in U.S. real property (“USRPIs”) is subject to U.S. federal income tax in the hands of non-U.S. Holders and treated as ECI that is subject to U.S. federal net income tax even if a non-U.S. Holder is not otherwise engaged in a U.S. trade or business. The Debtors anticipate that at least a substantial amount of the assets of New Rosehill IntermediateCo and its subsidiaries (including Reorganized ROC) will constitute USRPIs. A disposition of assets by either of the New Rosehill LLCs or any of their subsidiaries generally will subject a non-U.S. Holder of the applicable New Rosehill LLC Units to taxation as if the ECI rules discussed above applied (even if the applicable New Rosehill LLC and its subsidiaries were not otherwise determined to be engaged in a U.S. trade or business), either because (i) such assets are USRPIs (in which event a non-U.S. Holder would be subject to FIRPTA taxation on its distributive share of the partnership gain as if such Holder had realized such gain directly from the disposition of the USRPI), or (ii) because such assets are attributable to a U.S. trade or business (as described above), and in each case certain withholding requirements would also apply, as described above. Additionally, if New Rosehill LLC Units do not qualify as USRPIs, then, nevertheless, the disposition of interests in the applicable New Rosehill LLC would be treated as a disposition of a proportionate share of any USRPIs owned by such New Rosehill LLC for purposes of substantive FIRPTA taxation as well as certain withholding requirements, and any such gain would be subject to U.S. income tax under the ECI rule noted above. Finally, if New Rosehill LLC Units qualify as USRPIs, then substantive FIRPTA taxation and FIRPTA withholding requirements (at 15 percent of the amount realized) would apply to the entire amount realized. In general, the FIRPTA provisions will not apply to non-U.S. Holders of RRI Shares to the extent any such non-U.S. Holder does not exceed the 5% ownership test and the applicable equity is regularly traded on an established securities market. 4814-1657-6707 102

If the Reorganized RRI Shares are not regularly traded on an established securities market, or if a non-U.S. Holder holds more than 5% of the Reorganized RRI Shares (directly or indirectly by attribution), on the sale or other taxable disposition of Reorganized RRI Shares, such non-U.S. Holder will be subject to U.S. federal income tax as if the gain were effectively connected with the conduct of the non-U.S. Holder’s trade or business in the United States. If the Reorganized RRI Shares are not regularly traded on an established securities market, a transferee of Reorganized RRI Shares generally will be required to withhold tax, under U.S. federal income tax laws, in an amount equal to 15% of the amount realized by a non-U.S. Holder on the sale or other taxable disposition of Reorganized RRI Shares (subject to certain exceptions). The rules regarding United States real property interests are complex, and non-U.S. Holders are urged to consult with their own tax advisors on the application of these rules based on their particular circumstances. 6. FATCA Under the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding at a rate of 30 percent on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S. source payments of fixed or determinable, annual or periodical income (including interest payable on the New Loans), and also include gross proceeds from the sale of any property of a type which can produce U.S. source interest or dividends (which would include the New Loans). FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding. Previously, withholding with respect to gross proceeds from the disposition of certain property like the New Rosehill IntermediateCo Units was scheduled to begin on January 1, 2019, however, such withholding has been eliminated under proposed U.S. Treasury regulations, which can be relied on until final regulations become effective. Each non-U.S. Holder is urged to consult its own tax advisor regarding the possible impact of these rules on such non-U.S. Holder. H. U.S. Information Reporting and Back-Up Withholding The Debtors will withhold all amounts required by law to be withheld from payments of interest, dividends and other amounts payable under the Plan or in connection with payments made on account of consideration received pursuant to the Plan. The Debtors will comply with all applicable reporting requirements of the U.S. Tax Code. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim under the Plan. In addition, backup withholding of taxes will generally apply to payments in respect of an Allowed Claim under the Plan unless, in the case of a U.S. Holder, such U.S. Holder provides a properly executed IRS Form W-9 and, in the case of non-U.S. Holder, such non-U.S. Holder provides a properly executed applicable IRS Form W-8 (or otherwise establishes such Non- U.S. Holder’s eligibility for an exemption). 4814-1657-6707 103

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a Holder’s U.S. federal income tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a federal income tax return). In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns. THE TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS. XII. RECOMMENDATION In the opinion of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors and equity Holders than would otherwise result in any other scenario. Accordingly, the Debtors recommend that Holders of Claims and Interests entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan. Dated: July 24, 2020 ROSEHILL RESOURCES INC. on behalf of itself and Rosehill Operating Company, LLC /s/ R. Craig Owen R. Craig Owen Senior Vice President & Chief Financial Officer Rosehill Resources Inc. 4814-1657-6707 104

Exhibit A to the Disclosure Statement The Plan 4814-1657-6707

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re:	Chapter 11
ROSEHILL RESOURCES INC., et al.,[1]	Case No. 20-33695 (DRJ)
Debtors.	(Joint Administration Requested)

JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF ROSEHILL RESOURCES INC., ET AL.

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS' FILING FOR CHAPTER 11 BANKRUPTCY.

GIBSON, DUNN & CRUTCHER LLP
David M. Feldman (pro hac vice pending)
Matthew K. Kelsey (pro hac vice pending)
200 Park Avenue
New York, New York 10166-0193
Tel: (212) 351-4000
Fax: (212) 351-4035

-and-

Hillary H. Holmes (pro hac vice pending)
Shalla Prichard (pro hac vice pending)
811 Main Street, Suite 3000
Houston, Texas 77002
Tel: (346) 718-6600
Fax: (346) 718-6620

HAYNES AND BOONE, LLP
Kelli S. Norfleet (TX Bar No. 24070678)
Arsalan Muhammad (TX Bar No. 24074771)
1221 McKinney Street Suite 4000
Houston, Texas 77010
Tel: (713) 547-2000
Fax: (713) 547-2600

Proposed Counsel to the Debtors
and Debtors in Possession

Dated: July 24, 2020

[1] The Debtors, along with the last four digits of each Debtor's tax identification number, are: Rosehill Resources Inc. (4262), and Rosehill Operating Company, LLC (1818). The Debtors' corporate headquarters and the mailing address for each Debtor is 16200 Park Row, Suite 300, Houston, TX 77084.

4823-8880-3267

TABLE OF CONTENTS ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW ......................................................................... 1 A. Defined Terms ........................................................................................................ 1 B. Rules of Interpretation .......................................................................................... 18 C. Computation of Time ............................................................................................ 19 D. Governing Law ..................................................................................................... 19 E. Reference to Monetary Figures ............................................................................. 19 F. Controlling Document .......................................................................................... 19 G. Consent Rights ...................................................................................................... 20 ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS ....................... 20 A. Administrative Claims .......................................................................................... 20 B. Professional Compensation ................................................................................... 20 C. Priority Tax Claims ............................................................................................... 22 D. Claims in Connection with Debtor in Possession Financing ................................ 22 E. Consenting Creditor Expenses .............................................................................. 23 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ..... 24 A. Classification of Claims and Interests ................................................................... 24 B. Treatment of Claims and Interests ........................................................................ 25 C. Special Provision Governing Unimpaired Claims ................................................ 32 D. Acceptance or Rejection of the Plan ..................................................................... 33 E. Elimination of Vacant Classes .............................................................................. 33 F. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code .................................................................................................. 33 G. Controversy Concerning Impairment ................................................................... 33 H. Subordinated Claims ............................................................................................. 33 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN ......................................... 34 A. No Substantive Consolidation............................................................................... 34 B. Formation of New Entities; Issuance of New Equity Interests ............................. 34 C. Dissolution of RRI. ............................................................................................... 34 D. Continued Organizational Existence and Vesting of Assets in the Reorganized Debtors; Continued Operations ....................................................... 35 E. Restructuring Transactions ................................................................................... 35 F. New Debt Documents ........................................................................................... 36 G. Sources of Cash for Plan Distributions ................................................................. 36 H. Governance, Directors and Officers; Employment-Related Agreements and Compensation Programs; Other Agreements ........................................................ 37 I. Section 1145 Exemption ....................................................................................... 39 J. General Settlement of Claims and Interests .......................................................... 40 K. Cancellation of Existing Securities and Agreements ............................................ 40 L. Corporate, Limited Liability Company and Partnership Action ........................... 41 M. Effectuating Documents; Further Transactions .................................................... 41 N. Section 1146 Exemption ....................................................................................... 41 O. Preservation of Causes of Action .......................................................................... 42 4823-8880-3267 1

P. Implementation ..................................................................................................... 43 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ................................................................................................................ 44 A. Assumption, Assumption and Assignment, and Rejection of Executory Contracts and Unexpired Leases ........................................................................... 44 B. Claims Based on Rejection of Executory Contracts and Unexpired Leases ........ 45 C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases ........ 45 D. Insurance Policies ................................................................................................. 46 E. Rejection of TRA .................................................................................................. 47 F. Modifications, Amendments, Supplements, Restatements, or Other Agreements ........................................................................................................... 47 G. Employee Compensation and Benefits. ................................................................ 48 H. Reservation of Rights ............................................................................................ 49 I. Nonoccurrence of Effective Date .......................................................................... 49 J. Contracts and Leases Entered Into After the Petition Date .................................. 49 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS ............................................... 49 A. Disbursing Agent .................................................................................................. 49 B. Rights and Powers of Disbursing Agent ............................................................... 49 C. Delivery of Distributions and Undeliverable or Unclaimed Distributions ........... 50 D. Compliance with Tax Requirements ..................................................................... 50 E. Allocations ............................................................................................................ 50 F. No Post-Petition Interest on Unsecured Claims.................................................... 51 G. Foreign Currency Exchange Rate. ........................................................................ 51 H. Minimum; De Minimis Distributions. .................................................................. 51 I. Indefeasible Distributions. .................................................................................... 51 J. Setoffs and Recoupment ....................................................................................... 51 K. Claims Paid or Payable by Third Parties .............................................................. 51 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ................................................................................. 52 A. Disputed Claims Process....................................................................................... 52 B. Allowance of Claims ............................................................................................. 53 C. Claims Administration Responsibilities ............................................................... 53 D. Estimation of Claims and Interests ....................................................................... 53 E. Adjustment of Claims or Interests without Objection .......................................... 54 F. Disallowance of Claims or Interests ..................................................................... 54 G. No Distributions Pending Allowance ................................................................... 54 H. Distributions After Allowance .............................................................................. 54 ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS ....................................................................................................... 54 A. Discharge of Claims and Termination of Interests ............................................... 54 B. Release of Liens .................................................................................................... 55 C. Releases by the Debtors ........................................................................................ 56 D. Releases by the Releasing Parties ......................................................................... 57 4823-8880-3267 2

E. Exculpation ........................................................................................................... 59 F. Injunction .............................................................................................................. 60 G. Protections Against Discriminatory Treatment .................................................... 60 H. Setoffs ................................................................................................................... 61 I. Recoupment .......................................................................................................... 61 J. Subordination Rights ............................................................................................ 61 K. Document Retention ............................................................................................. 61 ARTICLE IX. EFFECT OF CONFIRMATION OF THE PLAN ................................................ 61 ARTICLE X. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN ............ 62 A. Conditions Precedent to the Confirmation Date ................................................... 62 B. Conditions Precedent to the Effective Date .......................................................... 62 C. Waiver of Conditions ............................................................................................ 63 D. Effect of Failure of Conditions ............................................................................. 63 ARTICLE XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ...... 63 A. Modification and Amendments............................................................................. 63 B. Effect of Confirmation on Modifications ............................................................. 64 C. Revocation or Withdrawal of Plan ........................................................................ 64 ARTICLE XII. RETENTION OF JURISDICTION .................................................................... 64 ARTICLE XIII. MISCELLANEOUS PROVISIONS .................................................................. 66 A. Immediate Binding Effect ..................................................................................... 66 B. Additional Documents .......................................................................................... 66 C. Payment of Statutory Fees .................................................................................... 66 D. Reservation of Rights ............................................................................................ 67 E. Holders of Working and Similar Interests. ........................................................... 67 F. Successors and Assigns ......................................................................................... 67 G. Distributions Limited to Allowed Claims ............................................................. 67 H. Notices .................................................................................................................. 67 I. Term of Injunctions or Stays................................................................................. 70 J. Entire Agreement .................................................................................................. 70 K. Exhibits ................................................................................................................. 70 L. Nonseverability of Plan Provisions ....................................................................... 70 M. Votes Solicited in Good Faith ............................................................................... 70 N. Closing of Chapter 11 Cases ................................................................................. 71 O. Waiver or Estoppel ............................................................................................... 71 [Remainder of page intentionally left blank.] 4823-8880-3267 3

Introduction Rosehill Resources Inc. and Rosehill Operating Company, LLC (each, a “Debtor” and, collectively, the “Debtors”) jointly propose this prepackaged chapter 11 plan of reorganization (as it may be amended, supplemented, restated, or modified from time to time and, together with the Plan Supplement, the “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended and as in effect on the Confirmation Date or otherwise applicable to the Chapter 11 Cases, the “Bankruptcy Code”). The Debtors seek to consummate the Restructuring Transactions on the Effective Date of the Plan. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code, and the Plan constitutes a chapter 11 plan of reorganization for both Debtors. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, business, assets, results of operations, historical financial information, projections of future operations, and risk factors, as well as a summary and description of this Plan, the Restructuring Transactions, and certain related matters. ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY, PARTICULARLY HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms. As used in the Plan, capitalized terms have the meanings set forth below. 1. “Administrative Claim” means a Claim incurred on or after the Petition Date and through the Effective Date for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 327, 328, 330, 365, 503(b), 507(a), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses of preserving the Estates and operating the businesses of the Debtors; (b) Professional Fee Claims; (c) any administrative expense of the type described in section 503(b)(9) of the Bankruptcy Code; (d) Consenting Creditor Expenses; and (e) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code. 2. “Affiliate” means an “affiliate” as such term is defined in section 101(2) of the Bankruptcy Code. 3. “Agents” means the ROC Revolving Credit Agreement Agent, the Note Agent and the DIP Agent. 4823-8880-3267 1

4. “Allowed” means with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest that either is not Disputed or has been allowed by a Final Order; (b) a Claim or Interest that is allowed (i) pursuant to the terms of the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; (c) a Claim relating to a rejected Executory Contract or Unexpired Lease that either (i) is not Disputed or (ii) has been allowed by a Final Order; or (d) in the case of an Administrative Claim, such Administrative Claim (i) to the extent that it is based on liabilities incurred by a Debtor in the ordinary course of its business after the Petition Date and is payable by such Debtor in the ordinary course of business without the necessity of Bankruptcy Court approval, or (ii) if it is for fees payable pursuant to section 1930(a) of the Judicial Code; provided that the Prepetition Secured Claims, the TRA Claims, and the DIP Claims shall be deemed Allowed in the absence of the filing of Proofs of Claim. 5. “Article” refers to an article of the Plan. 6. “Avoidance Actions” means any and all actual or potential claims and Causes of Action to avoid or recover a transfer of property from, or an obligation incurred by, one or more of the Debtors, that arise under (a) chapter 5 of the Bankruptcy Code, including sections 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code or (b) similar state law. 7. “Awards” has the meaning set forth in Article IV.H.3 hereof. 8. “Bankruptcy Code” has the meaning set forth in the Introduction hereof. 9. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or any other court exercising jurisdiction over all or any part of the Chapter 11 Cases, as applicable. 10. “Bankruptcy Rules” means (a) the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and (b) the general, local, and chambers rules of the Bankruptcy Court. 11. “Business Day” means any day, other than (a) a Saturday or Sunday, (b) a “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or (c) a day on which commercial banks in New York are required or authorized by law to remain closed. 12. “Cash” means cash and cash equivalents in U.S. dollars. 13. “Causes of Action” means any and all claims, causes of action, controversies, proceedings, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, and franchises of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law or equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code, including Avoidance Actions; (d) any counterclaims and defenses, including fraud, mistake, duress, usury, recoupment, 4823-8880-3267 2 and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any fraudulent transfer claim pursuant to state, federal or foreign law or similar claim. 14. “Certificate” means any instrument evidencing a Claim or an Interest. 15. “Chapter 11 Case” means, with respect to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, jointly administered with each other Debtor’s Chapter 11 Case, and the “Chapter 11 Cases” means all Debtors’ Chapter 11 Cases, collectively. 16. “claim” means any “claim,” as such term is defined in section 101(5) of the Bankruptcy Code, and “Claim” means a claim as such term is defined in section 101(5) of the Bankruptcy Code against a Debtor. 17. “Class” means a class of Claims or Interests as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code. 18. “Committee” means any statutory committee appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, including any statutory committee of unsecured creditors or equity security holders. 19. “Compensation and Benefits Programs” means all employment and severance agreements and policies, and all employment, compensation, and benefit plans, policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and the employees, former employees and retirees of their subsidiaries, including all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements, and plans, incentive plans, deferred compensation plans and life, accidental death, and dismemberment insurance plans. 20. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021. 21. “Confirmation Date” means the date upon which Confirmation occurs. 22. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider (a) confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code and (b) approval of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, as such hearing may be continued from time to time. 23. “Confirmation Order” means the order of the Bankruptcy Court (a) approving the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code and (b) confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be consistent in all material respects with the Restructuring Support Agreement and subject to the Consenting Creditor Consent Right. 4823-8880-3267 3

24. “Confirmation Order Findings of Fact and Conclusions of Law” means the proposed findings of fact and conclusions of law made by the Bankruptcy Court in the Confirmation Order, each of which shall be: (a) subject to the Consenting Creditor Consent Right; (b) deemed to have been made and issued pursuant to Bankruptcy Rule 7052; and (c) made applicable to the Chapter 11 Cases pursuant to Bankruptcy Rule 9014. Upon entry of the Confirmation Order, the Confirmation Order Findings of Fact and Conclusions of Law shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law in the Confirmation Order Findings of Fact and Conclusions of Law shall constitute conclusions of law even if they are stated as findings of fact. 25. “Consenting Creditor Consent Right” means, with respect to each Definitive Document, the applicable consent right of the applicable Consenting Creditors with respect to such Definitive Document as set forth in the Restructuring Support Agreement. 26. “Consenting Creditor Expenses” means the Consenting Revolving Credit Agreement Lender Expenses, the Consenting Secured Noteholder Restructuring Expenses, and the Consenting Tema Restructuring Expenses. 27. “Consenting Creditors” means Tema, the Consenting Revolving Credit Agreement Lenders, and the Consenting Secured Noteholders. 28. “Consenting Revolving Credit Agreement Lender Expenses” means the reasonable and documented out-of-pocket fees, costs, and expenses incurred by the Consenting Revolving Credit Agreement Lender advisors and the ROC Revolving Credit Agreement Agent advisors pursuant to the terms of their fee letters, including, without limitation, (a) the reasonable and documented fees, costs, and expenses of White & Case LLP, as counsel to the ROC Revolving Credit Agreement Agent, (b) the reasonable and documented fees, costs, and expenses of Bracewell LLP, as co-counsel to the ROC Revolving Credit Agreement Agent, (c) the reasonable and documented out-of-pocket fees, costs, and expenses of any other counsel to the Consenting Revolving Credit Agreement Lenders, and (d) all monthly fees, restructuring, transaction and back-end fees payable to Restructuring Partners & Associates LLC, all of which fees, costs, and expenses shall be deemed reasonable for all purposes hereunder. 29. “Consenting Revolving Credit Agreement Lenders” means Holders of ROC Revolving Credit Agreement Claims that are parties to the Restructuring Support Agreement, and any transferee or assignee thereof to the extent permitted under the Restructuring Support Agreement. 30. “Consenting Secured Noteholder Restructuring Expenses” means reasonable and documented out-of-pocket fees, costs, and expenses incurred by the Consenting Secured Noteholders’ advisors pursuant to the terms of their fee letters, including (a) the reasonable and documented fees, costs, and expenses of Kirkland & Ellis LLP, as primary counsel to the Consenting Secured Noteholders, (b) the reasonable and documented fees, costs, and expenses of Shipman & Goodwin LLP as primary counsel to the Note Agent, (c) the reasonable and documented fees, costs, and expenses of local counsel to each of the Consenting Secured Noteholders and Note Agent, and (d) all monthly fees, restructuring, transaction and back-end fees 4823-8880-3267 4 payable to Rothschild & Co. and Intrepid Financial Partners, LLC, all of which fees, costs and expenses shall be deemed reasonable for all purposes hereunder. 31. “Consenting Secured Noteholders” means Holders of ROC Secured Note Claims that are parties to the Restructuring Support Agreement, and any transferee or assignee thereof to the extent permitted under the Restructuring Support Agreement. 32. “Consenting Tema Restructuring Expenses” means the reasonable and documented out-of-pocket fees, costs, and expenses incurred by Tema’s advisors pursuant to the terms of their fee letters (whether as a DIP Secured Party, Holder of a TRA Claim, or otherwise), including (a) the reasonable and documented fees, costs, and expenses of McDermott Will & Emery LLP, as primary counsel to Tema, (b) the reasonable and documented fees, costs, and expenses of local counsel to Tema, and (c) all monthly fees, restructuring, transaction and back-end fees payable to Seaport Gordian Energy LLC, all of which fees, costs, and expenses shall be deemed reasonable for all purposes hereunder; provided that Consenting Tema Restructuring Expenses shall not exceed, in the aggregate, the lesser of (i) $1.5 million, plus 50% of any such additional fees, costs, or expenses, or (ii) $2.0 million. 33. “Consummation” means the occurrence of the Effective Date. 34. “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s default under an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by such Debtor pursuant to section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code. 35. “D&O Policy” means any insurance policy, including tail insurance policies, for directors’, members’, trustees’, and officers’ liability maintained by the Debtors and in effect or purchased as of the Petition Date. 36. “Debtor” or “Debtors” has the meaning ascribed to it in the Introduction hereof. 37. “Definitive Document” has the meaning ascribed to it in the Restructuring Support Agreement. Each Definitive Document shall be subject to the Consenting Creditor Consent Right. 38. “DIP Agent” means U.S. Bank National Association, as agent and collateral agent under the DIP Credit Agreement. 39. “DIP Backstop Fee” means the convertible 7% backstop fee payable to the lenders party to the DIP Documents and DIP Orders pursuant to the terms thereof. 40. “DIP Claims” means, collectively, all amounts owed to the DIP Secured Parties under the DIP Facility, DIP Documents and the DIP Orders, including, without limitation, (a) all principal and interest, (b) any and all fees owed to such parties and their advisors and professionals under the DIP Documents and the DIP Orders, (c) the DIP Backstop Fee, and (d) noncontingent indemnity claims payable under the DIP Documents or the DIP Orders; provided that any such advisor or professional fees and expenses incurred by or otherwise owing to Tema as a DIP Secured Party shall be limited to Consenting Tema Restructuring Expenses. 4823-8880-3267 5

41. “DIP Credit Agreement” means that Junior Convertible Secured Debtor-in- Possession Credit Agreement dated as of July [__], 2020 (as amended, restated, modified, or otherwise supplemented from time to time), by and between ROC, RRI, each of the lenders from time to time party thereto, and the DIP Agent. 42. “DIP Documents” means the DIP Credit Agreement and the other Loan Documents (as defined in the DIP Credit Agreement). 43. “DIP Facility” means the junior secured convertible debtor in possession delayed draw term loan facility provided to the Debtors pursuant to the terms of the DIP Credit Agreement and the DIP Orders. 44. “DIP Interest” means all interest on the DIP Facility pursuant to the terms of the DIP Credit Agreement and the DIP Orders. 45. “DIP Orders” means the Interim DIP Order and the Final DIP Order. 46. “DIP Secured Parties” means the lenders party to the DIP Credit Agreement and the DIP Agent. 47. “DIP Upfront Fee” means the 100 bps upfront fee payable under the DIP Documents and DIP Orders pursuant to the terms thereof. 48. “Disbursing Agent” means, as the context requires, the Debtors, the Reorganized Debtors, or the Entity or Entities selected by the Debtors or Reorganized Debtors, as applicable, to make or facilitate distributions pursuant to the Plan. 49. “Disclosure Statement” means that certain Disclosure Statement for Joint Prepackaged Chapter 11 Plan of Reorganization of Rosehill Resources Inc., et al., dated July 24, 2020, as it may be amended, supplemented, restated, or modified from time to time, including all exhibits and schedules thereto and references therein, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law and as approved by the Bankruptcy Court. 50. “Disputed” means as to a Claim or an Interest, any Claim or Interest: (a) that is not Allowed; (b) that is not disallowed by the Plan, the Bankruptcy Code, or a Final Order, as applicable; (c) as to which a dispute is being adjudicated by a court of competent jurisdiction in accordance with non-bankruptcy law; (d) that is Filed in the Bankruptcy Court and not withdrawn, as to which a timely objection or request for estimation has been Filed; and (e) with respect to which a party in interest has Filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court. 51. “Distribution Record Date” means the Confirmation Date or such other date as agreed to by the Debtors and the Required Consenting Creditors. 52. “Effective Date” means, with respect to the Plan, the date that is a Business Day selected by the Debtors on which: (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in Article X of the Plan have been satisfied or waived (in 4823-8880-3267 6 accordance with Article X.C of the Plan); (c) the Plan is declared effective by the Debtors; and (d) the Debtors shall have Filed notice of the Effective Date with the Bankruptcy Court. 53. “Entity” means an “entity” as such term is defined in section 101(15) of the Bankruptcy Code. 54. “Equity Security” means any “equity security,” as such term is defined in section 101(16) of the Bankruptcy Code in a Debtor. 55. “Estate” means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code, and the “Estates” means every Debtor’s Estate, collectively. 56. “Exculpated Parties” means collectively, and in each case in its capacity as such: (a) the Debtors; (b) any Committee and its respective members; (c) the Consenting Creditors (including in all capacities as Holders of Claims or Interests held by the applicable Consenting Creditor); (d) the Agents; (e) the DIP Secured Parties; (f) the Exit RBL Credit Agreement Agent; (g) the Exit RBL Credit Agreement Secured Parties; and (h) with respect to each of the foregoing Entities in clauses (a) through (g) hereof, such Entity’s current and former Affiliates, and such Entity’s and current and former Affiliates’ current and former equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, predecessors, participants, successors, assigns, managed entities, accounts or funds, management companies, fund advisors, subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, and the respective heirs, executors, estates, servants and nominees of the foregoing; provided that no Holder of Existing Equity Interests shall be an Exculpated Party in its capacity as such unless such Holder is a Consenting Creditor or a current or former director, officer or employee of a Debtor. 57. “Executory Contract” means a contract to which one or more of the Debtors is a party, other than an Unexpired Lease, which contract is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code. 58. “Existing Equity Interests” means the existing Interests in the Debtors, including but not limited to the RRI Common Equity Interests, RRI Preferred Equity Interests, ROC Common Equity Interests, and ROC Preferred Equity Interests. 59. “Exit RBL Credit Agreement” means that $500,000,000 senior secured revolving credit facility governed by an initial borrowing base of $235 million comprised of a $200 million conforming tranche and a $35 million non-conforming tranche, dated as of the Effective Date, by and among Reorganized ROC as borrower, the Exit RBL Credit Agreement Agent, the issuing bank(s) party thereto, and the lenders party thereto, which shall be on terms as set forth in the Exit RBL Term Sheet and such other terms mutually agreed in good faith among ROC and the lenders party thereto and shall be included in the Plan Supplement. 60. “Exit RBL Credit Agreement Agent” means JPMorgan Chase Bank, N.A., as administrative agent under the Exit RBL Credit Agreement. 4823-8880-3267 7

61. “Exit RBL Credit Agreement Secured Parties” means the lenders party to the Exit RBL Credit Agreement and other secured parties under the Exit RBL Debt Documents. 62. “Exit RBL Debt Documents” means, collectively, the Exit RBL Credit Agreement, and any and all other agreements, documents, and instruments delivered or to be entered into in connection therewith, including any security agreements, deeds of trust, mortgages, account control agreements, guaranty agreements, pledge and collateral agreements, and other security documents, in each case if any, the terms of which document shall be reasonably acceptable to the Debtors or the Reorganized Debtors, as applicable, and the Required Consenting Creditors. 63. “Exit RBL Term Sheet” means that Rosehill Exit RBL Credit Agreement Term Sheet, attached hereto as Exhibit A. 64. “File” or “Filed” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. 65. “Final DIP Order” means the order of the Bankruptcy Court authorizing the Debtors’ use of cash collateral and the Debtors’ entry into the DIP Facility, in each case, on a final basis. 66. “Final Order” means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided however, that the filing of a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, relating to such order shall not cause such order to not be a “Final Order.” 67. “General Unsecured Claim” means any Unsecured Claim other than an Administrative Claim, Priority Tax Claim, Other Priority Claim, or Intercompany Claim. 68. “Governance Term Sheet” means that certain term sheet, attached hereto as Exhibit B, setting forth the material terms of the Reorganized ROC LLC Agreement, which is subject to the Consenting Creditor Consent Right. 69. “Governmental Unit” means any “governmental unit,” as such term is defined in section 101(27) of the Bankruptcy Code. 70. “Hedging Order” means the final order of the Bankruptcy Court authorizing the Debtors to, among other things, maintain the Prepetition Interest Rate Swaps and enter into Postpetition Hedging Arrangements. 4823-8880-3267 8

71. “Holder” means an Entity holding a Claim or an Interest, as applicable. 72. “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of such term in section 1124 of the Bankruptcy Code. 73. “Implementation Memorandum” means the memorandum describing the sequencing of the restructurings, transfers, and other corporate transactions making up or otherwise contemplated by the Restructuring Transactions that are to be effectuated pursuant to the Plan in compliance with the Bankruptcy Code and other applicable United States law, and in accordance with the procedures to be followed in connection therewith. 74. “Indemnification Obligation” means any existing or future obligation of any Debtor to indemnify current and former directors, officers, members, managers, sponsors, agents or employees of any of the Debtors who served in such capacity, with respect to or based upon such service or any act or omission taken or not taken in any of such capacities, or for or on behalf of any Debtor, whether pursuant to agreement, letters, the Debtors’ respective memoranda, articles or certificates of incorporation, corporate charters, bylaws, operating agreements, limited liability company agreements, or similar corporate or organizational documents or other applicable contract or law in effect as of the Effective Date. 75. “Insider” means “insider” as such term is defined in section 101(31) of the Bankruptcy Code. 76. “Intercompany Claim” means any Claim held by a Debtor against another Debtor. 77. “Intercompany Interest” means any Interest in a Debtor held by another Debtor. 78. “Interest” means any: (a) Equity Security; or (b) issued, unissued, authorized, or outstanding shares of capital stock, partnership and limited liability company interests, or similar interests in any of the Debtors together with any warrants, options, or contractual rights to purchase or acquire such capital stock or interests at any time, and all rights arising with respect thereto. 79. “Interim DIP Order” means the order of the Bankruptcy Court authorizing the Debtors’ use of cash collateral and the Debtors’ entry into the DIP Facility, in each case, for the period prior to the entry of the Final DIP Order. 80. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001. 81. “Lien” means a “lien” as such term is defined in section 101(37) of the Bankruptcy Code. 82. “Majority DIP Lenders” means one or more lenders party to the DIP Credit Agreement holding at least 50.1% of the sum of (a) the outstanding principal amount of all DIP Claims outstanding at any such time and (b) the principal amount of unused but available commitments in respect of DIP Claims at any such time. 83. “Management Incentive Plan” has the meaning set forth in Article IV.H.3. 4823-8880-3267 9

84. “Minimum Liquidity Condition” means the requirement under the Exit RBL Credit Agreement that, on the Effective Date, after giving pro forma effect to the Restructuring Transactions (other than payments of any amounts that are subordinated to the payment of the Minimum Liquidity Condition at issue), the Reorganized Debtors have not less than $20,000,000 of liquidity (with “liquidity” being the sum of unrestricted Cash (which shall include Cash subject to a Lien in favor of the Exit RBL Credit Agreement Agent) and unused availability under the conforming borrowing base under the tranche of revolving loans under the Exit RBL Credit Agreement); provided that, unused availability for purposes of calculating the Minimum Liquidity Condition on the Effective Date shall be Required Exit Availability. 85. “MIP Equity” has the meaning set forth in Article IV.H.3. 86. “New Equity Interests” means the New Rosehill IntermediateCo Units, the Reorganized ROC Units, and, if RRI is not dissolved pursuant to the terms of the Plan, the Reorganized RRI Shares. 87. “New Organizational Documents” means, collectively, the following documents, the forms of which shall be included in the Plan Supplement: (a) the New Rosehill IntermediateCo LLC Agreement; (b) the New Rosehill IntermediateCo Certificate; (c) the Reorganized ROC LLC Agreement; (d) the Reorganized RRI Bylaws; and (e) any other certificates or articles of incorporation or organization, by-laws, or such other applicable formation or organizational documents of New Rosehill IntermediateCo, Reorganized ROC, and Reorganized RRI. 88. “New Rosehill IntermediateCo” means a newly-created entity that, following the Effective Date, (i) shall own 16.16% of the limited liability membership interests in Reorganized ROC and (ii) will be treated for U.S. federal income tax purposes as a continuation or successor partnership of ROC. 89. “New Rosehill IntermediateCo Certificate” means the certificate of formation of New Rosehill IntermediateCo that will be filed with the Secretary of State of the State of Delaware on or after the Confirmation Date and prior to the Effective Date, the form of which shall be included in the Plan Supplement. 90. “New Rosehill IntermediateCo LLC Agreement” means the limited liability company agreement for New Rosehill that will become effective as of the Effective Date, which shall be consistent with the Governance Term Sheet and otherwise subject to the Consenting Creditor Consent Right, and shall be included in the Plan Supplement. 91. “New Rosehill IntermediateCo Units” means the limited liability membership interests in New Rosehill IntermediateCo, to be issued pursuant to the Plan and the New Rosehill IntermediateCo LLC Agreement, and if the New Rosehill IntermediateCo Units will be distributed in certificated form, the form of such certificate shall be included in the Plan Supplement. 92. “New Securities” has the meaning set forth in Article IV.I. 93. “Note Agent” means U.S. Bank National Association, as agent and collateral agent under the Note Purchase Agreement. 4823-8880-3267 10

94. “Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of December 8, 2017 (as amended, restated, modified, or otherwise supplemented from time to time), by and among ROC, RRI, each of the holders party thereto, and the Note Agent. 95. “Other Priority Claims” means any Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Claim, a DIP Claim, or a Priority Tax Claim. 96. “Other Secured Claims” means any Claim that is Secured, other than the Prepetition Secured Claims or DIP Claims. 97. “Petition Date” means July 26, 2020, the date on which the Debtors commenced the Chapter 11 Cases. 98. “Plan” means this Joint Prepackaged Chapter 11 Plan of Reorganization of Rosehill Resources, Inc., et al., including the Plan Supplement which is incorporated herein by reference. 99. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits, each of which shall be subject to the Consenting Creditor Consent Right, to be Filed by the Debtors no later than seven (7) calendar days before the deadline to object to confirmation of the Plan set by the Court, including the following: (a) the forms of the New Organizational Documents; (b) to the extent identified, a list of retained Causes of Action; (c) forms of the Exit RBL Debt Documents; (d) to the extent known, the names of the directors, managers, and executive officers for the Reorganized Debtors; (e) a draft of the Confirmation Order Findings of Fact and Conclusions of Law; (f) the Implementation Memorandum; (g) the Rejected Executory Contract and Unexpired Lease List; (h) the management agreement for Reorganized ROC; and (i) the form of Senior Employee Consulting Agreement. Any reference to the Plan Supplement in the Plan shall include each of the documents identified above. The Debtors shall have the right to amend the documents contained in the Plan Supplement through and including the Effective Date in accordance with Article XI of the Plan; provided that any such amended documents shall be subject to the Consenting Creditor Consent Right. 100. “Postpetition Hedging Arrangements” has the meaning set forth in the Hedging Order. 101. “Preferred Stock Allocated Recovery” has the meaning set forth in Article III.B.6.b hereof. 102. “Prepetition Interest Rate Swaps” has the meaning set forth in the Hedging Order. 103. “Prepetition Secured Claims” means, collectively: (a) the ROC Revolving Credit Agreement Claims; and (b) the ROC Secured Note Claims. 104. “Priority Claim” means any Other Priority Claim or Priority Tax Claim. 105. “Priority Tax Claim” means any Claim of a Governmental Unit of the type specified in section 507(a)(8) of the Bankruptcy Code. 4823-8880-3267 11

106. “Pro Rata” means the proportion that a Claim or Interest in a particular Class bears to the aggregate amount of the Claims or Interests in that Class, or to the aggregate amount of the Claims or Interests in a particular Class and other Classes entitled to share in the same recovery as such Claim or Interest, under the Plan. 107. “Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered on or prior to the Effective Date, pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 108. “Professional Fee Claims” means any Claims against the Debtors with respect to Professional Fees. 109. “Professional Fees” means the accrued, contingent, and/or unpaid compensation for services rendered (including hourly, transaction, and success fees), and reimbursement for expenses incurred, by Professionals, that: (a) are awardable and allowable pursuant to sections 327, 328, 329, 330, 331, 503(b)(4), and/or 1103 of the Bankruptcy Code or otherwise rendered allowable prior to the Confirmation Date; (b) have not been denied by the Bankruptcy Court by Final Order; (c) have not been previously paid (regardless of whether a fee application has been filed for any such amount); and (d) remain outstanding after applying any retainer that has been provided to such Professional. To the extent that any amount of the foregoing compensation or reimbursement is denied or reduced by Final Order of the Bankruptcy Court or any other court of competent jurisdiction, such amount shall no longer constitute Professional Fees. 110. “Professional Fees Escrow Account” means the account established on the Effective Date pursuant to Article II.B.2 of the Plan. 111. “Proof of Claim” means a proof of Claim Filed by a Holder on account of such Claim; provided that Holders of Prepetition Secured Claims, the DIP Claims, the TRA Claims, and Entities to which all or a portion of the Consenting Creditor Expenses are owed shall not be required to file a proof of Claim on account of any such Claims. 112. “Reinstated” or “Reinstatement” means: notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default: (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) expressly does not require to be cured; (b) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim or Interest as such maturity existed before such default; (c) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (d) if such Claim or Interest arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A), compensating the Holder of such Claim or Interest (other than a Debtor or an Insider) for any actual pecuniary loss incurred by such Holder as a result of such failure; and 4823-8880-3267 12

(e) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the Holder such that the applicable Claim or Interest is Unimpaired. 113. “Rejected Executory Contract and Unexpired Lease List” means the list (as may be amended from time to time prior to the Effective Date pursuant to Article V and XI of the Plan) of Executory Contracts and Unexpired Leases that will be rejected by the Debtors pursuant to Article V of the Plan, which shall be included in the Plan Supplement. 114. “Released Claims” means any Claims or Interests that have been released, discharged, or are subject to exculpation pursuant to this Plan. 115. “Released Party” means each of the following in its respective capacity as such: (a) the Consenting Creditors (including in all capacities as Holders of Claims or Interests held by the applicable Consenting Creditor); (b) the Agents; (c) the DIP Secured Parties; (d) the Exit RBL Credit Agreement Agent; (e) the Exit RBL Credit Agreement Secured Parties; (f) all Releasing Parties; (g) with respect to each of the Entities in clauses (a) through (f), each such Entity’s current and former Affiliates and each such Entity’s and Affiliate’s respective current and former officers, directors, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, and each of their current and former officers, managers, directors, equity holders, principals, members, employees, agents, affiliated investment funds or investment vehicles, participants, managed entities, accounts or funds, management companies, fund advisors, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and the respective heirs, executors, estates, servants and nominees of the foregoing; and (h) with respect to the Debtors and Reorganized Debtors, their respective current and former officers, directors, managers, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; provided that any Holder of a Claim or Interest that validly opts out of the releases under this Plan shall not be a “Released Party.” 116. “Releasing Parties” means each of the following in its respective capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Creditors (including in all capacities as Holders of Claims or Interests held by the applicable Consenting Creditor); (d) the Agents; (e) the DIP Secured Parties; (f) the Exit RBL Credit Agreement Agent; (g) the Exit RBL Credit Agreement Secured Parties; (h) all Holders of Claims or Interests who vote to accept the Plan; (i) all Holders of Claims or Interests in Classes that are deemed to accept or reject the Plan and who do not opt out of the releases provided by the Plan; (j) all Holders of Claims or Interests in voting Classes who abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; (k) all Holders of Claims or Interests in voting Classes who vote to reject the Plan and who do not opt out of the releases provided by the Plan; (l) all other Holders of Claims or Interests to the fullest extent permitted by law; (m) with respect to each of the foregoing Entities in clauses (c) through (l), each such Entity’s current and former Affiliates and each such Entity’s and Affiliate’s respective current and former officers, directors, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, and each of their current and former officers, managers, directors, equity holders, principals, members, employees, agents, affiliated investment funds or investment vehicles, participants, managed entities, accounts or funds, management companies, fund advisors, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, 4823-8880-3267 13 consultants, representatives, and other professionals and the respective heirs, executors, estates, servants and nominees of the foregoing; and (n) with respect to the Debtors and Reorganized Debtors, their respective current and former officers, directors, managers, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals. 117. “Reorganized Debtors” means New Rosehill IntermediateCo, Reorganized ROC, and if applicable, Reorganized RRI. 118. “Reorganized ROC” means ROC, as reorganized pursuant to and under this Plan, that (i) initially will be an entity disregarded as separate from New Rosehill IntermediateCo and (ii) from and after the Effective Date, will be treated as a new partnership for U.S. federal income tax purposes. 119. “Reorganized ROC Board” means the board of directors for Reorganized ROC from and after the Effective Date. 120. “Reorganized ROC LLC Agreement” means the amended and restated limited liability company agreement for Reorganized ROC that will become effective as of the Effective Date, which shall be consistent with the Governance Term Sheet, otherwise subject to the Consenting Creditor Consent Right, and shall be included in the Plan Supplement. 121. “Reorganized ROC Units” means the limited liability membership interests in Reorganized ROC, to be issued pursuant to the Plan and the Reorganized ROC LLC Agreement, and if the Reorganized ROC Units will be distributed in certificated form, the form of such certificate shall be included in the Plan Supplement. 122. “Reorganized RRI” means RRI or its successor, as reorganized pursuant to and under this Plan and from and after the Effective Date; provided that RRI shall only be reorganized, and not dissolved, to the extent provided for under Article IV.C hereof. 123. “Reorganized RRI Bylaws” means the amended and restated bylaws for Reorganized RRI that will become effective as of the Effective Date, which shall be subject to the Consenting Creditor Consent Right, and shall be included in the Plan Supplement. 124. “Reorganized RRI Shares” means the common stock issued by Reorganized RRI to Holders of RRI Preferred Equity Interests pursuant to the Plan. 125. “Required Consenting Creditors” means each of Tema, the Required Revolving Credit Agreement Lenders, and the Required Secured Noteholders. 126. “Required Exit Availability” means, on the Effective Date, availability under the conforming borrowing base of the Exit RBL Credit Agreement of not less than $10,000,000 (calculated on a pro forma basis after giving effect to the Restructuring Transactions including borrowings under the Exit RBL Credit Agreement and payment or other satisfaction of all DIP Claims, the Secured Notes Interest Payment and Consenting Creditor Expenses on the Effective Date to the extent payable pursuant to the terms of this Plan). 4823-8880-3267 14

127. “Required Revolving Credit Agreement Lenders” means, as of the date of determination, Holders of at least 66-2/3% of the principal amount of the ROC Revolving Credit Agreement Claims that are signatory to the Restructuring Support Agreement as of such date. 128. “Required Secured Noteholders” means, as of the date of determination, Holders of at least 66-2/3% of the principal amount of the ROC Secured Note Claims that are signatory to the Restructuring Support Agreement as of such date. 129. “Restructuring Documents” means the Plan, Disclosure Statement, Plan Supplement, New Organizational Documents, Exit RBL Debt Documents, the Implementation Memorandum, and the other agreements and documentation effectuating the Plan. 130. “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of June 30, 2020, by and among the Debtors and the Consenting Creditors, including all exhibits, schedules, and attachments thereto, as such may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the terms thereof, a copy of which is attached as Exhibit B to the Disclosure Statement. 131. “Restructuring Transactions” means the transactions described in, approved by, contemplated by, or necessary to implement the Plan. 132. “ROC” means Rosehill Operating Company, LLC, a Delaware limited liability company. 133. “ROC Common Equity Interests” means any common equity interests issued by ROC, and any and all outstanding and unexercised or unvested warrants, options, or rights to acquire such common equity interests existing as of the Petition Date. 134. “ROC General Unsecured Claims” means any General Unsecured Claims against ROC. 135. “ROC Intercompany Claims” means any Intercompany Claims against ROC. 136. “ROC LLC Agreement” means that Second Amended and Restated Limited Liability Company Agreement of Rosehill Operating Company, LLC dated as of December 8, 2017 (as amended, modified, or supplemented from time to time). 137. “ROC Other Priority Claims” means any Other Priority Claims against ROC. 138. “ROC Other Secured Claims” means any Other Security Claims against ROC. 139. “ROC Preferred Equity Interests” means the “Preferred Units” issued and outstanding under the ROC LLC Agreement (including the “Series A Preferred Units” and “Series B Preferred Units” as defined therein), and any and all outstanding and unexercised or unvested warrants, options, or rights to acquire such “Preferred Units” existing as of the Petition Date. 140. “ROC Revolving Credit Agreement” means that Amended and Restated Credit Agreement dated as of March 28, 2018 (as amended, restated, modified, or otherwise supplemented 4823-8880-3267 15 from time to time) by and between ROC, as borrower, RRI, the ROC Revolving Credit Agreement Agent, Citibank, N.A., as syndication agent, BMO Harris Bank, N.A. and SunTrust Bank, as co- documentation agents, JPMorgan Chase Bank, N.A., as sole bookrunner and sole lead arranger. 141. “ROC Revolving Credit Agreement Agent” means JPMorgan Chase Bank, N.A., as administrative agent under the ROC Revolving Credit Agreement. 142. “ROC Revolving Credit Agreement Claims” means (a) all Claims arising under or in accordance with or pursuant to the ROC Revolving Credit Agreement, including but not limited to all principal, including reimbursement obligations in respect of letters of credit, plus accrued and unpaid interest, fees, and other expenses or obligations arising and payable under or in accordance with or pursuant to the ROC Revolving Credit Agreement and (b) all Claims in respect of (i) Prepetition Interest Rate Swaps, and (ii) prepetition Secured Cash Management Agreements (as defined in the ROC Revolving Credit Agreement), each of which shall be deemed Allowed. 143. “ROC Revolving Credit Agreement Documents” means the ROC Revolving Credit Agreement and any and all other agreements, documents, and instruments delivered or to be entered into in connection therewith, including any guaranty agreements, pledge and collateral agreements, intercreditor agreements, and other security documents. 144. “ROC Revolving Credit Agreement Lenders” means the lenders under the ROC Revolving Credit Agreement. 145. “ROC Revolving Credit Claim Principal Amount” means the amount of principal indebtedness owing under the ROC Revolving Credit Agreement. 146. “ROC Secured Note Claims” means all Claims under the Note Purchase Agreement and the “Notes” issued thereunder, including but not limited to all principal, plus accrued and unpaid interest, fees (including the Repayment Fee (as defined in the Note Purchase Agreement)), and other expenses arising and payable under the Note Purchase Agreement and the “Notes” issued thereunder, which shall be deemed Allowed. 147. “RRI” means Rosehill Resources Inc., a Delaware corporation. 148. “RRI Common Equity Interests” means the Class A Common Stock and Class B Common Stock issued by RRI, and any and all outstanding and unexercised or unvested warrants, options, or rights to acquire such Class A Common Stock and Class B Common Stock existing as of the Petition Date. 149. “RRI General Unsecured Claims” means any General Unsecured Claims against RRI. 150. “RRI Intercompany Claims” means any Intercompany Claims against RRI. 151. “RRI Other Priority Claims” means any Other Priority Claims against RRI. 152. “RRI Other Secured Claims” means any Other Secured Claims against RRI. 4823-8880-3267 16

153. “RRI Preferred Equity Interests” means the RRI Series A Preferred Stock and the RRI Series B Preferred Stock. 154. “RRI Series A Preferred Stock” means the 8.000% Series A Cumulative Perpetual Convertible Preferred Stock and any and all outstanding and unexercised or unvested warrants, options, or rights to acquire such 8.000% Series A Cumulative Perpetual Convertible Preferred Stock, existing as of the Petition Date. 155. “RRI Series B Preferred Stock” means the 10.000% Series B Redeemable Preferred Stock and any and all outstanding and unexercised or unvested warrants, options, or rights to acquire such 10.000% Series B Redeemable Preferred Stock, existing as of the Petition Date. 156. “Secured” means when referring to a Claim: (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed as such pursuant to the Plan. 157. “Secured Noteholders” means the holders under the Note Purchase Agreement. 158. “Secured Notes Interest Payment” means the accrued and unpaid interest due under the Note Purchase Agreement on June 30, 2020 (and no subsequent accrued or unpaid interest) at the non-default rate. 159. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 160. “Security” has the meaning set forth in section 101(49) of the Bankruptcy Code. 161. “Series B Allocated Recovery” has the meaning set forth in Article III.B.6.b hereof. 162. “Senior Employee” has the meaning set forth in Article IV.H.4. 163. “Senior Employee Consulting Agreements” means the consulting agreements to be entered into by each Senior Employee and Reorganized ROC on the Effective Date, which shall have the terms and conditions set forth in the Senior Employee Termination Term Sheet, and the form of which shall be included in the Plan Supplement. 164. “Senior Employee Termination Term Sheet” means that term sheet attached hereto as Exhibit C governing the terms with respect to rejection of any Senior Employee’s employment agreements and retention and incentive programs, as applicable. 165. “Tema” means Tema Oil and Gas Company, a Maryland corporation. 4823-8880-3267 17

166. “TRA” means that certain Tax Receivable Agreement dated as of April 27, 2017 (as amended, modified, or otherwise supplemented from time to time), by and among RRI and Tema. 167. “TRA Claims” means any Claim of Tema pursuant to the TRA, including but not limited to any Early Termination Payment (as defined under the TRA), which shall be deemed Allowed. 168. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code. 169. “Unimpaired” means, solely with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 170. “Unsecured Claim” means any Claim that is not a Secured Claim. 171. “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas. B. Rules of Interpretation. For purposes of the Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed, or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented from time to time; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles of the Plan hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, by- law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code (other than section 102(5) of the Bankruptcy Code) shall apply; (11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (12) all references to docket numbers of documents Filed 4823-8880-3267 18 in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s case management and electronic case filing system; (13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended, modified, or supplemented from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (14) any immaterial effectuating provisions may be interpreted by the Debtors or Reorganized Debtor, as applicable, in such a manner that is consistent with the overall purpose and intent of the Plan, subject to the approval of the Debtors, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; provided that no effectuating provision shall be immaterial or deemed immaterial if it has any substantive legal or economic effect on any party; and (15) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” C. Computation of Time. Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. D. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate or limited liability company governance matters; provided, however, that corporate or limited liability company governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Reorganized Debtors, as applicable. E. Reference to Monetary Figures. All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided. F. Controlling Document. In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan or the Disclosure Statement and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Plan Supplement or the Disclosure Statement, the Confirmation Order shall control. 4823-8880-3267 19

G. Consent Rights. Any and all consent rights (including the Consenting Creditor Consent Right) of the parties to the Restructuring Support Agreement set forth in the Restructuring Support Agreement with respect to the form and substance of this Plan, all exhibits to the Plan, the Plan Supplement, any other Definitive Document, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, and any other applicable consent right as set forth in the Restructuring Support Agreement shall be incorporated herein by this reference (including to the applicable definitions in Section A hereof) and be fully enforceable as if stated in full herein. Failure to reference the rights referred to in the immediately preceding paragraph as such rights relate to any document referenced in the Restructuring Support Agreement shall not impair such rights and obligations. ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan. A. Administrative Claims. Except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment of its Allowed Claim, each Holder of an Allowed Administrative Claim will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim either: (1) if Allowed on or prior to the Effective Date, on the Effective Date, or as soon as practicable thereafter, (2) if the Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which such Administrative Claim is Allowed by Reorganized ROC or a Final Order, or as soon as reasonably practicable thereafter, or (3) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims, without any further action by the Holders of such Allowed Administrative Claims. B. Professional Compensation. 1. Final Fee Applications and Payment of Professional Fee Claims. All final requests for the allowance and payment of Professional Fee Claims incurred during the period from the Petition Date through the Effective Date shall be Filed no later than forty-five (45) days after the Effective Date, unless Reorganized ROC agrees otherwise in writing. Objections to Professional Fee Claims must be filed with the Bankruptcy Court and served on the Reorganized Debtors and the applicable Professional within thirty (30) days after the filing of the final fee application with respect to the applicable Professional Fee Claims. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and any prior orders of the Bankruptcy Court in the Chapter 11 Cases, the Allowed amounts of such Professional 4823-8880-3267 20

Fee Claims shall be determined by the Bankruptcy Court and, once approved by the Bankruptcy Court, shall be immediately paid in full in Cash from the Professional Fees Escrow Account; provided, however, that if the funds in the Professional Fees Escrow Account are insufficient to pay the full Allowed amounts of the Professional Fee Claims, Reorganized ROC shall promptly pay any remaining Allowed amounts from their Cash on hand. For the avoidance of doubt, the immediately preceding paragraph shall not affect any professional-service Entity that is permitted to receive, and the Debtors are permitted to pay without seeking further authority from the Bankruptcy Court, compensation for services and reimbursement of expenses in the ordinary course of the Debtors’ businesses (and in accordance with any relevant prior order of the Bankruptcy Court), which payments may continue notwithstanding the occurrence of Confirmation and the Effective Date. 2. Professional Fees Escrow Account. On the Effective Date, Reorganized ROC shall fund the Professional Fees Escrow Account in an amount equal to all asserted Professional Fee Claims outstanding as of the Effective Date (including, for the avoidance of doubt, any reasonable estimates for unbilled amounts provided prior to or as of the Effective Date payable by the Debtors or Reorganized ROC). The Professional Fees Escrow Account may be an interest-bearing account. Amounts held in the Professional Fees Escrow Account shall not constitute property of the Reorganized Debtors. After the Effective Date, in the event there is a remaining balance in the Professional Fees Escrow Account following payment to all Holders of Professional Fee Claims under the Plan as provided in Article II.B.1 above, any such amounts shall be promptly (but in any event no less than two (2) Business Days after the occurrence of the Effective Date) returned to, and constitute property of, the Reorganized Debtors. Professionals shall estimate their unpaid Professional Fee Claims incurred in rendering services to the Debtors, their Estates, or the Committee (if any), as applicable, before and as of each of the Effective Date and shall deliver such estimate to counsel for the Debtors no later than five (5) Business Days before the Effective Date; provided, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors shall estimate the unpaid and unbilled fees and expenses of such Professional in order for such Professional to be entitled to payment from the Professional Fees Escrow Account. The total amount proposed to be allocated to the Professional Fees Escrow Account and pursuant to this Section shall be provided to the attorneys for the Debtors and the Consenting Creditors no later than three (3) Business Days before the Effective Date. 3. Post-Effective Date Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation and Consummation of the Plan incurred by the Reorganized Debtors. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the 4823-8880-3267 21

Bankruptcy Code in seeking compensation for services rendered after such date shall terminate, and the Reorganized Debtors may pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. C. Priority Tax Claims. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment of its Allowed Claim, each Holder of an Allowed Priority Tax Claim will receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Claim on the Effective Date or as soon as practicable thereafter or such other treatment consistent with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code. Notwithstanding anything herein to the contrary, and regardless of whether any such Claim constitutes a Priority Tax Claim, if (x) any income tax liability (and any interest, penalties or additions to tax with respect thereto) of RRI or Reorganized RRI that arises from any taxable period (or portion thereof) ending on or prior to December 31, 2020 becomes due and payable (the “2020 Tax Liability”) and (y) Reorganized RRI has insufficient cash available to pay the full amount of the 2020 Tax Liability, Tema shall contribute an amount equal to such shortfall to Reorganized RRI at least 10 Business Days prior to the due date thereof (or, in the case of any proceedings by RRI contesting such income tax liability that stays assessment of the relevant tax, at least 10 Business Days prior to the date on which such tax is permitted to be assessed); provided that Tema shall be entitled to any portion of a refund relating to the 2020 Tax Liability paid to Reorganized RRI to the extent such refund relates to such contribution; provided that to the extent a portion of the 2020 Tax Liability is attributable to an increase in applicable commodity prices after July 22, 2020 and Reorganized RRI has insufficient cash available to pay the portion of the 2020 Tax Liability attributable to such increase, Reorganized ROC shall in good faith consult with Tema to consider making a Cash distribution to Reorganized ROC’s equity holders to the extent necessary to enable Reorganized RRI to pay such portion; provided further that under no circumstances shall Reorganized ROC be required to make any Cash distribution to Reorganized RRI or New Rosehill IntermediateCo relating to or on account of the 2020 Tax Liability. D. Claims in Connection with Debtor in Possession Financing. On the Effective Date, the DIP Claims shall be Allowed and deemed to be Allowed Claims in the full amount outstanding under the DIP Credit Agreement and the DIP Orders, including all principal, accrued and unpaid interest on account of the DIP Claims, and all accrued and unpaid fees, expenses, and noncontingent indemnity payable under the DIP Credit Agreement or the DIP Orders. Except to the extent that a Holder of an Allowed DIP Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, release, and discharge of, and in exchange for, each Allowed DIP Claim, each Holder or, in the case of the DIP Upfront Fee, any affiliate thereof identified on Schedule I of the Fee Letter (as defined in the DIP Credit Agreement) shall receive its Pro Rata share of (i) payment in full in Cash of any accrued and unpaid interest, fees, and expenses, provided that the DIP Interest and the DIP Upfront Fee shall only be paid in Cash if (x) the Secured Notes Interest Payment has been paid in full in Cash and (y) the Minimum Liquidity Condition is satisfied after giving effect to the Secured Notes Interest Payment and any portion of the DIP Interest and DIP Upfront Fee that is to be paid hereunder, (ii) its allocated share under the DIP Documents of 1.69% of the Reorganized ROC Units on account of the DIP Backstop 4823-8880-3267 22

Fee, subject to dilution by the MIP Equity, and (iii) 24.15% of the Reorganized ROC Units on account of the outstanding principal amount of DIP Claims (excluding the DIP Backstop Fee), subject to dilution by the MIP Equity; provided, that any Pro Rata share distributed on account of Tema’s Allowed DIP Claim shall be indirectly distributed to Tema in the form of New Rosehill IntermediateCo Units; provided, further that, upon the Effective Date, exclusive of the Preferred Stock Allocated Recovery, Tema shall own 90.84% of the New Rosehill IntermediateCo Units. As a condition to the treatment provided in this Article II.D, the full loan amount available under the DIP Credit Agreement shall be loaned to ROC pursuant to the DIP Credit Agreement with 50% being loaned within three (3) Business Days of the entry of the Interim Order and the remaining 50% being loaned within three (3) Business Days of the entry of the Final Order. Upon receiving the treatment set forth in this paragraph, on the Effective Date, all Liens and security interests granted to secure the DIP Claims shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Notwithstanding anything in this Article II.D to the contrary, Tema’s fees and expenses as a Holder of an Allowed DIP Claim shall constitute Consenting Tema Restructuring Expenses and receive the treatment provided under Article II.E of the Plan. Any portion of the DIP Interest or DIP Upfront Fee that is not permitted to be paid in Cash on the Effective Date pursuant to this Article II.D shall be deemed discharged or otherwise extinguished on the Effective Date. E. Consenting Creditor Expenses. On the Effective Date, the Debtors or Reorganized ROC shall pay in Cash in full the Consenting Creditor Expenses to the extent not already paid; provided that the Consenting Tema Restructuring Expenses shall only be paid on the Effective Date if (i) the Secured Notes Interest Payment has been paid in full in Cash, (ii) the DIP Interest and DIP Upfront Fee have each been paid in full in Cash, and (iii) the Minimum Liquidity Condition is satisfied after giving effect to (i) and (ii) and any portion of the Consenting Tema Restructuring Expenses to be paid hereunder, and any outstanding amount of the Consenting Tema Restructuring Expenses not paid on the Effective Date shall remain an obligation of Reorganized ROC until paid in full in Cash and shall be paid upon the date of the earlier to occur of either the Minimum Liquidity Condition being satisfied or the payment of such Consenting Tema Restructuring Expenses is not prohibited under the Exit RBL Credit Agreement. Any unpaid Claim relating to the Consenting Creditor Expenses shall constitute Allowed Administrative Claims and, subject to the proviso in the immediately preceding paragraph, shall be paid on a current basis in full in Cash on the Effective Date. Nothing herein shall require the Consenting Creditors or their respective professionals to file applications, a Proof of Claim or otherwise seek approval of the Bankruptcy Court as a condition to the payment of such Allowed Administrative Claims. 4823-8880-3267 23

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Classification of Claims and Interests. Claims and Interests, except for Administrative Claims, Priority Tax Claims, and Professional Fee Claims, are classified in the Classes set forth in this Article III of the Plan. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. 1. Class Identification. The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows: Class Claims and Interests Status Voting Rights Claims and Interests in RRI Not Entitled to Vote (Presumed to Class 1A RRI Other Priority Claims Unimpaired Accept) Not Entitled to Vote (Presumed to Class 2A RRI Other Secured Claims Unimpaired Accept) Not Entitled to Vote (Presumed to Class 3A RRI General Unsecured Claims Unimpaired Accept) Class 4A TRA Claims Impaired Entitled to Vote Not Entitled to Vote (Presumed to Accept Class 5A RRI Intercompany Claims Impaired or Deemed to Reject) Class 6A RRI Preferred Equity Interests Impaired Entitled to Vote Class 7A RRI Common Equity Interests Impaired Not Entitled to Vote (Deemed to Reject) Claims and Interests in ROC Not Entitled to Vote (Presumed to Class 1B ROC Other Priority Claims Unimpaired Accept) Not Entitled to Vote (Presumed to Class 2B ROC Other Secured Claims Unimpaired Accept) 4823-8880-3267 24

Class Claims and Interests Status Voting Rights ROC Revolving Credit Agreement Class 3B Impaired Entitled to Vote Claims Class 4B ROC Secured Note Claims Impaired Entitled to Vote Not Entitled to Vote (Presumed to Class 5B ROC General Unsecured Claim Unimpaired Accept) Not Entitled to Vote (Presumed to Accept Class 6B ROC Intercompany Claims Unimpaired or Deemed to Reject) Not Entitled to Vote (Presumed to Accept Class 7B ROC Preferred Equity Interests Impaired or Deemed to Reject) Not Entitled to Vote (Presumed to Accept Class 8B ROC Common Equity Interests Impaired or Deemed to Reject) B. Treatment of Claims and Interests. 1. Class 1A—RRI Other Priority Claims. (a) Classification: Class 1A consists of all RRI Other Priority Claims. (b) Treatment: Except to the extent that a Holder of an Allowed RRI Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed RRI Other Priority Claim, each Holder of an Allowed RRI Other Priority Claim will, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), (i) be paid in full in Cash or (ii) otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such RRI Other Priority Claim becomes an Allowed RRI Other Priority Claim, in each case, or as soon as reasonably practicable thereafter. (c) Voting: Class 1A is Unimpaired under the Plan. Holders of Claims in Class 1A are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 2. Class 2A—RRI Other Secured Claims. (a) Classification: Class 2A consists of all RRI Other Secured Claims. (b) Treatment: Except to the extent that a Holder of an Allowed RRI Other Secured Claim agrees to a less favorable treatment, in full and final 4823-8880-3267 25 satisfaction of such Allowed RRI Other Secured Claim, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), (i) each such Holder will receive payment in full in Cash, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such RRI Other Secured Claim becomes an Allowed RRI Other Secured Claim, in each case, or as soon as reasonably practicable thereafter, (ii) such Holder’s Allowed RRI Other Secured Claim will be Reinstated, or (iii) such Holder will receive such other treatment so as to render such Holder’s Allowed RRI Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code. (c) Voting: Class 2A is Unimpaired under the Plan. Holders of Claims in Class 2A are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 3. Class 3A—RRI General Unsecured Claims. (a) Classification: Class 3A consists of all RRI General Unsecured Claims. (b) Treatment: Except to the extent that a Holder of an Allowed RRI General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed RRI General Unsecured Claim, at the option of the Debtors or the Reorganized Debtors, (i) each such Holder will receive payment in full in Cash, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such RRI General Unsecured Claim becomes an Allowed RRI General Unsecured Claim, in each case, or as soon as reasonably practicable thereafter, or (ii) such Holder’s Allowed RRI General Unsecured Claim will be Reinstated, in which case any payment in satisfaction of such Allowed ROC General Unsecured Claim shall be paid no earlier than the date it becomes due and payable against ROC. (c) Class 3A is Unimpaired under the Plan. Holders of Claims in Class 3A are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 4. Class 4A—TRA Claims (a) Classification: Class 4A consists of all TRA Claims. (b) Treatment: In conjunction with Article III.B.13 of the Plan, on the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for the TRA Claims, the Holder of the TRA Claims shall receive (i) 4.08% of the Reorganized ROC Units, subject to dilution by the 4823-8880-3267 26

MIP Equity, and (ii) solely to the extent the Preferred Stock Allocated Recovery is not distributed to Holders of RRI Preferred Equity Interests as set forth in Article III.B.6 of the Plan, the Preferred Stock Allocated Recovery; provided, that any distribution to Tema as the Holder of the Allowed TRA Claims shall be indirectly distributed to Tema in the form of New Rosehill IntermediateCo Units; provided, further that, upon the Effective Date, exclusive of the Preferred Stock Allocated Recovery, Tema shall own 90.84% of the New Rosehill IntermediateCo Units. (c) Voting: Class 4A is Impaired under the Plan. Holders of the TRA Claims in Class 4A are entitled to vote to accept or reject the Plan. 5. Class 5A—RRI Intercompany Claims (a) Classification: Class 5A consists of all RRI Intercompany Claims. (b) Treatment: On the Effective Date, all RRI Intercompany Claims shall, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), either be (i) Reinstated (provided that such Reinstatement does not result in any right to ongoing distributions or Claims against the Reorganized Debtors), (ii) cancelled, released, and extinguished, and will be of no further force or effect, or (iii) otherwise addressed at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders) such that Holders of RRI Intercompany Claims, upon the Effective Date or on a go- forward basis, will not receive any distribution on account of such RRI Intercompany Claims. (c) Voting: Class 5A is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Claims in Class 5A are not entitled to vote to accept or reject the Plan. 6. Class 6A—RRI Preferred Equity Interests (a) Classification: Class 6A consists of all RRI Preferred Equity Interests (b) Treatment: On the Effective Date, if (i) Class 6A votes to accept the Plan pursuant to Bankruptcy Code section 1126 and (ii) no Holder of RRI Preferred Equity Interests objects to the Plan, including the allowance or priority of the TRA Claims, then (A) on the Effective Date, each Holder of RRI Preferred Equity Interests will receive, in full and final satisfaction of such Interests, its Pro Rata share of 1.48% of the Reorganized ROC Units subject to dilution by the MIP Equity (the “Preferred Stock Allocated Recovery”), and (B) Holders of RRI Series B Preferred Stock shall waive 4823-8880-3267 27 and release any right to any recovery on account of such RRI Series B Preferred Stock (the “Series B Allocated Recovery”), with all such Series B Allocated Recovery being distributed to the Holders of RRI Series A Preferred Stock; provided, that any distribution to Holders of RRI Preferred Equity Interests shall be indirectly distributed in the form of Reorganized RRI Shares; and provided, further that, upon the Effective Date, Holders of RRI Preferred Equity Interests shall own 100% of the Reorganized RRI Shares, which shall own 9.16% of the New Rosehill IntermediateCo Units. If (x) Class 6A does not vote to accept the Plan pursuant to Bankruptcy Code section 1126, or (y) any Holder of RRI Preferred Equity Interests objects to the Plan, including the allowance or priority of the TRA Claims, then (a) the Holders of RRI Preferred Equity Interests shall not (directly or indirectly) receive any portion of the Preferred Stock Allocated Recovery, and (b) the Preferred Stock Allocated Recovery shall be distributed (directly or indirectly) to Class 4A on account of the TRA Claims. On the Effective Date, all RRI Preferred Equity Interests shall be cancelled and extinguished. (c) Voting: Class 6A is Impaired under the Plan. Holders of Interests in Class 6A are entitled to vote to accept or reject the Plan. 7. Class 7A—RRI Common Equity Interests (a) Classification: Class 7A consists of all RRI Common Equity Interests (b) Treatment: On the Effective Date, all RRI Common Equity Interests shall be cancelled and extinguished. Holders of RRI Common Equity Interests shall not receive any distribution or retain any property pursuant to the Plan. (c) Voting: Class 7A is Impaired under the Plan. Holders of Interests in Class 7A are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan. 8. Class 1B—ROC Other Priority Claims. (a) Classification: Class 1B consists of all ROC Other Priority Claims. (b) Treatment: Except to the extent that a Holder of an Allowed ROC Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed ROC Other Priority Claim, each Holder of an Allowed ROC Other Priority Claim will, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), (i) be paid in full in Cash or (ii) otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the 4823-8880-3267 28

Bankruptcy Code, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such ROC Other Priority Claim becomes an Allowed ROC Other Priority Claim, in each case, or as soon as reasonably practicable thereafter. (c) Voting: Class 1B is Unimpaired under the Plan. Holders of Claims in Class 1B are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 9. Class 2B—ROC Other Secured Claims. (a) Classification: Class 2B consists of all ROC Other Secured Claims. (b) Treatment: Except to the extent that a Holder of an Allowed ROC Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed ROC Other Secured Claim, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), (i) each such Holder will receive payment in full in Cash, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such ROC Other Secured Claim becomes an Allowed ROC Other Secured Claim, in each case, or as soon as reasonably practicable thereafter, (ii) such Holder’s Allowed ROC Other Secured Claim will be Reinstated, or (iii) such Holder will receive such other treatment so as to render such Holder’s Allowed ROC Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code. (c) Voting: Class 2B is Unimpaired under the Plan. Holders of Claims in Class 2B are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 10. Class 3B—ROC Revolving Credit Agreement Claims. (a) Classification: Class 3B consists of all ROC Revolving Credit Agreement Claims. (b) Treatment: On the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for the ROC Revolving Credit Agreement Claims (other than Claims in respect of (i) Prepetition Interest Rate Swaps and (ii) prepetition Secured Cash Management Agreements (as defined in the ROC Revolving Credit Agreement)), each Holder of an ROC Revolving Credit Agreement Claim shall receive issuance of the principal amount owing under the Exit RBL Credit Agreement in the amount of its Pro Rata share of such Holder’s ROC Revolving Credit Claim Principal Amount. On the Effective Date, Claims in respect of Prepetition Interest 4823-8880-3267 29

Rate Swaps shall not be discharged and shall remain an obligation of the Reorganized Debtors pursuant to the secured swap agreements entered into in connection with the Exit RBL Credit Agreement. On the Effective Date, Claims in respect of prepetition Secured Cash Management Agreements (as defined in the ROC Revolving Credit Agreement) shall not be discharged and shall remain an obligation of the Reorganized Debtors pursuant to the secured cash management agreements entered into in connection with the Exit RBL Credit Agreement. (c) Voting: Class 3B is Impaired under the Plan. Holders of Claims in Class 3B are entitled to vote to accept or reject the Plan. 11. Class 4B—ROC Secured Note Claims. (a) Classification: Class 4B consists of all ROC Secured Note Claims. (b) Treatment: On the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for the ROC Secured Note Claims, each Holder of the ROC Secured Note Claims shall receive its Pro Rata share of (a) 68.60% of the Reorganized ROC Units, subject to dilution by the MIP Equity, and (b) to the extent the Minimum Liquidity Condition is satisfied, the Secured Notes Interest Payment (or any portion thereof) that may be paid while still satisfying the Minimum Liquidity Condition. In the event any portion of the Secured Notes Interest Payment is not permitted to be paid on the Effective Date because the Minimum Liquidity Condition is not satisfied, then such portion shall be deemed discharged or otherwise extinguished on the Effective Date. (c) Voting: Class 4B is Impaired under the Plan. Holders of Claims in Class 4B are entitled to vote to accept or reject the Plan. 12. Class 5B—ROC General Unsecured Claims. (a) Classification: Class 5B consists of all ROC General Unsecured Claims. (b) Treatment: Except to the extent that a Holder of an Allowed ROC General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed ROC General Unsecured Claim, at the option of the Debtors or the Reorganized Debtors, (i) each such Holder will receive payment in full in Cash, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such ROC General Unsecured Claim becomes an Allowed ROC General Unsecured Claim, in each case, or as soon as reasonably practicable thereafter, or (ii) such Holder’s Allowed ROC General Unsecured Claim will be Reinstated, in which case any payment in satisfaction of such Allowed ROC General Unsecured Claim shall be paid no earlier than the date it becomes due and payable against ROC. 4823-8880-3267 30

(c) Voting: Class 5B is Unimpaired under the Plan. Holders of Claims in Class 5B are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 13. Class 6B—ROC Intercompany Claims (a) Classification: Class 6B consists of all ROC Intercompany Claims. (b) Treatment: 1) On the Effective Date, RRI, in full and final satisfaction of its claims, rights, and interests against ROC under the ROC LLC Agreement with respect to the TRA Claims, shall receive for the sole and exclusive benefit of the Holder of the TRA Claims, the treatment provided under the Plan for the Holder of the TRA Claims under Article III.B.4, which shall be paid directly to the Holder of the TRA Claims. 2) On the Effective Date, any other ROC Intercompany Claims shall, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), either be (i) Reinstated (provided that such Reinstatement does not result in any right to ongoing distributions or Claims against the Reorganized Debtors), (ii) cancelled, released, and extinguished, and will be of no further force or effect, or (iii) otherwise addressed at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders) such that Holders of ROC Intercompany Claims, upon the Effective Date or on a go-forward basis, will not receive any distribution on account of such ROC Intercompany Claims. (c) Voting: Class 6B is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Claims in Class 6B are not entitled to vote to accept or reject the Plan. 14. Class 7B—ROC Preferred Equity Interests (a) Classification: Class 7B consists of all ROC Preferred Equity Interests (b) Treatment: On the Effective Date, all ROC Preferred Equity Interests shall, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), either be (i) Reinstated 4823-8880-3267 31

(provided that such Reinstatement does not result in any right to ongoing distributions or Claims against the Reorganized Debtors), (ii) cancelled, released, and extinguished, and will be of no further force or effect, or (iii) otherwise addressed at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders) such that Holders of ROC Preferred Equity Interests, upon the Effective Date or on a go-forward basis, will not receive any distribution on account of such ROC Preferred Equity Interests. (c) Voting: Class 7B is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Interests in Class 7B are not entitled to vote to accept or reject the Plan. 15. Class 8B—ROC Common Equity Interests (a) Classification: Class 8B consists of all ROC Common Equity Interests (b) Treatment: On the Effective Date, all ROC Common Equity Interests shall, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders), either be (i) Reinstated, (ii) cancelled, released, and extinguished, and will be of no further force or effect, or (iii) otherwise addressed at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Majority DIP Lenders and consultation in good faith with the Consenting Revolving Credit Agreement Lenders) such that Holders of ROC Common Equity Interests will not receive any distribution on account of such ROC Common Equity Interests. (c) Voting: Class 8B is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Interests in Class 8B are not entitled to vote to accept or reject the Plan. C. Special Provision Governing Unimpaired Claims. Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims. 4823-8880-3267 32

D. Acceptance or Rejection of the Plan. 1. Voting Classes. Classes 4A, 6A, 3B, and 4B are Impaired under the Plan. The Holders of Claims in such Classes are entitled to vote to accept or reject the Plan. 2. Presumed Acceptance of the Plan. Classes 1A, 2A, 3A, 1B, 2B, 5B, and 6B are or may be Unimpaired under the Plan. The Holders of Claims in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan. 3. Deemed Rejection of the Plan. Classes 5A, 7A, 7B, and 8B are or may be Impaired under the Plan and are receiving no recovery under the Plan. The Holders of Claims and Interests in such Classes are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan. E. Elimination of Vacant Classes. Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class. F. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. Provided Classes 4A, 3B and/or 4B votes to accept the Plan, the Debtors request Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any Class that does not vote to accept the Plan. G. Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy at or before the hearing conducted by the Bankruptcy Court to consider confirmation of the Plan. Any dispute with respect to impairment that is not raised in sufficient time to enable the Bankruptcy Court to determine such dispute on or prior to the Confirmation Date shall be deemed waived. H. Subordinated Claims. The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any 4823-8880-3267 33 contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors and Reorganized Debtors, as applicable, reserve the right to reclassify any Allowed Claim or Allowed Interest, other than the Prepetition Secured Claims or the TRA Claims, in accordance with any contractual, legal, or equitable subordination relating thereto. ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN A. No Substantive Consolidation. The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan. To the extent any individual Debtor’s chapter 11 plan is not confirmable, the Debtors reserve the right to sever such Debtor from this Plan. B. Formation of New Entities; Issuance of New Equity Interests. On or after the Confirmation Date and prior to the Effective Date, New Rosehill IntermediateCo will be formed as a new Delaware limited liability company by filing the New Rosehill IntermediateCo Certificate with the Secretary of State of the State of Delaware. As of the Effective Date, the New Equity Interests will be issued and distributed to Holders of Claims and Interests against the Debtors as set forth in Article II.D and III.B.4, 6, 11, and Article IV.H.3 and P, pursuant to and in accordance with the Plan, in each case, as provided in the Implementation Memorandum. Each such issuance and distribution of the New Equity Interests shall be authorized without the need for any further corporate or limited liability company action and without the need for any further consent, approval or action by any Holders of Claims or Interests or any other Entity. Each issuance and distribution of the New Equity Interests, respectively, under the Plan shall be governed by the applicable terms and conditions set forth in the Plan, the Implementation Memorandum, and by the terms and conditions of the, respective New Organizational Documents, which terms and conditions shall bind each such recipient of the New Equity Interests. On the Effective Date, the Reorganized Debtors will each be authorized to and shall issue or execute and deliver, as applicable, in accordance with the Implementation Memorandum, New Equity Interests and New Organizational Documents, as applicable, in each case, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. C. Dissolution of RRI. On or immediately after the Effective Date and in accordance with Article III of this Plan, the Debtors shall effectuate the cancellation of all Claims or Interests in or against the Debtors. 4823-8880-3267 34

If, pursuant to Article III.B.6 of the Plan, the Holders of RRI Preferred Equity Interests receive the Preferred Stock Allocated Recovery on account of the RRI Preferred Equity Interests, RRI shall remain in existence pursuant to the terms of this Plan. If, pursuant to Article III.B.6 of the Plan, the Holders of RRI Preferred Equity Interests do not receive the Preferred Stock Allocated Recovery on account of the RRI Preferred Equity Interests, RRI shall be dissolved in accordance with applicable Delaware law only if Tema does not receive any distribution on account of the Preferred Stock Allocated Recovery through an interest in Reorganized RRI, which shall be determined by the Debtors, Tema, and Secured Noteholders in their reasonable discretion. D. Continued Organizational Existence and Vesting of Assets in the Reorganized Debtors; Continued Operations. Except as otherwise provided herein, as of the Effective Date: (1) Reorganized ROC shall exist as a separate legal entity, with all powers in accordance with the laws of the state of Delaware and the Reorganized ROC LLC Agreement; (2) Reorganized RRI shall exist as a separate legal entity, with all powers in accordance with the laws of the state of Delaware and the Reorganized RRI Bylaws; and (3) New Rosehill IntermediateCo shall exist as a separate legal entity, with all powers in accordance with the laws of the state of Delaware and the New Rosehill IntermediateCo LLC Agreement. On the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor under the Plan other than the New Rosehill IntermediateCo Units, shall vest, subject to the Restructuring Transactions, in Reorganized ROC, and the New Equity Interests shall vest in the recipient provided under the Plan, in each case free and clear of all Claims, Liens, charges, other encumbrances, Interests and other interests other than those relating to the Exit RBL Debt Documents. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each of the Reorganized Debtors may pay the respective charges that they incur on or after the Effective Date for appropriate Professionals’ fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Bankruptcy Court. E. Restructuring Transactions. On or before the Effective Date, or as soon thereafter as reasonably practicable, the applicable Debtors or the Reorganized Debtors shall enter into and shall take any actions as may be necessary or appropriate to effect the Restructuring Transactions. The actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Restructuring Support Agreement and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities and the Required Consenting Creditors may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any 4823-8880-3267 35 asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Restructuring Support Agreement and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law, each of which shall be on terms acceptable to the Required Consenting Creditors; and (4) all other actions that the applicable Entities, with the consent of the Required Consenting Creditors (it being understood that the Required Consenting Creditors’ consent may not be unreasonably withheld), determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan. On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors, as applicable, shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring Transactions. F. New Debt Documents. On the Effective Date: Reorganized ROC shall be authorized to incur or issue the indebtedness under the Exit RBL Credit Agreement and any related agreements or filings (including secured swap agreements entered into in connection with the Exit RBL Credit Agreement evidencing the Prepetition Interest Rate Swaps and Postpetition Hedging Arrangements and secured cash management agreements entered into in connection with the Exit RBL Credit Agreement evidencing Claims in respect of prepetition Secured Cash Management Agreements (as defined in the ROC Revolving Credit Agreement)) without the need for any further corporate, limited liability company or partnership action and without further action by or approval of the Bankruptcy Court, and the Exit RBL Debt Documents and any related agreements or filings shall be executed, or deemed executed, as applicable, and delivered. G. Sources of Cash for Plan Distributions. The Debtors or Reorganized Debtors, as applicable, are authorized to execute and deliver any documents necessary or appropriate to obtain Cash for funding the Plan, including by borrowing funds pursuant to the DIP Credit Agreement. All consideration necessary for the Reorganized Debtors to make payments or distributions pursuant hereto (including payments to effect the Required Exit Availability) shall be obtained through a combination of one or more of the following: (a) Cash on hand of the Debtors and their Estates, including Cash from business operations; (b) proceeds of the DIP Facility; (c) the proceeds of any tax refunds; (d) the proceeds of any Causes of Action; and (e) any other means of financing or funding that the Debtors or the Reorganized Debtors determine is necessary or appropriate, subject to the Consenting Creditor Consent Right and the terms of the Exit RBL Debt Documents and New Organizational Documents. 4823-8880-3267 36

H. Governance, Directors and Officers; Employment-Related Agreements and Compensation Programs; Other Agreements. 1. The New LLC Agreements and Other New Organizational Documents. Forms of the New Organizational Documents will be included in the Plan Supplement and shall be subject to the Consenting Creditor Consent Right. The New Organizational Documents, the certificate of incorporation or organization and bylaws, and such other comparable constituent documents of the Reorganized Debtors shall, among other things, prohibit the issuance of non- voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. On the Effective Date, the limited liability company agreement of ROC will be amended and restated as the Reorganized ROC LLC Agreement and will be executed by New Rosehill IntermediateCo and EIG as the sole members of Reorganized ROC. In addition, New Rosehill IntermediateCo and all recipients of New Rosehill IntermediateCo Units issued pursuant to the Plan shall be deemed to be parties to and bound by the New Rosehill LLC Agreement, without the need for execution by any such Entity other than New Rosehill IntermediateCo. On the Effective Date, the bylaws of RRI will be amended and restated as the Reorganized RRI Bylaws, and all recipients of Reorganized RRI Shares shall be deemed to be bound by the Reorganized Bylaws, without further corporate action. The respective New Organizational Documents shall be binding on all transferees and other holders of the New Equity Interests issued pursuant to such New Organizational Documents, regardless of whether they execute the New Organizational Documents. Notwithstanding the foregoing, a Holder of an Allowed DIP Claim, Allowed ROC Secured Note Claim, or Allowed TRA Claim will not be entitled to receive their respective distribution of Reorganized ROC Units or New Rosehill IntermediateCo Units pursuant to the Plan unless and until such Holder delivers to a duly executed counterpart signature page to the Reorganized ROC LLC Agreement or New Rosehill LLC Agreement, as applicable. At any time after the Effective Date, any one or more of the Reorganized Debtors may amend its respective certificate of formation or limited liability company agreement to the extent permitted by applicable non-bankruptcy law and subject to the terms and conditions set forth in the applicable constituent documents. Subject to the Implementation Memorandum, on or prior to the Effective Date, or as soon thereafter as is practicable, each Reorganized Debtor shall file any such certificate of formation or certificate of incorporation (or comparable constituent documents) with the secretary of state or jurisdiction or similar office of the state or jurisdiction in which such Reorganized Debtor is incorporated or organized, to the extent required by and in accordance with the applicable corporate, limited liability company or partnership law, as applicable, of such state or jurisdiction. 2. Directors and Officers of the Reorganized Debtors. In accordance with section 1129(a)(5) of the Bankruptcy Code, to the extent known, the initial members of the Reorganized ROC Board and the other directors, managers, and officers of Reorganized ROC, as of the Effective Date, shall be identified in a disclosure to be included in the Plan Supplement. 4823-8880-3267 37

3. Management Incentive Plan. Within sixty (60) days after the Effective Date, the Reorganized ROC Board shall adopt a post-emergence management incentive plan (the “Management Incentive Plan”) that provides for the issuance of equity, options and/or other equity-based awards (collectively, “Awards”) to employees and directors of the Reorganized Debtors in the form of restricted units, options, Reorganized ROC Units, or other rights exercisable, exchangeable, or convertible into Reorganized ROC Units representing up to 10% of the Reorganized ROC Units on a fully diluted, as-converted, and fully distributed basis (the “MIP Equity”). The other terms and conditions of the Management Incentive Plan (including, but not limited to, participants, timing and amount of awards, vesting, exercise prices, etc.) shall be determined by the Reorganized ROC Board no later than sixty (60) days after the Effective Date. The form of the Awards, the participants in the Management Incentive Plan, the allocations of the Awards to such participants (including the amount of allocations and the timing of the grant of the Awards), and the terms and conditions of the Awards (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined by the Reorganized ROC Board in its sole discretion. 4. Employee and Retiree Benefits. Unless otherwise provided herein, and subject to Article V hereof, all employee wages, compensation, and benefit programs in place as of the Effective Date with the Debtors shall be assumed by the Debtors, and shall be assigned to or revest in Reorganized ROC and shall remain in place as of the Effective Date, and Reorganized ROC will continue to honor such agreements, arrangements, programs, and plans. For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. With respect to all existing employment agreements and retention and incentive programs for the Debtors’ senior management ((i) President and Chief Executive Officer, (ii) Senior Vice President and Chief Financial Officer, (iii) Vice President-Commercial and Reserves, and (iv) Vice President, General Counsel, Corporate Secretary and Compliance Officer (each, a “Senior Employee”)), on the Effective Date, (a) such employment agreements and retention and incentive programs shall be assumed by the Debtors, and shall be assigned to or revest in Reorganized ROC, to the extent such agreements are amended to include terms and conditions that must be agreed by the applicable Senior Employee, the Debtors, and the Required Secured Noteholders, or (b) such employment agreements and retention and incentive programs will be rejected on the Effective Date pursuant to the terms of the Senior Employee Termination Term Sheet, with the Claims set forth in the Senior Employee Termination Term Sheet being Allowed as of the Effective Date and paid pursuant to the terms of the Senior Employee Termination Term Sheet, and on the Effective Date, each Senior Employee shall enter into the Senior Employee Consulting Agreements. 5. Other Matters. Notwithstanding anything to the contrary in the Plan, no provision in any contract, agreement or other document with the Debtors that is rendered unenforceable against the Debtors or the Reorganized Debtors pursuant to sections 541(c), 363(l) or 365(e)(1) of the Bankruptcy 4823-8880-3267 38

Code, or any analogous decisional law, shall be enforceable against the Debtors or Reorganized Debtors as a result of the Plan. 6. Transactions Effective as of the Effective Date. Pursuant to section 1142 of the Bankruptcy Code, the following shall occur and be effective as of the Effective Date, if no such other date is specified in such other documents, including the Implementation Memorandum, and shall be authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders, members, managers or directors of the Debtors or any of the Reorganized Debtors: (a) the Restructuring Transactions; (b) the adoption of the New Organizational Documents; (c) the election or appointment, as applicable, of the initial members of the Reorganized ROC Board and the other directors, managers, and officers of the Reorganized Debtors as of the Effective Date; (d) the distribution of Cash and other property pursuant to the Plan, subject to Article VI; (e) the authorization and issuance of the indebtedness under the Exit RBL Credit Agreement and entry into the Exit RBL Debt Documents; (f) the authorization and issuance of the New Equity Interests pursuant to the Plan; (g) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; (h) the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; and (i) any other matters provided for under the Plan or described in the Implementation Memorandum involving the corporate structure of the Debtors or Reorganized Debtors or any corporate, limited liability company or partnership action to be taken by or required of a Debtor or Reorganized Debtor. I. Section 1145 Exemption. To the maximum extent provided by section 1145(a) of the Bankruptcy Code, the offering, issuance and distribution under the Plan of the New Equity Interests and indebtedness under that Exit RBL Credit Agreement (collectively, the “New Securities”) are intended to be exempt from the registration requirements of Section 5 of the Securities Act and any other applicable federal, state or local law requiring the registration of any offering, issuance, distribution or sale of securities. The exemptions provided for in section 1145 of the Bankruptcy Code do not apply to an entity that is deemed an “underwriter” as such term is defined in section 1145(b) of the Bankruptcy Code. To the extent that such exemption under section 1145(a) is not available with respect to the offering, issuance and distribution of any of the New Securities, the offering, issuance and/or distribution, as applicable, of such New Securities are intended to be made pursuant to the exemption set forth in section 4(a)(2) of the Securities Act or another exemption thereunder. The New Securities issued and distributed under the Plan shall be authorized without the need for further corporate or limited liability company action with respect to any of the Reorganized Debtors or without any further action by any Entity, and once issued, all such New Securities shall be duly authorized and validly issued. Resales of the New Securities issued and distributed under the Plan will be subject to, among other things: (i) the contractual restrictions on transfer contained in the Organizational Documents; (ii) the Exit RBL Credit Agreement, in the case of any indebtedness thereunder; (iii) applicable regulatory approval, if any; and (iv) compliance with applicable securities laws 4823-8880-3267 39

(e.g., restrictions on resale of “control securities” under Rule 144 under the Securities Act). In addition, to the extent that any New Securities distributed under the Plan are not covered by section 1145(a), such New Securities will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom. J. General Settlement of Claims and Interests. As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including (1) any challenge to the amount, validity, perfection, enforceability, priority or extent of the DIP Claims, Prepetition Secured Claims, or the TRA Claims, and (2) any claim to avoid, subordinate, or disallow the DIP Claims, Prepetition Secured Claims, or the TRA Claims, whether under any provision of chapter 5 of the Bankruptcy Code, on any equitable theory (including equitable subordination, equitable disallowance, or unjust enrichment) or otherwise. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final. K. Cancellation of Existing Securities and Agreements. On the Effective Date, except to the extent otherwise provided in the Plan or the Implementation Memorandum (including with respect to Prepetition Interest Rate Swaps, prepetition Secured Cash Management Agreements (as defined in the ROC Revolving Credit Agreement)), all notes, instruments, certificates, and other documents evidencing Claims or Interests, including the Prepetition Secured Claims and the Existing Equity Interests, shall be deemed cancelled and surrendered without any need for a Holder to take further action with respect thereto and the obligations of the Debtors or Reorganized Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full and discharged; provided, however, that notwithstanding Confirmation or Consummation, any such agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of allowing Holders to receive distributions under the Plan; provided further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtor, as applicable. Notwithstanding anything to the contrary in the Plan, including this paragraph, the Liens of the ROC Revolving Credit Agreement Agent pursuant to the ROC Revolving Credit Agreement Documents shall be deemed to become Liens under the Exit RBL Debt Documents, and shall not be discharged hereby. 4823-8880-3267 40

L. Corporate, Limited Liability Company and Partnership Action. Upon the Effective Date, all actions contemplated under the Plan, in accordance with the Implementation Memorandum, shall be deemed authorized and approved in all respects, including: (1) selection of the Reorganized ROC Board and the other directors, managers, and officers of the Reorganized Debtors; (2) implementation of the Restructuring Transactions; (3) the entry by the applicable Reorganized Debtor into the Exit RBL Debt Documents and the New Organizational Documents; (4) the issuance of the New Equity Interests; (5) only if applicable pursuant to the Plan, the dissolution of RRI; (6) with respect to all intercompany obligations among the Debtors, the Debtors, with the consent of the Majority DIP Lenders and in consultation in good faith with the Consenting Revolving Credit Agreement Lenders, shall either: (a) extinguish, (b) compromise by distribution, contribution or otherwise, or (c) Reinstate such intercompany obligations; and (7) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date), without the need for any further corporate, limited liability company or partnership action and without the need for any further consent, approval or action by any Holders of Claims or Interests or any other Entity. All matters provided for in the Plan involving the organizational structure of the Debtors and the Reorganized Debtors, as applicable, and any corporate, limited liability company or partnership action required by the Debtors and the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors and the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute (or deemed to have executed), and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the Exit RBL Debt Documents and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.L of the Plan shall be effective notwithstanding any requirements that would otherwise apply under applicable non-bankruptcy law. M. Effectuating Documents; Further Transactions. From and after the Effective Date, the Debtors and the Reorganized Debtors and the officers and members of the boards of managers thereof, as applicable, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan in the name of and on behalf of the Debtors and the Reorganized Debtors, as applicable, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan. N. Section 1146 Exemption. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property or interests pursuant to the Plan, including the recording of any amendments to such transfers, or any new mortgages or liens placed on the property in connection with such transfers, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, 4823-8880-3267 41 stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. O. Preservation of Causes of Action; Release of Avoidance Actions. In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Debtors and the Reorganized Debtors, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the rights of the Debtors and Reorganized Debtors, as applicable, to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the following Causes of Action, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date: all Causes of Action that arise under (a) sections 544, 547, and 548 of the Bankruptcy Code and (b) state fraudulent conveyance law, in each case, solely related to payments made in the 90 days prior to the Petition Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including under Article VIII herein. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled pursuant to the Plan or a Final Order, the Debtors and Reorganized Debtors, as applicable, expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Debtors and the Reorganized Debtors, as applicable, reserve and shall retain the Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3)(B) of the Bankruptcy Code, any Causes of Action that a Debtor or its Estate may hold against any Entity shall vest in the Debtors or the Reorganized Debtors, as applicable. The applicable Debtors or the Reorganized Debtors through their respective authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. On or after the Effective Date, the Debtors and the Reorganized Debtors, as applicable, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. 4823-8880-3267 42

Notwithstanding anything to the contrary contained in the foregoing, on the Effective Date, the Debtors, on behalf of themselves and their Estates, shall be deemed to have released any and all Avoidance Actions. The Debtors and the Reorganized Debtors, any of their successors or assigns, and any Entity acting on behalf of the Debtors or the Reorganized Debtors, shall each be deemed to have waived the right to pursue any and all Avoidance Actions, except for Avoidance Actions brought as counterclaims or defenses to claims asserted against the Debtors. P. Implementation. The corporate actions implementing the Restructuring Transactions pursuant to this Plan shall be set forth in the Implementation Memorandum filed with the Plan Supplement. Notwithstanding anything herein to the contrary, the Restructuring Transactions involving DIP Claims, TRA Claims, ROC Secured Note Claims, and the RRI Preferred Equity Interests (assuming the Holders of RRI Series A Preferred Stock receive the Preferred Stock Allocated Recovery pursuant to Article III.B.6.b hereof) will be implemented (or deemed to be or treated as being implemented) as follows (and in the following order): 1. Each of Tema and RRI contributes its Interests in ROC to New Rosehill IntermediateCo. 2. Tema contributes the TRA Claims to New Rosehill IntermediateCo in exchange for New Rosehill IntermediateCo Units. Simultaneously, New Rosehill IntermediateCo assumes RRI’s obligations under the TRA. 3. EIG contributes its DIP Claims (excluding any DIP Interest that is paid in Cash pursuant to the terms of the Plan) to ROC (which becomes Reorganized ROC) in exchange for Reorganized ROC Units. 4. Tema contributes its DIP Claims (excluding any DIP Interest that is paid in Cash pursuant to the terms of the Plan) to New Rosehill IntermediateCo in exchange for New Rosehill IntermediateCo Units, and such DIP Claims shall be deemed satisfied in full as set forth in Article II.D of the Plan. New Rosehill IntermediateCo is recapitalized in connection therewith. 5. EIG contributes its ROC Secured Note Claims to Reorganized ROC in exchange for Reorganized ROC Units. Following these transactions, EIG and New Rosehill IntermediateCo will own 83.84% and 16.16%, respectively, of all of the Reorganized ROC Units. 6. RRI undertakes a recapitalization (and becomes Reorganized RRI), with Holders of RRI Series A Preferred Stock receiving 100% of the Reorganized RRI Shares and all other Equity Interests in RRI being cancelled and extinguished. 4823-8880-3267 43

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption, Assumption and Assignment, and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided herein, each of the Debtors’ Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court shall be deemed assumed by the applicable Debtor as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (1) identified on the Rejected Executory Contract and Unexpired Lease List (which shall be included in the Plan Supplement) as an Executory Contract or Unexpired Lease designated for rejection, (2) which is the subject of a separate motion or notice to assume, assign, or reject Filed by the Debtors and pending as of the Confirmation Hearing, (3) that previously expired or terminated pursuant to its own terms or (4) that was previously assumed or assigned by any of the Debtors. Any objection to the assumption, assumption and assignment, or rejection of an Executory Contract or Unexpired Lease, as applicable, must be Filed, served, and actually received by the counsel to the Debtors, counsel to the Consenting Creditors, the clerk of the Bankruptcy Court, and the United States Trustee on or before the deadline to object to confirmation of the Plan as set by the Bankruptcy Court. The Bankruptcy Court shall rule on any such objection at the time of the Confirmation Hearing or such other date and time agreed by the parties or ordered by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment, or rejection will be deemed to have assented to such assumption, assumption and assignment, or rejection, as applicable. Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the rejection of Executory Contracts and Unexpired Leases identified on the Rejected Executory Contract and Unexpired Lease List and assumption or, as applicable, assumption and assignment, of all other Executory Contracts and Unexpired Leases, subject to the exceptions noted above, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, and not assigned to a third party on or prior to the Effective Date, shall be assigned to Reorganized ROC or revest, as applicable, in and be fully enforceable by Reorganized ROC in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the counterparty thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List prior to the Effective Date. 4823-8880-3267 44

If certain, but not all, of a contract counterparty’s Executory Contracts and/or Unexpired Leases are assumed pursuant to the Plan, the Confirmation Order shall be a determination that such counterparty’s Executory Contracts and/or Unexpired Leases that are being rejected pursuant to the Plan are severable agreements that are not integrated with those Executory Contracts and/or Unexpired Leases that are being assumed pursuant to the Plan. Parties seeking to contest this finding with respect to their Executory Contracts and/or Unexpired Leases must file a timely objection to the Plan on the grounds that their agreements are integrated and not severable, and any such dispute shall be resolved by the Bankruptcy Court at the Confirmation Hearing (to the extent not resolved by the parties prior to the Confirmation Hearing). B. Claims Based on Rejection of Executory Contracts and Unexpired Leases. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (2) the effective date of such rejection, or (3) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors of further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection of ROC’s Executory Contracts or Unexpired Leases shall be classified as ROC General Unsecured Claims and shall be treated in accordance with Article III.B.12 of the Plan. All Allowed Claims arising from the rejection of RRI’s Executory Contracts or Unexpired Leases (except for the TRA Claims) shall be classified as RRI General Unsecured Claims and shall be treated in accordance with Article III.B.3 of the Plan. C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. No later than fourteen (14) calendar days before the deadline to object to confirmation of the Plan set by the Court, the Debtors shall provide notices of proposed Cure Claim amounts to the counterparties to such agreements, which shall include a description of the procedures for objecting to the proposed Cure Claim amounts or Reorganized ROC’s ability to provide “adequate assurance of future performance thereunder” (within the meaning of section 365 of the Bankruptcy Code). Unless otherwise agreed in writing by the parties in the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure Claim amount must be Filed, served, and actually received by the counsel to the Debtors no later than the date and time specified in the notice. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure Claim amount will be deemed to have assented to such assumption or Cure Claim amount. Notwithstanding anything herein to the contrary, in the event that any Executory Contract or Unexpired Lease is added to the Assumed Executory Contracts and Unexpired Leases Schedule after such fourteen-day deadline, a notice of proposed Cure Claim 4823-8880-3267 45 amounts with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof. The Debtors or Reorganized ROC, as applicable, shall pay Cure Claims, if any, and satisfy all nonmonetary defaults on the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may agree. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or Reorganized ROC of the Cure Claim. If there is any dispute regarding any Cure Claim, the ability of Reorganized ROC or any third-party assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the applicable Cure Claim shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or Reorganized ROC, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. The Reorganized Debtors also may settle any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court. The assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any nonmonetary defaults arising from or triggered by the filing of these Chapter 11 Cases, including defaults of provisions restricting the change in control or ownership interest composition or any bankruptcy-related defaults, arising at any time on or prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the latest of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such assumption, (2) the effective date of such assumption and (3) the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court. D. Insurance Policies & Indemnification Obligations. Each of the insurance policies of the Debtors, including all director and officer insurance policies in place as of the Petition Date, are deemed to be and treated as Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies, including all director and officer insurance policies in place as of the Petition Date, provided, that the Reorganized Debtors shall not indemnify officers, directors, equity holders, agents, or employees, as applicable, of the Debtors for any claims or Causes of Action arising out of or relating to any act or omission that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct. In addition, after the Effective Date, all current and former officers, directors, agents, or employees who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any D&O Policy (including any “tail” policy) for the full term of such policy regardless of whether such officers, directors, agents, and/or employees remain in such positions after the Effective Date, in each case, to the extent set forth in such policies. In addition, after the 4823-8880-3267 46

Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Policy (including any “tail policy”) in effect as of the Petition Date. Notwithstanding anything in the Plan, any Indemnification Obligation to indemnify current and former officers, directors, members, managers, agents, or employees with respect to all present and future actions, suits, and proceedings against the Debtors or such officers, directors, members, managers, agents, or employees based upon any act or omission for or on behalf of the Debtors shall (i) remain in full force and effect, (ii) not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, or the Confirmation Order, (iii) not be limited, reduced or terminated after the Effective Date, and (iv) survive unimpaired and unaffected irrespective of whether such Indemnification Obligation is owed for an act or event occurring before, on or after the Petition Date, provided, that the Reorganized Debtors shall not indemnify officers, directors, members, or managers, as applicable, of the Debtors for any claims or Causes of Action that (a) arise out of or relate to any act or omission that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct, or (b) are not indemnified by such Indemnification Obligation. All such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any claim based on the Debtors’ obligations under the Plan shall not be a Disputed Claim or subject to any objection, in either case, by reason of section 502(e)(1)(B) of the Bankruptcy Code. E. Rejection of TRA. Notwithstanding anything herein to the contrary, on the Effective Date, the TRA shall be deemed rejected pursuant to section 365(a) of the Bankruptcy Code, and any Claims arising out of such rejection shall be TRA Claims. In full and complete settlement of any and all Claims, rights, or obligations under the TRA, the TRA Claims shall be Allowed in the amount of $89,258,411 as of the Effective Date, which is in full and complete satisfaction of any TRA Claim or any Claim arising out of the rejection of the TRA. F. Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed or assumed and assigned, as applicable, shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith. 4823-8880-3267 47

G. Employee Compensation and Benefits. 1. Compensation and Benefit Programs. Subject to the provisions of the Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed and assigned to Reorganized ROC on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for: (a) all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Program that provide for rights to acquire Existing Equity Interests in any of the Debtors; (b) Compensation and Benefits Programs for the Debtors’ executive officers, unless the Debtors, with the consent of the Required Secured Noteholders, determine to assume such Compensation and Benefits Programs, including any amendments or modifications thereto, which shall be disclosed in the Plan Supplement; (c) Compensation and Benefits Programs that have been rejected pursuant to an order of a Bankruptcy Court; and (d) Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to the Plan other than those applicable immediately prior to such assumption and assignment. In the event any amount owed under the Compensation and Benefit Programs became due prior to or during the Chapter 11 Cases and has not been paid in full, it shall be paid in full on the Effective Date or as soon as practicable thereafter. 2. Workers’ Compensation Programs. As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation laws in states in which the Debtors or Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. On the Effective Date, all Proofs of Claim on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided further that nothing herein shall be deemed to impose any obligations on the Debtors or Reorganized Debtors in addition to what is provided for under applicable state law. 4823-8880-3267 48

H. Reservation of Rights. Nothing contained in the Plan, including identification in the Rejected Executory Contract and Unexpired Lease List, shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease subject to assumption or rejection pursuant to section 365(a) of the Bankruptcy Code, or that any of the Reorganized Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 30 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, if necessary. I. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired. J. Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor shall be deemed assumed or assumed and assigned by such Debtor in accordance with the Plan. ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Disbursing Agent. All distributions under the Plan shall be made by the Disbursing Agent on or after the Effective Date, except as otherwise provided in the Plan. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors. B. Rights and Powers of Disbursing Agent. 1. Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary or appropriate to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan. 4823-8880-3267 49

2. Expenses Incurred On or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors. C. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 1. Delivery of Distributions in General. Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims as of the Distribution Record Date: (i) at the address for each such Holder as indicated on such Holder’s Proof of Claim, (ii) to a different address and to another party if the Disbursing Agent is so directed in writing by a Holder of an Allowed Claim, or (iii) if no Proof of Claim has been filed, as reflected in the Debtors’ books and records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the sole discretion of the Reorganized Debtors. 2. Undeliverable Distributions and Unclaimed Property. In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be discharged and forever barred. D. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including withholding distributions pending receipt of information necessary or appropriate to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. E. Allocations. Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the 4823-8880-3267 50 consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. F. No Post-Petition Interest on Unsecured Claims. Post-petition interest shall not accrue or be paid on any Unsecured Claims against the Debtors, and no Holder of an Unsecured Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such Unsecured Claim. G. Foreign Currency Exchange Rate. Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date. H. Minimum; De Minimis Distributions. No Cash payment of less than $250 shall be made to a Holder of an Allowed Claim on account of such Allowed Claim. I. Indefeasible Distributions. Any and all distributions made under the Plan shall be indefeasible and not subject to clawback. J. Setoffs and Recoupment. The Debtors may, but shall not be required to, setoff against or recoup from any Claims of any nature whatsoever that the Debtors may have against the Holder of any such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors, as applicable, of any such Claim it may have against the Holder of such Claim. K. Claims Paid or Payable by Third Parties. 1. Claims Paid by Third Parties. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within 14 calendar days of receipt thereof, repay or return the distribution to the Reorganized Debtors to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the federal judgment rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid. 4823-8880-3267 51

2. Claims Payable by Insurance Carriers. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurer’s agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that the Debtors shall provide 21 calendar days’ notice to the Holder of such Claim prior to any disallowance of such Claim during which period the Holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Bankruptcy Court. 3. Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan (including Article VIII of the Plan) shall constitute or be deemed a waiver of any Cause of Action that the Debtors, their Estates or any Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Disputed Claims Process. There is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to have a Claim Allowed for the purposes of the Plan, except as provided in Article V.B of the Plan. On and after the Effective Date, except as otherwise provided in this Plan, all Allowed Claims shall be satisfied in the ordinary course of business of the Reorganized Debtors. The Debtors and the Reorganized Debtors, as applicable, shall have the exclusive authority to (i) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a Claim subject to any Proof of Claim that is Filed is Allowed and (ii) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under this Plan. If the Debtors or Reorganized Debtors dispute any Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced; provided that the Debtors or Reorganized Debtors may elect, at their sole option, to object to any Claim (other than Claims expressly Allowed by this Plan) and to have the validity or amount of any Claim adjudicated by the Bankruptcy Court; provided further that Holders of Claims may elect to resolve the validity or amount of any Claim in the Bankruptcy Court. If a Holder makes such an election, the Bankruptcy Court shall apply the law that would have governed the dispute if the Chapter 11 Cases had not been filed. All Proofs of Claim Filed in the Chapter 11 Cases shall be considered 4823-8880-3267 52 objected to and Disputed without further action by the Debtors. Except as otherwise provided herein, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against the Reorganized Debtors, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court. B. Allowance of Claims. After the Effective Date, except as otherwise expressly set forth herein, the Reorganized Debtors shall have and retain any and all rights and defenses the applicable Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law. C. Claims Administration Responsibilities. Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.O of the Plan. D. Estimation of Claims and Interests. Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest. 4823-8880-3267 53

E. Adjustment of Claims or Interests without Objection. Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. F. Disallowance of Claims or Interests. Except as otherwise expressly set forth herein, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. G. No Distributions Pending Allowance. Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest; provided that if only a partial amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount. H. Distributions After Allowance. To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Interests. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the Exit RBL Debt Documents or in any other contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, 4823-8880-3267 54 effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, or whether asserted or unasserted, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non- contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date. B. Release of Liens. Except for Liens granted pursuant to the Exit RBL Debt Documents or as otherwise provided in the Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable distributions made to Secured Claims pursuant to the Plan, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Except for Liens granted pursuant to the Exit RBL Debt Documents, any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors or Exit RBL Credit Agreement Agent to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. Except for Liens granted pursuant to the Exit RBL Debt Documents, to the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors, or Exit RBL Credit Agreement Agent that are necessary or desirable to record or effectuate the cancellation and/or 4823-8880-3267 55 extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. C. Releases by the Debtors. Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed hereby to be, fully, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, their Estates, and any person seeking to exercise the rights of the Debtors or their Estates, including any successors to the Debtors or any Estates representatives appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative claims asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, contingent or noncontingent, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors, or their Estates, including any successors to the Debtors or any Estates representative appointed or selected pursuant to section 1123(b) of the Bankruptcy Code, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part: 1. the Debtors (including the capital structure, management, ownership, or operation thereof), the business or contractual arrangement between the Debtors and any Released Party, any Securities issued by the Debtors and the ownership thereof, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among the Debtors, the ROC Revolving Credit Agreement, the Note Purchase Agreement, the TRA, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement, the Exit RBL Debt Documents, or the Plan (including, for the avoidance of doubt, the Plan Supplement); 2. any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement, the Exit RBL Debt Documents, the Plan, or the Plan Supplement, before or during the Chapter 11 Cases; 4823-8880-3267 56

3. the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Disclosure Statement or the Plan, the solicitation of votes with respect to the Plan, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement; or 4. any related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, including all Avoidance Actions or other relief obtained by the Debtors in the Chapter 11 Cases. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any other document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit RBL Debt Documents, or any Claim or obligation arising under the Plan, or (ii) the rights of any Holder of Allowed Claims or Allowed Interests to receive distributions under the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the foregoing releases by the Debtors, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the foregoing releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the foregoing Debtor release; (c) in the best interests of the Debtors and their Estates and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the foregoing releases. D. Releases by the Releasing Parties. Except as otherwise expressly set forth in this Plan or the Confirmation Order, on and after the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed hereby to be, fully, conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each Releasing Party, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, contingent or non-contingent, in law, equity, contract, tort, or otherwise, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim 4823-8880-3267 57 against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part: 1. the Debtors (including the capital structure, management, ownership, or operation thereof), the business or contractual arrangement between the Debtors and any Released Party, any Securities issued by the Debtors and the ownership thereof, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among the Debtors, the ROC Revolving Credit Agreement, the Note Purchase Agreement, the TRA, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement, the Exit RBL Debt Documents, or the Plan (including, for the avoidance of doubt, the Plan Supplement); 2. any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement, the Exit RBL Debt Documents, the Plan, or the Plan Supplement, before or during the Chapter 11 Cases; 3. the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Disclosure Statement or the Plan, the solicitation of votes with respect to the Plan, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement; or 4. any related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, including all Avoidance Actions or other relief obtained by the Debtors in the Chapter 11 Cases. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any party of any obligations related to customary banking products, banking services or other financial accommodations not related to the Restructuring Transactions (except as may be expressly amended or modified by the Plan and the Exit RBL Debt Documents, or any other financing document under and as defined therein), (ii) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or any agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit RBL Debt Documents, or any Claim or obligation arising under the Plan, or (iii) the rights of Holders of Allowed Claims or Allowed Interests to receive distributions under the Plan. 4823-8880-3267 58

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the foregoing third-party release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the foregoing third-party release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for a substantial contribution and for the good and valuable consideration provided by the Released Parties that is important to the success of the Plan; (d) a good faith settlement and compromise of the Claims released by the foregoing third-party release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the foregoing third-party release. E. Exculpation. Except as otherwise specifically provided in the Plan or the Confirmation Order, no Exculpated Party shall have or incur liability for, and each Exculpated Party shall be released and exculpated from any Claims and Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the Restructuring Support Agreement and related prepetition transactions (including the ROC Revolving Credit Agreement, the Note Purchase Agreement, and the TRA), the Disclosure Statement, the Plan, the DIP Facility, the Exit RBL Debt Documents, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), including any document created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties and other parties set forth above have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. 4823-8880-3267 59

F. Injunction. Except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations or distributions issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold the Released Claims are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Released Claims; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any Released Claims; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property of such Entities on account of or in connection with or with respect to any Released Claims; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or the Estates of such Entities on account of or in connection with or with respect to any Released Claims unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Released Claims released or settled pursuant to the Plan. Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VIII.F. G. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. 4823-8880-3267 60

H. Setoffs. Except as otherwise expressly provided for in the Plan, each Reorganized Debtor pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non- bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtors, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtors of any such claims, rights, and Causes of Action that such Debtor or Reorganized Debtors may possess against such Holder. I. Recoupment. In no event shall any Holder of a Claim be entitled to recoup any Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless (1) such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date or (2) such Claim is Reinstated under the Plan. J. Subordination Rights. The classification and treatment of all Claims and Interests under the Plan shall conform to and with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and, subject to the provisions of Article III.H of the Plan, any such subordination rights shall be settled, compromised, and released pursuant to the Plan. K. Document Retention. On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors. ARTICLE IX. EFFECT OF CONFIRMATION OF THE PLAN Upon entry of the Confirmation Order, the Bankruptcy Court shall be deemed to have made and issued pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014, the Confirmation Order Findings of Fact and Conclusions of Law. Upon entry of the Confirmation Order, the Confirmation Order Findings of Fact and Conclusions of Law shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law in the Plan shall constitute conclusions of law even if they are stated as findings of fact. 4823-8880-3267 61

ARTICLE X. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN A. Conditions Precedent to the Confirmation Date. It shall be a condition to the Confirmation Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.C of the Plan: 1. The Disclosure Statement shall have been approved by the Bankruptcy Court as containing adequate information under section 1125 of the Bankruptcy Code; 2. All documents to be provided in the Plan Supplement have been filed with the Bankruptcy Court and the Consenting Creditor Consent Right has been satisfied with respect to such documents; and 3. The Bankruptcy Court shall have entered the Confirmation Order, and the Consenting Creditor Consent Right has been satisfied with respect to the Confirmation Order. B. Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.C of the Plan: 1. the Consenting Creditor Consent Right shall have been satisfied with respect to all Restructuring Documents; 2. the Confirmation Order shall have been entered by the Bankruptcy Court, is in full force and effect, and not be subject to any stay or injunction, and the Consenting Creditor Consent Right shall have been satisfied with respect to the Confirmation Order; 3. all actions, documents, Certificates, and agreements necessary or appropriate to implement the Plan, including documents contained in the Plan Supplement, shall have been effected or executed or deemed executed and delivered, and all applicable waiting periods will have expired, as the case may be, to the required parties and, to the extent required, Filed with the applicable Governmental Units in accordance with applicable laws; 4. the Debtors shall have obtained all material authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and the Restructuring Transactions; 5. all conditions precedent to the issuance of the New Equity Interests, other than any conditions related to the occurrence of the Effective Date, shall have occurred and the New Equity Interests shall have been issued; 6. the Exit RBL Debt Documents shall have been executed and delivered by all of the Entities that are party thereto, all conditions precedent to the effectiveness of the Exit RBL Credit Agreement (other than any conditions related to the occurrence of the Effective Date) shall have 4823-8880-3267 62 been satisfied or waived in accordance with the terms thereof, and the Consenting Creditor Consent Right shall have been satisfied with respect to the Exit RBL Debt Documents; 7. the Restructuring Support Agreement shall not have validly terminated as to all parties thereto and shall be in full force and effect and shall not be the subject of a pending motion to reject; 8. all unpaid Consenting Creditor Expenses (except any Consenting Tema Restructuring Expenses if there is not sufficient Cash pursuant to Article II.E) have been paid in full; 9. there shall be no ruling, judgment or order issued by any Governmental Unit making illegal, enjoining, or otherwise preventing or prohibiting the consummation of the Restructuring Transactions, unless such ruling, judgment or order has been stayed, reversed or vacated within three (3) Business Days after such issuance; and 10. the Debtors shall have otherwise substantially consummated the applicable Restructuring Transactions, and all transactions contemplated herein, in a manner consistent in all respects with the Restructuring Support Agreement and Plan. C. Waiver of Conditions. The conditions set forth in Article X.A and X.B of the Plan may be waived only by written consent of the Debtors and the Required Consenting Creditors. Such waiver may be effectuated without notice to or entry of an order of the Bankruptcy Court and without notice to any other parties in interest. D. Effect of Failure of Conditions. If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement with respect to all parties thereto, then: (a) the Plan will be null and void in all respects; (b) nothing contained in the Plan, the Disclosure Statement, or the Restructuring Support Agreement shall: (i) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity; (ii) prejudice in any manner the rights of any Debtor or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity. ARTICLE XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments. Except as otherwise provided in the Plan and subject to the Consenting Creditor Consent Right, the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code, including but not limited to reclassifying Claims or Interests if required by the Bankruptcy Court. Such modification may be material or immaterial, and may include material modifications to the economic terms of the Plan, provided, however, that any such material modification to the economic terms of the Plan may only be made subject to the consent of the 4823-8880-3267 63

Required Consenting Creditors. Further, subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, each of the Debtors expressly reserves its respective rights to exercise its reasonable discretion to revoke or withdraw, or to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary or appropriate may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary or appropriate to carry out the purposes and intent of the Plan. Any such revocation, withdrawal, alteration, amendment, modification, or supplement contemplated by this paragraph shall be subject to the Consenting Creditor Consent Right. Additionally, any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XI of the Plan. B. Effect of Confirmation on Modifications. Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof made in accordance with Article XI of the Plan are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. C. Revocation or Withdrawal of Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption, assumption and assignment, or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed or deemed executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims, Interests or Causes of Action; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity, including with respect to substantive consolidation and similar arguments. ARTICLE XII. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code to the extent provided under applicable law, including jurisdiction to: 1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests; 4823-8880-3267 64

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan; 3. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed or assumed and assigned; and (c) any dispute regarding whether a contract or lease is or was executory or expired; 4. ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan; 5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; 6. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement; 7. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan, including with respect to the discharge, releases, injunctions and other provisions set forth in the Plan; 8. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, or the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement; 9. enter an order or final decree concluding or closing the Chapter 11 Cases; 10. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 11. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; 12. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed or deemed executed in connection with the Plan; provided, however, that disputes with respect to the Exit RBL Debt Documents and the New 4823-8880-3267 65

Organizational Documents that are not related to the Plan shall otherwise be governed by the jurisdictional, forum selection or dispute resolution clause contained in such document; and 13. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions and releases granted in the Plan, including under Article VIII of the Plan, regardless of whether such termination occurred prior to or after the Effective Date; 14. enforce all orders previously entered by the Bankruptcy Court; and 15. hear any other matter not inconsistent with the Bankruptcy Code. As of the Effective Date, notwithstanding anything in this Article XII to the contrary, the Exit RBL Debt Documents and the New Organizational Documents shall be governed by the jurisdictional provisions contained therein. ARTICLE XIII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect. Subject to Article X of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, as of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether the Holders of such Claims or Interests, as applicable, have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. B. Additional Documents. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents, which agreements and other documents shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting Creditors, as may be necessary to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. C. Payment of Statutory Fees. All fees payable pursuant to section 1930(a) of the Judicial Code shall be paid by the Debtors or the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) on the Effective Date, and following the Effective Date, the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) shall pay such fees as they are assessed and come due for each quarter (including any fraction thereof). Each Debtor shall remain 4823-8880-3267 66 obligated to pay such quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. D. Reservation of Rights. Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date. E. Holders of Working and Similar Interests. The legal and equitable rights, interests, defenses, and obligations of lessors under the Debtors’ oil and gas leases and holders of certain other mineral interests related to the Debtors’ oil and gas properties, owners of non-operating working interests in the Debtors’ oil and gas properties, counterparties to the Debtors’ joint operating agreements, and Holders of undisputed Claims related to join-interest billings and other similar working interests shall not be impaired in any manner by the provisions of this Plan, and nothing in this Plan shall impair the related legal and equitable rights, interests, defenses, or obligations of the Debtors or the Reorganized Debtors. To the extent applicable, such Claims or Interests shall be Reinstated pursuant to this Plan. F. Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. G. Distributions Limited to Allowed Claims. No distribution shall be made under this Plan on account of or in relation to Claims that are not Allowed. H. Notices. All notices, requests, and demands to or upon the Debtors or the Consenting Creditors to be effective shall be in writing (including by facsimile or electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows: 4823-8880-3267 67

1. if to the Debtors, to: Rosehill Resources Inc., et al. 16200 Park Row, Suite 300 Houston, TX 77084 Attn: Craig Owen, Jennifer Johnson Email: cowen@rosehillres.com, jjohnson@rosehillres.com with copies to: Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166-0193 Attn: David M. Feldman, Matthew K. Kelsey, and Dylan S. Cassidy Email: DFeldman@gibsondunn.com, MKelsey@gibsondunn.com, and DCassidy@gibsondunn.com 2. if to the ROC Revolving Credit Agreement Agent or a Consenting Revolving Credit Agreement Lender, to: JPMorgan Chase Bank, N.A. 712 Main St., Fl 5 Houston, Texas 77002 Attention: Darren Vanek E-mail address: Darren.m.vanek@jpmorgan.com with copies (which shall not constitute notice) to: Bracewell LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 Attention: Jason Cohen E-mail address: jason.cohen@bracewell.com and White & Case LLP 609 Main Street, Suite 2900 Houston, Texas 77002 Attention: Mark D. Holmes E-mail address: mark.holmes@whitecase.com 4823-8880-3267 68

3. if to a Consenting Secured Noteholder, to: EIG Management Company, LLC Three Allen Center 333 Clay Street Suite 3500 Houston, TX 77002 Attention: Richard K. Punches, Clay Taylor E-mail addresses: richard.punches@eigpartners.com, clay.taylor@eigpartners.com with copies (which shall not constitute notice) to: Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60154 Attention: Chad J. Husnick, Mary Kogut Brawley, Christopher S. Koenig E-mail addresses: chusnick@kirkland.com, mbrawley@kirkland.com, chris.koenig@kirkland.com 4. if to Tema, to: Tema Oil and Gas Company 100 Light Street 25th floor Baltimore, MD 21202 Attention: Frank Rosenberg and Andrew Lapayowker E-mail address: frosenberg@rosemoreinc.com and alapayowker@rosemoreinc.com with copies (which shall not constitute notice) to: McDermott Will & Emery LLP Avenue of the Americas, Suite 4500 Miami, Florida 33131 Attention: Fred Levenson, Michal Boykins, and James Kapp Email address: flevenson@mwe.com, mboykins@mwe.com, and jkapp@mwe.com After the Effective Date, the Reorganized Debtors shall have authority to send a notice to Entities providing that, in order to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. 4823-8880-3267 69

I. Term of Injunctions or Stays. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. J. Entire Agreement. Except as otherwise indicated, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan and Plan Supplement. K. Exhibits. All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://dm.epiq11.com/rosehill. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control. L. Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. To the extent that one of the individual Debtor’s chapter 11 plans is found to be unconfirmable, the Debtors (subject to the terms of the Restructuring Support Agreement) may sever such Debtor from this Plan and seek confirmation of this Plan. Notwithstanding any such holding, alteration, interpretation or severance, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, interpretation or severance. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent. M. Votes Solicited in Good Faith. Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to sections 4823-8880-3267 70

1125(e) and (g) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan. N. Closing of Chapter 11 Cases. On and after the Effective Date, the Debtors or Reorganized Debtors shall be permitted to close the Chapter 11 Case of ROC, and all contested matters relating to any of the Debtors, including objections to Claims, shall be administered and heard in the Chapter 11 Case of RRI, irrespective of whether such Claim(s) were Filed against ROC or RRI. When all Disputed Claims have become Allowed or disallowed and all distributions have been made in accordance with the Plan, the Reorganized Debtors shall seek authority to close the Chapter 11 Case of RRI in accordance with the Bankruptcy Code and the Bankruptcy Rules. O. Waiver or Estoppel. Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date. 4823-8880-3267 71

Dated: July 24, 2020 Respectfully submitted, ROSEHILL RESOURCES INC. on behalf of itself and Rosehill Operating Company, LLC /s/ R. Craig Owen R. Craig Owen Senior Vice President & Chief Financial Officer Rosehill Resources Inc. Prepared by: David M. Feldman Matthew K. Kelsey GIBSON, DUNN & CRUTCHER LLP 200 Park Avenue New York, New York 10166-0193 Telephone: (212) 351-4000 Facsimile: (212) 351-4035 Kelli S. Norfleet Arsalan Muhammad HAYNES AND BOONE, LLP 1221 McKinney Street Suite 4000 Houston, Texas 77010 (512) 236-2000 (512) 236-2002 - FAX Proposed Co-Counsel to the Debtors and Debtors in Possession 4823-8880-3267

EXHIBIT A Rosehill Exit RBL Credit Agreement Term Sheet

  ROSEHILL EXIT RBL CREDIT AGREEMENT TERM SHEET TERMS AND CONDITIONS THIS TERM SHEET IS PRESENTED FOR DISCUSSION PURPOSES ONLY, DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE RBL EXIT FINANCING, IT BEING UNDERSTOOD THAT THE CONSUMMATION OF THE RBL EXIT FINANCING (IF ANY) WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN. ADDITIONALLY, THIS TERM SHEET DOES NOT CONSTITUTE A COMMITMENT TO PROVIDE, ACCEPT, OR CONSENT TO ANY FINANCING OR OTHERWISE CREATE ANY IMPLIED OR EXPRESS LEGALLY BINDING OR ENFORCEABLE OBLIGATION ON ANY PARTY (OR ANY AFFILIATES OF A PARTY), AT LAW OR IN EQUITY, TO NEGOTIATE OR ENTER INTO DEFINITIVE DOCUMENTATION RELATED TO THE RBL EXIT FINANCING OR TO NEGOTIATE IN GOOD FAITH OR OTHERWISE. BORROWER Reorganized ROC (“Borrower” or the “Company”) GUARANTORS All existing or future U.S. restricted subsidiaries of the Borrower (collectively, the “Guarantors” and each, individually, a “Guarantor”) LOAN PARTIES Borrower and each Guarantor (if any). ADMINISTRATIVE JPMorgan Chase Bank, N.A. AGENT FACILITIES  $500 million senior secured revolving credit facility governed by an initial borrowing base of $235 million comprised of a $200 million conforming tranche and a $35 million non-conforming tranche.  The borrowing base is subject to semi-annual redeterminations occurring on or around April 1st and October 1st of each year with the Required Lenders and Borrower having the right to one wildcard between redeterminations. o No wildcard redeterminations may occur prior to the earlier of (i) six months after the Effective Date of the Plan, or (ii) April 1, 2021; provided that, reserve engineering information will still be provided. o The initial scheduled redetermination will occur on or around April 1, 2021.  The non-conforming tranche shall be permanently reduced upon any repayment thereof. LETTERS OF CREDIT 15% of the conforming borrowing base then in effect. EFFECTIVE DATE The “Effective Date” is the date upon which all conditions to the effectiveness of the Facility have been satisfied or waived in accordance with the terms thereof. TENOR 4 years from the Effective Date SECURITY  Substantially all assets of the Borrower and Guarantors subject to customary exceptions. o Secured by first priority liens covering at least 90% of PV-9 of proved reserves; title requirement 85% of PV-9 of proved reserves o Pledge of 100% of the equity interests of the Borrower and Guarantors (other than RRI) o Deposit / treasury accounts to be maintained with J.P. Morgan and subject to deposit account control agreements subject to customary exceptions. 1

<table>
<tr>
<td>REVOLVER PRICING</td>
<td>
<table>
<tr><th>Borrowing base utilization</th><th>Libor margin (bps)</th><th>ABR margin (bps)</th><th>Commitment fee (bps)</th></tr>
<tr><td colspan="4">Conforming</td></tr>
<tr><td>≥90%</td><td>400.0</td><td>300.0</td><td>50</td></tr>
<tr><td><90%</td><td>375.0</td><td>275.0</td><td>50</td></tr>
<tr><td><75%</td><td>350.0</td><td>250.0</td><td>50</td></tr>
<tr><td><50%</td><td>325.0</td><td>225.0</td><td>50</td></tr>
<tr><td><25%</td><td>300.0</td><td>200.0</td><td>50</td></tr>
<tr><td colspan="4">Non-Conforming</td></tr>
<tr><td>≥0%</td><td>600.0</td><td>500.0</td><td>N/A</td></tr>
</table>
</td>
</tr>
<tr>
<td>HEDGING</td>
<td>

Minimum hedging:

for August 2020 through July 2022, 70% of PDP reserves (executed within 10 Business Days following the Petition Date)
for August 2022 through January 2023, 50% of PDP reserves (executed within 90 days following the Effective Date)
50% of all hedges shall be in the form of fixed for floating swaps while remaining 50% may be in the form of costless collars or puts

Rolling Maximum hedging:

for months 1-36: greater of 1) 95% of proved reserves or 2) 75% of forecasted production for months 37-60: greater of 1) 85% of proved reserves or 2) 50% of forecasted production customary modifications for acquisition activity

To include unwind mechanism if hedged volumes exceed actual production volumes

</td>
</tr>
<tr>
<td>FINANCIAL MAINTENANCE COVENANTS</td>
<td>

Net Debt / EBITDAX ≤ 4.5x beginning the first full fiscal quarter after the Effective Date and stepping down by 0.25x each fiscal quarter thereafter until 3.5x

EBITDAX to be calculated based on LTM and shall give effect to add-backs on account of costs and expenses related to the restructuring and the implementation of fresh start accounting
Cash netting permitted up to $35,000,000

Current ratio ≥ 1.0x beginning the first full quarter after the Effective Date

Debt for the Leverage Ratio to be measured as debt for borrowed money, drawn letters of credit, debt evidenced by notes, bonds or similar instruments, capital leases and purchase money indebtedness and guarantees thereof

</td>
</tr>
<tr>
<td>MANDATORY PREPAYMENT (NON-CONFORMING TRANCHE)</td>
<td>

Quarterly sweep of 50% of operating free cash flow (i.e., cash operating receipts (excluding third party royalties, production payments and similar cash receipts belonging to unaffiliated third parties) less cash operating disbursements (including Already Applied Free Cash Flow, capital expenditures during such quarter, payments from cash operating receipts applied during the applicable quarter to permanently repay the non-conforming tranche, and capital expenditure allowance to be mutually agreed) payable 30 days after the close of each quarter, beginning with the first full quarter ending after the Effective Date.

</td>
</tr>
</table>

2

o To the extent Liquidity is equal to or less than $35 million measured pro forma for such payment, such payment shall be applied to either the conforming tranche (on a non- permanent basis) or the non-conforming tranche (on a permanent basis), at the Borrower’s election. o If Liquidity is greater than $35 million measured pro forma for such payment, such payment shall be applied to the non-conforming tranche (on a permanent basis). o “Already Applied Free Cash Flow” means, with respect to any fiscal quarter, operating free cash flow already used to repay loans outstanding under the conforming borrowing base during such fiscal quarter less amounts reborrowed since such prepayment during such fiscal quarter.  While non-conforming loans remain outstanding (the “Non-Conforming Period”), subject to customary thresholds and exceptions (including reinvestment rights to be agreed), the net cash proceeds from any debt incurrence, asset sales (including midstream assets), or hedge unwinds shall be applied to the non-conforming tranche (without limiting any required reductions or redeterminations with respect to the conforming tranche). ANTI-CASH  ACH conditions precedent: HOARDING Consolidated Cash Balance on and as of the date of a borrowing or the date of the issuance, PROVISIONS o increase, or extension of a letter of credit does not exceed $35,000,000 (the “Available Cash Threshold”), before and after giving effect to such borrowing or to the issuance, increase, or extension of such letter of credit and to the application of the proceeds therefrom on or around such date, (but in any event, not to exceed two Business Days after such date). . “Consolidated Cash Balance” means, at any time, (a) the aggregate amount of unrestricted cash and cash equivalents, in each case, held or owned by (either directly or indirectly), credited to the account of or would otherwise be required to be reflected as an asset on the balance sheet of the Borrower and Guarantors less (b) Excluded Cash. . “Excluded Cash” means (a) any cash or cash equivalents to pay third parties and for which the Borrower or such Guarantor has issued checks or has initiated wires or ACH transfers (or, in the Borrower’s discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days), (b) any cash or cash equivalents constituting purchase price deposits pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits, (c) cash proceeds of capital contributions to or issuances of stock to be used to consummate an acquisition pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment of such purchase price so long as such proceeds are (i) held in a deposit account subject to a control agreement and (ii) used within 30 days of the Borrower’s receipt of such proceeds; provided, however, that any such proceeds which are not so used within such 30 day period shall cease to be Excluded Cash at such time and (d) cash set aside to pay royalty obligations, working interest obligations, suspense payments and similar amounts belonging to unaffiliated third parties. ACH mandatory prepayment: If the Borrower and Guarantors have a Consolidated Cash Balance in excess of the Available Cash Threshold as of the end of the last Business Day of any calendar week, the Borrower shall prepay borrowings on the immediately following Business Day in an amount equal to such excess. NEGATIVE Usual and customary for a facility of this type including, but not limited to: COVENANTS  Limitations on indebtedness o Permit issuance of senior unsecured notes subject to (i) repayment of all non-conforming loan, (ii) pro forma compliance with financial covenants and (iii) conforming borrowing base reduction by 25% of the amount of senior unsecured notes issued  Limitations on liens 3

 Limitations on asset sales, mergers and consolidations and other fundamental changes o Asset sales or other transfers of proved reserves and hedge unwinds permitted subject to, among other things, 90% cash consideration requirement for sales, transfers and unwinds in excess of 5% of the borrowing base in the aggregate between scheduled redeterminations. . Any asset sale or transfer of proved reserves or hedge unwind (to the extent such hedges were relied upon in setting the borrowing base) greater than 5% of the borrowing base results in an immediate borrowing base decrease by the value sold or unwound o Asset sales or other transfers of midstream assets permitted subject to, among other things, 100% cash consideration requirement (unless replacement midstream properties are approved by majority lenders) and no borrowing base deficiency exists (after giving effect to use of proceeds) and, during the Non-Conforming Period, are applied to permanently repay the non-conforming tranche  Limitations on dividends and other restrictive agreements o After the Non-Conforming Period, general RP basket subject to pro forma leverage test at 2.50x and borrowing base availability at 25%  Limitations on investments/acquisitions o After the Non-Conforming Period, general investment basket into unrestricted subsidiaries subject to pro forma leverage test at 2.50x and borrowing base availability at 25%  Limitations on transaction with affiliates  [RRI passive holdco covenant (to the extent applicable in post-emergence structure)] REPORTING Usual and customary for a facility of this type including, but not limited to: REQUIREMENTS  Third party prepared year-end reserve report to be delivered by March 1st and internal prepared reserve report to be delivered by September 1st each year  Year-end audited consolidated financial statements of the Borrower to be provided within 120 days of fiscal year-end  Quarterly unaudited consolidated financial statements of the Borrower to be prepared within 60 days of quarter-end, commencing with the first full fiscal quarter ending after the Effective Date  12 month cash flow and capex forecast to be delivered at each redetermination CONDITIONS Usual and customary for a facility of this type including, but not limited to: PRECEDENT  Minimum availability under the conforming borrowing base of not less than $10 million  Minimum liquidity of not less than $20 million (with “Liquidity” being defined to include unrestricted cash on hand plus availability of conforming borrowing base)  Receipt of prepared third party reserve report as of December 31, 2019  Receipt of final Gateway contract and completion of confirmatory diligence on PV10 impact and satisfactory review of all other material contracts, including: gathering, processing and transportation agreements  No material adverse effect exists  No default exists  Execution of credit documentation, delivery of customary opinions, insurance certificates, closing certificates and other customary deliverables  Delivery of all required collateral (subject to customary post-closing periods after use of commercially reasonable efforts to obtain by closing); delivery of PATRIOT Act information  Entry of confirmation order confirming the prepackaged Chapter 11 plan of the Company (the “Plan”) consistent in all material respects with the plan of reorganization contemplated by the 4

Restructuring Support Agreement entered into with the Company on or prior to the petition date and occurrence of the “Effective Date” of the Plan VOTING RIGHTS  Borrowing base increases: 100%  Borrowing base reductions / reaffirmation: 66 2/3% (the “Required Lenders”)  Simple amendments: 50% OTHER  Reflect private company status of the Borrower  Reflect EIG as majority equityholder  Remove preferred equity and second lien concepts  Reflect customary permitted tax distributions if the [Borrower] is a flow-through entity for U.S. federal income tax purposes UPFRONT FEES PAID 50 bps (12.5 bps per annum) on allocated commitments TO MARKET OTHER FEES Such other fees to be agreed with the Administrative Agent 5

EXHIBIT B New Rosehill Governance Binding Term Sheet

EXECUTION COPY NEW ROSEHILL GOVERNANCE BINDING TERM SHEET This binding term sheet (this “Binding Term Sheet”) constitutes a binding contract between the parties hereto and shall be reflected in binding definitive organizational and governing documents of New Rosehill (as defined below) as a condition to the Confirmation Order (as defined that certain the Restructuring Support Agreement, dated June 30, 2020 (as amended, restated, supplemented, or modified from time to time in accordance with its terms, the “RSA”), by and among Rosehill Resources Inc., a Delaware corporation), Rosehill Operating Company, LLC, a Delaware limited liability company (“ROC”), Tema Oil and Gas Company, a Maryland corporation (together with its affiliates, “Tema”), the Consenting Revolving Credit Agreement Lenders (as defined in the RSA), the Consenting Secured Noteholders (as defined in the RSA), and the other signatories thereto) on or before the Confirmation Date. This Binding Term Sheet also creates a duty to negotiate in good faith toward definitive documentation and shall be relied upon by any person as the basis for any liability or the basis for a contract by estoppel or otherwise. Capitalized terms used but not otherwise defined herein shall have the meaning given to such term in the RSA to which this Binding Term Sheet is attached. Issuer: Reorganized ROC as the reorganized entity as set forth, defined, and described in the chapter 11 plan to which this Binding Term Sheet is attached (the “Plan”) (“New Rosehill” or “Reorganized ROC”). Capitalization and In connection with consummation of the transactions contemplated under the Ownership: RSA, New Rosehill’s equity interests will consist of new common equity interests (the “Common Interests”) to be issued to the equity holders of New Rosehill (each, an “Equity Holder” and collectively, the “Equity Holders”) consistent with the RSA and the Plan (as defined in the RSA) contemplated thereby, as illustrated on the organizational chart attached hereto as Exhibit A. Board of Directors: The business and affairs of New Rosehill shall be exclusively governed by a board of directors (or similar governing body) (the “Board”) consisting of five (5) members (each, a “Director” and collectively, the “Directors”), of which (a) three (3) Directors (the “EIG Directors”) shall be appointed by one or more investment funds, accounts or companies managed, advised or subadvised by EIG Management Company, LLC or its affiliates (collectively, “EIG”), (b) one (1) Director (the “Tema Director”) shall be appointed by (i) Tema for so long as Tema holds more than 5% of the Common Interests (the “Tema Threshold”) or (ii) by a third party transferee, successor or assign of Tema for so long as such transferee maintains the Tema Threshold, and (c) one (1) Director to be determined by EIG and Tema in good faith or to remain vacant until filled. The identities of the Directors shall be disclosed in the Plan (or any supplement thereto). New Rosehill shall procure (and maintain) standard and customary Directors & Officers insurance policies and provide standard and customary indemnification of its officers and directors.

EXECUTION COPY Consent Matters: The business and affairs of New Rosehill shall be managed by or under the direction of the Board, and all matters will require approval of a majority of the votes allocated among the Directors, except that without the prior written consent of (a) Tema,1 (b) the Tema Director (for so long as Tema has the right to appoint the Tema Director), (c) EIG, and (d) the EIG Directors holding a majority of the votes allocated to the EIG Directors, New Rosehill shall not, and, as applicable, shall not permit any of its direct or indirect subsidiaries to, and none of the Equity Holders nor the Board nor any of the Directors shall, vote, resolve or approve, so as to cause or permit New Rosehill or any of its direct or indirect subsidiaries to, do any of the following, and if so done any such action shall be void ab initio: (a) authorize, create, and/or issue any equity securities ranking pari passu or senior to the equity securities owned by Tema, unless Tema has been provided with preemptive rights related thereto as provided in “Preemptive Rights” below; (b) issue any debt securities to any of New Rosehill’s equity holders (or EIG if EIG becomes a holder of any debt securities), unless Tema has been provided with preemptive rights related thereto as provided in “Preemptive Rights” below; (c) purchase, redeem or otherwise acquire or retire any equity securities of New Rosehill in the event such purchase or redemption is not made on a pro rata basis among all Equity Holders (other than holders of any MIP Equity or any repurchase thereof or any purchases by New Rosehill pursuant to the Right of First Refusal described below); (d) amend, alter, change, or waive any provisions of the organizational and governing documents or any of the rights, powers, preferences, or privileges of the equity securities owned by Tema, in each case, that materially and adversely affects the rights, powers, preferences, privileges or obligations of, or related to, any of the equity securities owned by Tema in a manner different from, or with a disproportionate impact, relative to EIG with respect to such class of equity securities; (e) amend, alter, change, or waive the terms of any series or class of equity securities owned by EIG or any of its affiliates that are issued following closing of the transactions contemplated under the Plan for which Tema did not exercise its preemptive rights related thereto as provided under the section entitled “Preemptive Rights” below if such amendment, alteration, change or waiver would materially and adversely affect the rights, powers, preferences, privileges or obligations of any of the equity securities owned by Tema; 1 For the avoidance of doubt, for so long as Tema controls Intermediate HoldCo, any rights of Tema under this Binding Term Sheet (including consent rights, voting rights, preemptive rights, board rights, and any other rights of Tema in this Binding Term Sheet) shall be rights of Intermediate HoldCo to the extent that Tema is entitled to such right under this Binding Term Sheet.

EXECUTION COPY (f) other than with respect to any change-in-control transaction or an initial public offering, elect to change the federal income tax entity classification status or convert the corporate form of New Rosehill; (g) enter into, amend, supplement, or modify any transactions or agreements with EIG or any of its affiliates (other than the initial EIG Management Agreement (as defined below) and as expressly permitted pursuant to the EIG Management Agreement) that are not on terms at least as favorable to New Rosehill or its direct and indirect subsidiaries, in all material respects, than would have been obtained from an unaffiliated third party in a comparable arms’ length transaction, including, but not limited to, the issuance of any debt securities to EIG or any of its affiliates; provided, that the receipt by New Rosehill of a letter or opinion from a list of pre-agreed accounting, appraisal or investment banking firms of national standing (or, with the consent of Tema and EIG (in each case not to be unreasonably withheld, conditioned or delayed), any other accounting, appraisal or investment banking firm of national standing) to the effect that the applicable transaction, contract or arrangement is fair, from a financial point of view, to New Rosehill (and on other terms at least as favorable to New Rosehill or its direct and indirect subsidiaries, in all material respects, that would have been obtained from an unaffiliated third party in a comparable arms’ length transaction) will be deemed conclusive evidence that such transaction, contract or arrangement is on arm’s-length terms; provided further, that any issuance of equity securities to EIG or any of its affiliates following compliance with the preemptive rights related thereto as provided in the section entitled “Preemptive Rights” below shall not be deemed to be a transaction or agreement with EIG or any of its affiliates for purposes of the foregoing; (h) amend or modify any material or economic provision in the EIG Management Agreement, including, but not limited to, the increase of any fees paid or payable thereunder; (i) issue any MIP Equity to EIG or any of its affiliates (or any of their respective officers, directors, employees, consultants, or holders of equity or debt securities); (j) consummate a change-in-control (or similar) transaction in which EIG or any of its affiliates is the purchaser and in which more than 10% of the purchase proceeds payable in connection therewith are in cash; (k) consummate a recapitalization, a refinancing or a similar transaction whereby the proceeds payable with respect to the Common Interests therefrom are distributed or proposed to be distributed other than on a pro rata basis among all Equity Holders based upon each Equity Holder’s pro rata ownership of Common Interests (other than, for purposes of clarity, proceeds payable with respect to any MIP Equity); or (l) enter into any agreement or arrangement to do any of the foregoing. Distributions: Distributions shall be made pro rata to the holders of the Common Interests and the holders of New Rosehill’s other classes of equity interests, if any, when and

EXECUTION COPY if declared by the Board, which distributions will be subject to the terms of any MIP Equity. New Rosehill will make, to the extent of available cash (as determined by the Board in its sole discretion in good faith), standard and customary tax distributions (on a cumulative basis) to the holders of Common Interests in proportion to their equity ownership. All tax distributions to an Equity Holder will be treated as advance payments of such Equity Holder’s future distributions. Notwithstanding the foregoing, it is understood and agreed among the parties that it is not currently anticipated that any tax distributions shall be made or permitted in the first taxable period following the consummation of the transactions contemplated under the RSA, and that any such tax distribution relating to such first taxable period shall only be made at the sole discretion in good faith of EIG. Preemptive Rights: Tema shall have standard and customary preemptive rights on a pro rata basis (excluding any MIP Equity in such determination) in connection with any issuance of any equity securities by New Rosehill (subject to standard and customary carve-outs), or any debt securities issued to any equity holders of New Rosehill (or EIG if EIG becomes a holder of any debt securities), including, but not limited to, EIG or any of its affiliates. Transfers of Equity Holders may freely transfer their Common Interests after compliance Shares: with the applicable transfer restrictions, including with respect to transfers to competitors (to be defined as mutually agreed by Tema and EIG); provided, that, without limitation to the Board’s right to cause New Rosehill or any of its subsidiaries to consummate an initial public offering, any transfer that would result in the Company’s being subject to reporting requirements of the Securities and Exchange Commission shall be prohibited and void ab initio, unless approved (in writing) by the Board. Right of First New Rosehill shall have a customary right of first refusal in the event any Equity Refusal Holder (other than EIG) proposes to sell equity securities to any person to purchase all or any portion of such equity securities. Any securities not subscribed for by New Rosehill shall be (a) first, offered to EIG, (b) second, offered to Tema and (c) third, offered to New Rosehill’s Equity Holders (other than holders of any MIP Equity) on a pro rata basis. If neither New Rosehill nor New Rosehill’s Equity Holders purchases all of such equity securities, that portion that is not purchased may be sold to the proposed transferee on terms no less favorable than those offered to the selling Equity Holder for a period of 60 days. Tag-Along Rights: Equity Holders will have customary tag-along rights on a pro rata basis (excluding any MIP Equity in such determination) with respect to proposed transfers of more than 15% (collectively in one or a series of transactions) of the Common Interests (and any classes or series of equity securities (other than any equity incentives or units) of New Rosehill issued after the closing of the transactions contemplated under the Plan) to third parties. If an Equity Holder elects to exercise its tag-along rights, such tagging Equity Holder shall be entitled to participate in the proposed transfer on the same terms and conditions

EXECUTION COPY (including, without limitation, price) as the Equity Holders initially proposing such transfer. Drag-Along Rights: Equity Holders will agree to comply with and participate, pursuant to a standard and customary drag-along right in favor of EIG, in a change-in-control or initial public offering transaction approved by the Board. Initial Public If, in connection with an initial public offering of New Rosehill approved by the Offering: Board, the Equity Holders are required to convert or exchange their respective equity interests of New Rosehill into equity securities of the issuer in such initial public offering (the “IPO Issuer”), the Equity Holders will receive the same class of security in the IPO Issuer pro rata, and on any such conversion or exchange, the Board shall cause the Company to provide each Equity Holder substantially similar economic and other rights, privileges and preferences in respect of their equity in the IPO Issuer as the equity securities they are exchanging or converting. Registration Tema shall be granted standard and customary “piggyback” registration rights. Rights: Blocker: In the event any Equity Holder utilizes a blocker corporation to hold any of its equity interests of New Rosehill, no other Equity Holder shall be responsible for, or incur any liabilities or obligations of, such blocker corporation and, upon a change-in-control transaction involving a sale or other transfer of such blocker corporation, any reduction in the proceeds resulting from any liabilities or obligations of such blocker corporation shall be borne by the Equity Holder selling or transferring such blocker corporation; provided, however, that for the avoidance of doubt, neither EIG nor New Rosehill will be under any obligation to structure any IPO, change-in-control transaction or other transfer of the equity or assets of New Rosehill in a manner that includes the transfer of any blocker corporation through which any person indirectly holds interests in New Rosehill. Further, in the event of any such transaction in which EIG transfers the stock of any blocker corporation, appropriate adjustment shall be made to the allocation of proceeds to take into account any reduction in the overall proceeds attributable to EIG’s transfer of the stock of a blocker corporation as compared with a sale by EIG’s blocker corporation Information New Rosehill will provide EIG, Tema, and other Equity Holders who own at Rights: least 5% of the Common Interests with the following: (a) Quarterly unaudited financial statements within 60 days after the end of each of the first three quarters of New Rosehill’s fiscal year; (b) Annual audited financial statements and an audited third party reserve report within 120 days after the end of New Rosehill’s fiscal year; (c) Final tax reporting information within 150 days of the end of each fiscal year, with estimated tax reporting information within 60 days of the end of each fiscal quarter; and

EXECUTION COPY (d) New Rosehill’s annual budget for each of its fiscal years simultaneously with delivery to the Board. Monitoring Fee: As consideration for EIG’s monitoring, oversight and advisory services to New Rosehill, New Rosehill shall pay to EIG a flat annual fee equal to (and not to exceed) $500,000 pursuant to, and in accordance with, a Management Services Agreement between New Rosehill and EIG (the “EIG Management Agreement”) on standard and customary terms and conditions approved by each of EIG and Tema (each of which approval shall not be unreasonably conditioned, withheld, or delayed); provided, that in no event shall the EIG Managing Agreement (or any other documents, instruments, or agreements) provide that EIG or any of its affiliates or related parties shall be entitled to any acquisition, disposition, financing, or any other related or similar fees with respect to any transaction entered into by New Rosehill or any of its direct or indirect subsidiaries, including, without limitation, in connection with a change- in-control transaction. Tax Matters: The transaction by which the Equity Holders receive their Common Interests will be reported for income tax purposes as a contribution of assets to a new tax partnership following the principles of Revenue Ruling 99-5, Situation 2, and the approach described in the Plan. (a) New Rosehill IntermediateCo (as defined and described in the Plan) shall be treated as a continuation of ROC for federal (and applicable state and local) income tax purposes; (b) Reorganized ROC shall be treated as a new tax partnership for federal (and applicable state and local) income tax purposes. (c) Reorganized ROC Liabilities shall be allocated according to minimum section 704(c) gain under Treasury Regulations section 1.752-3(a)(2), and in proportion to Common Interests under Treasury Regulations section 1.752-3(a)(3); (d) Reorganized ROC shall use the remedial allocation method under Treasury Regulations section 1.704-3(d); (e) Notwithstanding anything to the contrary, EIG shall exclusively control Reorganized ROC tax returns and tax audits; (f) Tema shall have the right to review draft Reorganized ROC tax returns reasonably in advance of their filing (to the extent practicable), and EIG shall in good faith consider any comments thereon received from Tema; (g) EIG shall appoint the partnership representative for Reorganized ROC (which partnership representative, for the avoidance of doubt, may include EIG or any affiliate thereof);

EXECUTION COPY (h) Tema shall, at its sole expense, have the right to copies of material correspondence received from taxing authorities in respect of audits of the income tax returns of Reorganized ROC; (i) EIG shall have the right to review draft IntermediateCo tax returns reasonably in advance of their filing (to the extent practicable), and Tema and IntermediateCo shall in good faith consider any comments thereon received from EIG; (j) EIG shall, at its sole expense, have the right to copies of material correspondence received from taxing authorities in respect of audits of the income tax returns of IntermediateCo; and (k) Without limiting paragraph (e) above, EIG and Tema shall cooperate fully, as and to the extent reasonably requested by the other party, in exchanging information or documents and in keeping each other reasonably and timely informed, in each case, in connection with the filing of tax returns contemplated by this Binding Term Sheet and any audit, litigation or other proceeding with respect to taxes of Reorganized ROC or IntermediateCo. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Governing Law: Delaware. Venue: Sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if, but only if, the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, in each case located in Wilmington, Delaware. [Remainder of page left blank intentionally; signature page follows]

EXHIBIT A Organizational Chart

RRI Series A Preferred Stock Holders
100% Reorganized RRI Stock
Reorganized RRI
Tema
9.16% New Rosehill IntermediateCo Units
90.84% New Rosehill IntermediateCo Units
EIG
New Rosehill IntermediateCo
83.84% Reorganized ROC Units
16.16% Reorganized ROC Units
Reorganized ROC
Borrower – Exit RBL Credit Agreement

EXHIBIT C Employment Agreement Term Sheet

EMPLOYMENT AGREEMENT TERM SHEET This term sheet sets forth the terms for the treatment of the employment arrangements of the senior management of Rosehill Resources, Inc. (the “Company”). 1. Background: The Company has entered into a Restructuring Support Agreement, dated June 30, 2020 (the “RSA”) with certain of its creditors pursuant to which it intends to restructure pursuant to a plan of reorganization (the “Plan”)1 pursuant to chapter 11 of title 11 of the United States Code. The Board of Directors of the Company has communicated to the Company’s management team (“Management”)2 that the Company intends to reject Management’s current employment and incentive arrangements in the bankruptcy proceedings unless Management agrees to certain revisions thereto requested by the Required Secured Noteholders. The Company, Management and the Required Secured Noteholders have come to an agreement regarding the treatment of Management’s employment and incentive arrangements as set forth herein. 2. Treatment of 1. Except as otherwise agreed by a member of Management, the Management’s Company and the Required Secured Noteholders, (a) Management’s Existing employment agreements and other currently outstanding incentive Arrangements: arrangements shall be rejected as of the Effective Date; provided that the D&O Policies and Indemnification Obligations shall be treated in accordance with the Plan, and (b) Management, the Company and the Required Secured Noteholders pre-agree on the amount of the claims arising out of such rejection based on the amount that the parties anticipate Management would be entitled to receive under the Plan (as discussed further in Section 3 below), which claims would be paid as set forth in Section 5 below; 2. General mutual releases among Management and the Company set forth in the Plan; and 3. Management and Reorganized ROC shall, subject to agreeing to definitive documentation, enter into new consulting agreements to govern Management’s engagement post-bankruptcy (as discussed further in Section 4 below) during a transition to a new management team. The obligations under the respective employment agreements with respect to non-competition, non-appropriation and other restrictive covenants (but other than those with respect to confidentiality and non- solicitation) would terminate as a result of the rejection of Management’s employment agreements in bankruptcy. 1 Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan. 2 Management consists of the Company’s (i) President and Chief Executive Officer, (ii) Senior Vice President and Chief Financial Officer, (iii) Vice President-Commercial and Reserves, and (iv) Vice President, General Counsel, Corporate Secretary and Compliance Officer.

3. Management’s The amount of Management’s pre-agreed claims (the “Allowed Bankruptcy Management Claims”) arising out of the rejection of their current Claims: employment and incentive arrangements will be based upon the amount they would reasonably expect to receive as aggregate compensation over the 12 months following the Petition Date if Management had remained employed by the Company, consisting of the sum of: a. 12 months’ current base salary; b. 12 months’ COBRA premiums; c. remaining payments pursuant to the 2020 cash grant awards under the Company’s LTIP (based on the quarterly target award amount set forth in each applicable award agreement); d. an aggregate of $120,000 to be paid to Management collectively (and allocated among the members of Management as agreed by Management and the Company prior to the Effective Date) on account of a portion of (i) the estimated value of discretionary bonus that would have granted in 2021 based on historical bonus grants and targeted compensation, and (ii) the estimated value of equity grant that would have been granted through July 2021 based on historical equity grants and targeted compensation; e. 12 months’ 401(k) matching contributions; and f. accrued but unused PTO. Each Allowed Management Claim shall constitute an Allowed ROC General Unsecured Claim, not subject to setoff, dispute, avoidance or counterclaim, and each such claim shall be a binding obligation of Reorganized ROC under the Plan. The Allowed Management Claims shall be paid in accordance with the Plan; provided that the timing of the payments shall be in accordance with Section 5 below. 4. Terms of New On the Effective Date, subject to agreeing to definitive documentation, Consulting Management shall enter into customary consulting agreements requiring Agreements: substantially full-time service with Reorganized ROC (the “Consulting Agreements”)3 on customary terms to be negotiated between Management and the Required Secured Noteholders, each in their reasonable discretion, which terms would include: a. services will be provided by Management on a monthly flat fee basis upon emergence (with the monthly fee being the salary that such member of Management was entitled to earn under their employment agreements as of July 1, 2020), consistent with their responsibilities as employees prior to the bankruptcy; 3 The form of Consulting Agreements shall be included in the Plan Supplement (as defined in the Plan). - 2 -

b. the initial term of the Consulting Agreements shall be through December 31, 2020, with any extensions to be agreed among Reorganized ROC and the applicable member of Management. Under no circumstances shall Management be entitled to any additional severance or other payments not set forth in this term sheet, and Management would agree to transition their responsibilities to replacement designee(s); and c. Management would not be subject to any restrictive covenants other than confidentiality, non-compete and non-solicitation with the non-compete covenant to expire upon the expiration or termination of the Consulting Agreements, and the confidentiality and non-solicitation covenants to expire in accordance with the applicable existing employment agreement as if such agreement was terminated on the Effective Date of the Plan. 5. Payment of The payment of the Allowed Management Claims under the Plan and this Allowed term sheet shall be as follows: Management  With respect to the amounts contemplated by Sections 3(a), (b), (e) Claims and (f) above, 75% of such amounts within 10 days after the Effective Date of the Plan, and the remaining portion of such amounts on or before December 1, 2020; provided that the remaining portion shall accelerate and become due in full upon entry into any definitive agreement for a merger, consolidation, reorganization, recapitalization, sale of all or substantially all of the assets, change in 50% or more of the equity ownership, business combination, sale, lease, or similar transaction, including any such transaction with an affiliate, of Reorganized ROC.  With respect to the amounts contemplated by Section 3(c) above, such payments shall be made for the third quarter (at the target amounts) on October 1, 2020 and for the fourth quarter (at the target amounts) on December 1, 2020.  With respect to the amounts contemplated by Section 3(d) above, such payments to be made on or before December 1, 2020. 6. Operational The Required Secured Noteholders shall identify an operational observer Observer (the “Operational Observer”) who shall be granted reasonable access during normal business hours on and after the Petition Date to the Company’s executive and management-level personnel and facilities in order to monitor and assist with, upon reasonable prior notice to Management, on the terms determined by Management (with such terms not to be unreasonable), the Company’s day-to-day operations, including, but not limited to, negotiations and discussions regarding the Company’s - 3 -

vendors, contract counterparties and customers, and employment decisions to be made by the Company. The Operational Observer shall be retained by or on behalf of the Required Secured Noteholders and the Operational Observer’s actual and documented fees and out-of-pocket expenses that arise prior to the Effective Date shall be paid for by the Required Secured Noteholders. For the avoidance of doubt, the Operational Observer will not have any authority or control over any aspect of the Company or its business including, but not limited to, day- to-day operations or any aspect of the Chapter 11 Cases. - 4 -

Exhibit B to the Disclosure Statement Restructuring Support Agreement 4813-8597-2933

THIS RESTRUCTURING SUPPORT AGREEMENT AND THE DOCUMENTS ATTACHED HERETO COLLECTIVELY DESCRIBE A PROPOSED RESTRUCTURING OF THE COMPANY PARTIES THAT WILL BE EFFECTUATED THROUGH FILING CHAPTER 11 CASES IN THE BANKRUPTCY COURT. THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO. THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS. RESTRUCTURING SUPPORT AGREEMENT This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits and schedules attached hereto and in accordance with Section 3, this “Agreement”) is made and entered into as of June 30, 2020, by and among the following parties: i. Rosehill Resources Inc., a Delaware corporation (“RRI”); ii. Rosehill Operating Company, LLC, a Delaware limited liability company (“ROC” and together with RRI, each a “Company” and collectively the “Company Parties”); iii. Tema Oil and Gas Company, a Maryland corporation (“Tema”), as (a) the holder of approximately 66.8% of the voting equity interests in RRI and 35.2% of the equity interests in ROC, and (b) party to the TRA;1 iv. the undersigned beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that are beneficial holders of Revolving Credit Agreement Claims (the “Consenting Revolving Credit Agreement Lenders”); 1 Capitalized terms in the Preamble and Recitals to this Agreement not otherwise defined therein have the meanings set forth in Section 1 hereof. 1

v. the undersigned beneficial holders of, or the investment advisors, sub-advisors or managers on behalf of discretionary funds, accounts, or entities that are beneficial holders of Secured Notes Claims and 100% of the Series B Preferred Stock issued by RRI (the “Consenting Secured Noteholders”); and vi. each transferee who becomes a Permitted Transferee in accordance with Section 5.02 of this Agreement (each of the foregoing described in sub-clauses (i) through (vi), a “Party” and, collectively, the “Parties”). Each of Tema, each of the Consenting Revolving Credit Agreement Lenders, each of the Consenting Secured Noteholders, and each Permitted Transferee (if any) is a “Consenting Creditor” and are collectively referred to herein as the “Consenting Creditors.” RECITALS WHEREAS, the Company Parties and the Consenting Creditors have in good faith and at arm’s length negotiated certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure, including the Company Parties’ respective obligations under each of: (i) the Revolving Credit Agreement; (ii) the Note Purchase Agreement; and (iii) the TRA; WHEREAS, the Company Parties intend to commence voluntary reorganization cases (the “Chapter 11 Cases”) under chapter 11 of the Bankruptcy Code in the Bankruptcy Court to effect the restructuring through a prepackaged chapter 11 plan of reorganization (as may be amended, modified, or supplemented from time to time in accordance with the terms of this Agreement, the “Plan”) pursuant to the terms set forth in the Restructuring Term Sheet attached hereto as Exhibit A (the “Restructuring Term Sheet”), all of which shall be subject to the terms and conditions described in this Agreement (such transactions, the “Restructuring Transactions”); WHEREAS, the Consenting Secured Noteholders and Tema have reached agreement with the Company Parties to backstop a $17.5 million junior convertible debtor in possession delayed draw term loan facility (the “DIP Facility”) on the terms and conditions set forth in Exhibit 1 to the Restructuring Term Sheet (the “DIP Term Sheet”), and the Consenting Revolving Credit Agreement Lenders have consented to the Company Parties entering into a junior DIP Facility; WHEREAS, the Consenting Revolving Credit Agreement Lenders and the Consenting Secured Noteholders have agreed to consent to the Company Parties’ use of cash collateral during the Chapter 11 Cases on the terms set forth in the Restructuring Term Sheet and the DIP Term Sheet in exchange for the adequate protection set forth in the Restructuring Term Sheet and the DIP Term Sheet; and WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Restructuring Term Sheet. NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows: 2

AGREEMENT SECTION 1 DEFINITIONS AND INTERPRETATION. 1.01 Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Restructuring Term Sheet, or as the context otherwise requires. As used in this Agreement, the following terms have the following meanings: a) “Agents” means the Note Agent and the Revolving Credit Agreement Agent. b) “Agreement” has the meaning set forth in the Preamble of this Agreement (as may be amended, modified, or supplemented from time to time in accordance with the terms hereof) and, for the avoidance of doubt, includes all of the exhibits, annexes, and schedules attached hereto. c) “Agreement Effective Date” has the meaning set forth in Section 2 hereof. d) “Alternative Proposal” has the meaning set forth in Section 6.02 hereof. e) “Amended Revolving Credit Agreement” means the Revolving Credit Agreement, which will be amended, restated, and/or replaced or otherwise modified on the terms set forth in the RBL Term Sheet and such other terms mutually agreed in good faith among ROC and the Consenting Revolving Credit Agreement Lenders (subject to the consent of the Required Secured Noteholders). f) “Amendment to Gateway Gathering Agreement” means the amendment to that Gateway Gathering Agreement dated as of April 27, 2017 (as amended, restated modified, or supplemented from time to time), by and among ROC and Gateway Gathering and Marketing Company. g) “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101- 1532, as amended from time to time. h) “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, pursuant to 28 U.S.C. § 151, the United States District Court for the Southern District of Texas. i) “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, any Claims or Interests subject to this Agreement or the right to acquire such Claims or Interests. j) “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of Texas. 3

k) “Chapter 11 Cases” has the meaning set forth in the Recitals of this Agreement. l) “Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code, which Claim is against a Company. m) “Company Parties” has the meaning set forth in the Preamble of this Agreement. n) “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan in the Chapter 11 Cases in satisfaction of the applicable provisions of the Bankruptcy Code, and approving the Disclosure Statement as containing, among other things, “adequate information” as required by section 1125 of the Bankruptcy Code. o) “Consenting Creditor” has the meaning set forth in the Preamble of this Agreement. p) “Consenting Revolving Credit Agreement Lenders” has the meaning set forth in the Preamble of this Agreement. q) “Consenting Secured Noteholders” has the meaning set forth in the Preamble of this Agreement. r) “Debt Documents” means the Revolving Credit Agreement, the Note Purchase Agreement, and the TRA, and all other documents and instruments executed and delivered in connection with each of the foregoing, in each case, as amended, restated, modified, or supplemented from time to time. s) “Debtors” means RRI and ROC, in each case, solely in its capacity as a debtor in possession under the Bankruptcy Code. t) “Definitive Documents” has the meaning set forth in Section 4.01 hereof. u) “DIP Credit Agreement” means the credit agreement evidencing the DIP Facility. v) “DIP Facility” has the meaning set forth in the Recitals of this Agreement. w) “DIP Term Sheet” has the meaning set forth in the Recitals of this Agreement. x) “Disclosure Statement” means the related disclosure statement with respect to the Plan. y) “Fiduciary Action or Inaction” has the meaning set forth in Section 6.03 hereof. z) “Fiduciary Out” has the meaning set forth in Section 9.02(b) hereof. aa) “Fiduciary Out Notice” has the meaning set forth in Section 6.03 hereof. 4

bb) “Final Financing Order” means the final order authorizing the Debtors to enter into the DIP Facility and to use cash collateral. cc) “Financing Motion” means the motion seeking authority for the Debtors to enter into the DIP Facility and to use cash collateral. dd) “Financing Orders” means, collectively, the Interim Financing Order and the Final Financing Order. ee) “First Day Pleadings” means the motions, petitions, pleadings, draft orders and other documents that the Debtors file at the commencement of the Chapter 11 Cases. First Day Pleadings include related orders as entered by the Bankruptcy Court. ff) “Interests” means, collectively, all (i) equity securities (as such term is defined in section 101(16) of the Bankruptcy Code), (ii) limited liability company interests, and (iii) membership interests, in a Company. gg) “Interim Financing Order” means the interim order authorizing the Debtors to enter into the DIP Facility and to use cash collateral. hh) “Milestones” has the meaning set forth in Section 9.01(a) hereof. ii) “New Equity Documentation” means any and all documentation required to implement, issue, and distribute the new equity issued by New Rosehill, which shall be consistent with the terms and conditions set forth in the Restructuring Term Sheet, including but not limited to the Company Parties’ and the Consenting Creditors’ rights with respect to the “Tax Structure” (as described in the Restructuring Term Sheet). jj) “New Rosehill” means a reorganized ROC or a newly-created entity to be created pursuant to the Plan that following the Effective Date, which shall directly or indirectly acquire substantially all of the assets of ROC pursuant to the Plan and be the successor to ROC. kk) “Note Agent” means U.S. Bank National Association, as agent and collateral agent under the Note Purchase Agreement. ll) “Note Purchase Agreement” means that Note Purchase Agreement dated as of December 8, 2017 (as amended, restated modified, or supplemented from time to time), by and among ROC, RRI, the Secured Noteholders and the Note Agent. mm) “Owned Company Claims/Interests” has the meaning set forth in Section 7.02(a) hereof. 5

nn) “Person” means any “person” as defined in section 101(41) of the Bankruptcy Code, including, without limitation, any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity oo) “Plan” has the meaning set forth in the Recitals of this Agreement. pp) “Plan Effective Date” means the occurrence of the effective date of the Plan pursuant to its terms. qq) “Plan Supplement” means the compilation of documents and form of documents, schedules, and exhibits to the Plan that will be filed by the Debtors with the Bankruptcy Court. rr) “Prepack Scheduling Order” has the meaning set forth in Section 9.01(a) hereof. ss) “Qualified Marketmaker” means an entity that (i) holds itself out to the public, the syndicated loan market, and/or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against, and/or equity interests in, the Company Parties, or enter with customers into long and short positions in claims against the Company Parties), in its capacity as a dealer or market maker in such claims and (ii) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including term, loans, and/or debt or equity securities). tt) “Required Revolving Credit Agreement Lenders” has the meaning set forth in Section 9.01 hereof. uu) “Required Secured Noteholders” has the meaning set forth in Section 9.01 hereof. vv) “Restructuring Committee” means the independent special committee of the board of directors for RRI formed in connection with an actual or potential Restructuring Transaction. ww) “Restructuring Transactions” has the meaning set forth in the Recitals of this Agreement. xx) “Revolving Credit Agreement” means that Amended and Restated Credit Agreement dated as of March 28, 2018 (as amended, restated, modified, or supplemented from time to time), by and among ROC, RRI, the Revolving Credit Agreement Agent, and the Revolving Credit Agreement Lenders. yy) “Revolving Credit Agreement Agent” means JPMorgan Chase Bank, N.A., as administrative agent and issuing bank under the Revolving Credit Agreement. 6

zz) “Revolving Credit Agreement Claims” has the meaning set forth in the Restructuring Term Sheet. aaa) “Revolving Credit Agreement Lenders” means the lenders under the Revolving Credit Agreement. bbb) “Secured Notes Claims” means all Claims under the Note Purchase Agreement, including but not limited to all principal, plus accrued and unpaid interest, fees (including the Repayment Fee (as defined in the Note Purchase Agreement)), and other expenses arising and payable under the Note Purchase Agreement. ccc) “Secured Noteholders” means the holders of notes under the Note Purchase Agreement. ddd) “Series A Preferred Stock” has the meaning set forth in the Restructuring Term Sheet. eee) “Series B Preferred Stock” has the meaning set forth in the Restructuring Term Sheet. fff) “Solicitation Materials” means all solicitation materials in respect of the Plan. ggg) “Support Period” means the period commencing on the Agreement Effective Date and ending on the earlier of the (i) date on which this Agreement is terminated pursuant to Section 9 hereof and (ii) the Plan Effective Date. hhh) “Tema” has the meaning set forth in the Preamble of this Agreement. iii) “TRA” means that Tax Receivable Agreement dated as of April 27, 2017 (as amended, restated, modified, or supplemented from time to time), by and among RRI and Tema. jjj) “TRA Claims” means any Claim of Tema pursuant to the TRA. 1.02 Interpretation. For purposes of this Agreement: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, modified, or supplemented from time to time; 7 provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof; (d) unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement; (e) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement; (f) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement; (g) the use of “include” or “including” is without limitation, whether stated or not; and (h) the phrase “counsel to” any Party refers in this Agreement to each counsel specified in Section 11.10. SECTION 2 AGREEMENT EFFECTIVE DATE. This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Central Time, on the date on which: (a) the counterpart signature pages to this Agreement shall have been executed and delivered by (i) the Company Parties, (ii) Consenting Revolving Credit Agreement Lenders that hold at least 66.67% of the aggregate outstanding principal amount of Revolving Credit Agreement Claims, (iii) Consenting Secured Noteholders that hold at least 66.67% of the aggregate outstanding principal amount of the Secured Note Claims and 66.67% of the aggregate issued Series B Preferred Stock, and (iv) Tema; and (b) the Company Parties shall have paid all Consenting Secured Noteholder Restructuring Expenses, and Consenting Revolving Credit Agreement Lenders Expenses, in each case incurred through the Agreement Effective Date and properly submitted to the Company Parties; and (c) the Company Parties have given notice to counsel to the Revolving Credit Agreement Agent, counsel to the Consenting Secured Noteholders, and counsel to Tema, in accordance with Section 11.10 that each of the foregoing conditions set forth in this Section 2, in each case, has been satisfied and this Agreement is effective; in each instance, on or before June 30, 2020 (such date, the “Agreement Effective Date”).2 SECTION 3 EXHIBITS INCORPORATED BY REFERENCE. Each of the exhibits attached hereto, including the Restructuring Term Sheet, is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the exhibits. In 2 For the avoidance of doubt, the obligations and rights of the Consenting Creditors described in this Agreement shall apply to any postpetition Claims or Interests acquired by such Consenting Creditors in accordance with the Restructuring Transactions. 8 the event of any inconsistency between this Agreement (without reference to the exhibits) and the exhibits, this Agreement (without reference to the exhibits) shall govern. SECTION 4 DEFINITIVE DOCUMENTATION. 4.01 The definitive documents and agreements governing the Restructuring Transactions (collectively, the “Definitive Documents”) shall include, without limitation, the following: (a) the Plan and its exhibits, ballots, the Plan Supplement, and solicitation procedures; (b) the Confirmation Order; (c) the Disclosure Statement and the other Solicitation Materials; (d) the Prepack Scheduling Order; (e) the DIP Credit Agreement, the Financing Motion, and the Financing Orders; (f) the First Day Pleadings; (g) any other material pleadings or material motions the Company Parties file in connection with the Chapter 11 Cases, and all orders sought pursuant thereto (for the avoidance of doubt, the following are not material pleadings or material motions: ministerial notices and similar ministerial documents; retention applications; fee applications; fee statements; any similar pleadings or motions relating to the retention or fees of any professional; statements of financial affairs and schedules of assets and liabilities); (h) the New Equity Documentation; (i) the Amendment to Gateway Gathering Agreement; (j) the corporate governance documents and other organizational documents of New Rosehill; (k) the Amended Revolving Credit Agreement; and (l) such other agreements and documentation reasonably desired or necessary to consummate and document the transactions contemplated by this Agreement and the Plan. 4.02 The Definitive Documents not executed or in a form attached to this Agreement will, after the Agreement Effective Date, remain subject to negotiation and completion in good faith by the Parties, and shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, and, including with respect to any modifications, amendments, or supplements thereof, shall be in form and substance reasonably satisfactory to each of the Consenting Creditors; provided that the DIP Credit Agreement and the Financing Orders shall be in form and substance acceptable to the Majority DIP Lenders and the Required Revolving Credit Agreement Lenders; provided further that the provisions of the Plan and Confirmation Order relating to the conversion of the DIP Facility shall be consistent with this Agreement and otherwise in form and substance satisfactory to the Majority DIP Lenders in their sole discretion; provided further that provisions of the Plan and Confirmation Order that would materially and adversely affect the Restructuring Transactions or the recovery of (including the value thereof) the DIP Lenders, the Consenting Secured Noteholders or the Consenting Revolving Credit Agreement Lenders shall also be in form and substance satisfactory to the Majority DIP Lenders, the Required Secured Noteholders and the Required Revolving Credit Agreement Lenders, as applicable, in their sole discretion. 4.03 The Company Parties acknowledge and agree that they will use commercially reasonable efforts to provide advance initial draft copies of the Definitive Documents to counsel for the Consenting Creditors at least three (3) business days prior to the date when any Debtor intends to file the applicable Definitive Documents with the Bankruptcy Court; provided that if three (3) business days in advance is not reasonably practicable, such initial draft 9

Definitive Document shall be provided as soon as reasonably practicable prior to filing, but in no event later than twenty-four (24) hours in advance of any filing thereof. 4.04 The Required Secured Noteholders, the Required Revolving Credit Agreement Lenders, and Tema shall have the right to consent to any agreements, documents, instruments or motions (or any amendments, approvals, waivers, or modifications thereto) in connection with the Chapter 11 Cases or the Restructuring Transactions that may materially and adversely affect any of such Party’s rights, remedies, obligations, liabilities, or anticipated distributions as set forth in the Restructuring Term Sheet, this Agreement, or the Definitive Documents, which consent shall not be unreasonably withheld, conditioned, or delayed. SECTION 5 AGREEMENTS OF THE CONSENTING CREDITORS. 5.01 Agreement to Support. During the Support Period, subject to the terms and conditions hereof, each of the Consenting Creditors agrees, severally and not jointly, that it shall: (a) use its commercially reasonable efforts to support the Restructuring Transactions, and to negotiate and otherwise act in good faith and take any and all reasonable actions necessary to consummate the Restructuring Transactions, in a manner consistent with this Agreement (including the Restructuring Term Sheet), including, but not limited to, directing or encouraging the Agents to support the Restructuring Transactions; (b) use its commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders; (c) refrain from initiating or supporting (or directing or encouraging the Agents or any other party to initiate or support) any actions, including legal proceedings, that are inconsistent with the Restructuring Transactions; (d) if solicited to do so, timely vote (pursuant to the Plan) or cause to be voted all of its Claims and Interests, as applicable, to accept the Plan by delivering its duly executed and completed ballot or ballots accepting the Plan on a timely basis following commencement of the solicitation of acceptances of the Plan in accordance with sections 1125 and 1126 of the Bankruptcy Code; (e) to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of the releases set forth in the Plan by delivering its duly executed and completed ballot(s) indicating such election; (f) negotiate in good faith with the Company Parties the forms of the Definitive Documents (to the extent such Consenting Creditor is a party thereto) and, subject to the consent requirements specified herein, execute the Definitive Documents to the extent such Consenting Creditor is a party thereto; 10

(g) not directly or indirectly, through any Person (including any administrative agent, collateral agent or trustee), seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing, financing, consummation, or prosecution of any Alternative Proposal; (h) not vote in support of any Alternative Proposal; (i) not change or withdraw its votes to accept the Plan (or cause or direct such vote to be changed or withdrawn); (j) negotiate in good faith additional or alternative provisions to the Restructuring Agreement, in the event any objection, proceeding, or impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions; (k) support and take all reasonable actions necessary or reasonably requested by the Company Parties to confirm such Consenting Creditor’s support for the Restructuring Transactions in accordance with the terms of this Agreement (including the Restructuring Term Sheet); and (l) not directly or indirectly, through any Person (including any administrative agent, collateral agent or trustee), object to or contest the Claims or Interests of any other Consenting Creditor, or the rights or distributions of any such Claims or Interests under the Plan or as provided for under the Restructuring Term Sheet. 5.02 Transfers. (a) Each Consenting Creditor agrees that, for the duration of the Support Period, such Consenting Creditor shall not sell, transfer, loan, issue, participate, pledge, hypothecate, assign or otherwise dispose of (other than ordinary course pledges and/or swaps) (each, a “Transfer”), directly or indirectly, in whole or in part, any of its Claims or Interests, including any beneficial ownership in any such Claims or Interests, or any option thereon or any right or interest therein (including grant any proxies, deposit any Claims or Interests into a voting trust, or entry into a voting agreement with respect thereto), unless the transferee thereof either (i) is a Consenting Creditor or (ii) prior to such Transfer, agrees in writing for the benefit of the Parties to become a Consenting Creditor and to be bound by all of the terms of this Agreement applicable to Consenting Creditors (including with respect to any and all Claims or Interests it already may hold against or in the Company prior to such Transfer) by executing a joinder agreement, a form of which is attached hereto as Exhibit B (a “Joinder Agreement”), and delivering an executed copy thereof within two (2) business days of such execution, to counsel for the Company Parties and counsel to each of the Consenting Creditors, in which event (A) the transferee shall be deemed to be a Consenting Creditor hereunder to the extent of such transferred Claims or Interests, and (B) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred Claims or Interests (such transfer, a “Permitted Transfer” and such party to such Permitted Transfer, a “Permitted Transferee”). Each Consenting Creditor agrees that any Transfer of any 11

Claim that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the Company Parties and each other Consenting Creditor shall have the right to enforce the voiding of such Transfer. (b) Notwithstanding anything to the contrary herein, a Qualified Marketmaker that acquires any Claims or Interests subject to this Agreement held by a Consenting Creditor with the purpose and intent of acting as a Qualified Marketmaker for such Claims or Interests, shall not be required to become a party to this Agreement as a Consenting Creditor; provided, that (i) such Qualified Marketmaker, while it owns or holds any Claims or Interests subject to this Agreement, shall refrain from initiating or supporting any actions, including legal proceedings, that are inconsistent with the Restructuring Transactions or this Agreement, and (ii) the Consenting Creditor that completes the Transfer to a Qualified Market Maker shall be solely responsible for the Qualified Marketmaker’s failure to comply with this Section 5.02(b). To the extent any Party is acting solely in its capacity as a Qualified Marketmaker, it may Transfer any Claims or Interests that it acquires from a holder of Claims or Interests that is not a Consenting Creditor to a transferee that is not a Consenting Creditor at the time of such Transfer without the requirement that the transferee be or become a signatory to this Agreement or execute a Joinder Agreement. 5.03 Additional Claims or Interests. This Agreement shall in no way be construed to preclude the Consenting Creditors from acquiring additional Claims or Interests; provided, that to the extent any Consenting Creditor (a) acquires additional Claims or Interests, (b) holds or acquires any other Claims against the Company entitled to vote on the Plan, or (c) holds or acquires any Interests entitled to vote on the Plan, then, in each case, each such Consenting Creditor shall promptly notify counsel for the Company Parties and counsel to each of the other Consenting Creditors, and each such Consenting Creditor agrees that all such Claims and Interests shall be subject to this Agreement, and agrees that, for the duration of the Support Period and subject to the terms of this Agreement, it shall vote in favor of the Plan (or cause to be voted) any such additional Claims and/or Interests entitled to vote on the Plan (to the extent still held by it on or on its behalf at the time of such vote), in a manner consistent with Section 5.01 hereof. For the avoidance of any doubt, any obligation to vote for the Plan or any other plan of reorganization shall be subject to sections 1125 and 1126 of the Bankruptcy Code. 5.04 Preservation of Rights. Notwithstanding the foregoing, nothing in this Agreement, and neither a vote to accept the Plan by any Consenting Creditor, nor the acceptance of the Plan by any Consenting Creditor, shall: (a) be construed to limit consent and approval rights provided in this Agreement (including the Restructuring Term Sheet) and the Definitive Documents; (b) be construed to prohibit any Consenting Creditor from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement (including the Restructuring Term Sheet) or the Definitive Documents, or exercising rights or remedies specifically reserved herein or therein; (c) be construed to prohibit any Consenting Creditor from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, or from consulting with any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), provided that during the Support Period, such 12 appearance or consultation, and the positions advocated in connection therewith, must not be inconsistent with this Agreement (including the Restructuring Term Sheet) and must not be for the purpose of (or could not reasonably be expected to) hindering, delaying, or preventing the consummation of the Restructuring Transactions; (d) subject to Section 5.05, limit the ability of any Consenting Creditor to assert any rights, claims, and/or defenses under the Debt Documents; or (e) affect the ability of any Consenting Creditor to consult with any other Consenting Creditor or the Company Parties. 5.05 Negative Covenants. The Consenting Creditors agree that, for the duration of the Support Period, each Consenting Creditor shall not take any action inconsistent with, or omit to take any action required by the Debt Documents, except to the extent that any such action or inaction is expressly contemplated or permitted by this Agreement (including the Restructuring Term Sheet), the Plan, or any of the other Definitive Documents. 5.06 Forbearance. Each Consenting Creditor agrees that, solely for the duration of the Support Period applicable to such Consenting Creditor, subject to Section 5.04, except as expressly contemplated by this Agreement (including the Restructuring Term Sheet) each Consenting Creditor agrees to forbear from the exercise of its rights (including any right of set- off) or remedies it may have under the Debt Documents, and to defer any claims that have become automatically due and payable thereunder as a result of the commencement of the Chapter 11 Cases, as applicable, and under applicable U.S. or foreign law or otherwise. Each Consenting Creditor further agrees that if any applicable trustee or collateral agent, including the Agents, takes any action inconsistent with such Consenting Creditor’s obligations under this Agreement or the Plan, such Consenting Creditor shall use commercially reasonable efforts to direct such administrative agent or collateral agent to cease, withdraw, and refrain from taking any such action. 5.07 Financing Commitments. Subject to the conditions set forth in the DIP Term Sheet, each Consenting Secured Noteholder and Tema, severally and not jointly, agrees to provide (or cause any of its designees to provide) its allocable share of the DIP Facility as set forth in the DIP Term Sheet on the terms and conditions set forth in the DIP Term Sheet. For the avoidance of doubt, upon termination or expiration of this Agreement in accordance with its terms, the commitment of the Consenting Secured Noteholder and Tema made pursuant to this Section 5.07 to enter into the DIP Credit Agreement and fund the DIP Facility as set forth in the DIP Term Sheet shall terminate; provided, however, that upon the closing of the DIP Credit Agreement, the DIP Credit Agreement shall govern the DIP Facility and any termination thereof. 5.08 Commitment of Certain Groups Only. Notwithstanding any provision herein to the contrary, (a) the Parties understand that the Consenting Revolving Credit Agreement Lenders are engaged in a wide range of financial services and businesses and (b) in furtherance of the foregoing, the Parties acknowledge and agree that, to the extent a Consenting Revolving Credit Agreement Lender expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s) and/or business group(s) of the Consenting Revolving Credit Agreement Lender, the obligations set forth in this Agreement shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the Consenting Revolving Credit Agreement Lender until such trading desk or 13 business group is or becomes a party to this Agreement. For the avoidance of doubt, in the event of any Transfer to any other trading desk or business group of a Consenting Revolving Credit Agreement Lender that is not indicated on its signature page hereto, such Transfer is subject to Section 5.02 hereof. SECTION 6 AGREEMENTS OF THE COMPANY PARTIES. 6.01 Covenants. During the Support Period, subject to the terms and conditions hereof, each of the Company Parties agrees, severally and not jointly, that it shall: (a) use its commercially reasonable efforts to support the Restructuring, and to negotiate and otherwise act in good faith and take any and all reasonable actions necessary to consummate the Restructuring, in a manner consistent with this Agreement (including the Restructuring Term Sheet); (b) prosecute and defend any appeals of the Confirmation Order; (c) negotiate in good faith with the Consenting Creditors the forms of the Definitive Documents and execute the Definitive Documents; (d) execute and deliver any other required agreements to effectuate and consummate the Restructuring Transactions; (e) use its commercially reasonable efforts to obtain, file, submit, or register any and all required regulatory and/or third-party approvals for the Restructuring Transactions; (f) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated in this Agreement, support and take all steps reasonably necessary and desirable to address any such impediment; (g) take all steps necessary or desirable to complete the Restructuring Transactions within the time-frame provided herein, including complying with the Milestones; (h) operate its business in the ordinary course, taking into account the Restructuring Transactions; (i) not file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement (including the consent rights of the Consenting Creditors set forth herein as to the form and substance of such motion, pleading or Definitive Document) or the Plan; 14

(j) not object to, delay, impede, or take any other action (including amending or modifying any Definitive Documentation in a manner inconsistent with this Agreement) that is materially inconsistent with, or is intended or could reasonably be expected to interfere in a material way with acceptance or implementation of the Restructuring Transactions; and (k) provide any written information or reporting provided to the EIG DIP Lenders or the Majority DIP Lender, or their respective agents or advisors, to Tema at the same time and in the same manner as provided to the EIG DIP Lenders or the Majority DIP Lender. 6.02 Alternative Proposals. (a) The Company Parties represent and warrant to the Consenting Creditors that there are no pending agreements (oral or written) or understandings, with respect to any plan of reorganization or liquidation, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets or equity interests or restructuring (other than the Restructuring Transactions) involving the Company Parties, or any of their assets, properties or businesses (an “Alternative Proposal”). (b) If the Company Parties make or receive a proposal or expression of interest (written or oral) regarding an Alternative Proposal, the Company Parties shall promptly (and in any case within two (2) Business Days) notify counsel to the Consenting Creditors of the receipt of any such proposal or expression of interest relating to an Alternative Proposal, with such notice to include the material terms thereof and, if applicable, a copy of such proposal, expression of interest, or Alternative Proposal, including (unless prohibited by a separate agreement to which the Debtors are not a party) the identity of the person or group of persons involved (it being understood and agreed that the Company Parties shall not enter into any confidentiality or other agreement that would prohibit the Company Parties’ obligations under this Section 6.02(b)). (c) Notwithstanding anything to the contrary in this Agreement (but subject to Sections 6.02(a)–(b) and 6.03), each Company Party and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to: (i) consider, respond to, and facilitate, but not solicit, Alternative Proposals; (ii) provide access to non-public information concerning any Company Party to any Person or enter into confidentiality agreements or nondisclosure agreements with any Person (subject to Section 6.02(b) in connection with an Alternative Proposal); (iii) maintain or continue discussions or negotiations with respect to Alternative Proposals; (iv) otherwise cooperate with, assist, participate in, or facilitate, but not solicit, any inquiries, proposals, discussions, or negotiation of Alternative Proposals; and (v) enter into or continue discussions or negotiations with holders of Claims against or Interests in a Company Party (including any Consenting Creditor), any other party in interest in the Chapter 11 Cases (including any official committee and the Office of the United States Trustee), or any other Person 15 regarding the Restructuring Transactions or Alternative Proposals. The Company Parties shall provide written notice of entry into a definitive agreement with respect to any Alternative Proposal to the counsel of the Consenting Creditors within one (1) Business Day of board or similar approval of the entry into such definitive agreement. 6.03 Actions Required by Law or Duty. Notwithstanding anything to the contrary herein, nothing in this Agreement shall require the Restructuring Committee to take any action, or to refrain from taking any action, with respect to the Restructuring Transactions to the extent the Restructuring Committee determines, based on the written advice of counsel, that taking such action, or refraining from taking such action, as applicable, would not be in compliance with applicable law or its fiduciary obligations under applicable law (any such action or inaction, a “Fiduciary Action or Inaction”); provided, however, that no Fiduciary Action or Inaction permitted by the foregoing shall be deemed to prevent the Consenting Creditors from taking actions they are permitted to take pursuant to this Agreement as a result of such Fiduciary Action or Inaction, including terminating their obligations hereunder (including pursuant to Section 9.01); provided, further, that if any Fiduciary Action or Inaction would otherwise be a breach of a covenant or obligation of the Company Parties under this Agreement (including pursuant to Section 6.01), then the Company Parties shall deliver written notice of such determination to the Consenting Creditors within one (1) Business Day of such determination (a “Fiduciary Out Notice”). 6.04 Automatic Stay. Each Company acknowledges and agrees and shall not dispute that after the commencement of the Chapter 11 Cases, the giving of notice of termination by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and each Company hereby waives, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice); provided, that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of default or termination was not proper under the terms of this Agreement. SECTION 7 REPRESENTATIONS AND WARRANTIES. 7.01 Each of the Parties, severally, and not jointly, represents and warrants to each other Party that the following statements are complete and correct as of the date hereof (or with respect to a Party that is joining this Agreement pursuant to Section 5.02(a), as of the date of such joinder): (a) Enforceability. It is validly existing and in good standing under the laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. (b) No Consent or Approval. Except as expressly provided in this Agreement, the Plan, the Restructuring Term Sheet, or the Bankruptcy Code, no consent or approval is required by any other Person in order for it to effectuate the Restructuring Transactions contemplated by, and perform the respective obligations under, this Agreement and the Restructuring Term Sheet. 16

(c) Power and Authority. Except as expressly provided in this Agreement, it has all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement. (d) Governmental Consents. Subject to necessary Bankruptcy Court approval and/or regulatory approvals associated with the Restructuring Transaction, the execution, delivery and performance by it of this Agreement does not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body. (e) No Conflicts. The execution, delivery, and performance of this Agreement does not: (i) violate any provision of law, rules or regulations applicable to it in any material respect; (ii) violate its certificate of incorporation, bylaws, or other organizational documents; or (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation to which it is a party, which conflict, breach, or default, would have a material adverse effect on the Restructuring Transactions. 7.02 Each Consenting Creditor, severally, and not jointly, represents and warrants to each other Party that the following statements are complete and correct as of the date hereof (or with respect to a Party that is joining this Agreement pursuant to Section 5.02(a), as of the date of such joinder): (a) it is the beneficial owner of the face amount of the Company Claims and Interests, or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims and Interests, as reflected in such Consenting Creditor’s signature block to this Agreement (such Company Claims and Interests, the “Owned Company Claims/Interests”); (b) it has the full power and authority to act on behalf of, vote and consent to matters concerning the Owned Company Claims/Interests; (c) the Owned Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Creditor’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed; (d) (i) it is one of (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) an institutional accredited investor (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), or (C) a non-U.S. person who (x) is at the time of executing this Agreement, and has been at all times during the negotiation hereof, located outside the United States acquiring any securities of the Company Party in connection with the Restructuring Transactions in an 17 offshore transaction (as each of those terms is used in Regulation S under the Securities Act) and (y) is a person or other entity to whom any securities of the Company Party may be offered and sold in the Restructuring Transactions in the manner contemplated herein without registration, qualification, filing or other governmental, stock exchange or regulatory approval or notification or similar process in its jurisdiction of incorporation, place of business or domicile or residence, if different, and (ii) any securities of any Company Party acquired by the applicable Consenting Creditor in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act ; and (e) as of the date hereof, it has no actual knowledge of any event that, due to any fiduciary or similar duty to any other Person, would prevent it from taking any action required of it under this Agreement. 7.03 Each Company Party, severally, and not jointly, represents and warrants to each other Party that the following statements are complete and correct as of the date hereof: (a) it has sufficient knowledge and experience to evaluate properly the terms and conditions of the Plan and this Agreement, and has been afforded the opportunity to consult with its legal and financial advisors with respect to its decision to execute this Agreement, and it has made its own analysis and decision to enter into this Agreement and otherwise investigated this matter to its full satisfaction. SECTION 8 ACKNOWLEDGEMENT. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities laws and provisions of the Bankruptcy Code. The Company Parties will not solicit acceptances of any Plan from Consenting Creditors in any manner inconsistent with the Bankruptcy Code or applicable non-bankruptcy law. SECTION 9 TERMINATION EVENTS. 9.01 Consenting Creditor Termination Events. This Agreement may be terminated as between: (a) the Consenting Revolving Credit Agreement Lenders and the other Parties, (b) the Consenting Secured Noteholders and the other Parties, or (c) Tema and the other Parties, in each case, by the delivery to the Company Parties and counsel to the other Consenting Creditors, other than the Consenting Creditors seeking to terminate this Agreement pursuant to this Section 9.01 (such Consenting Creditors, the “Terminating Consenting Creditors”) of a written notice in accordance with Section 11.10 by, as applicable: (i) the Consenting Revolving Credit Agreement Lenders holding at least 66.67% of the principal amount of the Revolving Credit Agreement Claims held by the Consenting Revolving Credit Agreement Lenders at such time (the “Required Revolving Credit Agreement Lenders”); (ii) the Consenting Secured Noteholders holding at least 66.67% of the principal amount of the Secured Notes Claims held by the Consenting Secured Noteholders at such time (the “Required Secured Noteholders”); or (iii) Tema, 18 in each case, in the exercise of their sole discretion, upon the occurrence and continuation of any of the following events: (a) The failure to satisfy any of the below milestones (the “Milestones”), which has not been waived in writing or extended in a manner consistent with this Agreement, unless such failure is the direct result of any act, omission, or delay on the part of the Terminating Consenting Creditors in violation of its obligations under this Agreement; provided that Tema may not terminate for failure to satisfy the Milestones in Section 9.01(a)(vii)–(viii) or for breach of Section 9.01(p)(ii) hereof; provided further that Tema may terminate if the Plan Effective Date does not occur within 120 days after the Petition Date: (i) The Company Parties shall have commenced solicitation of the Plan in accordance with section 1126(b) of the Bankruptcy Code on or before July 10, 2020 (which may be reasonably extended subject to the terms and conditions of the “Tax Structure” provision of the Restructuring Term Sheet); (ii) the Company Parties shall have commenced the Chapter 11 Cases by filing petitions for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court on or before July 15, 2020 at 11:59 p.m. (prevailing Central Time) (the date of such commencement, the “Petition Date”); (iii) the Debtors shall have filed (i) the Disclosure Statement, (ii) the Plan, the votes for which shall have already been solicited, and (iii) a motion seeking entry of an order scheduling a combined hearing with respect to Plan confirmation and Disclosure Statement approval (the “Prepack Scheduling Order”) on or before the date that is one day after the Petition Date; (iv) the Bankruptcy Court shall have entered the Interim Financing Order on or before the date that is three Business Days from the Petition Date; (v) the Bankruptcy Court shall have entered the Prepack Scheduling Order on or before the date that is seven (7) days from the Petition Date; (vi) the Bankruptcy Court shall have entered the Final Financing Order on or before the date that is forty-five (45) days from the Petition Date; (vii) the Bankruptcy Court shall have entered the Confirmation Order on or before the date that is sixty (60) days from the Petition Date; (viii) the effective date of the Plan (the “Plan Effective Date”) shall not have occurred on or before the date that is seventy-five (75) days after the date that the Bankruptcy Court enters the Confirmation Order; 19

(b) the breach by any Party other than the Terminating Consenting Creditors of any of the representations, warranties, or covenants of such breaching Party as set forth in this Agreement (it being understood and agreed that any actions required to be taken by the Company Parties that are included in the Restructuring Term Sheet are to be considered “covenants” of the Company Parties, and therefore covenants of this Agreement, notwithstanding the failure of any specific provisions in the Restructuring Term Sheet to be contained in this Agreement) that would materially and adversely affect the Restructuring Transactions or the recovery of any Consenting Creditor; provided, however, that such Terminating Consenting Creditors shall transmit a notice to the Company Parties and counsel to the other Consenting Creditors pursuant to Section 11.10, detailing any such breach and, if such breach is capable of being cured, the breaching Party shall have five (5) Business Days after receiving such notice to cure such breach; (c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling or order enjoining, the consummation of a material portion of the Restructuring Transactions or materially impacting the recovery of any Consenting Creditor; provided, however, that the Company Parties shall have ten (10) Business Days after issuance of such injunction, judgment, decree, charge, ruling or order to obtain relief that would allow consummation of the Restructuring Transactions or rectify the recovery of any Consenting Creditor, as applicable, that does not prevent or diminish in a material way compliance with the terms of this Agreement; (d) the Bankruptcy Court enters an order denying confirmation of the Plan and such order remains in effect for five (5) Business Days after entry of such order. (e) the entry of an order by the Bankruptcy Court (or any other court of competent jurisdiction), or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Revolving Credit Agreement Lenders and Required Secured Noteholders), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases of a Company Party, (iii) rejecting, voiding, or deeming unenforceable this Agreement pursuant to section 365 of the Bankruptcy Code or otherwise; or (iv) approving an Alternative Proposal; (f) the Bankruptcy Court grants relief that is inconsistent in any material respect with this Agreement, the Definitive Documents or the Restructuring Transactions, and such inconsistent relief is not dismissed, vacated or modified to be consistent with this Agreement and the Restructuring Transactions within five (5) business days following entry thereof; (g) any Company Party (i) files, amends, or modifies, or files a pleading seeking approval of, any Definitive Document or authority to amend or modify any Definitive Document, in a manner that is materially inconsistent with, or constitutes a 20 material breach of, this Agreement and is adverse to the Consenting Creditor seeking termination pursuant to this provision (including with respect to the consent rights afforded the Consenting Creditors under this Agreement), without the prior written consent of the Required Revolving Credit Agreement Lenders and Required Secured Noteholders, (ii) withdraws the Plan without the prior consent of the Required Revolving Credit Agreement Lenders and Required Secured Noteholders, or (iii) publicly announces its intention to take any such acts listed in the immediately preceding clause (i) or (ii), in the case of each of the immediately preceding clauses (i) through (iii), which remains uncured (to the extent curable) for five (5) Business Days after such Terminating Consenting Creditors transmit a written notice to the Company Parties in accordance with Section 11.10 detailing any such breach; (h) on or after the Agreement Effective Date, any of the Company Parties consummates, announces, or enters into a definitive agreement evidencing any merger, consolidation, disposition of material assets, acquisition of material assets, or similar transaction, pays any dividend, or incurs any indebtedness for borrowed money, in each case outside the ordinary course of business, in each case other than: (i) the Restructuring Transactions or (ii) with the prior consent of the Required Revolving Credit Agreement Lenders and Required Secured Noteholders; (i) the Restructuring Committee exercises a Fiduciary Out, or a Fiduciary Out Notice is delivered (or required to be delivered) to the Consenting Creditors; (j) any of the following shall have occurred: (i) the Company Parties or any affiliate of the Company Parties shall have filed any motion, application, adversary proceeding or cause of action (A) challenging the validity, enforceability, or priority of, or seek avoidance or subordination of the Revolving Credit Facility Claims, Secured Notes Claims, or TRA Claims or (B) otherwise seeking to impose liability upon or enjoin the Consenting Creditors (in each case, other than with respect to a breach of this Agreement); (ii) the Company Parties or any affiliate of the Company Parties shall have supported any application, adversary proceeding or cause of action referred to in this clause (j) filed by another person, or consents (without the consent of the Consenting Creditors) to the standing of any such person to bring such application, adversary proceeding or cause of action; or (iii) the Bankruptcy Court shall have entered an order that materially impacts or impairs any of the Consenting Creditors’ rights or anticipated distributions as set forth in the Restructuring Term Sheet; (k) the termination of this Agreement pursuant to its terms by (a) the Consenting Revolving Credit Agreement Lenders, (b) the Consenting Secured Noteholders, (c) Tema, or (d) any Company Party; (l) the occurrence of an “event of default” under the DIP Credit Agreement or Financing Orders, which is not otherwise waived pursuant to the terms thereof; 21

(m) the Bankruptcy Court enters an order amending, modifying, staying or vacating any of the Definitive Documents in the form approved by the Consenting Creditors in a manner that materially and adversely affects the Restructuring Transactions or the Consenting Creditors (including their recoveries pursuant to the Restructuring Transactions or the value thereof); (n) the failure of the Revolving Credit Agreement Lenders to receive payment on account of the unwind of the Company Parties’ existing commodity hedging and derivative instruments, as provided for under the Restructuring Term Sheet; (o) the failure of the initial 50% of the DIP Facility to be funded prior to or within three (3) Business Days of the entry of the Interim Financing Order or the remaining 50% of the DIP Facility to be funded prior to or within three (3) Business Days of the entry of the Final Financing Order; provided that, (i) the termination event under this Section 9.01(o) shall only be exercisable by the Required Revolving Credit Agreement Lenders and (ii) the Required Revolving Credit Agreement Lenders shall transmit a notice to the Company Parties and counsel to the other Consenting Creditors pursuant to Section 11.10, detailing such failure and the Parties thereto shall have five (5) Business Days after receiving such notice to cure such failure; or (p) any Company Party pays (i) the fees or expenses of any advisors to the holders of Series A Preferred Stock or Existing Common Stock (except the Consenting TRA Restructuring Expenses), or (ii) any fees, costs, and expenses of the Tema in excess of the Consenting TRA Restructuring Expenses. 9.02 Debtor Termination Events. Any Debtor may terminate this Agreement (the “Terminating Company Party”) as to all Parties (except as expressly provided below) upon prior written notice, delivered in accordance with Section 11.10 hereof, upon the occurrence of any of the following events: (a) the breach of any representation, warranty, or covenant as set forth in this Agreement (it being understood and agreed that any actions required to be taken by the Consenting Creditors that are included in the Restructuring Term Sheet are to be considered “covenants” of such Consenting Creditors, and therefore covenants of this Agreement, notwithstanding the failure of any specific provisions in the Restructuring Term Sheet to be contained in this Agreement) that would have a material adverse effect on the Restructuring Transactions in any material respect, by one or more Consenting Creditors that remains uncured (to the extent curable) for five (5) Business Days after the Terminating Company Parties transmit a written notice in accordance with Section 11.10 detailing any such breach; provided that if the termination is due to a breach by Tema, the termination by the Terminating Company Party shall only terminate the Agreement between the Terminating Company Party and Tema; (b) the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with legal counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the 22 exercise of its fiduciary duties or applicable law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Proposal (a “Fiduciary Out”); (c) the termination of this Agreement by (a) the Consenting Revolving Credit Agreement Lenders, (b) the Consenting Secured Noteholders, or (c) Tema. 9.03 Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement among the Required Revolving Credit Agreement Lenders, the Required Secured Noteholders, Tema, and each of the Company Parties. 9.04 Termination Upon Completion of the Restructuring Transactions. This Agreement, and the obligations of all Parties hereunder, shall terminate automatically without any further required action or notice on the Plan Effective Date. 9.05 Effect of Termination. No Party may terminate this Agreement if such Party failed to perform or comply in any material respect with the terms and conditions of this Agreement, with such failure to perform or comply in such material respect causing, or resulting in, the occurrence of one or more termination events specified herein. The date on which termination of this Agreement as to a Party is effective in accordance with Sections 9.01, 9.02, 9.03, or 9.04 shall be referred to as a “Termination Date”. Except as set forth below, upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as between the terminating Party and the other Parties, and each Party subject to such termination shall be released from its obligations, commitments, undertakings, and agreements under or related to this Agreement (or any documents, instruments, or agreements related hereto) and shall have the rights and remedies that it would have had, had it not entered into this Agreement (or any documents, instruments, or agreements related thereto), and shall be entitled to take any and all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement (or any documents, instruments, or agreements related thereto); provided that Sections 6.04 and 11 shall survive the termination of this Agreement. For the avoidance of doubt, if any class of Consenting Creditors terminates this Agreement, the remaining Consenting Creditors shall remain bound by this Agreement unless it is separately terminated by the remaining classes of Consenting Creditors or the Debtors, as applicable. Upon the occurrence of a Termination Date, any and all consents or ballots tendered by the Terminating Consenting Creditors, or in the event of termination by a Company, any and all consents or ballots tendered by any Party, before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise. Notwithstanding anything to the contrary in this Agreement, the foregoing shall not be construed to prohibit the Company Parties or any of the Consenting Creditors from contesting whether any such termination is in accordance with the terms of this Agreement or to seek enforcement of any rights under this Agreement (or any documents, instruments, or agreements related thereto) that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its 23 claims against any Consenting Creditor, and (b) any right of any Consenting Creditor, or the ability of any Consenting Creditor to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Debtor or Consenting Creditor. Nothing in this Section 9.05 shall restrict any Party’s right to terminate this Agreement in accordance with Sections 9.01, 9.02, 9.03, or 9.04. SECTION 10 AMENDMENTS; WAIVERS. This Agreement, including the Restructuring Term Sheet, may not be modified, amended, restated, or supplemented in any manner except in writing signed by all of: (a) the Required Revolving Credit Agreement Lenders; (b) the Required Secured Noteholders; (c) Tema; and (d) each of the Company Parties; provided, however, that this Section 10 shall not be amended without the consent of each Consenting Creditor. Any proposed modification, amendment, restatement, or supplement that is not approved by the requisite Parties as set forth above shall be ineffective and void ab initio. No failure or delay by a Party in enforcing any of such Party’s rights under this Agreement will be deemed to be a waiver of such rights. No single or partial exercise of a Party’s rights will be deemed to preclude any other or further exercise of such Party’s rights under this Agreement. No waiver of any of a Party’s rights under this Agreement will be effective unless it is in writing and signed by the Parties. SECTION 11 MISCELLANEOUS. 11.01 Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other documents, instruments, and agreements, and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions in accordance with the terms of this Agreement, as applicable. 11.02 Complete Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto. 11.03 Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof. 11.04 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF TRIAL BY JURY. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in either the United States District Court for Southern District of Texas or any Texas State court (the “Chosen Courts”), and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; and (c) waives any objection that the Chosen Courts 24 are an inconvenient forum or do not have jurisdiction over any Party hereto; provided, however, that if the Debtors commence the Chapter 11 Cases, then the Bankruptcy Court (or court of proper appellate jurisdiction) shall be the exclusive Chosen Court for the duration of the Chapter 11 Cases or as long as the Bankruptcy Court exercises jurisdiction over the Debtors. 11.05 Disclosure; Publicity. The Company Parties shall submit drafts of any press releases and public documents that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement, or otherwise relating to the Restructuring Transactions, to counsel for the Consenting Creditors at least two (2) Business Days prior to making any such disclosure. Subject to Section 5.04, no Consenting Creditor shall, without the prior written consent of the Company Parties, make any public announcement or otherwise communicate (other than to decline to comment) with any Person with respect to this Agreement or the Restructuring Transactions or any of the transactions contemplated hereby or thereby, other than as may be required by applicable law and regulation or by any governmental or regulatory authority or as may be required in connection with an annual report or to any representative of any Party who reasonably needs to know such information or by a Party or any of its affiliates as part of such Person’s ordinary course internal or external reporting or review procedure or to such Person’s equity and debt investors or any current or prospective investors, in each case (to the extent applicable) so long as such Person is obligated to keep such information confidential on terms at least as protective as contained herein. This Section 11.05 shall not apply with respect to any information that is or becomes available to the public other than as a result of a disclosure in violation of any Party’s obligations under this Agreement. Except as required by applicable law or otherwise permitted under the terms of any other agreement between the Company Parties and any Consenting Creditor, no Party or its advisors shall disclose to any Person (including, for the avoidance of doubt, any other Consenting Creditor), other than advisors to the Company Parties, the principal amount of Claims or Interests held by any Consenting Creditor, without such Consenting Creditor’s prior written consent; provided, however, that (a) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall, to the extent permitted by law, afford the relevant Consenting Creditor a reasonable opportunity to review and comment in advance of such disclosure (or seek a protective order) and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the relevant Consenting Creditor) and (b) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate outstanding principal amount of Claims or Interests, held by each class of Consenting Creditors. 11.06 Trial by Jury Waiver. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 11.07 Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic (including via .PDF) signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this 25

Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party. 11.08 Interpretation and Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Creditors, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Creditors were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. In addition, this Agreement shall be interpreted in accordance with section 102 of the Bankruptcy Code. 11.09 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person. 11.10 Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail (provided that no undeliverable message is received by the sender), courier, or registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice): (a) if to a Company Party, to: Rosehill Resources Inc. and Rosehill Operating Company, LLC 16200 Park Row, Suite 300 Houston, Texas 77084 Attention: General Counsel E-mail address: jjohnson@rosehillres.com with copies (which shall not constitute notice) to: Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 Attention: David M. Feldman and Matthew K. Kelsey E-mail addresses: dfeldman@gibsondunn.com and mkelsey@gibsondunn.com and Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071 Attention: Michael S. Neumeister E-mail address: mneumeister@gibsondunn.com 26

(b) if to Revolving Credit Agreement Agent or a Consenting Revolving Credit Agreement Lender, to: JPMorgan Chase Bank, N.A. 712 Main St., Fl 5 Houston, Texas 77002 Attention: Darren Vanek E-mail address: Darren.m.vanek@jpmorgan.com with copies (which shall not constitute notice) to: Bracewell LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 Attention: Jason Cohen E-mail address: jason.cohen@bracewell.com and White & Case LLP 609 Main Street, Suite 2900 Houston, Texas 77002 Attention: Mark D. Holmes E-mail address: mark.holmes@whitecase.com (c) if to a Consenting Secured Noteholder, to: EIG Management Company, LLC Three Allen Center 333 Clay Street Suite 3500 Houston, TX 77002 Attention: Richard K. Punches, Clay Taylor E-mail addresses: richard.punches@eigpartners.com, clay.taylor@eigpartners.com with copies (which shall not constitute notice) to: Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60154 Attention: Chad J. Husnick, Mary Kogut Brawley, Christopher S. Koenig E-mail addresses: chusnick@kirkland.com, mbrawley@kirkland.com, chris.koenig@kirkland.com 27

(d) if to Tema, to: Tema Oil and Gas Company 100 Light Street 25th floor Baltimore, MD 21202 Attention: Frank Rosenberg and Andrew Lapayowker E-mail address: frosenberg@rosemoreinc.com and alapayowker@rosemoreinc.com with copies (which shall not constitute notice) to: McDermott Will & Emery LLP Avenue of the Americas, Suite 4500 Miami, Florida 33131 Attention: Fred Levenson, Michal Boykins, and Jay Kapp Email address: flevenson@mwe.com, mboykins@mwe.com, and jkapp@mwe.com or such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above. Any notice given by delivery, mail, or courier shall be effective when received. 11.11 Independent Due Diligence and Decision Making. Each Party hereby confirms that its decision to execute and deliver this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties. 11.12 Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms, pursue the consummation of the Restructuring Transactions, or the payment of damages to which a Party may be entitled under this Agreement. 11.13 Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. 11.14 Several, Not Joint, Claims. The agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint. 28

11.15 Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable. 11.16 Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party. [Signature Pages Follow] 29

EIG ENERGY FUND XVI, L.P. By: EIG Management Company, LLC, its manager By: Name:C Claytonlaytoon R. TaylorTaylor Title: Managing Director By: Name: Richard K. Punches II Title: Managing Director [Signature Page to Restructuring Support Agreement]

EIG ENERGY FUND XVI-B, L.P. By: EIG Management Company, LLC, its manager By: Name:C Claytonlaytoon R. TaylorTaylor Title: Managing Director By: Name: Richard K. Punches II Title: Managing Director [Signature Page to Restructuring Support Agreement]

EIG ENERGY FUND XVI-E, L.P. By: EIG Management Company, LLC, its manager By: Name:C Claytonlaytoon R. TaylorTaylor Title: Managing Director By: Name: Richard K. Punches II Title: Managing Director [Signature Page to Restructuring Support Agreement]

EIG HOLDINGS PARTNERSHIP (DIREWOLF), L.P. By: EIG Management Company, LLC, its manager By: Name:C Claytonlaytoon R. TaylorTaylor Title: Managing Director By: Name: Richard K. Punches II Title: Managing Director [Signature Page to Restructuring Support Agreement]

EIG XVI HOLDINGS PARTNERSHIP (DIREWOLF), L.P. By: EIG Direwolf GP, LLC, its General Partner By: EIG Asset Management, LLC, its Managing Member By: Name:Clay Claytontoon R. Taylor Taylor Title: Managing Director By: Name: Richardi h d K. Punchesh II Title: Managing Director [Signature Page to Restructuring Support Agreement]

EIG-GATEWAY DIRECT INVESTMENTS (DIREWOLF), L.P. By: EIG Management Company, LLC, its manager By: Name:C Claytonlayton R. TaylorTaylor Title: Managing Director By: Name: Richard K. Punches II Title: Managing Director [Signature Page to Restructuring Support Agreement]

EIG-KEATS ENERGY PARTNERS, L.P. By: EIG Management Company, LLC, its manager By: Name:Cl Claytonayton R. TaylorTaylor Title: Managing Director By: Name: Richard K. Punches II Title: Managing Director [Signature Page to Restructuring Support Agreement]

FS ENERGY AND POWER FUND By: FS/EIG Advisor, LLC, its investment adviser By: Name:C Claytonlayton R. TaylorTaylor Title: Authorized Person By: Name: Richardih d K. Punches h II Title: Authorized Person [Signature Page to Restructuring Support Agreement]

EIG DIREWOLF EQUITY AGGREGATOR, L.P. By: EIG Direwolf GP, LLC, its General Partner By: EIG Asset Management, LLC, its Managing Member By: Name:C Claytonlaytoon R. TaylorTaylor Title: Managing Director By: Name: Richardi h d K. Punchesh II Title: Managing Director [Signature Page to Restructuring Support Agreement]

BBVA USA, as a Revolving Credit Agreement Lender By: ______________________________________________ Name: Gabriela Azcarate Title: Senior Vice President [Signature Page for Restructuring Support Agreement]

BMO HARRIS BANK N.A. , as a Revolving Credit Agreement Lender By: Name: Radhika Kapur Title: Vice President [Signature Page for Restructuring Support Agreement]

CITIBANK, N.A. , as a Revolving Credit Agreement Lender By: ____________________________________________ Name: Thomas Skipper Title: Vice President [Signature Page for Restructuring Support Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Revolving Credit Agreement Lender By: _______________________ Name: Michael Miller Title: Vice President [Signature Page for Restructuring Support Agreement]

ING CAPITAL LLC, as a Revolving Credit Agreement Lender By: _______________________ Name: Juli Bieser Title: Managing Director By: _______________________ Name: Scott Lamoreaux Title: Director [Signature Page for Restructuring Support Agreement]

EXHIBIT A [Restructuring Term Sheet]

ROSEHILL RESOURCES INC. ROSEHILL OPERATING COMPANY, LLC RESTRUCTURING TERM SHEET June 30, 2020 This restructuring term sheet (this “Term Sheet”)1 presents the principal terms of a proposed financial restructuring described further below. THIS TERM SHEET DOES NOT CONSTITUTE (NOR WILL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH AN OFFER, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE LAWS. THIS TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION, EXECUTION, AND DELIVERY OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN. THE CLOSING OF ANY TRANSACTION WILL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS. 1 See Annex 1 for defined terms in connection with this Term Sheet. Exhibit A - 1 will be solicited from (i) holders of Revolving Credit Agreement Claims, (ii) holders of Secured Notes Claims and (iii) holders of TRA Claims. As a component of the Restructuring: (a) the maturity date of the Revolving Credit Facility shall be extended to the fourth (4th) anniversary of the Effective Date, and the borrowing base of the Revolving Credit Facility shall be reduced to $235 million; (b) the Convertible Junior DIP Facility (as defined below) shall be converted to 24.15% of the New Common Shares, subject to dilution from the MIP Equity (as defined below); (c) each Secured Noteholder will receive its Pro Rata share of 68.60% of the New Common Shares, subject to dilution from the MIP Equity, in exchange for all of the Secured Note Claims; (d) the TRA Holder will receive its Pro Rata share of 4.08% of the New Common Shares, subject to dilution from the MIP Equity, in exchange for all of the TRA Claims; (e) each holder of Series A Preferred Stock and Series B Preferred Stock will receive its Pro Rata share of 1.48% of the New Common Shares, subject to dilution from the MIP Equity and subject to the terms provided herein, in exchange for all of the Series A Preferred Stock and Series B Preferred Stock; and (f) Existing Common Stock and Other Existing Interests shall be cancelled and receive no recovery. As of the Effective Date (and in connection with the immediately preceding clauses (a) through (f)), the Secured Notes Claims, TRA Claims, Series A Preferred Stock, Series B Preferred Stock, Existing Common Stock, and Other Existing Interests will be cancelled, released, and extinguished and will be of no further force and effect. Convertible Junior The Restructuring will be financed by consensual use of cash collateral and DIP Facility a new debtor-in-possession financing facility to ROC in the principal amount of $17.5 million (the “Convertible Junior DIP Facility”), which shall be junior to the Adequate Protection Liens, superpriority liens securing postpetition hedges, Revolving Credit Agreement Claims and Secured Notes Claims in terms of payment and lien priority as provided herein but senior to all other Claims and Interests. The Company shall be required to enter into (and draw 50% of) the Convertible Junior DIP Facility no later than three (3) Business Days after entry of the Interim DIP Order. $15 million of the Convertible Junior DIP Facility shall be backstopped by the Secured Noteholders (the “EIG DIP Lenders” and such backstopped amount, the “EIG DIP Backstop Amount”), and $2.5 million shall be backstopped by the TRA Holder (the “TRA DIP Lenders” and such backstopped amount, the “TRA DIP Backstop Amount”) (all such participating persons or entities, the “DIP Lenders”). Notwithstanding Exhibit A - 4 anything contained in the foregoing to the contrary, the TRA DIP Lenders shall have the right (to be exercised in their sole and absolute discretion, which decision must be made and conveyed to the EIG DIP Lenders no later than three (3) Business Days after the execution of the RSA) to subscribe to provide up to $7.5 million of the Convertible Junior DIP Facility (the actual amount of the Convertible Junior DIP Facility that is funded by the EIG DIP Lenders shall be the “EIG Convertible Junior DIP Facility” and the actual amount of the Convertible Junior DIP Facility that is funded by the TRA DIP Lenders shall be the “TRA Convertible Junior DIP Facility”). The Convertible Junior DIP Facility shall have the other terms and conditions set forth in the term sheet attached hereto as Exhibit 1 (the “DIP Term Sheet”). The Debtors shall draw the full amount of the Convertible Junior DIP Facility prior to the Effective Date, subject to the Debtors’ satisfaction of the conditions precedent with respect to each such draw, which, to the extent the maturity thereof does not occur prior to the Effective Date, shall be converted to equity on the Effective Date on the terms provided herein. Cash Collateral The Company shall have the ability to use cash collateral during the pendency of the Chapter 11 Cases, and in exchange shall provide each Revolving Credit Agreement Lender and each Secured Noteholder with the following adequate protection, which shall be more fully set forth in interim and final cash collateral orders (which may be the orders approving the Convertible Junior DIP Facility) in form and substance acceptable to the Revolving Credit Agreement Lenders in their sole discretion and acceptable to the Secured Noteholders in their commercially reasonable discretion (and for the avoidance of doubt, if such cash collateral orders are the orders approving the Convertible Junior DIP Facility, such orders shall be in form and substance acceptable to the Majority DIP Lenders in their sole discretion): (a) first priority adequate protection claims and superpriority administrative claims (subject to the carve out) to the extent of any diminution in value of the applicable existing collateral (the “Adequate Protection Liens”); (b) payment of interest under the Revolving Credit Facility at the applicable non-default rate in cash; (c) payment of interest due under the Note Purchase Agreement on June 30, 2020 (and no subsequent accrued or unpaid interest) (the “Second Lien Interest Adequate Protection Payment”), may be made in cash to the Secured Noteholders on the Effective Date if after giving effect to payment of interest and other applicable transactions, the Minimum Liquidity Condition (defined below) is satisfied; (d) payment of the reasonable and documented fees, costs, and expenses of the Revolving Credit Agreement Lenders, Revolving Credit Agreement Agent, the Secured Noteholders and the Note Agent; Exhibit A - 5

(e) ongoing reporting under the applicable prepetition documents, with modifications to be agreed; and (f) budget variance requirements and reporting consistent with those described in the DIP Term Sheet. All adequate protection claims shall be subject to the relative priorities set forth in the Intercreditor Agreement dated as of December 8, 2017 among the Revolving Credit Agreement Agent and the Note Agent (the “Intercreditor Agreement”). Minimum Hedging ROC shall enter into commodity hedge transactions pursuant to standards agreed in advance by the Company, the Majority DIP Lenders, and Revolving Credit Agreement Agent in their reasonable discretion such that, as soon as practical (i) after the Petition Date (and in any case no later than ten (10) Business Days after the Petition Date), the notional volumes of such commodity hedge transactions represent at least 70% of reasonably anticipated projected production from oil and gas properties constituting proved developed producing reserves of ROC for each of the following 24 months (August 2020 to July 2022 based on the most recent reserve report) for each of crude oil and natural gas, calculated separately and (ii) no later than ninety (90) days after the Effective Date, the notional volumes of such commodity hedge transactions represent at least 50% of reasonably anticipated projected production from oil and gas properties constituting proved developed producing reserves of ROC for each of the following 25- 30 months (August 2022 to January 2023 based on the most recent reserve report) for each of crude oil and natural gas, calculated separately; provided that, in each case, swaps shall represent at least 50% of all commodity hedge transactions and the remaining percentage may be in the form of costless collars or puts.3 All claims arising from commodity hedge transactions referred to in clause (i) and (ii) of the immediately preceding sentence shall be pari passu to any adequate protection claims and superpriority administrative claims, as applicable, of the Revolving Credit Agreement Lenders, and senior to all other Claims and Interests (including the Convertible Junior DIP Facility or any other postpetition financing (other than as may be provided by the Revolving Credit Agreement Lenders)). Notwithstanding anything to the contrary, upon the Effective Date, the Company’s hedge obligations shall constitute “secured obligations” under the definitive documents governing the restructured Revolving Credit Agreement. 3 Upon the Effective Date, the Company’s hedge obligations shall be governed by the definitive documents for the new Revolving Credit Agreement. Exhibit A - 6

terminated prior to the Effective Date, shall be paid in cash when principal amounts outstanding under the DIP Facility come due (subject to the payment subordination terms therein). On the Effective Date, the principal amount of the Convertible Junior DIP Facility shall be converted into 24.15% of the New Common Shares issued pursuant to the Plan on the Effective Date, subject to dilution by the MIP Equity (the “Convertible Junior DIP Facility Equity”). On the Effective Date, accrued interest (including interest paid in kind) and upfront fees then due, in each case with respect to the Convertible Junior DIP Facility (the “DIP Amounts”), shall be paid in cash to the extent the Minimim Liquidity Condition is satisfied following the payment of the DIP Amounts, as set forth in greater detail below. Revolving Credit On the Effective Date, the Revolving Credit Agreement will be amended, Agreement Claims: restated and/or replaced or otherwise modified on the terms set forth as Exhibit 2 (the “RBL Term Sheet”) hereto and such other terms mutually agreed in good faith among ROC and the Consenting Revolving Credit Agreement Lenders (subject to the consent of the Required Secured Noteholders). Impaired – Entitled to Vote. Secured Notes On the Effective Date, each holder of an Allowed Secured Claim will receive, Claims: in full and final satisfaction of such Allowed Secured Claim, its Pro Rata share of 68.60% of the New Common Shares issued pursuant to the Plan on the Effective Date, subject to dilution by the MIP Equity. The Secured Notes Claims shall be cancelled on the Effective Date. Impaired - Entitled to Vote. TRA Claims On the Effective Date, each holder of an Allowed TRA Claim will receive, in full and final satisfaction of such TRA Claim, its Pro Rata share of (a) 4.08% of the New Common Shares issued pursuant to the Plan on the Effective Date, subject to dilution by the MIP Equity, and (b) the Preferred Stock Allocated Recovery to the extent the Preferred Stock Class does not receive such distribution pursuant to the Plan. The TRA Claims shall be cancelled on the Effective Date. Impaired - Entitled to Vote. General Unsecured On the Effective Date, each holder of a General Unsecured Claim will, in the Claims: Debtors’ discretion, receive payment in full in cash or will be reinstated, but for the avoidance of doubt, no General Unsecured Claim will receive payment prior to the applicable amount becoming due and payable against the Debtors. Exhibit A - 8

Unimpaired – Presumed to accept. Series A Preferred Series A Preferred Stock and Series B Preferred Stock shall be classified in Stock and Series B a single class under the Plan (the “Preferred Stock Class”). Preferred Stock If (a) the Preferred Stock Class votes to accept the Plan pursuant to Bankruptcy Code section 1126 and (b) no holder of Series A Preferred Stock or Series B Preferred Stock objects to the Plan, including the allowance or priority of the TRA Claim, then (i) on the Effective Date, each holder of Series A Preferred Stock and Series B Preferred Stock will receive, in full and final satisfaction of such Interests, its Pro Rata share of 1.48% of the New Common Shares issued pursuant to the Plan on the Effective Date, subject to dilution by the MIP Equity (the “Preferred Stock Allocated Recovery”); and (ii) holders of Series B Preferred Stock shall waive and release any right to any recovery on account of such Series B Preferred Stock (the “Series B Allocated Recovery”), with all such Series B Allocated Recovery being distributed to the holders of Series A Preferred Stock. If (x) the Preferred Stock Class does not vote to accept the Plan pursuant to Bankruptcy Code section 1126, or (y) any holder of Series A Preferred Stock or Series B Preferred Stock objects to the Plan, including the allowance or priority of the TRA Claim, then (a) the holders of Series A Preferred Stock and Series B Preferred Stock shall receive no portion of the Preferred Stock Allocated Recovery, and (b) the Preferred Stock Allocated Recovery shall be distributed to the TRA Holder on account of the TRA Claims. In either case, the Series A Preferred Stock and Series B Preferred Stock shall be cancelled, released and extinguished and will be of no further force and effect on the Effective Date. Impaired – Entitled to Vote. Existing Common On the Effective Date, Existing Common Stock and Other Existing Interests Stock and Other will be cancelled, released and extinguished and will be of no further force Existing Interests and effect. Impaired – Presumed to Reject. Intercompany All Intercompany Claims and Intercompany Interests will be reinstated or Claims and modified as agreed by the Company and the Majority DIP Lenders in Intercompany consultation in good faith with the Consenting Revolving Credit Agreement Interests: Lenders. Unimpaired – Presumed to Accept or Reject. Exhibit A - 9

Management On the Effective Date, all existing employment agreements and retention and Treatment: incentive programs for senior management ((i) President and Chief Executive Officer, (ii) Senior Vice President and Chief Financial Officer, (iii) Vice President-Commercial and Reserves, and (iv) Vice President, General Counsel, Corporate Secretary, and Compliance Officer) (each, a “Senior Employee”), shall be assumed by the Debtors to the extent such agreements are amended to include terms and conditions that must be agreed by the Senior Employees, the Debtors, and the Required Secured Noteholders. The Plan will provide for the establishment of a post-emergence management incentive plan to be adopted by the New Board (the “Management Incentive Plan”), which will provide for restricted units, options, New Common Shares, or other rights exercisable, exchangeable, or convertible into New Common Shares representing up to 10% of the New Common Shares on a fully diluted, as-converted, and fully distributed basis (the “MIP Equity”) (or such lower amount of New Common Shares as determined by the New Board). The other terms and conditions of the Management Incentive Plan (including, but not limited to, participants, timing and amount of awards, vesting, exercise prices, etc.) shall be determined by the New Board no later than 60 days after the Effective Date. Non-Executive All existing non-executive employees of the Debtors shall be offered Employees employment on terms and conditions no less favorable than existing terms and conditions, and all existing ordinary course retention and other bonus programs shall be assumed through the Plan; provided that no retention or bonus programs shall be authorized or paid during the Chapter 11 Cases absent the consent of the Majority DIP Lenders and the Required Secured Noteholders each in their reasonable discretion. Vesting of Assets: On the Effective Date, pursuant to section 1141(b)–(c) of the Bankruptcy Code, all operating assets of the Debtors will vest in New Rosehill free and clear of all liens, Claims, and encumbrances, except as otherwise provided by the Plan. Conditions to Effectiveness of the Plan will be subject to the satisfaction of customary Effectiveness: conditions, including the following (as applicable): i. the Definitive Documents (as defined in the RSA) will contain terms and conditions consistent in all material respects with this Term Sheet and the RSA; ii. the Bankruptcy Court will have entered the Confirmation Order, and such Confirmation Order will not have been stayed or modified; iii. other conditions to be agreed among the Debtors and the Majority Restructuring Support Parties; Exhibit A - 11

iv. all governmental approvals, including Bankruptcy Court approval, necessary to effectuate the Restructuring will have been obtained and all applicable waiting periods will have expired; and v. all Consenting Revolving Credit Agreement Lender Expenses, Consenting Secured Noteholder Restructuring Expenses and, subject to the satisfaction of the Minimum Liquidity Condition on the Effective Date (after giving effect to such payment and all other applicable transactions), Consenting TRA Restructuring Expenses will have been paid in full. The conditions to effectiveness may be waived, in whole or in part, in writing (which may be via e-mail) by the Debtors and the Majority Restructuring Support Parties. Releases, The Plan shall contain full mutual general releases effective on the Effective Exculpation, Date between and among, among other parties, the Debtors, Secured Discharge and Noteholders, Note Agent, TRA Holder, Revolving Credit Agreement Injunction: Lenders, Revolving Credit Agreement Agent, in each case in all of their respective capacities, and such entities’ respective current and former affiliates, and such entities’ and their current and former affiliates’ current and former officers, managers, directors, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their current and former officers, managers, directors, equity holders, principals, members, employees, agents, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such, for any claims arising on or prior to the Effective Date, in each case with respect to, or related to, the Company. The Plan will also contain customary exculpation, release (both Debtor and third-party releases), discharge, and injunction provisions. Exemption from The issuance and distribution under the Plan of the New Common Shares will SEC Registration be issued in reliance on the exemption from registration under the Securities Act or applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. Tax Structure: To the extent practicable, the Restructuring contemplated by this Term Sheet will be structured so as to obtain the most beneficial tax structure for the Company, its equity holders post-transaction, the TRA Holder, holders of Secured Notes Claims, and holders of Revolving Credit Agreement Claims, which (i) shall be determined in each of such parties’ sole discretion and based on good faith discussions and negotiations, and (ii) such parties shall work in good faith to determine on or before July 7, 2020. Exhibit A - 12

Consent Rights in Notwithstanding anything to the contrary herein or in the Plan, any and all the RSA; consent rights of the Consenting Revolving Credit Agreement Lenders, Incorporated in Consenting Secured Noteholders, or TRA Holder set forth in the RSA and Plan: this Term Sheet with respect to the definitive documents, including, but not limited to, any amendments, restatements, supplements, or other modifications to such documents, will be incorporated into the Plan by reference and fully enforceable as if stated in full in the Plan. Consenting Creditor The Company will pay, immediately prior to the Petition Date, all Consenting Restructuring Revolving Credit Agreement Lender Expenses, and Consenting Secured Expenses: Noteholder Restructuring Expenses, including, but not limited to, fees, costs, and expenses estimated to be incurred prior to the filing of the Chapter 11 Cases, for which invoices or receipts are furnished by the advisors to the Company, the Revolving Credit Agreement Agent and the Consenting Secured Noteholders, as applicable, at least one (1) Business Day prior thereto. The order(s) approving the use of cash collateral and any Convertible Junior DIP Facility shall provide for the prompt payment of all Consenting Revolving Credit Agreement Lender Expenses and Consenting Secured Noteholder Restructuring Expenses upon the Debtors’ receipt of summary invoices or receipts by the advisors to the Company, the Revolving Credit Agreement Agent and the Consenting Secured Noteholders. On the Effective Date, without the need to file a fee or retention application in the Chapter 11 Cases, the Debtors will pay all unpaid Consenting Revolving Credit Agreement Lender Expenses, Consenting Secured Noteholder Restructuring Expenses and Consenting TRA Restructuring Expenses, including unpaid fees, costs, and expenses estimated to be incurred through the Effective Date to the extent invoiced at least one (1) Business Day before the Effective Date by the advisors to the Company, the Revolving Credit Agreement Agent, the Consenting Secured Noteholders and the Consenting TRA Holder, as applicable; provided, that in the case of Consenting TRA Restructuring Expenses, payments thereof shall be made only if the Minimum Liquidity Condition is satisfied (after giving pro forma effect to such payment and any other applicable transactions). In the event that, on the Effective Date, there is not sufficient cash to (a) satisfy the Minimum Liquidity Condition (after giving pro forma effect to such payment and any other applicable transactions), and (b) pay all of the DIP Amounts, the Consenting TRA Restructuring Expenses and the Second Lien Interest Adequate Protection Payment in full in cash, then the Second Lien Interest Adequate Protection Payment shall first be satisfied through payment of available cash (after satisfying subsection (a) of this paragraph) on the Effective Date with the remainder (if any) being applied next to the DIP Amounts, and the remainder (if any) being applied next to the Consenting TRA Restructuring Expenses. Any portion of the Consenting TRA Restructuring Expenses not paid on the Effective Date shall be accrued Exhibit A - 13 on the balance sheet of New Rosehill and shall be payable once the Minimum Liquidity Condition is met (after giving effect to such payment) or such payment is no longer prohibited under the Amended Revolving Credit Agreement. Any portion of the Second Lien Adequate Protection Payment not paid on the Effective Date shall be deemed discharged or otherwise extinguished. The Company shall not pay or agree to pay (a) the fees or expenses of any advisors to the holders of Series A Preferred Stock or Existing Common Stock (except the Consenting TRA Restructuring Expenses), or (b) any fees, costs, and expenses of the TRA Holder in excess of the Consenting TRA Restructuring Expenses (and the RSA shall contain a covenant with respect to the foregoing, the breach of which shall give rise to a termination event by the Required Revolving Credit Agreement Lenders and Required Secured Noteholders). Fiduciary Out: Notwithstanding anything to the contrary herein, nothing in this Term Sheet or any of the definitive documentation to implement this Term Sheet shall require the Restructuring Committee (as defined in the RSA) to take any action, or to refrain from taking any action, with respect to a Restructuring to the extent that the Restructuring Committee determines, based on the advice of counsel, that taking such action, or refraining from taking such action, as applicable, would not be in compliance with applicable law or its fiduciary obligations under applicable law. Private Company: The Debtors and the parties to the RSA shall take all steps reasonably necessary, as permitted by applicable law and regulation, for the Debtors to no longer have any securities listed on a national securities exchange and to no longer be obligated to file reports with the SEC under the Securities Exchange Act of 1934. Retention of The Plan will provide for a broad retention of jurisdiction by the Bankruptcy Jurisdiction: Court for (i) resolution of Claims, (ii) allowance of compensation and expenses for pre-Effective Date services, (iii) resolution of motions, adversary proceedings, or other contested matters, (iv) entry of such orders as necessary to implement or consummate the Plan and any related documents or agreements, and (v) other customary purposes. Exhibit A - 14

ANNEX 1 Defined Terms

Exhibit 1 Term Sheet for Convertible Junior DIP Facility Borrower: ROC. Guarantors: RRI and each direct and indirect subsidiary thereof (other than ROC). DIP Facility: $17.5 million convertible debtor-in-possession delayed draw term loan facility (the “DIP Facility”), which shall be junior to the Adequate Protection Liens, superpriority liens securing postpetition hedges, Revolving Credit Agreement Claims and the Secured Notes Claims but senior to all other Claims and Interests and subject to the conditions set forth below. The DIP Facility will be drawn in two different borrowings with 50% of the DIP Facility being drawn on the entry of the Interim DIP Order (or within three (3) Business Days thereof) and the remaining 50% being drawn on the entry of the Final DIP Order (or within three (3) Business Days thereof). The funded portions of the DIP Facility shall be converted into common equity on the Effective Date as further described in the section entitled “Conversion” below. $15 million of the Convertible Junior DIP Facility shall be backstopped by the Secured Noteholders (the “EIG DIP Lenders” and such backstopped amount, the “EIG DIP Backstop Amount”), and $2.5 million shall be backstopped by the TRA Holder (the “TRA DIP Lenders” and such backstopped amount, the “TRA DIP Backstop Amount”) (all such participating persons, the “DIP Lenders”). Notwithstanding anything contained in the foregoing to the contrary, the TRA DIP Lenders shall have the right (to be exercised in their sole and absolute discretion, which decision must be made and conveyed to the EIG DIP Lenders no later than three (3) Business Days after the execution of the RSA) to subscribe to provide up to $7.5 million of the Convertible Junior DIP Facility (the actual amount of the Convertible Junior DIP Facility that is funded by the EIG DIP Lenders shall be the “EIG Convertible Junior DIP Facility” and the actual amount of the Convertible Junior DIP Facility that is funded by the TRA DIP Lenders shall be the “TRA Convertible Junior DIP Facility”). Until (a) the Revolving Credit Agreement Claims (other than contingent indemnity obligations as to which no claim has been asserted) are paid in full in cash and, in the case of letters of credit or prepetition hedges, cash collateralized pursuant to arrangements satisfactory to the issuer(s) or holders thereof (the “Payment in Full of the Revolving Credit Facility”) and (b) the Secured Notes Claims (other than contingent indemnity obligations as to which no claim has been asserted) are paid in full in cash, the DIP Facility (including principal, interest and fees) may not be paid in cash or otherwise redeemed (other than in accordance with the conversion terms of the DIP Facility as further described in the section entitled “Conversion” below). If the DIP Agent or any DIP Lender Exhibit 1 – 1 receives payment(s) in violation of this payment subordination provision, then the DIP Agent or such DIP Lender, as applicable, shall hold such amounts in trust for the benefit of (a) first, the holders of the Revolving Credit Agreement Claims and shall promptly turn over such amounts to the Revolving Credit Agreement Agent and (b) second, after the Payment in Full of the Revolving Credit Facility, the holders of the Secured Notes Claims and shall promptly turn over such amounts to the Note Agent. Liens securing the DIP Facility (the “Junior DIP Liens”) shall be junior and subordinate in right, priority, operation, effect and all other respects to (a) the Adequate Protection Liens and superpriority liens securing postpetition hedges, (b) any and all liens securing, intending to secure or otherwise held for the benefit of the Revolving Credit Agreement Claims (including pursuant to the Intercreditor Agreement and liens granted by RRI to secure the DIP Facility) and (c) any and all liens securing, intending to secure or otherwise held for the benefit of the Secured Notes Claims (including pursuant to the Intercreditor Agreement and liens granted by RRI to secure the DIP Facility). Prior to the Payment in Full of the Revolving Credit Facility, if the DIP Agent or any DIP Lender shall obtain possession of any Junior DIP Collateral (as defined below) or shall realize any proceeds or payment in respect of any Junior DIP Collateral, pursuant to the exercise of any rights or remedies with respect to the Junior DIP Collateral or by the exercise of any rights available to it under applicable law or pursuant to the DIP Orders (as defined below), at any time prior to the Payment in Full of the Revolving Credit Facility, then it shall hold such Junior DIP Collateral, proceeds or payment in trust for the holders of Revolving Credit Agreement Claims and transfer such Junior DIP Collateral, proceeds or payment, as the case may be, to the Revolving Credit Agreement Agent as promptly as practicable. After the Payment in Full of the Revolving Credit Facility, if the DIP Agent or any DIP Lender shall obtain possession of any Junior DIP Collateral (as defined below) or shall realize any proceeds or payment in respect of any Junior DIP Collateral, pursuant to the exercise of any rights or remedies with respect to the Junior DIP Collateral or by the exercise of any rights available to it under applicable law or pursuant to the DIP Orders (as defined below), at any time prior to the discharge of Secured Note Claims, then it shall hold such Junior DIP Collateral, proceeds or payment in trust for the holders of Secured Note Claims and transfer such Junior DIP Collateral, proceeds or payment, as the case may be, to the Note Agent as promptly as practicable. For the avoidance of doubt, nothing in the DIP Facility or any other document shall, or shall be deemed to, provide that the Junior DIP Liens in any way prime the liens securing or intending to secure or otherwise held for the benefit of the Revolving Credit Agreement Claims or the Secured Notes Claims. Exhibit 1 - 2

DIP Lenders: All funding obligations of the DIP Lenders shall be several and not joint and each DIP Lender shall fund its pro rata portion of each drawing. Any such DIP Lenders holding at least 50.1% of the sum of (i) the outstanding principal amount of all DIP loans outstanding at any such time and (ii) the principal amount of unused but available commitments in respect of DIP loans at any such time, the “Majority DIP Lenders”. DIP Agent: To be selected by the Majority DIP Lenders. Maturity Date: The earliest of: (a) 6 months after the date the Chapter 11 Cases are filed (the “Petition Date”), (b) [reserved]; (c) [reserved]; (d) the effective date of a plan of reorganization; (e) the closing of a sale of substantially all of the equity interests or assets of the Company (unless done pursuant to the Plan); (f) the date of prepayment in cash in full by the Company of all DIP Claims and termination of all commitments in respect of the DIP Facility in accordance with the terms of the DIP Facility; and (g) the date of termination of the commitments in respect of the DIP Facility and/or acceleration of any outstanding extensions of credit following the occurrence and during the continuance of an event of default under the DIP Facility. Interest Rate: 8% per annum, paid-in-kind monthly. Additional 2% per annum default rate paid-in-kind. Interest may only be paid in cash on the Effective Date to the extent provided for in the conversion terms of the DIP Facility as further described in the section entitled “Conversion” below. Upfront Fees: 100 bps paid-in-kind. Upfront fee(s) may only be paid in cash on the Effective Date to the extent provided for in the conversion terms of the DIP Facility as further described in the section entitled “Conversion” below. Backstop Fees: See “Convertible Junior DIP Facility Claims” section. Collateral: All of the Borrower’s and Guarantors’ assets, subject to certain exceptions and to priority as more thoroughly described in the interim (the “Interim DIP Order”) and final (the “Final DIP Order”) debtor-in-possession orders entered by the Bankruptcy Court (the “Junior DIP Collateral”), which such orders shall be in form and substance satisfactory to the Majority DIP Lenders and the Exhibit 1 - 3

Revolving Credit Agreement Agent in their sole discretion and consistent with the terms of this Term Sheet (the “DIP Orders”). Representations and Customary for debtor-in-possession facilities of this type, including, Warranties, Covenants and without limitation, the occurrence of events of default upon any Events of Default: termination of, or default under which allows termination by the Consenting Secured Noteholders of, the Restructuring Support Agreement, or the Company proposing, supporting or failing to object to any plan of reorganization (other than the Plan or any other plan of reorganization that is acceptable to the Majority DIP Lenders in their sole discretion, provided, however, that this provision is subject to Section 4.02 of the RSA in all respects) that does not repay the Revolving Credit Agreement Claims, the Secured Note Claims and the Claims in respect of the DIP Facility in full in cash upon the consummation thereof. In addition, definitive documentation to require that the Borrower shall (a) enter into commodity hedge transactions pursuant to standards agreed in advance by the Company, the Majority DIP Lenders, and Revolving Credit Agreement Agent in their reasonable discretion such that, as soon as practical after the Petition Date (and in any case no later than ten (10) Business Days after the Petition Date), such that notional volumes of such commodity hedge transactions represent at least 70% of reasonably anticipated projected production from oil and gas properties constituting proved developed producing reserves of the Borrower for each of the following 24 months (August 2020 to July 2022 based on the most recent reserve report) for each of crude oil and natural gas, calculated separately, (b) receive prior written consent from Majority DIP Lenders and the Revolving Credit Agreement Agent (acting at the direction of the Requisite Consenting Revolving Credit Agreement Lenders) for any asset sales or dispositions outside the ordinary course of business in excess of $200,000 in the aggregate or investments in excess of $200,000 in the aggregate, (c) provide a weekly reporting package4 to the Majority DIP Lenders and the Revolving Credit Agreement Agent that includes, without limitation, (i) current daily production by well (three-stream, gross and net) provided seven days in arrears, (ii) current accounts payable aging report, including, but not limited to, accrued capital expenses, (iii) current corporate model as available (4+8 version or latest equivalent), (iv) current hedge mark-to-market detail, (v) final capitalization, including cash balance and debt outstanding for such 4 The Borrower acknowledges and agrees that the Budget and other weekly reporting items required hereunder shall be required to be in the same form as those documents delivered to Opportune by EIG by email dated June 19, 2020 at 4:04 pm CT, with modifications as agreed in telephonic discussions between Opportune and EIG on June 22, 2020 at 4:30 pm CT. Exhibit 1 - 4

week period, (vi) all reporting and information to be delivered under the DIP Orders, (vii) operations report, including current well status and anticipated capital needs, (viii) six-week cash flow forecast and extended monthly liquidity budget to be provided as requested and (ix) any other items as reasonably requested by the Majority DIP Lenders or the Revolving Credit Agreement Agent, in each case, by 5:00 p.m. CT on the date due, (d) deliver monthly LOS reports no later than 45 days after month-end and reported on trailing twelve- month basis, and (e) provide quarterly financial statements in line with existing reporting requirements. Reporting under the DIP Facility shall be the same as any reporting required with respect to any cash collateral order. Any required reporting and notices that are provided to the DIP Agent or DIP Lenders pursuant to the DIP Facility shall be provided substantially contemporaneously to the Revolving Credit Agreement Agent. Milestones: No later than three (3) Business Days after the Petition Date: Entry of Interim DIP Order, in form and substance satisfactory to the DIP Agent, the Majority DIP Lenders and the Revolving Credit Agreement Agent in their sole discretion and consistent with the terms of this Term Sheet. No later than forty-five (45) days after the Petition Date: Entry of Final DIP Order, in form and substance satisfactory to the DIP Agent, the Majority DIP Lenders and the Revolving Credit Agreement Agent in their sole discretion. No later than sixty (60) days after the Petition Date: Entry of confirmation order, in form and substance satisfactory to the Majority DIP Lenders and the Requisite Revolving Credit Agreement Lenders pursuant to the terms set forth in the RSA. No later than seventy-five (75) days after the Petition Date: Occurrence of the effective date of the Plan. Milestones to be extended only with the consent of the Majority DIP Lenders and the Revolving Credit Agreement Agent (acting at the direction of the Requisite Consenting Revolving Credit Agreement Lenders) in their sole discretion. Exhibit 1 - 5

Majority DIP Lenders and Revolving Credit Agreement Agent (together with the Initial Budget, the “Budget”). Beginning on a date that is the conclusion of the First Testing Period (as defined below) and on each two (2) week anniversary thereafter (the “Budget Approval Deadline”), the Company must seek and obtain the written consent of the Majority DIP Lenders and the Revolving Credit Agreement Agent in their sole discretion to the Budget (the “Budget Approval”). The Company’s failure to comply with the Budget, subject to permitted variances will constitute an Event of Default. In the event the Company does not obtain the consent of the Majority DIP Lenders or the Revolving Credit Agreement Agent with respect to the Budget Approval, the Budget most recently approved pursuant to the DIP Facility shall apply, unless the Bankruptcy Court orders alternative relief pursuant to dispute procedures to be agreed. Beginning on the first Wednesday following the conclusion of the First Testing Period (the “First Variance Testing Date”) and on each two (2) week anniversary of the First Variance Testing Date (each such date, a “Variance Testing Date”), in each case on or before 5:00 p.m. CT on such Variance Testing Date, the Company will provide to the DIP Agent, DIP Lenders and Revolving Credit Agreement Agent a variance report tested for the preceding two (2)- week period then ended as of the immediately preceding Friday (each such period, a “Testing Period” and each such report, a “Variance Report”) (provided, that the first such Testing Period shall run from the day following the Petition Date through the second Friday thereafter (the date from the Petition Date through such second Friday, the “First Testing Period”)), in form and substance satisfactory to the DIP Agent, the Majority DIP Lenders and the Revolving Credit Agreement Agent in their reasonable discretion, detailing the following: (i) the aggregate disbursements of the Company and aggregate receipts during the applicable Testing Period; (ii) any variance (whether positive or negative, expressed as a percentage) between the aggregate disbursements made during such Testing Period by the Company against the aggregate disbursements for the Testing Period as set forth in the Budget applicable to such Testing Period and (iii) any variance (whether positive or negative, expressed as a percentage) between the aggregate receipts received during such Testing Period by the Company against the aggregate receipts for the Testing Period as set forth in the Budget applicable to such Testing Period, in each case of the foregoing clauses, with a detailed explanation of any such variance in form, substance and detail satisfactory to the Majority Exhibit 1 - 7

DIP Lenders and Revolving Credit Agreement Agent in their reasonable discretion. As of any Variance Testing Date, for the Testing Period ending on the Friday preceding such Variance Testing Date, the Company shall not allow the cash disbursements made by the Company in respect of any line-item during such Testing Period to be greater than fifteen-percent (15%) of the corresponding line-item for the Company set forth in the Budget for such Testing Period (each, the “Variance Limit”); provided, that the cash expenses and disbursements considered for determining compliance with this covenant shall exclude (w) royalty payments, production and ad valorem taxes, or other disbursements calculated based on the volume or amount of oil, gas, or natural gas liquid production, (x) the Debtors’ disbursements and expenses in respect of professional fees during such Testing Period, (y) interest and financing fees paid during such Testing Period, and (z) net hedge settlements during such Testing Period. Additional variances, if any, from the Budget, and any proposed changes to the Budget, shall be subject to the written consent of the Majority DIP Lenders and Revolving Credit Agreement Agent in their sole discretion. For the avoidance of doubt, any reference to “written consent” hereunder shall include consent granted by email. The covenant described in this paragraph shall be referred to herein as the “Budget Covenant”. The definitive documentation shall contain such other reporting requirements (including in respect of the Budget) as are customary for debtor-in-possession financings of this type and such other reporting as required by the Majority DIP Lenders or the Revolving Credit Agreement Agent. Conversion: To the extent the RSA has not been terminated prior to the Effective Date, on the Effective Date, the principal amount of the DIP Facility that has been funded prior to such date (together with accrued interest (including PIK interest) thereon and upfront fees) shall be converted into 24.15% of the New Common Shares issued pursuant to the Plan, subject to dilution by the MIP Equity; provided that, accrued interest (including PIK interest) and upfront fees may be paid in cash on the Effective Date to the extent the Company has minimum Liquidity of not less than $20 million (with “Liquidity” being defined to include unrestricted cash on hand plus availability of the Conforming Tranche) (the “Minimum Liquidity Condition”) after giving effect to such payment(s) and the other transactions to occur on the Effective Date. Exhibit 1 - 8

The DIP Backstop Fee shall be converted or otherwise satisfied in accordance with the “Convertible Junior DIP Facility Claims” section. Conditions Precedent to The effectiveness of the DIP Facility and the obligations of the DIP Effectiveness: Lenders to fund the initial draw under the DIP Facility shall be subject to customary conditions for debtor-in-possession facilities of this type and certain other conditions as required by the Majority DIP Lenders, including, without limitation, completion of the following conditions precedent to the satisfaction of the Majority DIP Lenders and, with respect to the conditions described in paragraphs (a), (b), (d), (f), (g), (i), (j), (k), and (m), the DIP Lenders (the “Conditions Precedent”) (in each case, unless waived in writing (which may be via email) by the Majority DIP Lenders or DIP Lenders, as applicable), with the date of completion of the Conditions Precedent constituting the “Closing Date”: (a) The definitive documentation evidencing the DIP Facility shall be in form and substance satisfactory to the Majority DIP Lenders and the Revolving Credit Agreement Agent in their sole discretion and shall have been executed by the Company and the other parties thereto. (b) The Company, the agent and lenders under the Revolving Credit Facility, EIG, and the TRA Holder shall have entered into the RSA and the RSA shall remain in full force and effect, and shall not have been breached by any of the parties thereto, other than EIG, which breach does or shall give rise to a termination event under the RSA. (c) The DIP Secured Parties shall have received the Initial Budget, in form and substance satisfactory to the Majority DIP Lenders in their sole discretion. (d) (i) The Interim DIP Order, in form and substance satisfactory to the Majority DIP Lenders in their sole discretion and consistent with the terms of this Term Sheet, shall have been entered by the Bankruptcy Court and shall be in full force and effect and shall not have been vacated, stayed, revised, modified or amended in any manner without the prior written consent of the Majority DIP Lenders and (ii) the Company shall be in compliance with the Interim DIP Order in all material respects. Exhibit 1 - 9

(e) The Company shall have provided the Majority DIP Lenders with copies of each of the “first day” motions and proposed orders (including the cash management order), which shall be in form and substance reasonably satisfactory to the Majority DIP Lenders, to be filed with the Bankruptcy Court in connection with commencement of the Chapter 11 Cases and which such orders shall have been so entered by the Bankruptcy Court (and shall have not been vacated, stayed, revised, modified or amended in any manner without the prior written consent of the Majority DIP Lenders (which consent shall not be unreasonably withheld). (f) The representations and warranties of the Company contained in the DIP Facility shall be true and correct in all material respects (or, in the case of any representation and warranty that is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, in all respects) as of the Closing Date (or as of such earlier date if the representation or warranty specifically relates to an earlier date). (g) Since the date of execution of the RSA, there shall have been no event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, operations, property, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Company taken as a whole, (ii) the ability of the Company to perform any of its obligations under the DIP Facility to which it is a party, (iii) the validity or enforceability of the DIP Facility, or (iv) the rights and remedies of or benefits available to the DIP Agent or any DIP Lender under the DIP Facility (other than as a result of the events leading up to, and following, the commencement of the Chapter 11 Cases and the continuation and prosecution thereof) (a “Material Adverse Effect”). (h) All reasonable out-of-pocket fees, charges and expenses (including reasonable and documented fees, costs, and expenses of outside counsel and investment banker fees) of the DIP Agent and the Majority DIP Lenders shall have been paid (or will be paid with the proceeds of the DIP Loan authorized under the Interim DIP Order). Exhibit 1 - 10

(i) Upon the entry of the Interim DIP Order, the DIP Agent shall, for the benefit of the DIP Lenders, have valid, perfected and enforceable liens on all assets of the Company with the priority and subject to the exceptions set forth in the Interim DIP Order, subject only to the liens permitted by the DIP Facility. (j) There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened (other than the Chapter 11 Cases) in any court or before any governmental authority or facts or circumstances that, in the reasonable opinion of the DIP Agent and the Majority DIP Lenders, materially and adversely affects any of the transactions contemplated hereby, or that has or could be reasonably likely to result in a Material Adverse Effect. (k) There shall be no default or event of default under the DIP Facility in existence and continuing at the time of, or after giving effect to the making of, such extension of credit or the occurrence of the Closing Date. (l) The delivery of other customary deliverables, including secretary and officer certificates, organizational documents, lien search results, evidence of good standing, notice of borrowing, and evidence of insurance, in each case, reasonably requested by the Majority DIP Lenders. (m)The Company shall have received all material governmental consents and permits required in connection with the DIP Facility. (n) EIG’s receipt of, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations, including without limitation the PATRIOT Act. Conditions Precedent to Final The making of the second funding under the DIP Facility after the Draw: Closing Date shall be subject to customary conditions for debtor-in- possession facilities of this type as required by the Majority DIP Lenders, including, without limitation, completion of the following conditions precedent to the satisfaction of the Majority DIP Lenders and, with respect to the conditions described in paragraphs (a), (b), and (d), the DIP Lenders (the “Ongoing Conditions Precedent”): Exhibit 1 - 11

(a) the representations and warranties of the Company contained in the DIP Facility shall be true and correct in all material respects (or, in the case of any representation and warranty that is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, in all respects) as of the date of borrowing (or as of such earlier date if the representation or warranty specifically relates to an earlier date), (b) there being no default or event of default under the DIP Facility in existence and continuing at the time of, or after giving effect to the making of, such extension of credit, (c) delivery of a customary borrowing notice at least fifteen (15) Business Days prior to the date of the second funding; provided that the date of funding requested therein may be extended as necessary to allow satisfaction of the condition described in clause (d) below, (d) (i) the Final DIP Order, in form and substance satisfactory to the DIP Agent and Majority DIP Lenders in their sole discretion, shall be in full force and effect and shall not have been (A) vacated, stayed or reversed or (B) modified or amended in any respect without the prior written consent of the DIP Agent and the Majority DIP Lenders and (ii) the Company shall be in compliance with the Final DIP Order in all material respects, and (e) evidence of pro forma compliance with the Budget Covenant reasonably satisfactory to the Majority DIP Lenders. Consent Majority DIP Lender consent (other than in respect of customary Rights/Voting/Waiver/Information “fundamental rights” which will require the consent of each DIP Rights: Lender adversely affected thereby, which fundamental rights shall be limited to (i) changes in fees, principal, interests, equity rights/conversion, amount and other economic terms, (ii) increases or reductions of commitments, (iii) changes to, or releases of, borrower or guarantors, or (iv) changes in priority or subordination of collateral). Any written information or reporting provided to the EIG DIP Lenders or the Majority DIP Lender, or their respective agents or Exhibit 1 - 12 advisors, shall be provided at the same time and in the same manner to the TRA Holder. Other Terms: Customary for debtor-in-possession facilities of this type and such other terms as required by the DIP Agent and Majority DIP Lenders. Exhibit 1 - 13

agreed) payable 30 days after the close of each quarter, beginning with the first full quarter ending after the Effective Date. o To the extent Liquidity is equal to or less than $35 million measured pro forma for such payment, such payment shall be applied to either the conforming tranche (on a non- permanent basis) or the non-conforming tranche (on a permanent basis), at the Borrower’s election. o If Liquidity is greater than $35 million measured pro forma for such payment, such payment shall be applied to the non-conforming tranche (on a permanent basis). o “Already Applied Free Cash Flow” means, with respect to any fiscal quarter, operating free cash flow already used to repay loans outstanding under the conforming borrowing base during such fiscal quarter less amounts reborrowed since such prepayment during such fiscal quarter.  While non-conforming loans remain outstanding (the “Non-Conforming Period”), subject to customary thresholds and exceptions (including reinvestment rights to be agreed), the net cash proceeds from any debt incurrence, asset sales (including midstream assets), or hedge unwinds shall be applied to the non-conforming tranche (without limiting any required reductions or redeterminations with respect to the conforming tranche). ANTI-CASH  ACH conditions precedent: HOARDING Consolidated Cash Balance on and as of the date of a borrowing or the date of the issuance, PROVISIONS o increase, or extension of a letter of credit does not exceed $35,000,000 (the “Available Cash Threshold”), before and after giving effect to such borrowing or to the issuance, increase, or extension of such letter of credit and to the application of the proceeds therefrom on or around such date, (but in any event, not to exceed two Business Days after such date). . “Consolidated Cash Balance” means, at any time, (a) the aggregate amount of unrestricted cash and cash equivalents, in each case, held or owned by (either directly or indirectly), credited to the account of or would otherwise be required to be reflected as an asset on the balance sheet of the Borrower and Guarantors less (b) Excluded Cash. . “Excluded Cash” means (a) any cash or cash equivalents to pay third parties and for which the Borrower or such Guarantor has issued checks or has initiated wires or ACH transfers (or, in the Borrower’s discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days), (b) any cash or cash equivalents constituting purchase price deposits pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits, (c) cash proceeds of capital contributions to or issuances of stock to be used to consummate an acquisition pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment of such purchase price so long as such proceeds are (i) held in a deposit account subject to a control agreement and (ii) used within 30 days of the Borrower’s receipt of such proceeds; provided, however, that any such proceeds which are not so used within such 30 day period shall cease to be Excluded Cash at such time and (d) cash set aside to pay royalty obligations, working interest obligations, suspense payments and similar amounts belonging to unaffiliated third parties. ACH mandatory prepayment: If the Borrower and Guarantors have a Consolidated Cash Balance in excess of the Available Cash Threshold as of the end of the last Business Day of any calendar week, the Borrower shall prepay borrowings on the immediately following Business Day in an amount equal to such excess. NEGATIVE Usual and customary for a facility of this type including, but not limited to: COVENANTS  Limitations on indebtedness Exhibit 2 – 3

o Permit issuance of senior unsecured notes subject to (i) repayment of all non-conforming loan, (ii) pro forma compliance with financial covenants and (iii) conforming borrowing base reduction by 25% of the amount of senior unsecured notes issued  Limitations on liens  Limitations on asset sales, mergers and consolidations and other fundamental changes o Asset sales or other transfers of proved reserves and hedge unwinds permitted subject to, among other things, 90% cash consideration requirement for sales, transfers and unwinds in excess of 5% of the borrowing base in the aggregate between scheduled redeterminations. . Any asset sale or transfer of proved reserves or hedge unwind (to the extent such hedges were relied upon in setting the borrowing base) greater than 5% of the borrowing base results in an immediate borrowing base decrease by the value sold or unwound o Asset sales or other transfers of midstream assets permitted subject to, among other things, 100% cash consideration requirement (unless replacement midstream properties are approved by majority lenders) and no borrowing base deficiency exists (after giving effect to use of proceeds) and, during the Non-Conforming Period, are applied to permanently repay the non-conforming tranche  Limitations on dividends and other restrictive agreements o After the Non-Conforming Period, general RP basket subject to pro forma leverage test at 2.50x and borrowing base availability at 25%  Limitations on investments/acquisitions o After the Non-Conforming Period, general investment basket into unrestricted subsidiaries subject to pro forma leverage test at 2.50x and borrowing base availability at 25%  Limitations on transaction with affiliates  [RRI passive holdco covenant (to the extent applicable in post-emergence structure)] REPORTING Usual and customary for a facility of this type including, but not limited to: REQUIREMENTS  Third party prepared year-end reserve report to be delivered by March 1st and internal prepared reserve report to be delivered by September 1st each year  Year-end audited consolidated financial statements to be provided within 120 days of fiscal year-end  Quarterly unaudited consolidated financial statements to be prepared within 60 days of quarter-end, commencing with the first full fiscal quarter ending after the Effective Date  12 month cash flow and capex forecast to be delivered at each redetermination CONDITIONS Usual and customary for a facility of this type including, but not limited to: PRECEDENT  Minimum availability under the conforming borrowing base of not less than $10 million  Minimum liquidity of not less than $20 million (with “Liquidity” being defined to include unrestricted cash on hand plus availability of conforming borrowing base)  Receipt of prepared third party reserve report as of December 31, 2019  Receipt of final Gateway contract and completion of confirmatory diligence on PV10 impact and satisfactory review of all other material contracts, including: gathering, processing and transportation agreements  No material adverse effect exists  No default exists  Execution of credit documentation, delivery of customary opinions, insurance certificates, closing certificates and other customary deliverables Exhibit 2 – 4

 Delivery of all required collateral (subject to customary post-closing periods after use of commercially reasonable efforts to obtain by closing); delivery of PATRIOT Act information  Entry of confirmation order confirming the prepackaged Chapter 11 plan of the Company (the “Plan”) consistent in all material respects with the plan of reorganization contemplated by the Restructuring Support Agreement entered into with the Company on or prior to the petition date and occurrence of the “Effective Date” of the Plan VOTING RIGHTS  Borrowing base increases: 100%  Borrowing base reductions / reaffirmation: 66 2/3% (the “Required Lenders”)  Simple amendments: 50% OTHER  Reflect private company status of the Borrower  Reflect EIG as majority equityholder  Remove preferred equity and second lien concepts  Reflect customary permitted tax distributions if the [Borrower] is a flow-through entity for U.S. federal income tax purposes UPFRONT FEES PAID 50 bps (12.5 bps per annum) on allocated commitments TO MARKET OTHER FEES Such other fees to be agreed with the Administrative Agent Exhibit 2 – 5

EXHIBIT B FORM OF JOINDER AGREEMENT FOR CONSENTING CREDITORS 7KLV -RLQGHU $JUHHPHQW WR WKH 5HVWUXFWXULQJ 6XSSRUW $JUHHPHQW GDWHG DV RI >Ɣ@ DV amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Company, the holders of Claims and Interests (together with their respective successors and permitted assigns, the “Consenting Creditors” and each, a “Consenting Creditor”) is executed and delivered by _____________________________ (the “Joining Party”) as of _________ __, 2020. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement. 1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be deemed to be a “Consenting Creditor” and a “Party” for all purposes under the Agreement and with respect to any and all Claims and Interests held by such Joining Party. 2. Representations and Warranties. With respect to the aggregate principal amount of the Claims or Interests set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Creditors set forth in Section 7 of the Agreement to each other Party to the Agreement. 3. Governing Law. This Joinder Agreement is to be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without giving effect to the conflict of laws principles thereof. [Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. [CONSENTING CREDITOR] By: _____________________ Name: Title: Principal Amount of Revolving Credit Agreement Claims: $____________________ Principal Amount of Secured Noteholder Claims: $____________________ Principal Amount of TRA Claims: $____________________ Shares of equity in RRI: ____________________ Notice Address: [Signature Page for Joinder to Restructuring Support Agreement]

Exhibit C to the Disclosure Statement Financial Projections

  Financial Projections The Debtors believe that the Plan is feasible as required by section 1129(a)(11) of the Bankruptcy Code because confirmation of the Plan is not likely to be followed by liquidation, or the need for further reorganization, of the Debtors or any successor to the Debtors under the Plan. In connection with the planning and development of a plan of reorganization and for purposes of determining whether the Plan will satisfy this feasibility standard, the Debtors have analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. In connection with the Disclosure Statement, the Debtors’ senior management team (“Management”) prepared financial projections (the “Projections”) for the four months ending December 31, 2020 and fiscal years 2021 through 2024 (the “Projection Period”). The Projections are based on several assumptions made by Management with respect to the future performance of the Reorganized Debtors’ operations. THESE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR PREPARATION AND PRESENTATION OF PROSPECTIVE FINANCIAL INFORMATION. ALTHOUGH MANAGEMENT HAS PREPARED THE PROJECTIONS IN GOOD FAITH AND BELIEVES THE ASSUMPTIONS TO BE REASONABLE, THE DEBTORS AND THE REORGANIZED DEBTORS CAN PROVIDE NO ASSURANCE THAT SUCH ASSUMPTIONS WILL BE REALIZED. AS DESCRIBED IN DETAIL IN THE DISCLOSURE STATEMENT, A VARIETY OF RISK FACTORS COULD AFFECT THE REORGANIZED DEBTORS’ FINANCIAL RESULTS AND MUST BE CONSIDERED. ACCORDINGLY, ANY REVIEW OF THE PROJECTIONS SHOULD TAKE INTO ACCOUNT THE RISK FACTORS SET FORTH IN THE DISCLOSURE STATEMENT AND THE ASSUMPTIONS DESCRIBED HEREIN, INCLUDING ALL RELEVANT QUALIFICATIONS AND FOOTNOTES. General Assumptions A. Methodology Management developed a business plan for the Projection Period based on forecasted production estimates of the Debtors’ oil and gas reserves, estimated commodity pricing, and estimated future incurred operating, capital expenditure and overhead costs. B. Presentation The Projections are presented on a consolidated basis. C. Emergence Date Emergence from chapter 11 is assumed to occur on August 28, 2020 (the “Assumed Effective Date”). D. Operations These Projections incorporate the Debtors’ production estimates and planned revenue reflected in their forecasted capital plan for the Projection Period. The production estimates are based on Management’s best efforts to forecast the decline curves for their existing proved developed producing wells. The actual production from existing wells could vary considerably from the assumptions used to prepare the production forecast contained herein. Assumptions with Respect to the Financial Projections A. Production Oil and gas production volumes are estimates based on decline curves for existing producing wells during the Projection Period. B. Commodity Pricing Commodity pricing is based on futures prices for crude oil and natural gas traded on the New York Mercantile Exchange (“NYMEX”) as of June 15, 2020. Natural gas liquids (“NGLs”) price realizations equal to 26.5% of NYMEX pricing for crude oil, based primarily on historical differentials. June 15, 2020 NYMEX Strip Pricing Sept ‐ Dec Fiscal Year Ending December 31,  Commodity Type 2020 2021 2022 2023 2024 Crude Oil ‐ WTI ($ / Bbl) $38.26 $39.77 $41.53 $43.15 $44.68 Natural Gas ‐ HHUB ($ / MMBtu) $2.49 $2.62 $2.45 $2.39 $2.40 C. Operating Expenses Operating expenses, including Transportation & Lifting costs, are based on Management estimates. D. Production Taxes Production taxes include severance and ad valorem taxes, and the amounts are based on Management estimates of production volumes and related value, and future tax obligations. E. General and Administrative Costs (“G&A”) G&A is primarily comprised of personnel costs, retention program, rent, insurance, and corporate overhead necessary to manage the business and comply with regulatory requirements. The model assumes a $3.9 million in September 2020 associated with the termination of executive contracts. Projected G&A is assumed to be less than historical G&A as the forecast does not assume any additional drilling and completing of new wells during the Projection Period. F. Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) EBITDA is anticipated to decrease over the Projection Period primarily due to decreased production as the forecast does not assume any additional drilling and completing of new wells during the Projection Period.

  G. Capital Expenditures Workover and maintenance capital expenditures are projected to total $0.6 million from September 1, 2020 to December 31, 2020. The company does not expect to spend capital expenditures for drilling and completion activities from 2020E to 2024E. A monthly assumption of $150,000 a month is used to cover additional workover and maintenance capital expenditures from 2020E to 2024E. H. Cash Taxes Taxes during the entire Projection Period include Texas gross margin tax at statutory rates. Cash taxes included in the projections have not been confirmed by a licensed tax professional and do not constitute an exhaustive tax analysis performed on behalf of the Debtors. Any income tax liability of RRI or Reorganized RRI that arises prior to the Effective Date is not included herein, based on the assumption that any such amount will be paid or contributed by Tema pursuant to the terms of the Plan. I. Changes in Working Capital From September 1, 2020 to December 31, 2020, management projects negative cash impact of $2.7 million due to changes in working capital. From 2021E to 2024E, positive working capital is modeled to be $8.0 million. J. Capital Structure and Liquidity  The Projections assume loans under the Exit RBL Credit Agreement comprised of (a) a $180.0 million conforming RBL facility, with (i) an initial borrowing base of $200.0 million; and (ii) a rate of LIBOR plus 4.00%; and (b) a $35.0 million non-conforming RBL facility with a rate of LIBOR plus 6.00%.  The Projections further assume that approximately $180.0 million of borrowings under the Exit RBL Credit Agreement will be deemed to occur on the Assumed Effective Date, after giving effect to (a) approximately $140.0 million of cash payments to the ROC Revolving Credit Agreement, including payments on account of the Commodity Hedge Settlements; (b) financing fees under the new Exit RBL Credit Agreement; (c) payments of the remaining unpaid professional fees and expenses associated with the Debtors’ restructuring; and (d) other restructuring-related expenses.  Management expects to have approximately $30.1 million of liquidity August 31, 2020, including $10.1 million of balance sheet cash.

  2020 2021 2022 2023 2024 4 Months EndedFYFYFYFY (In Thousands) 12/31/2020 12/31/2021 12/31/2022 12/31/2023 12/31/2024 Net Revenue $               50,937 $             120,514 $               91,892 $               76,430 $               66,437 Less: Operating Expenses                 (12,802)                 (30,015)                 (21,785)                 (18,740)                 (17,057) Less: Production Taxes                    (3,001)                    (7,085)                    (5,387)                    (4,476)                    (3,895) Less: General & Adminstrative Expenses                    (9,821)                 (10,838)                 (10,114)                    (9,914)                    (9,714) EBITDAX $               25,314 $               72,576 $               54,606 $               43,300 $               35,771 Less: Cash Taxes (1)                       (267)                       (633)                       (482)                       (401)                       (349) Less: Capital Expenditures                       (600)                    (1,800)                    (1,800)                    (1,800)                    (1,800) Less: Changes in Working Capital                    (2,688)                     2,500                     2,050                     1,821                     1,610 Unlevered Free Cash Flows $               21,758 $               72,643 $               54,374 $               42,920 $               35,233 Less: Cash Interest, incl. Gain / (Loss) on Int. Rate Der iv at iv                    (4,167)                    (9,890)                    (6,189)                    (2,780)                    (1,182) Cash Flow post Interest Expense$                17,592 $               62,752 $               48,186 $               40,140 $               34,051 DIP Proceeds                              ‐                               ‐                              ‐                              ‐                              ‐ Plus / (Less): Conforming RBL Dr aw  / (Paydown)                              ‐                 (61,537)                 (37,056)                 (40,140)                 (34,051) Plus: Non‐conforming RBL Dr aw  / (Paydown)                              ‐                 (23,871)                 (11,129)                         ‐                         ‐ Ending Cash Balance (2)                   27,656                     5,000                     5,000                     5,000                     5,000 Adjusted LTM EBITDAX (3) $             202,144 $               72,576 $               54,606 $               43,300 $               35,771 Current Assets                   47,740                   19,952                   17,723                   16,405                   15,501 Current Liabilities                   11,580                     7,799                     6,473                     5,826                     5,384 Conforming RBL Balance                180,000                118,463                   81,406                   41,266                     7,216 Non‐Conforming RBL                   35,000                   11,129                          ‐                          ‐                          ‐ Total Debt                215,000                129,592                   81,406                   41,266                     7,216 Net Debt                187,344                124,592                   76,406                   36,266                     2,216 Key Credit Metrics: Leverage Ratio (Net Deb t /  EBITDA) 0.9x 1.7x 1.4x 0.8x 0.1x Current Ratio with BB Availability 5.8x 13.0x 21.1x 30.1x 38.7x Current Ratio without BB Availability 4.1x 2.6x 2.7x 2.8x 2.9x Notes: (1) Forecasted period assumes .75% margin tax on 70% of revenues. (2) Assumes $5.0 million of minimum cash balance starting 1/1/2021. (3) EBITDAX adds back non‐recurring items and restructuring expenses.

Exhibit D to the Disclosure Statement Valuation Analysis 4835-9349-3700

  Valuation Analysis 1) Estimated Enterprise Valuation of the Reorganized Debtors THE VALUATION INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THIS VALUATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION AS REQUIRED BY SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST OR INTERESTS IN THE DEBTOR. Solely for purposes of the Joint Prepackaged Chapter 11 Plan of Reorganization of Rosehill Resources Inc., et al. (the “Plan”) and the Disclosure Statement for Joint P r e p a c k a g e d Chapter 11 Plan of Reorganization of Rosehill Resources Inc., et al.(the “Disclosure Statement”), Jefferies LLC (“Jefferies”), as investment banker and financial advisor to the Debtors, has estimated the total enterprise value (the “Total Enterprise Value”) and implied equity value (the “Equity Value”) of the Reorganized Debtors on a going concern basis and pro forma for the transactions contemplated by the Plan. In preparing the estimates set forth below, Jefferies has relied upon the accuracy, completeness, and fairness of financial and other information furnished by the Debtors. Jefferies did not attempt to independently audit or verify such information, nor did it perform an independent appraisal of the assets or liabilities of the Reorganized Debtors. The valuation information set forth in this section represents a valuation of the Reorganized Debtors based on the application of standard valuation techniques. The estimated values set forth in this section:  do not purport to constitute an appraisal of the assets of the Reorganized Debtors;  do not constitute an opinion on the terms and provisions or fairness from a financial point of view to any person of the consideration to be received by such person under the Plan;  do not constitute a recommendation to any Holder of Allowed Claims or Interests as to how such person should vote or otherwise act with respect to the Plan; and  do not necessarily reflect the actual market value that might be realized through a sale or liquidation of the Reorganized Debtors. 4835-9349-3700

  In estimating the Total Enterprise Value of the Debtors, Jefferies consulted with the Debtors’ senior management team to discuss the Debtors’ operations and future prospects and reviewed the Debtors’ historical financial information, certain of the Debtors’ internal financial and operating data, including the Debtors’ reserve report, and the Financial Projections (as defined below). The Debtor’s financial projections for the Reorganized Debtors are attached as Exhibit C to the Disclosure Statement (the “Financial Projections”). The estimated values set forth herein assume that the Reorganized Debtors will achieve their Financial Projections in all material respects. Jefferies has relied on the Debtors’ representation and warranty that the Financial Projections (a) have been prepared in good faith; (b) are based on fully disclosed assumptions, which, in light of the circumstances under which they were made, are reasonable; (c) reflect the Debtors’ best currently available estimates; and (d) reflect the good faith judgments of the Debtors. Jefferies does not offer an opinion as to the attainability of the Financial Projections. As disclosed in the Disclosure Statement, the future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors and Jefferies, and consequently are inherently difficult to project. This report contemplates facts and conditions known and existing as of July 21, 2020. Events and conditions subsequent to this date, including updated projections, as well as other factors, could have a substantial effect upon the Total Enterprise Value. Among other things, failure to consummate the Plan in a timely manner may have a materially negative effect on the Total Enterprise Value. For purposes of this valuation, Jefferies has assumed that no material changes that would affect value will occur between July 21, 2020 and the contemplated Effective Date of August 28, 2020. The following is a summary of analyses performed by Jefferies to arrive at its recommended range of estimates Total Enterprise Value of the Reorganized Debtors. A. Net Asset Value The value of the Debtors’ proved oil and gas reserves were estimated using a net asset value (“NAV”) analysis. The NAV analysis estimates the value of the business by calculating the sum of the present value of future cash flows generated by the Debtors’ internal reserves projections. Under this methodology, various risk-adjusted discount rates ( “RADRs”) and reserve adjustment factors ( “ R A F s ” ) are applied to future cash flows from the Debtors’ internal reserve projections depending on reserve category based on guidance from The Society of Petroleum Evaluation Engineers, 38th Annual Survey of Parameters Used in Property Evaluation dated June 2019. RADRs a nd RAFs , as well as other risking methodologies, are utilized to reflect the inherent risks involved in the development of oil and gas reserves and the ultimate profitability of those 4835-9349-3700   3

  activities. In projecting the Debtors’ cash flows from the undrilled acreage, Jefferies utilized the (a) Debtors’ internal type curves, (b) Debtors’ internal capital expenditures assumptions, and (c) Debtors’ internal inventory of wells. The Total Enterprise Value of the Reorganized Debtors is then calculated by adjusting the aggregate risk adjusted cash flows for the present value of future general & administrative costs, the present value of future taxes, and the value of other assets and liabilities not reflected in the reserve report (i.e. infrastructure capital expenditures and hedges). Jefferies did not adjust the Debtor’s reserve report for any production or potential positive or negative reserve adjustments which may have occurred since July 21, 2020 through the Effective Date. B. Comparable Company Analysis The comparable company analysis estimates the value of a company based on a relative comparison with other publicly traded companies with similar operating and financial characteristics. Under this methodology, the enterprise value for each selected public company is determined by examining the trading prices for the equity securities of such company in the public markets and adding the outstanding net debt for such company. Such enterprise values are commonly expressed as multiples of various measures of operating and asset metrics such as EBITDA, production, and proved reserves. In performing its comparable company analysis, Jefferies focused on EBITDA multiples, proved reserves, and production of the selected comparable companies to determine the Total Enterprise Value the Reorganized Debtors. The selection of public comparable companies for this purpose was based upon the assets, reserves, size and other characteristics of the comparable companies that were deemed relevant. 2) Total Enterprise Value and Implied Equity Value As a result of the analysis described herein, Jefferies estimated the Total Enterprise Value of the Reorganized Debtors to be approximately $286 million to $374 million, with a mid-point of $330 million. Based on assumed pro forma net debt of approximately $225 million as of an assumed Effective Date, the Total Enterprise Value implies an Equity Value range of $61 to $149 million, with a midpoint of $105 million. The estimate of Total Enterprise Value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein depending on the results of the Debtors’ operations or changes in the financial markets. Additionally, these estimates of value represent hypothetical enterprise and equity values of the Reorganized Debtors as the continuing operator of their businesses and assets, and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. Such estimates were developed solely for purposes of formulation of the Plan and analysis of implied relative recoveries to creditors thereunder. The value of an operating business such as the Debtors’ businesses is subject to uncertainties and contingencies that are difficult to predict and will 4835-9349-3700   3

  fluctuate with changes in factors affecting the financial condition and prospects of such businesses. Jefferies’ estimated valuation range of the Reorganized Debtors does not constitute a recommendation to any holder of Allowed Claims or Interests as to how such person should vote or otherwise act with respect to the Plan. The estimated value of the Reorganized Debtors set forth herein does not constitute an opinion as to the fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan. Because valuation estimates are inherently subject to uncertainties, none of the Debtors, Jefferies or any other person assumes responsibility for their accuracy or any differences between the estimated valuation ranges herein and any actual outcome. THE VALUATION ANALYSIS IN THIS EXHIBIT D REFLECTS WORK PERFORMED BY JEFFERIES ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF THE DEBTORS AVAILABLE TO JEFFERIES AS OF JULY 21, 2020. JEFFERIES IS NOT MAKING ANY ASSESSMENT REGARDING THE IMPACT OR ECONOMIC EFFECTS OF THE COVID-19 VIRUS, INCLUDING WITH RESPECT TO THE POTENTIAL IMPACT OR EFFECTS ON THE FUTURE FINANCIAL PERFORMANCE OF THE REORGANIZED DEBTORS. SUBSEQUENT DEVELOPMENTS, INCLUDING, WITHOUT LIMITATION, IN RELATION TO COVID-19, MAY AFFECT THE PROJECTIONS AND OTHER INFORMATION THAT JEFFERIES UTILIZED IN THE VALUATION ANALYSIS. JEFFERIES ASSUMES NO RESPONSIBILITY FOR UPDATING OR REVISING THE VALUATION ANALYSIS BASED ON CIRCUMSTANCES OR EVENTS AFTER THE DATE HEREOF AND DOES NOT INTEND TO DO SO. JEFFERIES ASSUMED THAT THE PROJECTIONS WERE REASONABLY PREPARED IN GOOD FAITH AND ON A BASIS REFLECTING THE DEBTORS' BEST ESTIMATES AND JUDGMENTS AS TO THE FUTURE OPERATING AND FINANCIAL PERFORMANCE OF THE REORGANIZED DEBTORS. THE VALUATION ANALYSIS ASSUMED THAT THE ACTUAL PERFORMANCE OF THE REORGANIZED DEBTORS WILL CORRESPOND TO THE PROJECTIONS IN ALL MATERIAL RESPECTS. IF THE BUSINESS PERFORMS AT LEVELS BELOW OR ABOVE THOSE SET FORTH IN THE PROJECTIONS, SUCH PERFORMANCE MAY HAVE A MATERIALLY NEGATIVE OR POSITIVE IMPACT, RESPECTIVELY, ON THE VALUATION ANALYSIS AND ESTIMATED POTENTIAL RANGES OF ENTERPRISE VALUE AND EQUITY VALUE THEREIN. JEFFERIES DID NOT INDEPENDENTLY VERIFY THE PROJECTIONS OR OTHER INFORMATION THAT JEFFERIES USED IN THE VALUATION ANALYSIS, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF THE DEBTORS WERE SOUGHT OR OBTAINED IN CONNECTION THEREWITH. THE VALUATION ANALYSIS WAS 4835-9349-3700DEVELOPED SOLELY FOR PURPOSES OF THE PLAN AND THE ANALYSIS OF   4

  POTENTIAL RELATIVE RECOVERIES TO CREDITORS THEREUNDER. THE VALUATION ANALYSIS REFLECTS THE APPLICATION OF VARIOUS VALUATION TECHNIQUES, DOES NOT PURPORT TO BE AN OPINION AND DOES NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES, OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED OR ASSETS TO BE SOLD PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH IN THE VALUATION ANALYSIS. THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES, WHICH ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE VALUATION ANALYSIS IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE DEBTORS, JEFFERIES NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE POTENTIAL VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL AND COMMODITY MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, THE POTENTIALLY DILUTIVE IMPACT OF CERTAIN EVENTS, INCLUDING THE ISSUANCE OF EQUITY SECURITIES UPON THE EXERCISE OF WARRANTS OR PURSUANT TO ANY EMPLOYEE INCENTIVE COMPENSATION PLAN, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF SECURITIES. JEFFERIES IS ACTING AS INVESTMENT BANKER TO THE DEBTORS, AND HAS NOT BEEN, WILL NOT BE RESPONSIBLE FOR AND WILL NOT PROVIDE ANY TAX, ACCOUNTING, ACTUARIAL, LEGAL OR OTHER SPECIALIST ADVICE. THE SUMMARY SET FORTH IN THIS EXHIBIT D DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE VALUATION ANALYSIS PERFORMED BY JEFFERIES. THE PREPARATION OF A VALUATION ANALYSIS INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ANALYSIS IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION. THE VALUATION ANALYSIS PERFORMED BY JEFFERIES IS NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE DESCRIBED HEREIN. 4835-9349-3700   4

Exhibit E to the Disclosure Statement Liquidation Analysis

Page 1 of 8 LIQUIDATION ANALYSIS Under the “best interests” of creditors test set forth in section 1129(a)(7) of the Bankruptcy Code, the Court may not confirm a plan of reorganization unless the plan provides each holder of a claim or interest who does not otherwise vote in favor of the plan with property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date. To demonstrate that the proposed Plan satisfies this “best interests” of creditors test, the Debtors, with the assistance of their proposed restructuring advisor, Opportune LLP (“Opportune”), have prepared the following hypothetical liquidation analysis (the “Liquidation Analysis”), which is based upon certain assumptions discussed in the Disclosure Statement and in the accompanying notes to the Liquidation Analysis. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Joint Prepackaged Chapter 11 Plan of Reorganization for Rosehill Resources, Inc., et al. (the “Plan”). Statement of Limitations The determination of the costs of, and proceeds from, the hypothetical liquidation of the Debtors’ assets in a chapter 7 case is an uncertain process involving the extensive use of significant estimates and assumptions that, although considered reasonable by the Debtors based upon their business judgment and input from their advisors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors, their management and their advisors. Inevitably, some assumptions in the Liquidation Analysis would likely not materialize in an actual chapter 7 liquidation, and unanticipated events and circumstances could materially affect the ultimate results in a chapter 7 liquidation, including but not limited to the uncertainty of the currently volatile oil and gas pricing environment and additional macroeconomic pressures as a result of COVID-19. The Liquidation Analysis was prepared for the sole purpose of generating a reasonable good faith estimate of the proceeds that would be generated if the Debtors’ assets were liquidated in accordance with chapter 7 of the Bankruptcy Code. The Liquidation Analysis is not intended and should not be used for any other purpose. The underlying financial information in the Liquidation Analysis was not compiled or examined by independent accountants. NEITHER THE DEBTORS NOR THEIR ADVISORS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS WOULD OR WOULD NOT APPROXIMATE THE ESTIMATES AND ASSUMPTIONS REFLECTED IN THE LIQUIDATION ANALYSIS. ACTUAL RESULTS COULD VARY MATERIALLY. The recoveries shown do not contemplate a sale or sales of the Debtors’ assets on a going-concern basis, because the Debtors believe a going-concern sale is unlikely in a liquidation scenario. Although the Debtors make no assurances, it is possible that proceeds received from a going-concern sale(s) would be more than in the hypothetical chapter 7 liquidation, the costs associated with the sale(s) could be less, fewer claims could be asserted against the bankruptcy estates, and/or certain ordinary course claims could be assumed by the buyer(s). In preparing the Liquidation Analysis, the Debtors estimated Allowed Claims based upon a review of Claims listed on the Debtors’ financial statements. In addition, the Liquidation Analysis includes estimates for Claims not currently asserted in the Chapter 11 Cases, but which could be asserted and allowed in a chapter 7 liquidation, including unpaid chapter 11 Administrative Claims, and chapter 7 Administrative Claims such as wind down costs and chapter 7 trustee fees and tax liabilities. To date, the Court has not estimated or otherwise fixed the total amount of Allowed Claims used for purposes of preparing this Liquidation Analysis. Therefore, the Debtors’ estimate of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including determining the value of any distribution to be made on account of Allowed Claims and Interests under the Plan. NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS. THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSIS.

Page 2 of 8 Methodology The Liquidation Analysis has been prepared assuming that the Debtors’ chapter 11 cases are converted to chapter 7 cases on August 28, 2020 (the “Chapter 7 Conversion Date”). Except as otherwise noted herein, the Liquidation Analysis is based upon the unaudited consolidated balance sheets of the Debtors as of May 31, 2020. It is assumed that, on the Chapter 7 Conversion Date, the Court appoints a chapter 7 trustee (the “Trustee”) who would sell all of the Debtors’ major assets and distribute the cash proceeds, net of liquidation-related costs, to creditors in accordance with applicable bankruptcy law. Under section 704 of the Bankruptcy Code, a Trustee must, among other duties, collect and convert the property of the estate as expeditiously as possible (generally at distressed prices), considering the best interests of stakeholders. Value in liquidation is assumed to be driven by, among other things: (a) the accelerated time frame in which the business’ assets are marketed and sold; (b) negative partner and vendor reaction; (c) the loss of key personnel; (d) acceleration of security for decommissioning costs and/or liabilities associated with certain assets; and (e) the general forced nature of the sale. Global Notes & Assumptions 1. Basis of Liquidation – The Liquidation Analysis assumes the Debtors would be liquidated in a jointly administered but nonconsolidated basis. 2. Dependence on Unaudited Financial Statements – Proceeds available for recovery are based upon the unaudited consolidated financial statements of the Debtors as of May 31, 2020, unless otherwise noted. Cash balances have been rolled forward to the assumed Chapter 7 Conversion Date to account for expected cash flows from the Petition Date to the Chapter 7 Conversion Date. 3. Chapter 7 Liquidation Costs & Length of Liquidation Process – The Debtors have assumed that liquidation would take approximately three to six months in order to pursue orderly sales of substantially all the remaining oil and gas assets, monetize and collect receivables as well as other assets on the balance sheet, and otherwise administer and close the estates. While a three- to six-month liquidation process may be reasonable given the nature of the Debtors’ assets, in an actual liquidation, the wind down process and time period(s) could vary significantly, thereby impacting recoveries. For example, the uncertain duration and potential outcomes of the process to liquidate and allow Claims, including priority, contingent, litigation, rejection, and other Claims could substantially impact both the timing and the amounts of the distributions of asset proceeds to creditors. Pursuant to section 726 of the Bankruptcy Code, the allowed administrative expenses incurred by the Trustee, including expenses associated with selling the Debtors' assets, would be entitled to payment in full prior to any distributions to Chapter 11 Administrative Claims, Professional Compensation Claims and Other Priority Claims outlined below, in each case subject to the Carve-Out (as defined in the Interim Order Under Sections 105(a), 361, 362, 363, 364, 503, and 507 of the Bankruptcy Code, Bankruptcy Rules 4001, 6003, 6004 and 9014, and the Complex Case Rules, (I) Authorizing the Debtors to (A) Obtain Postpetition Financing and (B) Utilize Cash Collateral, (II) Granting Adequate Protection to Prepetition Secured Parties, (III) Modifying the Automatic Stay, (IV) Scheduling a Final Hearing, and (V) Granting Related Relief . The estimates used in the Liquidation Analysis for these expenses include estimates for operational expenses and certain legal, accounting, and other professionals, as well as an assumed 3% fee payable to a Trustee based on the amount of liquidated assets. Subject to the Carve-Out, it is assumed that chapter 7 administrative and priority claims, post-chapter 7 conversion expenses and professional fees, and Trustee fees are entitled to payment in full prior to any distribution to holders of Claims (e.g., ROC Revolving Credit Agreement Claims, Other Secured Claims, etc.) as further identified within the analysis.

Page 3 of 8 4. Distribution of Net Proceeds – Trustee fees and other such Claims that may arise in a liquidation scenario, as well as any chapter 11 Administrative Claim amounts that are included in the Carve-Out, would be paid in full from the liquidation proceeds before the balance of those proceeds will be made available to pay any other Claims, including the ROC Revolving Credit Agreement Claims, ROC Secured Note Claims, DIP Claims, and any priority or other chapter 11 Claim amounts not subject to the Carve-Out. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, and no equity holder would receive any distribution until all creditors are paid in full. As it applies to the Debtors, because RRI does not have any cash or assets other than its equity in ROC, creditors of ROC must be paid in full before any distribution is made to any creditor of RRI. The assumed distributions to creditors as reflected in the Liquidation Analysis are estimated in accordance with the absolute priority rule. 5. Additional Claims – The cessation of business in a liquidation is likely to trigger certain Claims that otherwise would not exist under a Plan absent a liquidation. These types of administrative and priority Claims have not been accounted for in the Liquidation Analysis, but it is important to note these would need to be paid in full before any balance of liquidation proceeds would be available to pay General Unsecured Claims. Examples of these kinds of Claims include various potential employee Claims (for such items as severance or worker’s compensation), tax liabilities, Claims related to further rejection of unexpired leases and executory contracts, adequate protection claims, litigation claims, and other potential Allowed Claims. These additional Claims could be significant; some may be administrative expenses and others may be entitled to priority in payment over General Unsecured Claims. 6. Preference or Fraudulent Transfers – No recovery or related litigation costs have been attributed to any potential avoidance actions under the Bankruptcy Code, including potential preference or fraudulent transfer actions due to, among other issues, the costs of such litigation, the uncertainty of the outcome, and anticipated disputes regarding these matters. 7. Litigation Costs – Additional costs for potential litigation have not been incorporated in the Liquidation Analysis. 8. Diminution in Value Claims – This liquidation analysis does not consider any adequate protection claims that secured creditors could assert in a chapter 7 scenario on account of their collateral’s diminution in value.

Page 4 of 8 Conclusion The determination of hypothetical proceeds from this liquidation is a highly uncertain process involving the extensive use of estimates and assumptions, which, while considered reasonable by the Debtors and the Debtors’ advisors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors. This analysis was prepared prior to any deadline for filing Claims against the Debtors’ estates, and as such, the Debtors have not had an opportunity to fully evaluate potential Claims against the Debtors or to adjudicate such Claims before the Bankruptcy Court. Accordingly, the amount of the final Allowed Claims against the Debtors’ estates may differ from the Claim amounts used in this Liquidation Analysis. Additionally, asset values discussed herein may differ from those referred to in the Plan, which presumes the reorganization of the Debtors’ assets and liabilities under chapter 11 of the Bankruptcy Code. The estimated liquidation recoveries and proceeds waterfall are presented herein as the midpoint of each Debtor’s estimated recoveries. The Debtors have determined, based on the following analysis, that upon the Effective Date, the Plan will provide all creditors and equity holders with a recovery (if any) that is not less than what they would otherwise receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code, and therefore submit that the Plan satisfies the requirement of section 1129(a)(7) of the Bankruptcy Code. Recovery (%) Claim Plan Liquidation RRI Class 1A - RRI Other Priority Claims 100% 0% Class 2A - RRI Other Secured Claims 100% 0% Class 3A - RRI General Unsecured Claims 100% 0% Class 4A - TRA Claims 5% 0% Class 5A - RRI Intercompany Claims 0% 0% Class 6A - RRI Preferred Equity Interests 1% 0% Class 7A - RRI Common Equity Interests 0% 0% ROC Class 1B - ROC Other Priority Claims 100% 0% Class 2B - ROC Other Secured Claims 100% 100% Class 3B - ROC Revolving Credit Agreement Claims 100% 100% Class 4B - ROC Secured Note Claims 68% 8% to 50% Class 5B - ROC General Unsecured Claim 100% 0% Class 6B - ROC Intercompany Claims 0% 0% Class 7B - ROC Preferred Equity Interests 1% 0% Class 8B - ROC Common Equity Interests 0% 0%

Page 5 of 8 Rosehill Resources Inc. Liquidation Analysis - Consolidating Summary ($ in thousands) Aggregated Debtor Rosehill Operating Rosehill Entities Company, LLC. Resources, Inc. Estimated NBV Midpoint Midpoint Recovery - $ Notes August 28, 2020 Recovery % Gross Liquidation Proceeds: Cash and Cash Equivalents A $ 44,564 100.0% $ 44,564 $ 44,564 $ - Accounts Receivable B 7,045 89.7% to 96.8% 6 ,569 6,569 - Other Current Assets C 11,718 0.4% to 0.6% 5 7 57 - Oil & Gas Properties D n/a n/a 240,000 240,000 - Other Non-Current Assets E 4,871 27.7% to 34.5% 1 ,514 1,514 - Total Gross Liquidation Proceeds $ 292,705 $ 292,705 $ - Chapter 7 Liquidation Adjustments: Net Wind-Down Expenses F $ (7,770) $ (7,770) $ - Trustee Fees G (7,467) (7,467) - Trustee Legal & Financial Advisors H (6,101) (6,101) - Total Chapter 7 Liquidation Adjustments $ (21,339) $ (21,339) $ - Net Estimated Liquidation Proceeds Available for Distribution: $ 271,366 $ 271,366 $ - Aggregated Debtor Rosehill Operating Rosehill Entities Company, LLC. Resources, Inc. Claims Estimate Recovery % Midpoint Recovery - $ Notes Senior Chapter 11 Claims Carve-Out Claims I $ 1,000 100.0% $ 1,000 $ 1,000 $ - Other Secured Claims - Class 2A (RRI) & 2B (ROC) J 8,442 100.0% 8 ,442 8,442 - Total Senior Chapter 11 Claims $ 9,442 100.0% $ 9,442 $ 9,442 $ - Secured Claims Class 3B - ROC Revolving Credit Agreement Claims K $ 232,216 100.0% $ 232,216 $ 232,216 $ - Class 4B - ROC Secured Note Claims L 104,167 7.5% to 49.5% 2 9,707 29,707 - DIP Claims M 19,038 0.0% - - - Total Secured Claims $ 355,421 73.7% $ 261,924 $ 261,924 $ - Priority & Administrative Claims Other Priority Claims - Class 1A (RRI) & 1B (ROC) N $ - 0.0% $ - $ - $ - Priority Tax Claims O 7,030 0.0% - - - Administrative Claims P 10,537 0.0% - - - Total Priority & Administrative Claims $ 17,568 0.0% $ - $ - $ - Unsecured Claims Class 5B - ROC General Unsecured Claim Q $ 1,715 0.0% $ - $ - $ - Class 3A - RRI General Unsecured Claims Q - 0.0% - - - Class 4A - TRA Claims R 89,258 0.0% - - - Total Unsecured Claims $ 90,973 0.0% $ - $ - $ - Other Claims & Interests Intercompany Claims - Class 5A (RRI) & 6B (ROC) S $ - 0.0% $ - $ - $ - Preferred Equity Interests - Class 6A (RRI) & 7B (ROC) T - 0.0% - - - Common Equity Interests - Class 7A (RRI) & 8B (ROC) U - 0.0% - - - Total Other Claims & Interests $ - 0.0% $ - $ - $ - Total Estimated Claims & Recoveries $ 473,404 56.4% to 66.5% $ 271,366 $ 271,366 $ -

Page 6 of 8 Specific Notes to the Liquidation Analysis Gross Liquidation Proceeds Except as noted herein, the Liquidation Analysis was developed using, among other things, the unaudited consolidated balance sheets for the Debtors as of May 31, 2020. Historical balance sheet amounts, unless otherwise noted herein, are intended to be proxies for actual balances on the date of a hypothetical liquidation. The percentages and recovery amounts are also based on each entity on a standalone basis. These percentages are based on Opportune’ s experience in conjunction with benchmarking of similar cases and other factors such as the nature of the Company’s assets and current market conditions. A. Cash and Cash Equivalents Cash and Cash Equivalents consist of all bank accounts held by ROC, including deposit accounts and investment accounts. The pro forma balance of $44.6 million is based on ROC’s forecasted cash balance as of the Effective Date, which is expected to be fully recoverable. B. Accounts Receivable Accounts Receivable held by ROC include, among other things, $6.8 million in receivables related to the sales of oil and gas, $0.1 million due from joint interest billing (“JIB”) partners, and approximately $0.1 million in other receivables. Recovery of the oil and gas sales receivables was estimated at 90% to 97%, the JIB receivables at 85% to 90% and other receivables at 80% to 90%. The blended recovery rate for ROC’s Accounts Receivable was 90% to 97%. C. Other Current Assets Other Current Assets held by ROC include, among other things, $9.2 million of prepaid insurance, $2.3 million of other prepaids which includes bonuses, medical insurance office rent and certain software costs and $0.2 million of inventory warehouse stock consisting of casing and accessories, coil tubing, line pipe, and wellhead equipment and accessories. For purposes of the Liquidation Analysis, recovery of the warehouse stock was estimated at 20% to 30%, the prepaid balances and the other prepaids were assumed to have zero recoveries. The blended recovery rate for ROC’s Other Current Assets was 0% to 1%. D. Oil and Gas Properties Given the daily production and depletion of the oil and gas assets, it is expected that the Trustee will pursue a prudent, prompt, and broad marketing of the assets over a three- to six-month period , with the divestiture directed by a qualified investment bank or firm that specializes in managing oil and gas acquisitions and divestitures. It is also assumed that the Trustee will not incur additional risk or have access to capital necessary to continue development, drilling or completion of the oil and gas assets other than to the extent necessary to maintain material portions of value. The adjusted net book value of ROC’s oil and gas properties as of May 31, 2020 was approximately $399.5 million. The liquidation of ROC’s oil and natural gas properties would include both developed and undeveloped properties and would produce a sale value in the range of $220.0 million to $260.0 million based on the income approach (the discounted cash flow method) for developed properties and the market approach (recent leasing activity) for undeveloped properties. The income approach considered the reserve reports with an effective date of September 1, 2020, using the NYMEX strip as of June 15, 2020, for the commodity price forecast. Adjustments were made to the reserve report for risking, inflation, corporate general and administrative expense, and federal income taxes. The projected cash flows were discounted to present value based on a weighted average cost of capital estimated using guideline companies. The market approach considered recent leasing activity by applying certain metrics such as a price per acre multiple to ROC’s undeveloped acreage.

Page 7 of 8 It is important to note that value ranges for the oil and natural gas properties above assume the sale of all assets in an orderly liquidation and do not consider a reduction in value that would exist because of execution risk and the reasonable possibility that not all assets may be sold in a three- to six- month period. It is not possible to quantify the impact of such items with a high degree of certainty. E. Other Non-Current Assets Other Non-Current Assets held by ROC include, among other things, $1.6 million land and buildings, $1.4 million of equipment including machinery, office/computer and other equipment, $0.5 million of vehicles, and $1.4 million of other prepayments on certain saltwater disposal obligations. For purposes of the Liquidation Analysis, recovery of the land and buildings was estimated at 50% to 60%, the vehicles at 50% to 60%, the equipment at 22% to 31% and other prepayments were assumed to have zero recovery. The blended recovery rate for ROC’s Other Non-Current Assets was 28% to 35%. Liquidation Adjustments F. Net Wind-Down Expenses The Liquidation Analysis assumes the chapter 7 liquidation process will take three to six months to complete and that certain limited functions would be required during the liquidation process to effectuate sales of the assets and the orderly wind-down of the business. Examples of costs incurred during a chapter 7 liquidation would include, but are not limited to, expenses associated with salary and hourly compensation, retention, or bonus programs to maintain key personnel, and costs associated with the usage of the corporate and field offices. This Liquidation Analysis includes the cost of an employee retention program equal to 25% of total employee compensation. As discussed above, the liquidation valuation of the oil and gas reserves includes corporate payroll and general and administrative costs that a market participant may consider when valuing these assets. The Liquidation Adjustments include an incremental amount of corporate payroll and general & administrative costs that reflect the Debtors’ expected cost structure during the liquidation period. Additionally, the Liquidation Adjustments include amounts for the Debtor’s suspended royalties which have been presented as an adjustment to the purchase price of oil and gas properties within net wind-down expenses. G. Trustee Fees Compensation for the Trustee would be based on fee guidelines in section 326(a) of the Bankruptcy Code. The Debtors have estimated Trustee fees based on the fee guidelines as provided by the U.S. Trustee. H. Trustee Legal & Financial Advisors Compensation for the Trustee’s professionals (counsel and other legal, financial, and professional services) during the chapter 7 case is estimated to be 2% to 3% of total liquidation proceeds, excluding cash. Claims I. Carve-Out Claims Carve-Out Claims at ROC represent $1.0 million of accrued and unpaid professional fees owed to professionals retained by the Debtors which were projected to receive 100% recovery. J. Class 2A & 2B – Other Secured Claims The Debtors estimate there would be approximately $8.4 million of Class 2B – ROC Other Secured Claims outstanding include accrued and unpaid capital expenditures and lease operating expenses that, if unpaid at the Conversion Date, could become subject to mechanic’s and materialman’s liens. The Liquidation Analysis projects a recovery rate of approximately 100%.

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K. Class 3B – ROC Revolving Credit Agreement Claims

The Debtors estimate there would be approximately $226.8 million of Class 3B – ROC Revolving Credit Agreement Claims outstanding related to principal and interest and approximately $5.4 million of interest rate swaps. The Liquidation Analysis projects a recovery rate of 100%.

L. Class 4B – ROC Secured Note Claims

The Debtors estimate there would be approximately $104.2 million of Class 4B – ROC Secured Note Claims outstanding related to principal and interest. The Liquidation Analysis projects a recovery rate of approximately 7.5% to 49.5%.

M. DIP Claims

The Debtors estimate there would be approximately $19.0 million of principal, interest and fees related to DIP Claims with a projected recovery rate of zero.

N. Class 1A & 1B – Other Priority Claims

The Debtors estimate there will be no Class 1A or 1B – Other Priority Claims as of the Conversion Date. The Liquidation Analysis projects a recovery rate of zero for Other Priority Claims.

O. Priority Tax Claims

Priority Tax Claims at ROC represent approximately $1.8 million of certain production and ad-valorem taxes. The Liquidation Analysis projects a recovery rate of zero for ROC's Priority Tax Claims.

Priority Tax Claims at RRI represent an estimate of approximately $5.2 million of federal and state income tax liabilities primarily associated with income from the monetization of ROC's prepetition commodity hedging arrangements pursuant to the Restructuring Support Agreement and Texas gross margin tax at statutory rates. RRI's Priority Tax Claims are projected to receive zero recovery.

P. Administrative Claims

Administrative Claims at ROC represent approximately $10.5 million of outstanding professional fees, accounts payable, general and administrative expenses and accrued employee obligations. Administrative Claims are projected to receive zero recovery.

Q. Class 3A & 5B – General Unsecured Claims

Class 5B – ROC General Unsecured Claims consist of other unsecured claims which include, among other things, approximately $1.7 million related to executory contracts and leases.

Class 3A and 5B – General Unsecured Claims are projected to receive zero recovery.

R. Class 4A – TRA Claims

The value of the TRA Claims is illustrative and based on the amount provided for under the Plan, which is calculated based on the occurrence of an "Early Termination" under that Tax Receivable Agreement dated as of April 27, 2017, by and between RRI and Tema Oil and Gas Company. Class 4A – TRA Claims are projected to receive zero recovery.

S. Class 5A & 6B – Intercompany Claims

Class 5A & 6B – Intercompany Claims consist of amounts the Debtors owe to other Debtors and affiliates and are projected to receive zero recovery.

T. Class 6A & 7B – Preferred Equity Interest

Class 6A & 7B – Preferred Equity Interests are projected to receive zero recovery.

U. Class 7A & 8B – Common Equity Interests

Class 7A & 8B – Common Equity Interests are projected to receive zero recovery.

Exhibit F to the Disclosure Statement Post-Effective Date Organizational Chart

RRI Series A Preferred Stock Holders
100% Reorganized RRI Stock
Reorganized RRI
Tema
9.16% New Rosehill IntermediateCo Units
90.84% New Rosehill IntermediateCo Units
EIG
New Rosehill IntermediateCo
83.84% Reorganized ROC Units
16.16% Reorganized ROC Units
Reorganized ROC
Borrower – Exit RBL Credit Agreement